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INDEX TO FINANCIAL STATEMENTS

Filed Pursuant to Rules 424(b)(4) and 424(b)(8)
Registration No. 333-203210

Prospectus

6,250,000 Shares

Community Healthcare Trust

Incorporated

Common Stock

        Community Healthcare Trust Incorporated is a fully-integrated healthcare real estate company that was recently organized to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers located in geographic areas primarily outside of urban centers. As a result of favorable demographic trends affecting the healthcare industry, continuing increases in healthcare spending and the continuing shift in the delivery of healthcare services to community-based outpatient facilities, we believe our target properties are essential for healthcare providers to serve their local markets. Our management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers, which we believe will provide us a competitive advantage in sourcing growth opportunities that produce attractive risk-adjusted returns.

        This is our initial public offering, and no public market currently exists for our common stock. We are offering 6,250,000 shares of our common stock to be sold in this offering. Our common stock has been approved for listing on the New York Stock Exchange, or the NYSE, under the symbol "CHCT". Timothy G. Wallace, our Chairman, Chief Executive Officer and President, has committed to purchase $2,000,000 in shares of our common stock in a private placement at a price per share equal to the initial public offering price. Additionally, certain of our officers and director nominees have agreed to purchase an aggregate of $350,000 in shares of our common stock in private placements at the same price. We collectively refer to these private placements in this prospectus as the concurrent private placements. These concurrent private placements are expected to close on the same day as this offering and are contingent upon completion of this offering. This offering is not contingent upon the closing of the concurrent private placements.

        We intend to elect to be taxed and to operate in a manner that will allow us to qualify as REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015. To assist us in qualifying and maintaining our qualification as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value of the outstanding shares of our capital stock and 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. See "Description of Capital Stock—Restrictions on Ownership and Transfer."

        We are an "emerging growth company" under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 19 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$19.00	$118,750,000

Underwriting discounts and commissions(1)	$1.33	$8,312,500

Proceeds, before expenses, to us	$17.67	$110,437,500

(1)
See "Underwriting" for additional disclosure regarding the underwriting discounts and commissions and other expenses payable to the underwriters by us.

        We have granted the underwriters the option to purchase up to an additional 937,500 shares from us at the initial public offering price less the underwriting discount.

        Delivery of the shares of common stock in book-entry form will be made on or about May 27, 2015.

Sandler O'Neill + Partners, L.P.	Evercore ISI	SunTrust Robinson Humphrey
Janney Montgomery Scott	Oppenheimer & Co.	BB&T Capital Markets

Prospectus dated May 20, 2015

Community Healthcare Trust

Incorporated

Adventist Behavioral Health, Cambridge, Maryland

Dahlonega Medical Mall, Dahlonega, Georgia

Cypress Medical Center, Wichita, Kansas

Prairie Star Medical Facility I, Shawnee, Kansas

        You should rely only upon the information contained in this prospectus and any free writing prospectus provided or approved by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Industry and Market Data

        We use industry forecasts and projections and market data throughout this prospectus, including data from publicly available sources and industry publications. Our forecasts and projections are based on industry surveys and the preparers' experience in the industry and there can be no assurance that any of our projections will be achieved. We believe that the surveys and market research others have performed are reliable, but we have not independently verified this information and the accuracy and completeness of the information are not guaranteed. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those described under the heading "Risk Factors" in this prospectus.

i

 PROSPECTUS SUMMARY

        This summary highlights key aspects of this offering which are contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including the more detailed information set forth under the caption "Risk Factors," the historical and pro forma financial statements, including the related notes thereto, appearing elsewhere in this prospectus, and any free writing prospectus provided or approved by us.

        Unless the context otherwise requires or indicates, references in this prospectus to "we," "us," "our," "the Company," "our company," and "Community Healthcare Trust" refer to Community Healthcare Trust Incorporated, a Maryland corporation recently organized to qualify as a REIT for U.S. federal income tax purposes, together with its consolidated subsidiaries, including Community Healthcare OP, LP, a Delaware limited partnership, or our operating partnership of which we are the sole general partner and own 100% of its interests. Additionally, references in this prospectus to the "Initial Properties" refer to the 35 properties in Non-Urban areas identified in this prospectus under the caption "Our Business—Initial Properties" that the Company has entered into written agreements to acquire with the net proceeds of this offering. We define "Non-Urban" areas as, collectively, suburban areas, exurban areas (areas adjoining metropolitan statistical areas) and micropolitan areas (areas with populations of 10,000 to 50,000 that do not directly border larger urban areas).

        Unless the context otherwise requires or indicates, the information set forth in this prospectus assumes that (i) the acquisitions of the Initial Properties described in detail elsewhere in this prospectus have been completed, (ii) the underwriters' option to acquire additional shares of our common stock is not exercised, and (iii) the concurrent private placements have closed.

Overview

        We are a fully-integrated healthcare real estate company that was recently organized as a Maryland corporation to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers in Non-Urban markets. Our strategic focus is to invest in real estate that is diversified across healthcare provider, geography, facility type and industry segment. We believe that favorable demographic trends, continuing increases in healthcare spending and the continuing shift in the delivery of healthcare services to community-based outpatient facilities create attractive opportunities for us. We intend to focus on Non-Urban healthcare facilities because we believe these properties are essential to healthcare providers in their local markets and can generate more attractive risk-adjusted returns than similar facilities in urban markets. In addition, we believe our management team's extensive relationships with healthcare providers and owners of healthcare facilities will provide us with the opportunity to acquire attractive Non-Urban healthcare facilities outside of a competitive bidding process. Furthermore, we believe there is significantly less competition from existing REITs and institutional buyers for these Non-Urban assets.

        Upon completion of this offering and the acquisition of our Initial Properties, we will own 35 properties comprised of an aggregate of approximately 623,000 leasable square feet located in 18 states. Our Initial Properties are leased by healthcare providers across a diverse range of both facility types and healthcare industry segments, including ambulatory surgery centers, behavioral facilities, dialysis clinics, medical office buildings, oncology centers, and physician clinics. As of March 31, 2015, the Initial Properties were approximately 94% leased to 69 separate tenants. We believe our staggered lease maturity schedule and active asset management will optimize the value of our portfolio by consistently achieving market rental rates in new leases when the existing leases expire.

        Substantially all of our revenues will be derived from net leases pursuant to which our tenants are generally responsible for substantially all of the operating expenses relating to the property, including real estate taxes, utilities, property insurance, routine maintenance and repairs and property management. We believe this net lease structure helps insulate us from increases in certain operating expenses and provides more predictable cash flow. The leases for our Initial Properties typically include rent escalation provisions designed to provide us with annual growth in our rental revenues. Tenants of our Initial Properties include many nationally recognized healthcare providers (or their affiliates), such as Adventist HealthCare, Inc., or Adventist, Hospital Corporation of America, or HCA, Fresenius Medical Care AG & Co., KGaA, or Fresenius, and AmSurg Corp., or AmSurg. Through these property investments and corresponding operating income, we seek to generate attractive risk-adjusted returns for our stockholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and the value of our shares of common stock.

        Our management team has between 22 and 33 years of healthcare, real estate and public REIT management experience and has long-established relationships with a wide range of healthcare providers. We believe these relationships provide us a competitive advantage in sourcing growth opportunities that produce attractive risk-adjusted returns.

        During the initial terms of their respective employment agreements, all of our officers have elected to take 100% of their salary, bonus and long-term incentive compensation in the form of restricted stock, subject to an eight-year cliff-vesting period, which we believe creates a significant alignment of interest between management and our stockholders. In addition, Mr. Wallace, our Chairman, Chief Executive Officer and President, has committed to buy $2,000,000 in shares of our common stock and certain of our officers and director nominees have committed to purchase $350,000 in shares of our common stock in concurrent private placements at the same price offered to the public pursuant to this prospectus, which we believe further aligns our management's interests with our stockholders. Finally, we have adopted stock ownership guidelines that require our officers and directors to continuously own an amount of our common stock based upon a multiple of such officer's annual base salary or such director's annual retainer, as applicable.

        We intend to elect to be taxed and to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015.

Competitive Strengths

        We believe our management team's significant healthcare, real estate and public REIT management experience distinguishes us from other REITs and real estate operators, both public and private. Specifically, our company's competitive strengths include, among others:

  •
  Strong, Diversified Initial Portfolio.  Upon completion of this offering and the acquisition of the Initial Properties, we will own 35 properties that are 94% leased, located in 18 states, leased by 69 separate tenants and comprised of six different healthcare facility types. Our focus is on investing in properties where we can develop strategic alliances with financially sound healthcare providers that offer need-based healthcare services in our target markets. Our tenant base includes many nationally recognized healthcare providers (or their affiliates), such as Adventist, HCA, Fresenius and AmSurg. We have structured, and intend to maintain, our property portfolio with significant diversification with respect to healthcare provider, industry segment, facility type and geography.

  •
  Attractive and Disciplined Investment Focus.  We intend to focus on acquiring Non-Urban healthcare facilities in off-market or lightly marketed transactions at purchase prices of approximately $10 million or less. We believe there is significantly less competition from existing REITs and institutional buyers for these Non-Urban assets than for comparable urban assets, thereby increasing the potential for more attractive risk-adjusted returns. In addition, we believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than many other types of commercial real estate due to favorable demographic trends and the need-based rise in healthcare expenditures, even during economic downturns.

  •
  Extensive Relationships with Healthcare Providers, Intermediaries and Property Owners.  We believe that our management team has a strong reputation among, and a deep understanding of the real estate needs of, healthcare providers in our target markets. For example, AmSurg, a nationally recognized leader in the development, management and operation of outpatient surgery centers, has designated us as one of its two strategic partners to acquire real estate owned by physicians that are partners in surgery centers AmSurg operates. We believe that this strategic relationship demonstrates our ability to meet the needs of healthcare providers by structuring transactions that are mutually advantageous to sellers, our tenants and us. We believe this ability will lead to strategic acquisition opportunities, which will, in turn, produce attractive risk-adjusted returns. The Initial Properties were sourced through industry relationships and negotiated directly with the sellers. None of our Initial Properties were acquired pursuant to "calls for offers" or other auction style bidding situations. We believe our relationships will provide us with additional off-market or lightly marketed acquisition opportunities, thus providing us the opportunity to continue to purchase assets outside a competitive bidding process.

  •
  Experienced Management Team.  Each of the members of our management team has between 22 and 33 years of healthcare, real estate and/or public REIT management experience. Led by Timothy G. Wallace, our Chairman, Chief Executive Officer and President, W. Page Barnes, our Executive Vice President and Chief Financial Officer, and Leigh Ann Stach, our Vice President—Financial Reporting and Chief Accounting Officer, our management team has significant experience in acquiring, owning, operating and managing healthcare facilities and providing full service real estate solutions for the healthcare industry. Prior to founding our company, Mr. Wallace was a co-founder and Executive Vice President of Healthcare Realty Trust (NYSE: HR). Between the initial public offering of HR in 1993 and his departure from HR in 2002, Mr. Wallace was integral in helping to grow HR to over $2 billion in assets. Mr. Barnes has held executive positions with acute care and behavioral hospital companies and directed healthcare lending for AmSouth Bank. Ms. Stach has experience in public healthcare REIT accounting and financial reporting.

  •
  Growth Oriented Capital Structure.  We anticipate that, upon completion of this offering, none of our properties will have mortgages and we will have no corporate debt outstanding. However, in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties, we intend to borrow under the revolving credit facility in the amount of any shortfall in the net proceeds. Furthermore, concurrently with or shortly after the completion of this offering, we expect to obtain a credit facility, which we refer to as the anticipated credit facility, with a borrowing capacity of up to approximately $75.0 million. We may also use limited partnership interests, or OP units, in Community Healthcare OP, LP, our operating partnership, as currency to acquire additional properties from owners seeking to defer their potential taxable gain and diversify their holdings. We believe that the expected borrowing capacity under our anticipated credit facility, combined with our ability to use OP units as acquisition currency, will provide us with significant financial flexibility to make opportunistic investments and fund future growth.

  •
  Significant Alignment of Interests.  We have structured the compensation of our management team to closely align their interests with the interests of our stockholders. During the initial terms of their respective employment agreements, all of our officers have elected to take 100% of their salary, bonus and long-term incentive in the form of restricted stock that is subject to an eight-year cliff-vesting period. We believe that paying our management team solely with restricted stock that is subject to an eight-year cliff-vesting period effectively aligns the interests of our management team with those of our stockholders, creating significant incentives to maximize returns for our stockholders. In addition, concurrently with the completion of this offering, Mr. Wallace has committed to purchase $2,000,000 in shares of our common stock and certain of our officers and director nominees have committed to purchase an aggregate of $350,000 in shares of our common stock in concurrent private placements, in each case at a price per share equal to the initial public offering price, which we believe further aligns our management's interests with our stockholders. Finally, we have adopted stock ownership guidelines that require our officers and directors to continuously own an amount of our common stock based on a multiple of such officer's annual base salary or such director's annual retainer, as applicable.

Our Business Objectives and Strategies

        Our principal business objective is to provide attractive risk-adjusted returns to our stockholders through a combination of (i) sustainable and increasing rental income and cash flow that generates reliable, increasing dividends and (ii) potential long-term appreciation in the value of our properties and common stock. Our primary strategies to achieve our business objective are to invest in, own and proactively asset manage a diversified portfolio of healthcare properties, which we believe will drive reliable, increasing rental revenue and cash flow.

  Growth Strategy

        We anticipate being able to increase our current cash flow on the Initial Properties as leases mature. As of March 31, 2015, the Initial Properties were approximately 94% leased to 69 separate tenants with a weighted average remaining lease term for the portfolio of approximately 4.3 years. We believe our staggered lease maturity schedule and active asset management will optimize the value of our portfolio by consistently achieving market rental rates in new leases when the existing leases expire. Furthermore, in addition to having contractual rent escalation clauses in substantially all of our leases, our staggered lease maturity schedule increases the likelihood that we will consistently achieve market rental rates in new leases when the existing leases expire. In addition, we do not believe there is significant new supply growth or plans for the development of competitive facilities in our target markets. Thus, we believe this limited supply of competitive facilities in our target markets will increase the likelihood of significant tenant renewals.

        We intend to grow our portfolio of healthcare properties primarily through acquisitions of Non-Urban healthcare facilities that provide stable revenue growth and predictable long-term cash flows. We generally expect to focus on individual acquisition opportunities of $10 million or less in off-market or lightly marketed transactions and do not intend to participate in competitive bidding or auctions of properties. We believe that there are abundant opportunities to acquire attractive healthcare properties in our target markets either from third-party owners of existing healthcare facilities or directly with healthcare providers through sale-leaseback transactions. We believe there is significantly less competition for these Non-Urban assets from existing REITs and institutional buyers than for comparable assets in urban areas, thereby increasing the potential for attractive risk-adjusted returns. Furthermore, we may acquire healthcare properties on a non-cash basis in a tax efficient manner through the issuance of OP units as consideration for the transaction.

        We intend our investment portfolio to be diversified among healthcare facility type and segments such as ambulatory surgery centers, behavioral facilities, dialysis clinics, medical office buildings, oncology centers, and physician clinics, as well as being diverse both geographically and with respect to our tenant base. We seek to invest in properties where we can develop strategic alliances with financially sound healthcare providers that offer need-based healthcare services in our target markets.

        Our primary acquisition focus will be on the following types of healthcare facilities:

  •
  Ambulatory surgery centers:    Ambulatory surgery centers, also known as outpatient surgery centers, are freestanding healthcare facilities where surgical procedures not requiring an overnight hospital stay are performed. Procedures commonly performed include those related to dermatology, ear, nose and throat/audiology, pain, ophthalmology, orthopedics and sports health and urology.

  •
  Behavioral facilities:    Behavioral facilities are healthcare facilities that provide a range of clinical services for mental health and/or substance abuse diagnoses on an inpatient and/or outpatient basis. Behavioral health services provided may include assessment, treatment, individual medical evaluation and management (including medication management), individual and group therapy, behavioral health counseling, family therapy and psychological testing for recipients of all ages.

  •
  Dialysis clinics:    Dialysis clinics are healthcare facilities that furnish diagnostic, therapeutic and rehabilitative services required for the care of end stage renal disease dialysis patients.

  •
  Medical office buildings:    Medical office buildings are buildings occupied by healthcare providers and may be located near hospitals or other facilities where healthcare services are rendered or in close proximity to a population base. Medical office buildings can be leased by physicians, physician practice groups, hospitals, healthcare systems or other healthcare providers.

  •
  Oncology centers:    Oncology centers are healthcare facilities where one or more of the three primary oncology disciplines are provided to ambulatory patients. These three disciplines are medical oncology (the treatment of cancer with medicine, including chemotherapy), surgical oncology (the surgical aspects of cancer treatment, including biopsy, staging and surgical resection of tumors) and radiation oncology (the treatment of cancer with therapeutic radiation).

  •
  Physician clinics:    Physician clinics are freestanding healthcare facilities that are primarily devoted to the care of ambulatory patients, can be privately operated or publicly managed and funded, and typically provide primary healthcare needs of populations in local communities utilizing physicians and other healthcare providers.

        Our secondary acquisition focus will be on the following types of healthcare facilities:

  •
  Acute care hospitals:    Acute care hospitals are traditional medical and surgical hospitals providing both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities may act as feeder facilities to dedicated regional medical centers.

  •
  Assisted living facilities:    Assisted living facilities provide services that include minimal nursing assistance and minimal assistance for activities of daily living. Assisted living facilities typically are comprised of one and two bedroom suites equipped with private bathrooms and efficiency kitchens. Services bundled within one regular monthly fee usually include three meals per day in a central dining room, daily housekeeping, laundry, medical reminders and 24-hour availability of assistance with the activities of daily living, such as eating, dressing and bathing.

  •
  Post-acute care hospitals:    Post-acute care hospitals are healthcare facilities that offer restorative, rehabilitative and custodial care for people not requiring the more extensive and complex treatment available at acute care hospitals. Ancillary and sub-acute care services that are provided may include occupational, physical, speech, respiratory and intravenous therapy, wound care, oncology treatment, brain injury care and orthopedic therapy.

  •
  Skilled nursing facilities:    Skilled nursing facilities are inpatient healthcare facilities with the staff and equipment to provide long-term skilled nursing care, rehabilitation and other related health services to patients, typically elderly, who need nursing care, but do not require hospitalization.

  •
  Specialty hospitals:    Specialty hospitals are hospitals that focus and specialize in providing care for certain conditions and performing certain procedures, such as cardiovascular and orthopedic surgery.

        In connection with our review and consideration of healthcare real estate acquisition opportunities, we generally take into account a variety of considerations, including but not limited to:

  •
  whether the property will be leased to a financially-sound healthcare tenant;

  •
  the historical performance of the market and its future prospects;

  •
  property location, with an emphasis on proximity to a population base;

  •
  demand for healthcare related services and facilities;

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  current and future supply of competing properties;

  •
  occupancy and rental rates in the market;

  •
  population density and growth potential;

  •
  anticipated capital expenditures;

  •
  anticipated future acquisition opportunities; and

  •
  existing and potential competition from other healthcare real estate owners and tenants.

        We currently have no intention to invest in companies that provide healthcare services structured to comply with the REIT Investment Diversification and Empowerment Act of 2007, or RIDEA.

  Financing Strategy

        Upon completion of this offering, none of the Initial Properties will be subject to any mortgage financing. Additionally, we expect to have no outstanding corporate-level indebtedness upon completion of this offering. However, in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties, we intend to borrow under the revolving credit facility in the amount of any shortfall in the net proceeds. In the future, we may also incur fixed or floating rate indebtedness, including indebtedness secured by our properties. Concurrently with or shortly after the completion of this offering, we intend to obtain the anticipated credit facility in an amount up to approximately $75.0 million. We intend to use proceeds from the anticipated credit facility to finance the acquisition of the Initial Properties in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties and to consummate additional property acquisitions, as well as for general corporate purposes. As of the date of this prospectus, we have received a commitment letter from a lender for the anticipated credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Anticipated Credit Facility" for more detailed information concerning the terms of the commitment letter. However, there can be no assurance that we will enter into definitive documentation with regard to this facility on the terms set forth in the commitment letter or at all. Our present financing policy prohibits incurring debt (secured or unsecured) in excess of 40% of our total book capitalization.

Healthcare and Healthcare Real Estate Overview

        We believe the U.S. healthcare industry is poised to continue to grow due to favorable demographic trends, increasing healthcare expenditures, new and proposed government initiatives and changing patient preferences. Furthermore, we believe these factors are contributing to the increased need for healthcare providers to enhance the delivery of healthcare by, among other things, integrating real estate solutions that focus on more efficient, cost-effective and conveniently located patient care.

Specifically, we believe the factors and trends discussed below are creating an attractive environment in which to invest in healthcare properties.

Increases in U.S. Healthcare Spending

        According to the United States Department of Health and Human Services, or HHS, healthcare spending accounted for approximately 17.4% of U.S. gross domestic product, or GDP, in 2013. As illustrated in the graph below, national healthcare expenditures continue to rise, and are projected to grow from an estimated $2.9 trillion in 2013 to an estimated $4.3 trillion by 2020, representing an average annual rate of growth of approximately 5.6%, reaching a projected 18.4% of GDP in 2020. The anticipated continuing increase in demand for healthcare services, together with an increasingly complex and costly regulatory environment, changes in medical technology and reductions in government reimbursements, are expected to put increased pressure on healthcare providers to find cost effective solutions for their real estate needs.

Annual U.S. Healthcare Expenditures

Source: U.S. Census Bureau, Population Projections; CMS, National Health Expenditures 1970-2021

Aging Population

        The aging of the U.S. population has a direct effect on the demand for healthcare as older people, on average, utilize healthcare services at a rate well in excess of younger people. Thus, the aging population, driven by the baby boomer generation, and advances in medical technology and services that increase life expectancy are key drivers of the growth in healthcare expenditures.

        Over the next 25 years the U.S. population is expected to grow by approximately 18.0%. The rapidly growing senior citizen population in the U.S. is expected to result in substantially increased demand for healthcare services as the baby boomer generation ages and life expectancies lengthen. The U.S. Census Bureau estimates the total number of Americans aged 65 and older is expected to increase from approximately 43 million in 2012 to approximately 74 million by 2030, with the number of citizens aged 65 and older expected to grow at approximately five times the rate of the overall population by 2030. In addition, the 65 and older age group was approximately 14.0% of the U.S. population in 2012 and is projected to grow to nearly 21.0% by 2030 as is shown in the graph below.

 U.S. Aging Population

Source: Center for Medicare & Medicaid Services, U.S. Census Bureau, Population Division

Clinical Care Continues to Shift to Outpatient Facilities

        We believe the continued shift in the delivery of healthcare services to outpatient facilities will increase the need for smaller, more specialized and efficient hospitals and outpatient facilities that more effectively accommodate those services. As shown in the graph below, procedures traditionally performed in hospitals, such as certain types of surgery, are increasingly moving to outpatient facilities driven by advances in clinical science, shifting consumer preferences, limited or inefficient space in existing hospitals and lower costs in the outpatient environment. Additionally, studies by the American Hospital Association show that outpatient visits per thousand have grown approximately 58.0% from 1992 to 2012, whereas inpatient admissions per thousand have declined 10.0%. This continuing shift in the delivery of healthcare services to an outpatient environment increases the need for additional outpatient facilities and smaller, more specialized and efficient hospitals.

Inpatient Admissions	Outpatient Visits

Source: American Hospital Association

        We believe that healthcare is delivered more cost effectively and with higher patient satisfaction when it is provided on an outpatient basis. We believe the recently enacted Patient Protection and Affordable Care Act, or the Affordable Care Act, and healthcare market trends toward outpatient care will continue to push healthcare services out of larger, older, inefficient hospitals and into newer, more efficient and conveniently located outpatient facilities and smaller specialized hospitals. Increased specialization within the medical field is also driving demand for medical facilities that are purpose-built for particular specialties.

Increase in Insured Americans Through the Affordable Care Act

        The recently enacted Affordable Care Act represents a significant overhaul of many aspects of healthcare regulations and health insurance and requires every American to have health insurance or be subjected to a tax. HHS predicts the Affordable Care Act will result in an additional 30 million Americans having health insurance by 2020, which we believe will increase the frequency of physician office visits. Accordingly, we believe the increased demand for healthcare services will result in the need for healthcare providers to invest in the expansion of medical, outpatient and smaller specialty hospital facilities.

Favorable Non-Urban Healthcare Outlook

        We believe the factors discussed above will affect all markets within the healthcare space, but they will be most notable in Non-Urban areas where the growing aging population resides. Most Non-Urban residents live in counties bordering metropolitan areas, and only a small proportion live in remote communities. Over 61.0% of Non-Urban residents live in counties adjacent to urban areas. Another 29.0% of Non-Urban residents live in counties that contain regional population centers, or micropolitan areas, that do not directly border larger urban areas. Only a small portion of the population lives in geographically remote counties. Within these Non-Urban areas, residents tend to be older and poorer than their urban counterparts. We believe the majority of the newly-insured will enter the health system through Medicaid and state health exchanges. It has been estimated by United Health that, as a result of the implementation of the Affordable Care Act, an additional 8.0 million Non-Urban residents could be enrolled in Medicaid or state health exchanges by 2019. Therefore, we believe healthcare providers will need to make significant investments in these Non-Urban areas to ensure that these newly covered populations are able to get the care they need in manner that is cost-effective and conveniently located.

        In conclusion, we believe the current market for quality healthcare facilities that satisfy our investment criteria and are located in Non-Urban markets is substantial. Furthermore, we believe that continued increases in healthcare spending, a growing aging population, the implementation of the Affordable Care Act and a continued shift to outpatient facilities, will result in even greater demand by healthcare providers to invest in new, specialized real estate assets in locations that are conveniently located for patients. Additionally, we believe that there are fewer competitors for this asset class because we believe that very few, if any, public REITs are focused on acquiring Non-Urban healthcare facilities in a price range of less than $10 million.

Our Initial Properties

        Upon completion of this offering and the acquisition of the Initial Properties, we will own 35 properties comprised of an aggregate of approximately 623,000 leasable square feet located in 18 states. The Initial Properties are currently leased by 69 separate tenants and are subject to leases with a weighted average remaining lease term of approximately 4.3 years as of March 31, 2015. The table below provides certain information regarding each of our Initial Properties as of March 31, 2015.

Property	Location	Facility Type(1)	Total Leasable Sq. Ft.	In-Place Occupancy	Annualized Lease Revenue($)(2)	Percentage of Total Annualized Lease Revenue(3)	Annualized Lease Revenue Per Leased Sq. Ft. ($)(4)	Principal Tenant/Affiliate of
Provena Medical Center	Bourbonnais, IL	MOB	54,000	91.60%	847,010	7.07%	17.12	Presence Health
Bayside Medical Center	Pasadena, TX	MOB	51,316	67.80%	708,612	5.91%	20.37	HCA
Cypress Medical Center	Wichita, KS	MOB	43,945	92.50%	830,974	6.94%	20.43	HCA & Kansas Medical Center
Los Alamos Professional Plaza	Alamo, TX	MOB	41,797	91.60%	534,282	4.46%	13.94	CVS & Hidalgo County
Adventist Behavioral Health	Cambridge, MD	BF	40,180	100.00%	771,283	6.44%	19.20	Adventist Healthcare
Cavalier Medical & Dialysis Center	Florence, KY	MOB	36,362	91.00%	451,281	3.77%	13.63	Paradigm Pain & Spine Consultants
Prairie Star Medical Facility II(5)	Shawnee, KS	MOB	24,840	89.50%	439,933	3.67%	19.78	Adventist Health System Sunbelt Healthcare Corporation
Prairie Star Medical Facility I	Shawnee, KS	PC	24,557	100.00%	460,444	3.84%	18.75	Adventist Health System Sunbelt Healthcare Corporation
Williams Medical Clinic*	Holly Spring, MS	PC	24,024	100.00%	462,000	3.86%	19.23	Williams Medical Clinic
Dahlonega Medical Mall	Dahlonega, GA	MOB	20,621	97.70%	336,749	2.81%	16.33	PCG Molecular
Grandview Plaza	Lancaster, PA	PC	20,000	100.00%	456,646	3.81%	22.83	Wellspan Health & Lancaster General Medical Group
Brook Park Medical Building	Brook Park, OH	MOB	18,444	100.00%	367,490	3.07%	19.92	Southwest Community Health System
Fresenius Florence Dialysis Center	Florence, KY	DC	18,283	100.00%	321,743	2.69%	17.60	Fresenius Medical Care
Fresenius Corsicana Dialysis Center	Corsicana, TX	DC	17,699	82.60%	236,329	1.97%	16.17	Fresenius Medical Care
Columbia Gastroenterology Surgery Center	Columbia, SC	ASC	16,969	94.00%	317,101	2.65%	19.88	Palmetto Health
Family Medicine East	Wichita, KS	PC	16,581	100.00%	410,838	3.43%	24.78	Family Medicine East Chartered
Fresenius Gallipolis Dialysis Center	Gallipolis, OH	DC	15,110	100.00%	137,805	1.15%	9.12	Fresenius Medical Care
UW Health Clinic—Portage	Portage, WI	PC	14,000	100.00%	290,151	2.42%	20.73	University of Wisconsin Health Clinics
Desert Endoscopy Center	Tempe, AZ	ASC	13,000	100.00%	270,367	2.26%	20.80	The Mesa AZ Endoscopy ASC
Northwest Surgery Center	Houston, TX	ASC	11,200	100.00%	466,356	3.89%	41.64	Northwest Surgery Associates
Midwest Primary Care Clinic	Cincinnati, OH	PC	11,050	100.00%	285,239	2.38%	25.81	Catholic Health Partners
St. Alphonsus Medical Group Clinic	Nampa, ID	PC	10,751	100.00%	226,196	1.89%	21.04	CHE Trinity Health
UW Health Clinic—Fort Atkinson	Fort Atkinson, WI	PC	8,500	100.00%	164,137	1.37%	19.31	University of Wisconsin Health Clinics
Liberty Dialysis	Castle Rock, CO	DC	8,450	100.00%	284,176	2.37%	33.63	Fresenius Medical Care
Virginia Orthopaedic & Spine Specialists	Portsmouth, VA	PC	8,445	100.00%	168,900	1.41%	20.00	Bon Secours Health System
Continuum Wellness Center	Gilbert, AZ	PC	8,200	100.00%	254,831	2.13%	31.08	Agility Health
Court Street Surgery Center	Circleville, OH	ASC	7,787	88.80%	187,733	1.57%	27.16	Surgery Partners
Gulf Coast Cancer Centers	Gulf Shores, AL	OC	6,398	100.00%	190,976	1.59%	29.85	Vantage Oncology
Gulf Coast Cancer Centers	Foley, AL	OC	6,146	100.00%	183,454	1.59%	29.85	Vantage Oncology
Bassin Center For Plastic Surgery*	Melbourne, FL	PC	5,228	100.00%	308,217	2.57%	58.96	Roger E. Bassin, M.D.
Fresenius Fort Valley Dialysis Center	Fort Valley, GA	DC	4,920	100.00%	113,370	0.95%	23.04	Fresenius Medical Care
DaVita Etowah Dialysis Center	Etowah, TN	DC	4,720	100.00%	65,702	0.55%	13.92	DaVita Health Partners
Gulf Coast Cancer Centers	Brewton, AL	OC	3,971	100.00%	118,532	0.99%	29.85	Vantage Oncology
Bassin Center For Plastic Surgery*	Lady Lake, FL	PC	2,894	100.00%	170,616	1.42%	58.96	Roger E. Bassin, M.D.
Bassin Center For Plastic Surgery*	Orlando, FL	PC	2,420	100.00%	142,671	1.19%	58.95	Roger E. Bassin, M.D.

Total/Average(6)			622,808	93.79%	$11,982,144	100.00%	$20.51

*
Denotes that lease will be executed upon the acquisition of the property.

(1)
As used in the table above, "OC" means oncology center, "ASC" means ambulatory surgery center, "PC" means physician clinic, "MOB" means medical office building, "DC" means dialysis clinic and "BF" means behavioral facility.

(2)
Our annualized lease revenue was calculated by multiplying (i) rental payments (defined as base rent payable by each tenant on a monthly basis under the terms of a lease that was in place as of March 31, 2015) for the month ended March 31, 2015, by (ii) 12. During 2014 and the first quarter of 2015, there were no material tenant concessions or rent abatement periods on any of the Initial Properties. For a property that will be leased pursuant to a lease executed upon our acquisition of such property, annualized lease revenue is the anticipated annual rental payments set forth in the applicable form of lease to be executed upon the acquisition of the property.

(3)
Percentage of total annualized lease revenue was calculated by dividing annualized lease revenue for the relevant Initial Property by total annualized lease revenue for the year ended March 31, 2015, expressed as a percentage.

(4)
Annualized lease revenue per leased square foot was calculated by dividing annualized lease revenue for the relevant Initial Property by the product of the total leasable square footage as of March 31, 2015 and the in-place occupancy as of March 31, 2015.

(5)
This property is currently leased by the seller from the City of Shawnee, Kansas pursuant to a payment in lieu of tax agreement. Initially, we will take an assignment of and assume the seller's lease on this property, and we will acquire all of the bonds that were issued by the City of Shawnee, Kansas to finance the construction of this property. The lease contains an option to purchase this property for $100 along with the payment of certain expenses and the satisfaction and discharge in full of the bonds. We anticipate exercising this purchase option in early 2016 and obtaining fee simple title to the property at that time. See "Our Business—Description of Properties—Prairie Star Medical Facility II, Shawnee, Kansas" for more information.

(6)
When we provide weighted-average figures, the amount is weighted by annualized lease revenue, except where otherwise noted.

Properties Under Evaluation

        In addition to the Initial Properties, we are currently in discussions regarding a number of acquisition opportunities that we have identified through our management team's network of relationships and that we believe will enhance our growth and operating performance metrics. As of the date of this prospectus, we have identified and are in various stages of evaluating potential acquisitions of properties, all from unrelated third parties, for an aggregate purchase price of approximately $149.1 million, based upon our preliminary discussions with the sellers and our internal assessments of the value of these properties. As of the date of this prospectus, we have identified and performed an initial financial analysis of these properties to determine what we would be willing to pay for each property. However, none of the properties under evaluation by management are subject to binding purchase agreements, rights of first offer or rights of refusal and, as a result, none of the properties are deemed probable of acquisition as of the date of this prospectus. There can be no assurance that we will enter into definitive agreements with regard to any of these properties for the anticipated purchase price or at all.

Implications of Being an Emerging Growth Company

        We qualify as an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, because we had less than $1 billion annual revenues for the fiscal year ended December 31, 2014. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

  •
  we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

  •
  we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

  •
  we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

        The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies and thereby allows us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

        We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. Accordingly, the information contained in this prospectus and in other filings we will make with the Securities and Exchange Commission, or SEC, may be different than the information you receive from other public companies in which you hold stock. We would cease to be an emerging growth company upon the earliest to occur of: the last day of the first fiscal year in which we have more than $1 billion in annual revenues; the date we qualify as a "large accelerated filer," with at least $700 million in market value of our common stock held by non-affiliates; the issuance, in any three-year period, of more than $1 billion of non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of this offering.

Summary Risk Factors

        An investment in our common stock involves a high degree of risk. You should carefully read and consider the risks discussed below and under the caption "Risk Factors" beginning on page 19 of this prospectus before investing in our common stock.

  •
  We are newly formed and have no operating history; therefore there is no assurance that we will be able to successfully operate our business as a publicly traded company or generate sufficient cash flows to make or sustain distributions to our stockholders.

  •
  We may be unable to source off-market or lightly marketed deal flow in the future, which may have a material adverse effect on our growth.

  •
  We may be unable to complete the acquisitions of our Initial Properties and/or any potential acquisitions, which would adversely affect our results of operations and ability to make distributions to our stockholders.

  •
  We may be unable to successfully acquire properties and expand our operations into new or existing Non-Urban markets.

  •
  The value of the consideration for the Initial Properties may exceed the net proceeds from this offering and the concurrent private placements and we may be unable to acquire certain of the Initial Properties immediately following completion of this offering or at all.

  •
  The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, changes to reimbursement models or structure, loss of licensure or failure to obtain licensure could adversely impact our company and result in the inability of our tenants to make rent payments to us.

  •
  Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

  •
  Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

  •
  Uncertain market conditions could cause us to sell our healthcare properties at a loss in the future.

  •
  Conflicts of interest could arise in the future between the interests of our stockholders and the interests of holders of OP units, which may impede business decisions that could benefit our stockholders.

  •
  Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would adversely affect the value of our shares and substantially reduce funds available for distributions to our stockholders.

  •
  There has been no public market for our common stock prior to this offering and an active trading market for our common stock may not develop following this offering.

Concurrent Private Placements

        Concurrently with the completion of this offering, Timothy G. Wallace, our Chairman, Chief Executive Officer and President, and certain of our officers and director nominees will close the concurrent private placements at a price per share equal to the initial public offering price. This concurrent private placements are expected to close on the same day as this offering and are contingent upon completion of the offering. This offering is not contingent upon the closing of the concurrent private placements.

Structure and Formation of Our Company

Our Company

        We are a fully-integrated healthcare real estate company that was recently organized as a Maryland corporation to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers in Non-Urban markets. We will conduct our business through a traditional umbrella partnership real estate investment trust, or UPREIT, structure in which our properties are owned by our operating partnership, directly or through subsidiaries, as described below under "Description of our Operating Partnership and our Partnership Agreement." We are the sole general partner of our operating partnership and, upon completion of this offering, we will own 100% of the OP units. Our board of directors will oversee our business and affairs.

        Upon completion of this offering, we will issue 6,373,684 shares of common stock (7,311,184 shares of common stock if the underwriters exercise their option to purchase additional shares in full), including an aggregate of 123,684 shares to be issued in the concurrent private placements, and, as soon as practicable thereafter and subject to customary closing conditions, we will acquire the Initial Properties. These transactions are described in more detail under the caption "Our Business—Initial Properties" in this prospectus.

        Athena Funding Partners, LLC, or AFP, in which Timothy G. Wallace, our Chairman, Chief Executive Officer and President owns 99% of the interests, anticipates advancing or incurring an aggregate of approximately $2.8 million in organizational, legal, accounting and other similar expenses in connection with this offering and the acquisition of the Initial Properties. We will reimburse AFP for these expenses upon completion of this offering and the acquisition of the Initial Properties. See "Certain Relationships and Related Transactions" for more detailed information relating to benefits to be received by our affiliates upon completion of the offering.

Our Operating Partnership

        Our operating partnership was formed as a Delaware limited partnership on February 12, 2015 and will commence operations upon the completion of this offering and the acquisition of the Initial Properties. Following the completion of this offering, substantially all of our assets will be held by, and our operations will be conducted through, our operating partnership. We will contribute the net proceeds from this offering to our operating partnership in exchange for OP units. Our interest in our operating partnership will generally entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership, which is currently 100%. As the sole general partner of our operating partnership, we generally will have the exclusive power under the partnership agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described in "Description of our Operating Partnership and our Partnership Agreement". In the future, we may issue OP units from time to time in connection with property acquisitions, as compensation or otherwise.

Corporate Structure

        The chart below reflects our expected ownership structure immediately following completion of this offering and the acquisition of the Initial Properties. Following the completion of this offering, we will own directly or indirectly 100% of all subsidiaries, including our operating partnership.

Our Tax Status

        We intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015. Our qualification as a REIT will depend upon our ability to meet, on a continuing basis, through actual investment and operating results, various complex requirements relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our capital stock. We believe that we will be organized in conformity with the requirements for qualification as a REIT under the Code and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015.

        As a REIT, we generally will not be subject to U.S. federal income tax on our taxable income that we distribute currently to our stockholders. Under the Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute each year at least 90% of their REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. If we fail to qualify for taxation as a REIT in any taxable year and do not qualify for certain statutory relief provisions, our income for that year will be subject to tax at regular corporate rates, and we would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. Even if we qualify as a REIT for U.S. federal income tax purposes, we may still be subject to state and local taxes on our income and assets and to U.S. federal income and excise taxes on our undistributed income. See "Material U.S. Federal Income Tax Considerations."

Restrictions on Ownership of Our Shares

        In order to help us qualify as a REIT, among other purposes, our charter, subject to certain exceptions, restricts the number of shares of our common stock that a person may beneficially or constructively own. Our charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value of the outstanding shares of our capital stock and 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock. A more complete description of our shares of common stock, including restrictions upon the ownership and transfer thereof, is presented under the caption "Description of Capital Stock" in this prospectus.

Distribution Policy

        We intend to pay cash dividends to holders of our common stock. We intend to pay a pro rata dividend with respect to the period commencing on the completion of this offering and ending June 30, 2015 based on $0.375 per share for a full quarter. On an annualized basis, this would be $1.50 per share, or an annual dividend rate of approximately 7.9%. We intend to maintain our initial dividend rate for the 12-month period following completion of this offering unless actual results of operations, economic conditions or other factors differ materially from the assumptions used in our estimate. We intend to make dividend distributions that will enable us to meet the distribution requirements applicable to REITs and to eliminate or minimize our obligation to pay income and excise taxes. See "Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders" and "Risk Factors—Risks Related to Our Qualification and Operation as a REIT". We do not intend to reduce the expected dividend per share if the underwriters' option to purchase additional shares is exercised.

        Any future distributions will be at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including the revenue we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as our board of directors deems relevant. To the extent that our cash available for distribution is less than 90% of our REIT taxable income, we may consider various means to cover any such shortfall, including borrowing under our anticipated credit facility or other loans, selling certain of our assets or using a portion of the net proceeds we receive from this offering or future offerings of equity, equity-related or debt securities or declaring taxable share dividends.

Corporate Information

        We were formed as a Maryland corporation on March 28, 2014. Our corporate offices are located at 354 Cool Springs Blvd, Suite 106, Franklin, TN 37067. Our telephone number is 615-771-3052. Our internet website is www.communityhealthcaretrust.com. The information contained on, or accessible through, our website, or any other website, is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

 This Offering

Common stock offered by us	6,250,000 shares
Common stock to be outstanding after this offering and the concurrent private placements	6,573,684 shares(1)
Use of proceeds

We estimate that we will receive net proceeds from this offering and the concurrent private placements of approximately $111.0 million (approximately $127.6 million if the underwriters' option to purchase additional shares is exercised in full), after deducting the underwriting discount and estimated offering expenses payable by us. We will contribute the net proceeds from this offering and the concurrent private placements to our operating partnership. Our operating partnership intends to use the net proceeds from this offering and the concurrent private placements as follows:

• approximately $114.5 million to acquire the Initial Properties; and

•

the balance, if any, for general corporate and working capital purposes, including payment of expenses associated with this offering and the acquisition of the Initial Properties and possible future acquisitions.

NYSE symbol	"CHCT"
Restrictions on ownership

Our charter provides that, subject to certain exceptions, no person may beneficially own or constructively own more than 9.8% in value of the outstanding shares of our capital stock and 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock.

In addition, our charter limits equity participation by "benefit plan investors" so that such participation in any class of our equity securities by such "benefit plan investors" will not be deemed "significant." For such purposes, the terms "benefit plan investors" and "significant" are determined by reference to certain regulations promulgated under the U.S. Department of Labor. See "ERISA Considerations."

(1)
Includes (a) 200,000 shares of common stock that were previously sold to our stockholders in connection with our initial capitalization and (b) 123,684 shares of common stock to be issued in the concurrent private placements closing concurrently with the completion of this offering. Excludes (a) 937,500 shares of common stock that may be issued by us upon exercise of the underwriters' option to purchase additional shares in full, (b) an aggregate of 85,757 shares of common stock to be issued under our 2014 Incentive Plan to members of our management and directors for payment of salaries in stock in lieu of cash shortly after the completion of this offering, and (c) 440,025 shares of our common stock available for future issuance under our 2014 Incentive Plan.

 Summary Historical and Pro Forma Financial and Other Information

        The following table sets forth financial information for the Company which is derived from the audited consolidated financial statements included elsewhere in this prospectus. Except for the historical information as and for the year ended December 31, 2014, the information provided below is unaudited. The pro forma information provided in the table below is presented as of and for the year ended December 31, 2014 and as of and for the three months ended March 31, 2015 after giving effect to (a) the sale of the shares of common stock offered hereby (after deducting underwriting discounts and offering expenses payable by us and assuming the underwriters' option to purchase additional shares of common stock is not exercised), (b) the concurrent private placements, and (c) the acquisition of the Initial Properties and the entry into the related leases as if such transactions had occurred on January 1, 2014.

        The pro forma information incorporates certain assumptions that are included in the Notes to the Unaudited Pro Forma Financial Statements included elsewhere in this prospectus. See "Selected Historical and Pro Forma Financial and Other Data." The pro forma information is for informational purposes and does not purport to represent what the actual financial position or results of operations of the Company would have been as of or for the periods indicated had the transactions been completed as of the date indicated, nor does it purport to represent any future financial position or results of operations.

        You should read the following summary historical and pro forma financial information together with the discussion under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	At or for the Three Months Ended March 31, 2015			At or for the Year Ended December 31, 2014
	Historical	As Adjusted for the Offering and Acquisition of Initial Properties		Historical	As Adjusted for the Offering and Acquisition of Initial Properties
Pro forma statement of income data:
Revenues:
Rental income	$—	$3,548,808		$—	$14,050,257
Costs and Expenses:
Property operating expenses	—	623,078		—	2,397,375
Interest expense	—	102,398		—	409,590
Depreciation and amortization	—	1,293,553		—	5,174,211
General and administrative expenses	—	95,084		—	380,334

Total expenses	—	2,114,113		—	8,361,510

Net income	$—	$1,434,695		$—	$5,688,747

Net income per share	$—	$0.21		$—	$0.85

Shares outstanding	200,000	6,706,104	(1)	200,000	6,706,104	(1)

Pro forma balance sheet data:
Assets:
Cash and cash equivalents	$2,000	$—
Real estate investments	—	114,502,028
Intangible assets	—	—

Total Assets	$2,000	$114,502,028

Liabilities and Stockholders' equity Liabilities:
Credit facility	$—	$4,536,001

Total Liabilities	$—	$4,536,001

Stockholders' equity:
Preferred stock, $0.01 par value 50,000,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value 450,000,000 shares authorized; 200,000 issued and outstanding, historical: 6,573,684 issued and outstanding, as adjusted	2,000	65,737
Additional paid-in capital	—	110,959,559
Accumulated loss	—	(1,059,269)

Total stockholders' equity	2,000	109,966,027

Total liabilities and stockholders' equity	2,000	$114,502,028

Other data:
Funds from operations(2)	$—	$2,728,248		$—	$10,862,958

Funds from operations per share(2)	$—	$0.41		$—	$1.62

Net operating income(2)	$—	$2,858,376		$—	$11,383,467

(1)
Assumes the shares were issued on January 1, 2015 and, accordingly, includes an aggregate of 132,400 shares of common stock to be issued under our 2014 Equity Incentive Plan, notwithstanding that only 85,757 shares will be issued under the 2014 Equity Incentive Plan, which represents the pro rata amount based on the anticipated closing date of this offering.
(2)
Funds from operations, or FFO, and net operating income, or NOI, are not measures calculated under generally accepted accounting principles, or GAAP, in the U.S. The GAAP measure that we believe to be most directly comparable to FFO and NOI is net income (loss). See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" for the definitions of FFO and NOI and a reconciliation of each measure to net income (loss).

RISK FACTORS

        An investment in our common stock involves a high degree of risk. In addition to all other information contained in this prospectus, you should carefully consider the following risk factors before purchasing our common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or part of your investment. The risks set forth below represent those risks and uncertainties that we believe are material to our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section captioned "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to Our Business

We are newly formed and have no operating history; therefore there is no assurance that we will be able to successfully operate our business as a publicly traded company or generate sufficient cash flows to make or sustain distributions to our stockholders.

        We are newly formed and have no operating history. In addition, we currently have nominal assets and will commence operations only upon completion of this offering. Further, we will initially only have eight employees, including our executive officers. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives as described in this prospectus and that the value of your investment could decline substantially. Our financial condition and results of operations will depend on many factors, including the availability of acquisition opportunities, readily accessible short and long-term financing, conditions in the financial markets and economic conditions generally. There can be no assurance that we will be able to generate sufficient cash flow over time to pay our operating expenses and make distributions to stockholders. Our limited resources may also materially and adversely impact our ability to successfully operate our Initial Properties or implement our business plan successfully. As a result of our failure to successfully operate our business, implement our investment strategy or generate sufficient revenue to make or sustain distributions to stockholders, the value of your investment could decline significantly or you could lose all or a portion of your investment.

        Additionally, we cannot assure you that the past experience of our executive officers will be sufficient to successfully operate our company as a REIT or a listed public company, including the requirements to timely meet disclosure requirements of the SEC. We may be required to revise our control systems and procedures in order to qualify and maintain our qualification as a REIT, to satisfy our periodic and current reporting requirements under applicable regulations of the SEC and to comply with the NYSE listing standards, and this transition could place a significant strain on our management systems, infrastructure and other resources. Failure to operate successfully as a listed public company or maintain our qualification as a REIT would have an adverse effect on our financial condition, results of operations, cash flow and per share trading price of our common stock.

We may be unable to source off-market or lightly marketed deal flow in the future, which may have a material adverse effect on our growth.

        A key component of our investment strategy is to acquire additional Non-Urban healthcare properties in off-market or lightly marketed transactions, relying on our officers' relationships with healthcare providers and real estate brokers. All of our Initial Properties were sourced in off-market or lightly marketed transactions based upon the relationship developed by our management team's relationships with healthcare providers. We seek to acquire properties before they are widely marketed by real estate brokers. As we expect to compete with many national, regional and local acquirers of healthcare properties, properties that are acquired in off-market or lightly marketed transactions are typically more attractive to us as a purchaser because of the absence of a formal sales process, which could lead to higher prices. In the formal sales process, our potential acquisition targets may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger REITs, including publicly traded and privately held REITs, private equity investors or institutions investment funds who are targeting healthcare properties may enjoy significant competitive advantages that result from, among other things, a lower cost of capital, enhanced operating efficiencies, more risk tolerance, more personnel and market penetration and familiarity with markets. As such, if we do not have access to off-market or lightly marketed deal flow in the future, our ability to locate and acquire additional properties in Non-Urban markets at attractive prices could be materially and adversely affected which could materially impede our growth, and, as a result, adversely affect our operating results.

Our business could be harmed if key personnel terminate their employment with us or if we are unsuccessful in integrating new personnel into our operations.

        Our success depends, to a significant extent, on the continued services of Mr. Timothy G. Wallace, our Chairman, Chief Executive Officer and President, Mr. W. Page Barnes, our Executive Vice President and Chief Financial Officer, and Ms. Leigh Ann Stach, our Financial Reporting and Chief Accounting Officer. Each executive has developed significant experience in the healthcare and/or real estate industry and have all developed significant relationships with various healthcare providers and real estate brokers throughout the United States. Our ability to continue to acquire and develop healthcare properties in off market or lightly marketed transactions depends upon the significant relationships that our senior management team has developed over many years.

        Although we have entered into employment agreements with Messrs. Wallace and Barnes and Ms. Stach, we cannot provide any assurance that any of them will remain employed by us. Our ability to retain our executive officers, or to attract suitable replacements should any member of the senior management team leave, is dependent on the competitive nature of the employment market. The loss of services of, or the failure to successfully integrate one or more new members of, our senior management team could adversely affect our business and our prospects.

We may not realize the benefits that we anticipate from strategic alignments with particular healthcare providers.

        As part of our business strategy, we will rely on our management team's relationships with healthcare providers and attempt to locate potential healthcare properties through strategic alignments with healthcare providers. We may not realize the benefits that we anticipate as a result of these strategic relationships, including the opportunity to purchase any healthcare properties. Moreover, acquiring and managing a portfolio of healthcare properties that are strategically aligned does not assure the success of any given property. In particular, we may not obtain or realize increased rents, long-term tenants, or reduced tenant turnover rates as compared to healthcare properties that are not strategically aligned. The associated healthcare provider may not be financially successful and the strategic alignment that we seek for our healthcare properties may not result in the benefit that we anticipate. Furthermore, tenants that we consider to be strategically aligned with our business objectives could terminate their leases , and we may not succeed in replacing them with tenants that are strategically aligned. If we do not realize the benefits that we anticipate from this focus and those strategic alignments dissolve and we are not successful in replacing them, our reputation, business, financial results and prospects may be adversely affected.

We may be unable to complete the acquisitions of our Initial Properties and/or any potential acquisitions, which would adversely affect our results of operations and ability to make distributions to our stockholders.

        We intend to use the proceeds from this offering to acquire the Initial Properties. We cannot assure you, however, that we will complete any of the acquisitions of our Initial Properties and/or any potential acquisitions on the terms described in this prospectus, or at all, because each of these transactions is subject to a variety of conditions, including, in the case of properties under contract, the execution of a mutually agreed-upon lease between us and the proposed tenant, our satisfactory completion of due diligence and the satisfaction of customary closing conditions. In addition, each definitive agreement for the acquisition of an Initial Property contains a date by which the closing of such property acquisition must occur. If the acquisition of any Initial Property does not occur by the date specified in the applicable definitive agreement, the seller of such property will no longer be contractually bound to sell such property to us. If we are unable to complete the acquisitions of our Initial Properties and/or any potential acquisitions, we would still incur the costs associated with pursuing those investments, but would not generate the revenues and NOI that we currently anticipate which would adversely affect our results of operations and ability to make distributions to our stockholders. Furthermore, you would then not be able to evaluate the other acquisitions and investments we may make with the remaining net proceeds of this offering, and we may not be able to invest the remaining net proceeds on acceptable terms or timeframes, or at all, which may harm our results of operations, cash flow, ability to make distributions to our stockholders and the trading price of our common stock.

We may be unable to successfully acquire properties and expand our operations into new or existing Non-Urban markets.

        We intend to pursue acquisitions of properties in new and existing Non-Urban markets. These acquisitions could divert our officers' attention from our Initial Properties, and we may be unable to retain key employees or attract highly qualified new employees in those markets. In addition, we may not possess familiarity with the dynamics and prevailing conditions of any new Non-Urban markets, which could adversely affect our ability to successfully expand into or operate within those markets. For example, new Non-Urban markets may have different insurance practices, reimbursement rates and local real estate zoning regulations than those with which we are familiar. We may find ourselves more dependent on third parties in new Non-Urban markets because our physical distance could hinder our ability to directly and efficiently manage and otherwise monitor new properties in new Non-Urban markets. In addition, our expansion into new Non-Urban markets could result in unexpected costs or delays as well as lower occupancy rates and other adverse consequences. We may not be successful in identifying suitable properties or other assets that meet our acquisition criteria or in consummating acquisitions on satisfactory terms or at all for a number of reasons, including, among other things, significant competition from other perspective purchasers in new Non-Urban markets, unsatisfactory results of our due diligence investigations, failure to obtain financing for the acquisition on favorable terms or at all, and our misjudgment of the value of the opportunities. We may also be unable to successfully integrate the operations of acquired properties, maintain consistent standards, controls, policies and procedures, or realize the anticipated benefits of the acquisitions within the anticipated timeframe or at all. If we are unsuccessful in expanding into new or our existing Non-Urban markets, it could materially and adversely affect our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Our healthcare provider tenants and the associated healthcare providers with which our healthcare properties are strategically aligned may be unable to compete successfully.

        Our healthcare provider tenants and the associated healthcare providers with which our healthcare properties are strategically aligned often face competition from other nearby healthcare providers that provide comparable services. Any of our properties may be materially and adversely affected if the healthcare provider with which it is strategically aligned is unable to compete successfully. There are numerous factors that determine the ability of a healthcare provider to compete successfully, most of which are outside of our control. Managed care organizations may change their lists of preferred hospitals or in-network physicians. Physicians also may change hospital affiliations. If competitors of our tenants or competitors of the associated healthcare provider with which our healthcare properties are strategically aligned have greater geographic coverage, improve access and convenience to physicians and patients, provide or are perceived to provide higher quality services, recruit physicians to provide competing services at their facilities, expand or improve their services or obtain more favorable managed care contracts, our tenants may not be able to compete successfully. Any reduction in rental revenues resulting from the inability of our tenants or the associated healthcare providers with which our healthcare properties are strategically aligned to compete in providing medical services and/or receiving sufficient rates of reimbursement for healthcare services rendered could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

The bankruptcy, insolvency or weakened financial position of our tenants, and particularly our largest tenants, could materially and adversely affect our operating results and financial condition.

        We will receive substantially all of our revenue from rent payments from tenants under leases of space in our healthcare properties, with our largest tenant based on rental revenue representing approximately $847,000, or 7.0%, and our five largest tenants based upon rental revenue representing approximately $3.7 million, or 30.9%, of the annualized lease revenue from our Initial Properties. We have no control over the success or failure of our tenants' businesses and, at any time, any of our tenants may experience a downturn in its business that may weaken its financial condition. Additionally, private or governmental payers may lower the reimbursement rates paid to our tenants for their healthcare services. For example, the Affordable Care Act provides for significant reductions to Medicare and Medicaid payments. As a result, our tenants may delay lease commencement or renewal, fail to make rent payments when due or declare bankruptcy. Any leasing delays, tenant failures to make rent payments when due or tenant bankruptcies could result in the termination of the tenant's lease and, particularly in the case of a large tenant, or a significant number of tenants, may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. In addition, to the extent a tenant vacates specialized space in one of our properties (such as imaging space, ambulatory surgical space, or inpatient hospital space), re-leasing the vacated space could be more difficult than re-leasing less specialized office space, as there are fewer users for such specialized healthcare space in a typical market than for more traditional office space.

        Any bankruptcy filings by or relating to one of our tenants could bar all efforts by us to collect pre-bankruptcy debts from that tenant or seize its property, unless we receive an order permitting us to do so from a bankruptcy court, which we may be unable to obtain. A tenant bankruptcy could also delay our efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. Furthermore, if a tenant rejects the lease while in bankruptcy, we would have only a general unsecured claim for pre-petition damages. Any unsecured claim that we hold may be paid only to the extent that funds are available and only in the same percentage as is paid to all other holders of unsecured claims. It is possible that we may recover substantially less than the full value of any unsecured claims that we hold, if any, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. Furthermore, dealing with a tenant bankruptcy or other default may divert management's attention and cause us to incur substantial legal and other costs, which could adversely affect our ability to execute our business strategies and our results of operations.

A high concentration of our properties in a particular facility type magnifies the effects of events that may adversely impact this particular facility type.

        We intend to acquire income-producing healthcare properties diversified by facility type. However, because of the size of this offering, our ability to diversify our portfolio will be limited as to the number of investments we are able to make. Approximately 38% of the total annualized lease revenue from our Initial Properties will be derived from medical office buildings. As such, any adverse situation that disproportionately affects this facility type would have a magnified adverse effect on our portfolio.

We may not be aware of characteristics or deficiencies involving any one or all of the Initial Properties, which could have a material adverse effect on our business.

        We intend to use the net proceeds from this offering to acquire the Initial Properties. Some of these Initial Properties may have characteristics or deficiencies unknown to us that could affect their valuation or revenue potential and such properties may not ultimately perform to our expectations. We cannot assure you that the operating performance of the Initial Properties will not decline under our management. Any characteristics or deficiencies in the Initial Properties that adversely affect the value of the properties or their revenue-generation potential could have a material adverse effect on our results of operations and financial condition.

We may have difficulty finding suitable replacement tenants in the event of a tenant default or non-renewal of our leases, especially for our properties located in smaller markets.

        We cannot predict whether our tenants will renew existing leases beyond their current terms. We currently have eight leases scheduled to expire in 2015 and 19 leases scheduled to expire in 2016, which represent 2.7% and 26.2% of our total annualized lease revenue, respectively. If any of our leases are not renewed or terminated prior to the contractual expiration date, we would attempt to lease those properties to another tenant at then-current market rates. However, following expiration of a lease term or if we exercise our right to replace a tenant in default, rental payments on the related properties could decline or cease altogether while we reposition the properties with a suitable replacement tenant. Because our properties will be located in Non-Urban areas, the timetable to replace a departing tenant may be longer than replacing a tenant in an urban area. As such, we may be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of, and avoid the imposition of liens on, our properties while they are being repositioned. Furthermore, our ability to reposition our properties with a suitable tenant could be significantly delayed or limited by state licensing, receivership, certificate of need, or CON, or other laws, as well as by the Medicare and Medicaid change-of-ownership rules. We could also incur substantial additional expenses in connection with any licensing, receivership or change-of-ownership proceedings. In addition, our ability to locate suitable replacement tenants could be impaired by the specialized healthcare uses or contractual restrictions on use of the properties, and we may be required to spend substantial amounts to adapt the properties to other uses. Any such delays, limitations and expenses could adversely impact our ability to collect rent, obtain possession of leased properties or otherwise exercise remedies for tenant default and could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

        All of these risks may be greater in the Non-Urban markets on which we focus, where there may be fewer potential replacement tenants, making it more difficult to replace tenants, especially for specialized space, like hospital or outpatient treatment facilities located in our properties, and could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Adverse economic or other conditions in the geographic markets in which we conduct business could negatively affect our occupancy levels and rental rates and have a material adverse effect on our operating results.

        Our operating results depend upon our ability to maintain and improve the anticipated occupancy levels and rental rates at our properties. Adverse economic or other conditions in the geographic markets in which we operate, including periods of economic slowdown or recession, industry slowdowns, periods of deflation, relocation of businesses, changing demographics, earthquakes and other natural disasters, fires, terrorist acts, civil disturbances or acts of war and other man-made disasters which may result in uninsured or underinsured losses, and changes in tax, real estate, zoning and other laws and regulations, may lower our occupancy levels and limit our ability to increase rents or require us to offer rental concessions. The failure of our properties to generate revenues sufficient to meet our cash requirements, including operating and other expenses, debt service and capital expenditures, may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

A large percentage of our Initial Properties are located in Texas and Kansas, and changes in these markets may materially adversely affect us.

        Of our 35 Initial Properties, the eight properties located in Texas and Kansas will provide approximately $4.1 million, or approximately 34.1%, of the annualized lease revenue from our Initial Properties. As a result of this geographic concentration, we are particularly exposed to downturns in the economies of those states or other changes in such states' respective real estate market conditions. Any material change in the current payment programs or regulatory, economic, environmental or competitive conditions in these states could have a disproportionate effect on our overall business results. In the event of negative economic or other changes in these markets, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock may be materially and adversely affected.

Acquiring or attempting to acquire multiple properties in a single transaction may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        From time to time, we may attempt to acquire multiple properties in a single transaction. For example, the acquisition of our Initial Properties will involve the purchase of one real estate portfolio consisting of three properties. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in our owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in our portfolio. In addition, a seller may require that a group of properties be purchased as a package even though one or more properties in the portfolio may not satisfy our investment criteria. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. Moreover, our ability to dispose of properties could be limited by our intention to avoid any "dealer sale" that could be subject to the 100% REIT prohibited transaction tax. In addition, to acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash or incur a significant amount of debt. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property. Any of the foregoing events may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Long-term leases may result in below market lease rates over time, which could adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

        All of our Initial Properties will be subject to leases which have multi-year terms. Our long-term leases are expected to provide for rent increases over the terms of the leases. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases, the rent under our long-term leases could be less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our business, financial condition and results of operations and our ability to make distributions to our stockholders could be materially and adversely affected.

We will rely upon external sources of capital to fund future capital needs, and, if we encounter difficulty in obtaining such capital, we may not be able to make future acquisitions necessary to grow our business or meet maturing obligations.

        In order to qualify as a REIT under the Code, we will be required, among other things, to distribute each year to our stockholders at least 90% of our REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains. In addition, we will be subject to income tax at regular corporate rates to the extent we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of this distribution requirement, we will not likely be able to fund all of our future capital needs from cash retained from operations, including capital needed to make investments and to satisfy or refinance maturing obligations. As a result, we expect to rely upon external sources of capital, including debt and equity financing, to fund future capital needs. If we are unable to obtain needed capital on satisfactory terms or at all, we may not be able to make the investments needed to expand our business or to meet our obligations and commitments as they mature. Our access to capital will depend upon a number of factors over which we have little or no control, including general market conditions, the market's perception of our current and potential future earnings and cash distributions and the market price of our common stock. We may not be in a position to take advantage of attractive acquisition opportunities for growth if we are unable to access the capital markets on a timely basis on favorable terms.

We may not be able to control our expenses or our expenses may remain constant or increase, even if our revenue does not increase, which could cause our results of operations to be adversely affected.

        There are factors beyond our control that may adversely affect our ability to control our expenses. Certain costs associated with real estate investments (e.g., real estate taxes, debt costs and maintenance expenses) required to preserve the value of the property may not be reduced even if a healthcare related facility is not occupied or other circumstances cause our revenues to decrease. If our expenses increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

We may choose not to distribute the proceeds of any sales of real estate to our stockholders, which may reduce the amount of our cash distributions to stockholders.

        We may choose not to distribute any proceeds from the sale of real estate investments to our stockholders. Instead, we may elect to use such proceeds to:

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  acquire additional real estate investments;

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  repay debt;

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  create working capital reserves; or

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  make repairs, maintenance, tenant improvements or other capital improvements or expenditures on our properties.

Any decision to retain or invest the proceeds of any sales, rather than distribute such proceeds to our stockholders may reduce the amount of cash distributions you receive on your common stock.

Our ability to issue equity to expand our business will depend, in part, upon the market price of our common stock, and our failure to meet market expectations with respect to our business could adversely affect the market price of our common stock and thereby limit our ability to raise capital.

        The availability of equity capital to us will depend, in part, upon the market price of our common stock, which, in turn, will depend upon various market conditions and other factors that may change from time to time, including:

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  the extent of investor interest in our company and our assets;

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  our ability to satisfy the distribution requirements applicable to REITs;

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  the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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  our financial performance and that of our tenants;

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  analyst reports about us and the REIT industry;

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  macroeconomic conditions generally and conditions affecting the healthcare and real estate industry in particular;

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  general stock and bond market conditions, including changes in interest rates on fixed income securities, which may lead prospective purchasers of our common stock to demand a higher annual yield from future distributions;

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  a failure to maintain or increase our dividend which is dependent, in large part, upon FFO which, in turn, depends upon increased revenue from additional acquisitions and rental increases; and

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  other factors such as governmental regulatory action and changes in REIT tax laws.

        Our failure to meet the market's expectations with regard to future earnings and cash distributions could materially and adversely affect the market price of our common stock and, as a result, the cost and availability of equity capital to us.

We have now, and may have in the future, exposure to contingent rent escalators, which can hinder our growth and profitability.

        Subsequent to the acquisition of our Initial Properties, we will receive a significant portion of our revenues by acquiring and leasing our assets under long-term net leases in which the rental rate is generally fixed with annual rental rate escalations. Our Initial Properties contain 11 leases representing 16.87% of leasable square feet which provide rental rate escalators based upon changes in the Consumer Price Index, or CPI. Properties which we acquire in the future may contain CPI escalators or escalators that are contingent upon our tenant's achievement of specified revenue parameters. If, as a result of weak economic conditions or other factors, the revenues generated by our net leased properties do not meet the specified parameters or CPI does not increase, our growth and profitability will be hindered by these leases.

We may structure acquisitions of property in exchange for OP units in our operating partnership on terms that could limit our liquidity or our flexibility or require us to maintain certain debt levels that otherwise would not be required to operate our business.

        We may acquire certain properties by issuing OP units in our operating partnership in exchange for a property owner contributing property to the partnership. If we enter into such transactions, in order to induce the contributors of such properties to accept OP units rather than cash in exchange for their properties, it may be necessary for us to provide them additional incentives. For instance, our operating partnership's limited partnership agreement provides that any holder of OP units may redeem OP units for cash equal to the value of an equivalent number of shares of our common stock or, at our option, for shares of our common stock on a one-for-one basis. Furthermore, we might agree that if distributions the contributor received as a limited partner in our operating partnership did not provide the contributor with a defined return, then upon redemption of the contributor's OP units we would pay the contributor an additional amount necessary to achieve that return. Such a provision could further negatively impact our liquidity and flexibility. Finally, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor's OP units for cash or shares of our common stock. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us. Additionally, in connection with acquiring properties in exchange for OP units, we may offer the property owners who contribute such property the opportunity to guarantee debt in order to assist those property owners in deferring the recognition of taxable gain as a result of their contributions. These obligations may require us to maintain more or different indebtedness than we would otherwise require for our business.

If we issue OP units in our operating partnership in exchange for property, the value placed on such units may not accurately reflect their market value, which may dilute your interest in us.

        If we issue OP units in our operating partnership in exchange for property, the per unit value attributable to such OP units will be determined based on negotiations with the property seller and, therefore, may not reflect the fair market value of such OP units if a public market for such OP units existed. If the value of such OP units is greater than the value of the related property, your interest in us may be diluted.

Risks Related to the Healthcare Industry

The healthcare industry is heavily regulated and new laws or regulations, changes to existing laws or regulations, changes to reimbursement models or structure, loss of licensure or failure to obtain licensure could adversely impact our company and result in the inability of our tenants to make rent payments to us.

        The healthcare industry is heavily regulated by U.S. federal, state and local governmental authorities. Our tenants generally will be subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, billing for services, breaches of privacy and security of health information and relationships with physicians and other referral sources. In addition, new laws and regulations, changes in existing laws and regulations or changes in the interpretation of such laws or regulations could negatively affect our financial condition and the financial condition of our tenants. These changes, in some cases, could apply retroactively. The enactment, timing or effect of legislative or regulatory changes cannot be predicted.

        The Affordable Care Act will change how healthcare services are covered, delivered and reimbursed through expanded coverage of uninsured individuals and reduced Medicare program spending. In addition, the law reforms certain aspects of health insurance, expands existing efforts to tie Medicare and Medicaid payments to performance and quality and contains provisions intended to strengthen fraud and abuse enforcement. In addition, the Affordable Care Act required skilled nursing facilities and nursing facilities to implement a compliance and ethics program for all employees and agents. The documentation and training associated with defining the policies and procedures is a significant undertaking and will require healthcare providers to continue to expend significant resources towards ensuring documentation is comprehensive and in line with government expectations. The complexities and ramifications of the Affordable Care Act are significant. At this time, it is difficult to predict the full effects of the Affordable Care Act and its impact on our business, our revenues and financial condition and those of our tenants due to the law's complexity, lack of implementing regulations or interpretive guidance, gradual implementation and possible amendment. Further, we are unable to foresee how individuals and businesses will respond to the choices afforded them by the Affordable Care Act. The Affordable Care Act could adversely affect the reimbursement rates received by our tenants, the financial success of our tenants and strategic partners and consequently us.

        Many states also regulate the construction of healthcare facilities, the expansion of healthcare facilities, the construction or expansion of certain services, including by way of example specific bed types and medical equipment, as well as certain capital expenditures through CON laws. Under such laws, the applicable state regulatory body must determine a need exists for a project before the project can be undertaken. If one of our tenants seeks to undertake a CON-regulated project, but is not authorized by the applicable regulatory body to proceed with the project, the tenant would be prevented from operating in its intended manner.

        Failure to comply with these laws and regulations could adversely affect us directly and our tenants' ability to make rent payments to us which may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Adverse trends in healthcare provider operations may negatively affect our lease revenues and our ability to make distributions to our stockholders.

        The healthcare industry is currently experiencing, among other things:

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  changes in the demand for and methods of delivering healthcare services;

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  changes in third party reimbursement methods and policies;

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  increased attention to compliance with regulations designed to safeguard protected health information and cyber-attacks on entities;

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  consolidation and pressure to integrate within the healthcare industry through acquisitions and joint ventures; and

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  increased scrutiny of billing, referral and other practices by U.S. federal and state authorities.

        These factors may adversely affect the economic performance of some or all of our tenants and, in turn, our lease revenues, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Reductions in reimbursement from third-party payers, including Medicare and Medicaid, could adversely affect the profitability of our tenants and hinder their ability to make rent payments to us or renew their lease.

        Sources of revenue for our tenants typically include Medicare, Medicaid, private insurance payers and health maintenance organizations. Healthcare providers continue to face increased government and private payer pressure to control or reduce healthcare costs and significant reductions in healthcare reimbursement, including reduced reimbursements and changes to payment methodologies under the Affordable Care Act. The Congressional Budget Office, or CBO, estimated the reductions required by the Affordable Care Act over the next ten years will include $415 billion in cuts to Medicare fee-for-service payments, the majority of which will come from hospitals, and that some hospitals will become insolvent as a result of the reductions. In some cases, private insurers rely upon all or portions of the Medicare payment systems to determine payment rates which may result in decreased reimbursement from private insurers. The Affordable Care Act will likely increase enrollment in plans offered by private insurers who choose to participate in state-run exchanges, but the Affordable Care Act also imposes new requirements for the health insurance industry, including prohibitions upon excluding individuals based upon pre-existing conditions which may increase private insurer costs and, thereby, cause private insurers to reduce their payment rates to providers.

        The slowdown in the United States economy has negatively affected state budgets, thereby putting pressure on states to decrease spending on state programs including Medicaid. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment and declines in family incomes. Historically, states have often attempted to reduce Medicaid spending by limiting benefits and tightening Medicaid eligibility requirements. Many states have adopted, or are considering the adoption of, legislation designed to enroll Medicaid recipients in managed care programs and/or impose additional taxes on hospitals to help finance or expand the states' Medicaid systems. Potential reductions to Medicaid program spending in response to state budgetary pressures could negatively impact the ability of our tenants to successfully operate their businesses.

        Efforts by payers to reduce healthcare costs will likely continue which may result in reductions or slower growth in reimbursement for certain services provided by some of our tenants. A reduction in reimbursements to our tenants from third-party payers for any reason could adversely affect our tenants' ability to make rent payments to us which may have a material adverse effect on our businesses, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Our tenants and our company are subject to fraud and abuse laws, the violation of which by a tenant may jeopardize the tenant's ability to make rent payments to us.

        There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws.

        These laws include without limitation:

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  the federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of any federal or state healthcare program patients;

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  the federal Physician Self-Referral Prohibition, or the Stark Law, which, subject to specific exceptions, restricts physicians who have financial relationships with healthcare providers from making referrals for designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician, or an immediate family member, has a financial relationship;

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  the federal False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including under the Medicare and Medicaid programs;

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  the federal Civil Monetary Penalties Law, which authorizes HHS to impose monetary penalties for certain fraudulent acts; and

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  state anti-kickback, anti-inducement, anti-referral and insurance fraud laws which may be generally similar to, and potentially more expansive than, the federal laws set forth above.

        Other laws that impact how our tenants conduct their operations include: state and local licensure laws; laws protecting consumers against deceptive practices; laws generally affecting our tenants' management of property and equipment and how our tenants generally conduct their operations, such as fire, health and safety and environmental laws (including medical waste disposal); federal and state laws affecting assisted living facilities mandating quality of services and care, mandatory reporting requirements regarding the quality of care and quality of food service; resident rights (including abuse and neglect laws); and health standards set by the federal Occupational Safety and Health Administration.

        Violations of these laws may result in criminal and/or civil penalties that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and/or exclusion from the Medicare and Medicaid programs. In addition, the Affordable Care Act clarifies that the submission of claims for items or services generated in violation of the Anti-Kickback Statute constitutes a false or fraudulent claim under the False Claims Act. The federal government has taken the position, and some courts have held that violations of other laws, such as the Stark Law, can also be a violation of the False Claims Act. Additionally, certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof. Imposition of any of these penalties upon one of our tenants or strategic partners could jeopardize that tenant's ability to operate or to make rent payments or affect the level of occupancy in our healthcare properties, which may have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock. Further, we enter into leases and other financial relationships with healthcare delivery systems that are subject to or impacted by these laws.

Our tenants may be subject to cyber-attack and compliance issues associated with the protection of personal information.

        Breaches of personal information can result from deliberate attacks or unintentional events. More recently there has been an increased level of attention focused on cyber-attacks focused on healthcare providers because of the vast amount of personally identifiable information they possess. Most healthcare providers, including all who accept Medicare and Medicaid, must comply with the Health Insurance Portability and Accountability Act, or HIPAA, regulations regarding the privacy and security of protected health information. The HIPAA regulations impose extensive administrative requirements on our tenants with regard to how such protected health information may be used and disclosed. Further, the regulations include extensive and complex regulations which require providers to establish reasonable and appropriate administrative, technical and physical safeguards to ensure the confidentiality, integrity and availability of protected health information maintained in electronic format. The HIPAA regulations were amended in 2009 by the Health Information Technology and Clinical Health Act, or HITECH. HITECH changes included more stringent privacy requirements, increased and direct liability for the vendors of healthcare providers who help the providers operate, breach notification requirements and increased enforcement through the use of state attorneys' general and their offices. Our tenants must safeguard protected health information against reasonably anticipated threats or hazards to the information. HITECH directs the Secretary of HHS to provide for periodic audits to ensure covered entities (and their business associates, as that term is defined under HIPAA) comply with the applicable HIPAA requirements, increasing the likelihood that a HIPAA violation will result in an enforcement action.

        Violations of these various privacy and security laws can result in significant civil monetary penalties, as well as the potential for criminal penalties. In addition to state data breach notification requirements, HIPAA authorizes state attorneys general to bring civil actions on behalf of affected state residents against entities that violate HIPAA privacy and security regulations. These penalties could be in addition to any penalties assessed by a state for a breach which would be considered reportable under the state's data breach notification laws. Further there are significant costs associated with a breach including investigation costs, remediation and mitigation costs, notification costs, attorney fees and the potential for reputational harm and lost revenues due to a loss in confidence in the provider. While there is no private right of action under HIPAA, plaintiff attorneys are increasingly developing class action litigation strategies designed to obtain settlements from healthcare providers. We cannot predict the effect of additional costs on tenants to comply with these laws nor the costs associated with a potential breach of protected health information by a tenant and what effect they might have on the expenses of our tenants and their ability to meet their obligations to us, which in turn could have a material adverse effect on our business, financial condition and results of operations, our ability to pay distributions to our stockholders and the trading price of our common stock.

Our healthcare-related tenants may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to pay their rent payments to us, and we could be subject to healthcare industry violations.

        As is typical in the healthcare industry, our tenants may often become subject to claims that their services have resulted in patient injury or other adverse effects. Many of these tenants may have experienced an increasing trend in the frequency and severity of professional liability and general liability insurance claims and litigation asserted against them. The insurance coverage maintained by these tenants may not cover all claims made against them nor continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and/or litigation may not, in certain cases, be available to these tenants due to state law prohibitions or limitations of availability. As a result, these types of tenants of our healthcare properties and healthcare-related facilities operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits.

        We also believe that there has been, and will continue to be, an increase in governmental investigations of certain healthcare providers, particularly in the area of Medicare/Medicaid false claims, as well as an increase in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or governmental investigation, any settlements of such proceedings or investigations in excess of insurance coverage, whether currently asserted or arising in the future, could have a material adverse effect on a tenant's financial condition. If a tenant is unable to obtain or maintain insurance coverage, if judgments are obtained or settlements reached in excess of the insurance coverage, if a tenant is required to pay uninsured punitive damages, or if a tenant is subject to an uninsurable government enforcement action or investigation, the tenant could be exposed to substantial additional liabilities, which may affect the tenant's ability to pay rent, which in turn could have a material adverse effect on our business, financial condition and results of operations, our ability to pay distributions to our stockholders and the trading price of our common stock.

Merger and acquisition activity or consolidation in the healthcare industries resulting in a change of control of, or a competitor's investment in, one or more of our tenants, tenants could have a material adverse effect on us.

        The healthcare and healthcare real estate industries have recently experienced increased consolidation, including among owners of healthcare real estate and healthcare providers. We compete with other healthcare REITs, healthcare providers, healthcare lenders, real estate partnerships, banks, insurance companies, private equity firms and other investors that pursue a variety of investments, which may include investments in our tenants. A competitor's investment in one of our tenants could enable our competitor to influence that tenant's, business and strategy in a manner that impairs our relationship with the tenant or is otherwise adverse to our interests. Depending on our contractual agreements and the specific facts and circumstances, we may have the right to consent to, or otherwise exercise rights and remedies, including termination rights, on account of, a competitor's investment in, a change of control of, or other transactions impacting a tenant. In deciding whether to exercise our rights and remedies, including termination rights, we assess numerous factors, including legal, contractual, regulatory, business and other relevant considerations. In addition, in connection with any change of control of a tenant, the tenant's management team may change, which could lead to a change in the tenant's strategy or adversely affect the business of the tenant either of which may affect the tenant's ability to meet their obligations to us, which in turn could have a material adverse effect on our business, financial condition and results of operations, our ability to pay distributions to our stockholders and the trading price of our common stock.

Risks Related to the Real Estate Industry

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

        Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. In the event we decide to sell any of our properties, we cannot predict whether we will be able to sell such properties for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of any of our properties. The fact that we will own properties in Non-Urban markets may lengthen the time required to sell our properties. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements.

        In acquiring a property, we may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have an adverse effect on our business, financial condition, results of operations, or ability to make distributions to our stockholders and the trading price of our common stock.

        Moreover, the Code imposes restrictions on a REIT's ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of properties that otherwise would be in our best interests. Therefore, we may not be able to vary our portfolio promptly in response to economic or other conditions or on favorable terms, which may adversely affect our cash flows, our ability to make distributions to our stockholders and the market price of our common stock.

Uncertain market conditions could cause us to sell our healthcare properties at a loss in the future.

        We intend to hold our various real estate investments until such time as we determine that a sale or other disposition appears to be advantageous to achieve our investment objectives. Our senior management team and our board of directors may exercise their discretion as to whether and when to sell one of our healthcare properties, and we will have no obligation to sell our buildings at any particular time. We generally intend to hold our healthcare properties for an extended period of time, and we cannot predict with any certainty the various market conditions affecting real estate investments that will exist at any particular time in the future. Because of the uncertainty of market conditions that may affect the future disposition of our healthcare properties, we may not be able to sell our buildings at a profit in the future or at all. We may incur prepayment penalties in the event that we sell a property subject to a mortgage earlier than we otherwise had planned. Additionally, we could be forced to sell healthcare properties at inopportune times which could result in us selling the affected building at a substantial loss. Accordingly, the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will, among other things, be dependent upon fluctuating market conditions. Because of the uncertainty of market conditions that may affect the future disposition of our properties, and the potential payment of prepayment penalties upon such disposition, we cannot assure you that we will be able to sell our properties at a profit in the future, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Uninsured losses relating to real property may adversely affect your returns.

        We evaluate our insurance coverage annually in light of current industry practice through an analysis prepared by outside consultants and attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, earthquakes, wildfires, acts of war, acts of terrorism or riots, that are not generally insured against or that are not generally fully insured against because it is not deemed economically feasible or prudent to do so. In addition, changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenue in these properties and could potentially remain obligated under any recourse debt associated with the property. In addition, we may have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Furthermore, we, as the general partner of our operating partnership, generally will be liable for all of our operating partnership's unsatisfied recourse obligations. Any such losses could materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock.

Our property taxes could increase due to property tax rate changes or reassessments, which could materially adversely impact our cash flows.

        Even if we qualify as a REIT for federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. The amount of property taxes we pay in the future may increase substantially from what we have paid in the past. If the property taxes we pay increase, our cash flow would be adversely impacted to the extent that we are not reimbursed by tenants for those taxes, and our ability to pay any expected dividends to our stockholders could be materially adversely affected.

Our properties may contain or develop harmful mold or suffer from other air quality issues, which could lead to liability for adverse health effects and costs of remediation.

        When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury is alleged to have occurred.

We may incur significant costs complying with various federal, state and local laws, regulations and covenants that are applicable to our properties.

        The properties in our portfolio will be subject to various covenants and federal, state and local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances and zoning restrictions may restrict our use of our properties and may require us to obtain approval from local officials or restrict our use of our properties and may require us to obtain approval from local officials of community standards organizations at any time with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our properties. Among other things, these restrictions may relate to fire and safety, seismic or hazardous material abatement requirements. There can be no assurance that existing laws and regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Our growth strategy may be adversely affected by our ability to obtain permits, licenses and zoning relief. Our failure to obtain such permits, licenses and zoning relief or to comply with applicable laws could have an adverse effect on our financial condition, results of operations, cash flows and our ability to pay distributions on, and the per share trading price of, our common stock.

        In addition, federal and state laws and regulations, including laws such as the Americans with Disabilities Act, or ADA, and the Fair Housing Amendment Act of 1988, or FHAA, impose further restrictions on our properties and operations. Under the ADA and the FHAA, all public accommodations must meet federal requirements related to access and use by disabled persons. Some of our properties may currently be in non-compliance with the ADA or the FHAA. If one or more of our properties is not in compliance with the ADA, the FHAA or any other regulatory requirements, we may be required to incur additional costs to bring the property into compliance, including the removal of access barriers, and we might incur governmental fines or the award of damages to private litigants. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures that will adversely impact our financial condition, results of operations, cash flows and our ability to pay distributions on, and the per share trading price of, our common stock.

Environmental compliance costs and liabilities associated with owning and leasing our properties may affect our results of operations.

        Under various U.S. federal, state and local laws, ordinances and regulations, current and prior owners and tenants of real estate may be jointly and severally liable for the costs of investigating, remediating and monitoring certain hazardous substances or other regulated materials on or in such property. In addition to these costs, the past or present owner or tenant of a property from which a release emanates could be liable for any personal injury or property damage that results from such release, including for the unauthorized release of asbestos-containing materials and other hazardous substances into the air, as well as any damages to natural resources or the environment that arise from such release. These environmental laws often impose such liability without regard to whether the current or prior owner or tenant knew of, or was responsible for, the presence or release of such substances or materials. Moreover, the release of hazardous substances or materials, or the failure to properly remediate such substances or materials, may adversely affect the owner's or tenant's ability to lease, sell, develop or rent such property or to borrow by using such property as collateral. Persons who transport or arrange for the disposal or treatment of hazardous substances or other regulated materials may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility, regardless of whether or not such facility is owned or operated by such person.

        We perform a Phase I environmental site assessment at any property we are considering acquiring. However, Phase I environmental site assessments are limited in scope and do not involve sampling of soil, soil vapor, or groundwater, and these assessments may not include or identify all potential environmental liabilities or risks associated with the property. Even where subsurface investigation is performed, it can be very difficult to ascertain the full extent of environmental contamination or the costs that are likely to flow from such contamination. We cannot assure you that the Phase I environmental site assessment or other environmental studies identified all potential environmental liabilities, or that we will not face significant remediation costs or other environmental contamination that makes it difficult to sell any affected properties. As a result, we could potentially incur material liability for these issues, which could adversely impact our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock.

        Certain environmental laws impose compliance obligations on owners and tenants of real property with respect to the management of hazardous substances and other regulated materials. For example, environmental laws govern the management and removal of asbestos-containing materials and lead-based paint. Failure to comply with these laws can result in penalties or other sanctions. If we incur substantial costs to comply with these environmental laws or we are held liable under these laws, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock may be adversely affected.

Our title insurance policies may not cover all title defects.

        Each of our Initial Properties will be insured by a title insurance policy. However, it is possible that there may be title defects for which we will have no title insurance coverage. If there were a material title defect related to any of our properties that is not adequately covered by a title insurance policy, we could lose some or all of our capital invested in and our anticipated profits from such property.

Some of the properties we acquire in the future may be subject to ground lease or other restrictions on the use of the space. If we are required to undertake significant capital expenditures to procure new tenants, then our business and results of operations may suffer.

        Properties we acquire in the future may be subject to ground leases that contain certain restrictions. These restrictions could include limits on our ability to re-let these properties to tenants not affiliated with the healthcare provider that owns the underlying property, rights of purchase and rights of first offer and refusal with respect to sales of the property and limits on the types of medical procedures that may be performed. If we are unable to promptly re-let our properties, if the rates upon such re-letting are significantly lower than expected or if we are required to undertake significant capital expenditures in connection with re-letting, our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock may be adversely affected.

Our assets may be subject to impairment charges.

        We will periodically evaluate our real estate investments and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based upon factors such as market conditions, tenant performance and legal structure. For example, the termination of a lease by a major tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset which could have an adverse effect on our results of operations and FFO in the period in which the impairment charge is recorded.

Risks Related to our Corporate Structure and the Acquisition of the Initial Properties

Conflicts of interest could arise in the future between the interests of our stockholders and the interests of holders of OP units, which may impede business decisions that could benefit our stockholders.

        Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any limited partner thereof, on the other. Our directors and officers have duties to our company under Maryland law in connection with the management of our company. At the same time, we, as the general partner of our operating partnership, have fiduciary duties and obligations to our operating partnership and its limited partners, if any, under Delaware law and our partnership agreement in connection with the management of our operating partnership. Our fiduciary duties and obligations as the general partner of our operating partnership may come into conflict with the duties of our directors and officers to our company. There are currently no limited partners of our operating partnership other than a wholly-owned subsidiary of the Company.

        Under Delaware law, a general partner of a Delaware limited partnership has fiduciary duties of loyalty and care to the partnership and its limited partners and must discharge its duties and exercise its rights as general partner consistent with the obligation of good faith and fair dealing. Our partnership agreement provides that, in the event of a conflict between the interests of our operating partnership or any limited partner, on the one hand, and the company or our stockholders, on the other hand, we, as the general partner of our operating partnership, may give priority to the separate interests of the company or our stockholders (including with respect to tax consequences). Further, any action or failure to act on our part or on the part of our directors that gives priority to the interests of the company or our stockholders and does not result in a violation of our partnership agreement does not violate the duty of loyalty or any other duty that we, in our capacity as the general partner of our operating partnership, owe to our operating partnership and its limited partners or violate the obligation of good faith and fair dealing.

        Additionally, our partnership agreement provides that we generally will not be liable to our operating partnership or any limited partner for any action or omission taken in our capacity as general partner, for the debts or liabilities of our operating partnership or for the obligations of our operating partnership under the partnership agreement, except for liability for our fraud, willful misconduct or gross negligence, pursuant to any express indemnity we may give to our operating partnership or in connection with a redemption. Our operating partnership must indemnify us, our directors and officers, officers of our operating partnership and our designees from and against any and all claims that relate to the operations of our operating partnership, unless (1) an act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (2) the person actually received an improper personal benefit in violation or breach of the partnership agreement or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership must also pay or reimburse the reasonable expenses of any such person in advance of a final disposition of the proceeding upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

The value of the consideration for the Initial Properties may exceed the net proceeds from this offering and we may be unable to acquire certain of the Initial Properties immediately following completion of this offering or at all.

        Prior to entering into purchase agreements for the Initial Properties, we held arm's length third party negotiations with the sellers of the Initial Properties. However, the negotiated value of the Initial Properties may exceed the fair market value of such assets. We intend to use the net proceeds of this offering to acquire the Initial Properties; however the initial public offering price of our common stock will be determined in consultation with the underwriters based upon the history and prospects for the healthcare industry and healthcare-related real estate, our financial information, our management and our business potential and earning prospects, the prevailing securities markets at the time of this offering, and the then-current market prices of, and the demand for, publicly-traded shares of generally comparable companies and will not necessarily reflect the fair market value of the Initial Properties. If the net proceeds of this offering are less than the purchase price of the Initial Properties, we will be unable to acquire certain of the Initial Properties immediately following completion of this offering and we can make no assurance that we will be able to acquire such properties in the future. If we are unable to acquire one or more of the Initial Properties, but would not generate the revenues and NOI that we currently anticipate which would adversely affect our results of operations and ability to make distributions to our stockholders.

We qualify as an emerging growth company under the JOBS Act and the reduced disclosure requirements applicable to emerging growth companies could make shares of our common stock less attractive to investors.

        We qualify as an emerging growth company under the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for emerging growth companies, including certain requirements relating to accounting standards and compensation disclosure. For as long as we are an emerging growth company, which may be up to five full fiscal years, we may take advantage of exemptions from various reporting and other requirements that are applicable to other public companies that are not emerging growth companies, including the requirements to:

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  provide an auditor's attestation report on management's assessment of the effectiveness of our system of internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

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  comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies;

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  comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and our financial statements;

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  comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise;

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  provide certain disclosure regarding executive compensation required of larger public companies; or

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  hold stockholder advisory votes on executive compensation.

        We cannot predict if investors will find our common stock less attractive because we will not be subject to the same reporting and other requirements as other public companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the per share trading price of our common stock could decline and may be more volatile.

As a result of becoming a public company, after we are no longer an emerging growth company we will be subject to the requirements of the Sarbanes-Oxley Act and will be obligated to report on the effectiveness of internal controls over financial reporting. These internal controls may not be determined to be effective, which may harm investor confidence and, as a result, the trading price of our common stock.

        As a result of becoming a public company, after we are no longer an emerging growth company management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act. In addition, the Sarbanes-Oxley Act may require our auditors to deliver an attestation report on the effectiveness of our internal controls over financial reporting in conjunction with their opinion on our audited financial statements for the first fiscal year beginning after the completion of this offering. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of the Sarbanes-Oxley Act. The existence of any material weakness would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weakness in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the per share trading price of our common stock.

We will incur additional new costs as a result of becoming a public company, and such costs may increase if and when we cease to be an emerging growth company.

        As a public company, we will incur significant legal, accounting, insurance and other expenses, including costs associated with public company reporting requirements. The expenses incurred by public companies for reporting and corporate governance purposes have generally been increasing. We expect compliance with these public reporting requirements and associated rules and regulations to increase expenses, particularly after we are no longer an emerging growth company, although we are currently unable to estimate these costs with any degree of certainty. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, which could result in our incurring additional costs applicable to public companies that are not emerging growth companies.

We may not be able to obtain the anticipated credit facility on favorable terms, or at all, which may affect our ability to consummate the acquisition of the Initial Properties, future acquisitions and implement our business plan.

        Concurrently with or shortly after the completion of this offering, we expect to obtain the anticipated credit facility in the amount of approximately $75.0 million. As of the date of this prospectus, we have received a commitment letter from a lender for the anticipated credit facility. However, there can be no assurance that we will enter into definitive documentation with regard to the anticipated credit facility on the terms of the commitment letter or at all. We also cannot accurately predict the size of the anticipated credit facility if we are able to obtain it. Our failure to obtain the anticipated credit facility could render us incapable of consummating the acquisition of the Initial Properties in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties or consummate future property acquisitions which could materially adversely affect our financial condition and our ability to manage our cash flow, grow our business and implement our business plan.

Required payments of principal and interest on our anticipated credit facility may leave us with insufficient cash to operate our properties or to pay the distributions currently contemplated or necessary to qualify as a REIT and may expose us to the risk of default under our debt obligations.

        We expect to incur debt, including borrowings under the anticipated credit facility, to fund future investments. We do not anticipate that our internally generated cash flow will be adequate to repay our anticipated indebtedness upon maturity and, therefore, we expect to repay indebtedness through refinancings and future offerings of equity and debt securities, either of which we may be unable to secure on favorable terms or at all. Our level of debt and any limitations imposed upon us by our debt agreements could have adverse consequences, including the following:

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  our cash flow may be insufficient to meet required principal and interest payments;

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  we may be unable to borrow additional funds as needed or on favorable terms, including to make acquisitions;

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  we may be unable to refinance indebtedness at maturity or the refinancing terms may be less favorable than the terms of the original indebtedness;

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  because a portion of our debt is expected to bear interest at variable rates, an increase in interest rates could materially increase our interest expense;

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  we may fail to effectively hedge against interest rate volatility;

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  we may be forced to dispose of properties, possibly on disadvantageous terms if we are able to do so at all, in order to repay indebtedness;

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  after debt service, the amount available for distributions to our stockholders may be reduced;

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  we may default on our debt obligations, which could restrict our ability to make any distributions to our stockholders;

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  our ability to make distributions to our stockholders could be restricted by our debt agreements;

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  our leverage could place us at a competitive disadvantage compared to our competitors who have less debt;

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  we may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

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  we may default on our obligations and the lenders may foreclose on properties that secure their loans and receive an assignment of rents and leases;

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  we may violate financial covenants, which would cause a default on our obligations and result in the acceleration of our payment obligations;

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  we may inadvertently violate non-financial restrictive covenants in our loan documents, such as covenants that require us to maintain the existence of entities, maintain insurance policies and provide financial statements, which would entitle the lenders to accelerate our debt obligations; and

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  our default under any loan with cross-default or cross-collateralization provisions could result in default on other indebtedness or result in the foreclosures of other properties.

The realization of any or all of these risks may have an adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Adverse economic conditions and the dislocation in the credit markets could materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock

        Over the past decade, the capital markets have experienced significant adverse condition, including a substantial reduction in the availability of, and access to, capital. The risk premium demanded by lenders has increased markedly, as they are demanding greater compensation for risk, and underwriting standards have been tightened. In addition, failures and consolidations of certain financial institutions have decreased the number of potential lenders, resulting in reduced lending sources available to the market. A deterioration in economic conditions may limit the amount of indebtedness we are able to obtain and our ability to refinance our indebtedness, and may impede our ability to develop new properties and to replace construction financing with permanent financing, which could result in our having to sell properties at inopportune times and on unfavorable terms. If economic conditions deteriorate, our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock could be materially adversely affected.

        The lack of availability of debt financing may require us to rely more heavily on additional equity issuances, which may be dilutive to our current stockholders, or on less efficient forms of debt financing. Additionally, the limited amount of financing currently available may reduce the value of our properties and limit our ability to borrow against such properties, which could materially adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock.

We could become highly leveraged in the future because our organizational documents contain no limitations on the amount of debt that we may incur.

        Our current financing policy prohibits incurring debt (secured or unsecured) in excess of 40% of our total book capitalization. However, this debt limitation policy can be changed by our board of directors without stockholder approval and there are no provisions in our bylaws that limit our ability to incur indebtedness. We could alter the balance between our total outstanding indebtedness and the value of our properties at any time. If we become more highly leveraged, the resulting increase in outstanding debt could adversely affect our ability to make debt service payments, to pay our anticipated distributions and to make the distributions required to qualify as a REIT. The occurrence of any of the foregoing risks could adversely affect our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Our use of OP units in our operating partnership as currency to acquire properties could result in stockholder dilution and/or limit our ability to sell such properties, which could have a material adverse effect on us.

        In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for OP units in our operating partnership, which may result in stockholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors' ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell properties at a time, or on terms, that would be favorable absent such restrictions.

Our charter restricts the ownership and transfer of our outstanding shares which may have the effect of delaying, deferring or preventing a transaction or change of control of our company.

        In order for us to qualify as a REIT, no more than 50% of the value of our outstanding shares may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than our initial REIT taxable year. Subject to certain exceptions, our charter prohibits any stockholder from beneficially or constructively owning more than 9.8% in value of the outstanding shares of our capital stock or 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. The constructive ownership rules under the Code are complex and may cause the outstanding shares owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of our outstanding shares or of our common stock by an individual or entity could cause that individual or entity to own constructively more than 9.8% of the outstanding shares of such stock and to be subject to our charter's ownership limit. Our charter also prohibits, among other prohibitions, any person from owning our shares that would result in our being "closely held" under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT. Any attempt to own or transfer shares in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void.

Certain provisions of Maryland law could inhibit changes of control, which may discourage third parties from conducting a tender offer or seeking other change of control transactions that could involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests.

        Certain provisions of the Maryland General Corporation Law, or MGCL, applicable to Maryland corporations may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then-prevailing market price of our shares, including:

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  "business combination" provisions that, subject to limitations, prohibit certain business combinations between us and an "interested stockholder" (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our shares at any time within the two-year period immediately prior to the date in question) or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes certain minimum price and/or supermajority stockholder voting requirements on these combinations; and

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  "control share" provisions that provide that holders of "control shares" of our company (defined as shares that, when aggregated with all other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors)

    acquired in a "control share acquisition" (defined as the direct or indirect acquisition of ownership or control of issued and outstanding "control shares," subject to certain exceptions) have no voting rights with respect to their control shares, except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

        Our bylaws, however, contain provisions exempting us from the business combination and control share acquisition provisions of the MGCL and we will not be permitted to opt into either of these provisions in the future without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote. Our board of directors may not amend or eliminate either of these provisions at any time in the future without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote.

        Certain provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement certain corporate governance provisions, some of which are not currently applicable to us. If implemented, these provisions may have the effect of limiting or precluding a third party from making an unsolicited acquisition proposal for us or of delaying, deferring or preventing a change in control of us under circumstances that otherwise could provide our common stockholders with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby the Company has elected to not be subject to the provisions of Title 3, Subtitle 8 of the MGCL without the affirmative consent of the shares cast on the matter by stockholders entitled to vote. See "Material Provisions of Maryland Law and of Our Charter and Bylaws" for additional information.

We could increase the number of authorized shares, classify and reclassify unissued shares and issue shares without stockholder approval.

        Our board of directors, without stockholder approval, has the power under our charter to amend our charter to increase or decrease the aggregate number of shares or the number of shares of any class or series that we are authorized to issue, and to authorize us to issue authorized but unissued common stock or preferred stock. In addition, under our charter, our board of directors has the power to classify or reclassify any unissued common or preferred shares into one or more classes or series of shares and set or change the preference, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption for such newly classified or reclassified shares. See "Description of Capital Stock—Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock" for additional information. As a result, we may issue series or classes of common stock or preferred stock with preferences, dividends, powers and rights, voting or otherwise, that are senior to, or otherwise conflict with, the rights of holders of our common stock. Although our board of directors has no such intention at the present time, it could establish a class or series of preferred shares that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests.

Certain provisions in the partnership agreement of our operating partnership may delay or prevent unsolicited acquisitions of us.

        Provisions of the partnership agreement of our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes of our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders or limited partners might consider such proposals, if made, desirable. These provisions include, among others:

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  redemption rights of qualifying parties;

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  a requirement that we may not be removed as the general partner of our operating partnership without our consent;

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  transfer restrictions on OP units; and

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  our ability, as general partner, in some cases, to amend the partnership agreement and to cause our operating partnership to issue additional partnership interests with terms that could delay, defer or prevent a merger or other change of control of us or our operating partnership without the consent of our stockholders or the limited partners.

        Our charter and bylaws, the partnership agreement of our operating partnership and Maryland law also contain other provisions that may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interest. See "Our Operating Partnership and the Partnership Agreement—Transfers", "Material Provisions of Maryland Law and of Our Charter and Bylaws—Removal of Directors", "—Control Share Acquisitions", and "—Advance Notice of Director Nominations and New Business".

We may change our business, investment and financing strategies without stockholder approval.

        We may change our business, investment and financing strategies without a vote of, or notice to, our stockholders, which could result in our making investments and engaging in business activities that are different from, and possibly riskier than, the investments and businesses described in this prospectus. In particular, a change in our investment strategy, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to real estate market fluctuations. In addition, we may in the future increase the use of leverage at times and in amounts that we, in our discretion, deem prudent and such decision would not be subject to stockholder approval. Furthermore, our board of directors may determine that healthcare properties do not offer the potential for attractive risk-adjusted returns for an investment strategy. Changes to our strategies with regards to the foregoing could adversely affect our financial condition, results of operations and our ability to make distributions to our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event that we take certain actions which are not in your best interests.

        Our charter eliminates the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated.

        Our charter authorizes us to indemnify our present and former directors and officers for actions taken by them in those and other capacities to the maximum extent permitted by Maryland present and former law. Our bylaws obligate us to indemnify each present and former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to advance the defense costs incurred by our director and officers. We have entered into indemnification agreements with our officers and intend to enter into indemnification agreements with our directors, granting them express indemnification rights. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist absent the current provisions in our charter, bylaws and indemnification agreements or that might exist with other companies.

        Our charter contains provisions that make removal of our directors difficult, which could make it difficult for our stockholders to effect changes to our management and may prevent a change in control of our company that is in the best interests of our stockholders. Our charter provides that a director may only be removed for cause upon the affirmative vote of holders of two-thirds of all the votes entitled to be cast generally in the election of directors. Vacancies may be filled only by a majority of the remaining directors in office, even if less than a quorum. These requirements make it more difficult to change our management by removing and replacing directors and may prevent a change in control of our company that is in the best interests of our stockholders.

We are a holding company with no direct operations and, as such, we will rely on funds received from our operating partnership to pay liabilities, and the interests of our stockholders will be structurally subordinated to all liabilities and obligations of our operating partnership and its subsidiaries.

        We are a holding company and will conduct substantially all of our operations through our operating partnership. We do not have, apart from an interest in our operating partnership, any independent operations. As a result, we will rely on distributions from our operating partnership to pay any dividends we might declare on shares of our common stock. We will also rely on distributions from our operating partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our operating partnership. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be available to satisfy the claims of our stockholders only after all of our and our operating partnership's and its subsidiaries' liabilities and obligations have been paid in full.

Our operating partnership may issue additional OP units to third parties without the consent of our stockholders, which would reduce our ownership percentage in our operating partnership and would have a dilutive effect on the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our stockholders.

        After giving effect to this offering, we will own 100% of the outstanding OP units and we may, in connection with our acquisition of properties or otherwise, cause our operating partnership to issue additional OP units to third parties. Such issuances would reduce our ownership percentage in our operating partnership and affect the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our stockholders. Because you will not directly own OP units, you will not have any voting rights with respect to any such issuances or other partnership level activities of our operating partnership.

Compensation awards to our officers may not correlate to or correspond with our financial results or share price.

        The compensation, nominating and governance committee of our board of directors will be responsible for overseeing our compensation and employee benefit plans and practices, including our incentive compensation and equity-based compensation plans. Our compensation, nominating and governance committee will have significant discretion in structuring compensation packages and may make compensation decisions based upon any number of factors. As a result, compensation awards may not correlate to or correspond with our financial results or the share price of our common stock. We may give bonuses, grant equity awards and otherwise highly compensate our management even if we are performing poorly.

Risks Related to Our Qualification and Operation as a REIT

Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would adversely affect the value of our shares and substantially reduce funds available for distributions to our stockholders.

        We believe that our organization and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT commencing with our taxable year ending December 31, 2015. However, we cannot assure you that we will qualify and remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury regulations that have been promulgated under the Code, or the Treasury Regulations, is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, the composition of our assets and the composition of our income. In addition, we must distribute to stockholders annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding net capital gains. Legislation, new Treasury Regulations, administrative interpretations or court decisions may materially and adversely affect our ability to qualify as a REIT for U.S. federal income tax purposes.

        In connection with this offering, we will receive an opinion from Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, or Baker Donelson, that, commencing with our taxable year ending December 31, 2015, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws and our proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for such year and subsequent taxable years. Investors should be aware that the Baker Donelson opinion will be based upon customary assumptions and representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, will not be binding upon the Internal Revenue Service, or the IRS, or any court and will speak as of the date issued. In addition, Baker Donelson's opinion will be based on the existing U.S. federal income tax laws governing qualification as a REIT, which are subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, on a continuing basis, through actual annual operating results, certain requirements set forth in the U.S. federal income tax laws. Baker Donelson will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

        If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distribution to our stockholders because:

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  we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

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  we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

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  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

        In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our shares. See "Material U.S.

Federal Income Tax Considerations" for a discussion of the material U.S. federal income tax consequences relating to us and an investment in our shares of common stock.

If our operating partnership failed to qualify as a "partnership" for U.S. federal income tax purposes, we would cease to qualify as a REIT and suffer other adverse consequences.

        We believe that our operating partnership will be treated either as an entity disregarded from us or, after the admission of additional partners, if any, as a "partnership" for U.S. federal income tax purposes. As a disregarded entity or a partnership, our operating partnership will not be subject to U.S. federal income tax on its income. Instead, each of its partners will be allocated, and may be required to pay tax with respect to, its share of our operating partnership's income. We cannot assure you that the IRS will not challenge the status of our operating partnership, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as an entity taxable as a corporation, it would be liable for U.S. federal and state corporate income taxes on its taxable income and we would fail to meet the gross income tests and certain of the asset tests applicable to REITs under the Code and cease to qualify as a REIT.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flows.

        Even if we qualify for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, taxes on income from certain "prohibited transactions" and state or local income, property and transfer taxes. In addition, any taxable REIT subsidiary, or TRS, that we may form or in which we may invest will be subject to regular corporate federal, state and local taxes. Any of these taxes would decrease cash available for distributions to our stockholders.

To qualify as a REIT and avoid the payment of U.S. federal income and excise taxes, we may be forced to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of our stock or debt securities or sell assets to make distributions, in each case during unfavorable market conditions and which may result in our distributing amounts that would otherwise be used for our operations.

        To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, determined without regard to the dividends paid deduction and excluding net capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income (determined without regard to the deduction for dividends paid) each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on operations, the acquisitions of properties and the service of our debt. It is possible that we could be required to borrow funds, use proceeds from the issuance of securities, pay taxable dividends of our stock or debt securities or sell assets in order to distribute enough of our taxable income to qualify or maintain our qualification as a REIT and to avoid the payment of U.S. federal income and excise taxes. We cannot assure you that a sufficient amount of capital will be available to us on favorable terms, or at all, when needed for the foregoing purposes, which would materially and adversely affect our financial condition, results of operations, cash flows and ability to pay distributions on, and the per share trading price of, our common stock.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

        To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares. In order to meet these tests, we may be required to forego investments we might otherwise make or liquidate otherwise attractive investments. Thus, compliance with the REIT requirements may reduce our income and amounts available for distribution to our stockholders and otherwise hinder our performance.

The "prohibited transactions" tax may limit our ability to dispose of our properties.

        A REIT's net gain or income from "prohibited transactions" is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although a safe harbor regarding the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we will be able to comply with the safe harbor with respect to any sale of our properties or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in an otherwise attractive sale of property or may conduct such a sale through a TRS, which would subject such sale to federal and state income taxation.

The ability of our board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Any ownership of a TRS we may form in the future will be subject to limitations and our transactions with a TRS will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm's-length terms.

        We may, in the future, form one or more TRSs for various reasons, including for the purpose of leasing "qualified healthcare properties" from us pursuant to the provisions of RIDEA. Overall, no more than 25% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis. We will monitor the value of our respective investments in any TRS that we may form for the purpose of ensuring compliance with the TRS ownership limitation and will structure our transactions with any TRS on terms that we believe are arm's length to avoid incurring the 100% excise tax described above. However, there can be no assurance that we will be able to comply with such TRS ownership limitation or to avoid application of the 100% excise tax.

The formation of a TRS would increase our overall tax liability.

        Any TRS we form in the future, including a TRS formed to lease "qualified healthcare properties" from us under the provisions of RIDEA, will be subject to federal and state income tax on its taxable income. Accordingly, although our ownership of a TRS may allow us to participate in income we otherwise could not receive directly as a REIT, such income would be fully subject to federal and state income tax.

If a TRS tenant failed to qualify as a TRS, or the operator of a facility engaged by a TRS tenant did not qualify as an "eligible independent contractor," we could fail to qualify as a REIT and could be subject to higher taxes and have less cash available for distribution to our stockholders.

        We may, in the future, lease certain of our properties that qualify as "qualified healthcare properties" to a TRS tenant, although we have no present intention to do so. Rent paid by a tenant that is a "related party tenant" of ours will not be qualifying income for purposes of the two gross income tests applicable to REITs. However, so long as any TRS tenant of ours qualifies as a TRS, it will not be treated as a "related party tenant" with respect to our healthcare properties that are managed by "eligible independent contractors." We would seek to structure any future arrangements with a TRS tenant such that the TRS tenant would qualify to be treated as a TRS for U.S. federal income tax purposes, but there can be no assurance that the IRS would not challenge the status of a TRS or that a court would not sustain such a challenge. If the IRS were successful in disqualifying a TRS tenant from treatment as a TRS, it is possible that we would fail to meet the asset tests applicable to REITs and a significant portion of our income would fail to qualify for the gross income tests. If we failed to meet either the asset or gross income tests, we would likely lose our REIT qualification for federal income tax purposes.

        Additionally, if the operator of a facility engaged by a TRS tenant does not qualify as an "eligible independent contractor," we could fail to qualify as a REIT. Any operator of a healthcare facility leased to a TRS tenant must qualify as an "eligible independent contractor" under the REIT rules in order for the rent paid to us by such TRS tenant to be qualifying income for purposes of the REIT gross income tests. Among other requirements, in order to qualify as an eligible independent contractor a facility operator must not own, directly or indirectly, more than 35% of our outstanding shares and no person or group of persons can own more than 35% of our outstanding shares and the ownership interests of the facility operator, taking into account certain ownership attribution rules. The ownership attribution rules that apply for purposes of these 35% thresholds are complex. Although we would monitor ownership of our shares by any facility operators and their owners, there can be no assurance that these ownership levels will not be exceeded.

If leases of our properties are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT and would be subject to higher taxes and have less cash available for distribution to our stockholders.

        Rents paid to us by third-party tenants and any TRS tenant that we may form in the future pursuant to the leases of our properties will constitute substantially all of our gross income. In order for such rent to qualify as "rents from real property" for purposes of the gross income tests applicable to REITs, the leases must be respected as true leases for U.S. federal income tax purposes and not be treated as service contracts, joint ventures or some other type of arrangement. If our leases are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

You may be restricted from acquiring or transferring certain amounts of our common stock.

        The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit and other restrictions on ownership and transfer of our shares contained in our charter may inhibit market activity in our shares and restrict our business combination opportunities.

        In order to qualify as a REIT for each taxable year after 2015, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding shares at any time during the last half of each taxable year after 2015. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our shares under this requirement. Additionally, at least 100 persons must beneficially own our shares during at least

335 days of a taxable year for each taxable year after 2015. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares.

        Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, our charter prohibits any person from beneficially or constructively owning more than 9.8% in value of the outstanding shares of our capital stock or 9.8%, in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of such limits would result in our failing to qualify as a REIT. This, as well as other restrictions on transferability and ownership, will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

        The maximum tax rate applicable to "qualified dividend income" payable to U.S. stockholders that are taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates on qualified dividend income. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Distributions to tax-exempt stockholders may be classified as UBTI.

        In general, neither ordinary nor capital gain distributions with respect to our common stock, nor gain from the sale of our common stock, should constitute UBTI to a tax-exempt stockholder. However, under certain limited circumstances, income and gain recognized by certain tax-exempt stockholders could be treated, in whole or in part, as UBTI.

Non-U.S. stockholders may be subject to FIRPTA taxation upon the sale of their shares of our common stock.

        Subject to the exceptions described herein, a non-U.S. person generally is subject to U.S. federal income tax on gain recognized on a disposition of our stock under the Foreign Investment in Real Property Tax Act, or FIRPTA. However, such FIRPTA tax will not apply if we are "domestically controlled," meaning less than 50% of our stock, by value, has been owned directly or indirectly by non-U.S. persons during a specified look-back period. In addition, even if we were not domestically controlled, such tax would not apply to such non-U.S. stockholder if our common stock was traded on an established securities market and such stockholder did not, at any time during the five-year period prior to a sale of our common stock, directly or indirectly own more than 5% of the value of our outstanding common stock. We cannot assure you that we will qualify as a "domestically controlled" REIT, although we expect our stock will be regularly traded on an established securities market.

Our capital gain distributions to non-U.S. stockholders attributable to our sales of U.S. real property interests may be subject to tax under FIRPTA.

        A non-U.S. stockholder generally is subject to U.S. income tax on our capital gain distributions attributable to our sales of U.S. real property interests under FIRPTA. However, if our common stock is regularly traded on an established securities market, such distributions will not be subject to such tax if such stockholder did not, at any time during the one-year period preceding the distribution, directly or indirectly own more than 5% of the value of our outstanding common stock. While we expect our stock will be regularly traded on an established securities market, if it is not so traded, or if we are unable to determine the level of ownership of a particular non-U.S. stockholder, we may be required to withhold 35% of any distribution to such stockholder that we designate as a capital gain dividend.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

        At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations.

        See "Material U.S. Federal Income Tax Considerations" for a more detailed discussion of these and other material U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of our common stock.

Risks Related to This Offering

There has been no public market for our common stock prior to this offering and an active trading market for our common stock may not develop following this offering.

        Prior to this offering, there has not been any public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained or that our common stock will be resold at or above the initial public offering price. The initial public offering price of our common stock will be determined by agreement among us and the underwriters, but there can be no assurance that our common stock will not trade below the initial public offering price following the completion of this offering. See "Underwriting" for additional information. The market value of our common stock could be substantially affected by general market conditions, including the extent to which a secondary market develops for our common stock following the completion of this offering, the extent of institutional investor interest in us, the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies), our financial performance and general stock and bond market conditions.

Our unaudited pro forma financial statements may not be representative of our financial statements as an independent public company.

        Our unaudited pro forma financial statements that are included in this prospectus do not necessarily reflect what our financial position, results of operations or cash flows would have been had we been an independent entity during the periods presented. Furthermore, this financial information is not necessarily indicative of what our results of operations, financial position or cash flows will be in the future. It is not possible for us to accurately estimate all adjustments that may reflect all the significant changes that will occur in our cost structure, funding and operations as a result of this offering and acquisition of the Initial Properties, including potential increased costs associated with reduced economies of scale and increased costs associated with being an independent publicly traded company. See "Selected Historical and Pro Forma Financial and Other Data" and our unaudited pro forma financial statements, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," appearing elsewhere in this prospectus.

The market price and trading volume of our common stock may be volatile following this offering.

        Even if an active trading market develops for our common stock, the trading price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur, and investors in our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. If the per share trading price of our common stock declines significantly, you may be unable to resell your shares at or above the public offering price. We cannot assure you that the trading price of our common stock will not fluctuate or decline significantly in the future.

        Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

  •
  actual or anticipated variations in our quarterly operating results or dividends;

  •
  changes in our FFO or earnings estimates;

  •
  publication of research reports about us or the real estate industry;

  •
  increases in market interest rates that lead purchasers of our shares to demand a higher yield;

  •
  changes in market valuations of similar companies;

  •
  adverse market reaction to any additional debt we incur in the future;

  •
  additions or departures of key management personnel;

  •
  actions by institutional stockholders;

  •
  speculation in the press or investment community;

  •
  the realization of any of the other risk factors presented in this prospectus;

  •
  the extent of investor interest in our securities;

  •
  the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

  •
  our underlying asset value;

  •
  investor confidence in the stock and bond markets generally;

  •
  changes in tax laws;

  •
  future equity issuances;

  •
  failure to meet earnings estimates;

  •
  failure to meet and maintain REIT qualification;

  •
  changes in our credit ratings; and

  •
  general market and economic conditions.

        In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management's attention and resources, which could have a material adverse effect on us, including our financial condition, results of operations, cash flow and the per share trading price of our common stock.

You will experience immediate and material dilution in connection with the purchase of our common stock in this offering.

        As of March 31, 2015, our aggregate historical combined net tangible book value was approximately $2,000, or $0.01 per share of common stock. As a result, the pro forma net tangible book value per share of common stock after the completion of this offering will be less than the initial public offering price. The purchasers of our common stock offered hereby will experience immediate and substantial dilution of $3.79 per share of common stock in the pro forma net tangible book value per share of our common stock. See "Dilution" for additional information.

Increases in market interest rates may have an adverse effect on the trading prices of our common stock as prospective purchasers of our common stock may expect a higher dividend yield and as an increased cost of borrowing may decrease our funds available for distribution.

        One of the factors that will influence the trading prices of our common stock will be the dividend yield on the common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher dividend yield (with a resulting decline in the trading prices of our common stock) and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of our common stock to decrease.

The number of shares of our common stock available for future issuance or sale could materially adversely affect the per share trading price of our common stock.

        We are offering 6,250,000 shares of common stock as described in this prospectus. Upon completion of this offering, assuming the underwriters' option to purchase additional shares is not exercised, we will have outstanding approximately 6,573,684 shares of common stock (including an aggregate of 123,684 shares of common stock to be sold to Timothy G. Wallace, our Chairman, Chief Executive Officer and President, and certain of our officers and director nominees in the concurrent private placements, 200,000 shares of common stock that were previously sold in connection with our initial capitalization, and excluding an aggregate of 85,757 shares of common stock to be issued under our 2014 Incentive Plan to members of our management and directors for payment of salaries in stock in lieu of cash shortly after the completion of this offering). Of these shares of common stock, the shares sold in this offering will be freely tradable, except for any shares purchased in this offering by our affiliates, as that term is defined by Rule 144 of the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, or the Securities Act.

        We cannot predict whether future issuances or sales of our common stock or the availability of shares for resale in the open market will decrease the per share trading price of our common stock. The trading price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse.

Our issuance of equity securities or the perception that such issuances might occur could materially adversely affect us, including the per share trading price of our common stock.

        The exercise of the underwriters' option to purchase additional shares, the concurrent private placements of our common stock to Timothy G. Wallace, our Chairman, Chief Executive Officer and President, and certain other officers and director nominees of the Company, the vesting of any restricted shares granted to certain directors, executive officers and other employees under our 2014 Incentive Plan, the issuance of our common stock or OP Units in connection with future property, portfolio or business acquisitions and other issuances of our common stock could have an adverse effect on the per share trading price of our common stock, and the existence of our common stock issuable under our 2014 Incentive Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities. In addition, future issuances of our common stock may be dilutive to existing stockholders. For more information concerning the 2014 Incentive Plan, see "Management—Executive Officer, Director and Other Officer Compensation".

Future offerings of debt securities, which would be senior to our common stock upon liquidation, or preferred equity securities, which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may materially adversely affect us, including the per share trading price of our common stock.

        In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including medium-term notes, senior or subordinated notes and classes or series of preferred shares. Upon liquidation, holders of our debt securities and preferred shares and lenders with respect to other borrowings will be entitled to receive our available assets prior to distribution to the holders of our common stock. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. Holders of our common stock are not entitled to preemptive rights or other protections against dilution. Our preferred shares, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability pay dividends or other distributions to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk that our future offerings could reduce the trading price of our common stock and dilute their interest in us.

If securities analysts do not publish research or reports about our industry or if they downgrade our common stock or the healthcare-related real estate sector, the price of our common stock could decline.

        The trading market for our common stock will rely in part upon the research and reports that industry or financial analysts publish about us or our industry. We have no control over these analysts. Furthermore, if one or more of the analysts who do cover us downgrades our shares or our industry, or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose attention in the market which in turn could cause the price of our common stock to decline.

Future sales of shares of our common stock, particularly by our executive officers, may cause the per share trading price of our common stock to decline.

        Any sales of a substantial number of shares of our common stock, or the perception that those sales might occur, may cause the per share trading price of the common stock to decline. After this offering and the expiration of any applicable transfer restrictions imposed by the 2014 Incentive Plan, or by our officers, stock purchase agreements or lockup agreements with us, our executive officers will have the ability to sell approximately 6.80% of our outstanding common stock (5.97% if the underwriters exercise their option to purchase additional shares in full). Although our directors and executive officers have agreed not to sell the common stock they hold immediately upon completion of this offering for at least three years after this offering, they may sell a significant number of shares after that time, which could cause the per share trading price of our common stock to decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, our pro forma financial statements and all of our statements regarding anticipated growth in our FFO and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "pro forma," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

        Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

  •
  our lack of operating history;

  •
  defaults on or non-renewal of leases by our tenants;

  •
  adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

  •
  decreased rental rates or increased vacancy rates;

  •
  difficulties in identifying healthcare properties to acquire and completing acquisitions;

  •
  our ability to make distributions on our shares;

  •
  our dependence upon key personnel whose continued service is not guaranteed;

  •
  our ability to identify, hire and retain highly qualified personnel in the future;

  •
  the degree and nature of our competition;

  •
  general economic conditions;

  •
  the availability, terms and deployment of debt and equity capital;

  •
  general volatility of the market price of our common stock;

  •
  changes in our business or strategy;

  •
  changes in governmental regulations, tax rates and similar matters;

  •
  new laws or regulations or changes in existing laws and regulations that may adversely affect the healthcare industry;

  •
  trends or developments in the healthcare industry that may adversely affect our tenants;

  •
  competition for acquisition opportunities;

  •
  our failure to successfully develop, integrate and operate acquired properties and operations;

  •
  our ability to operate as a public company;

  •
  changes in GAAP;

  •
  lack of or insufficient amounts of insurance;

  •
  other factors affecting the real estate industry generally;

  •
  our failure to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes;

  •
  limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

  •
  changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

        While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus, except as required by applicable law. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

 USE OF PROCEEDS

        After deducting the underwriting discount and commissions and estimated expenses of this offering payable by us, we expect to receive net proceeds from this offering and the concurrent private placements of approximately $111,023,296 (or approximately $127,588,921 if the underwriters' option to purchase additional shares is exercised in full).

        We will contribute the net proceeds from this offering and the concurrent private placements to our operating partnership. Our operating partnership intends to use the net proceeds from this offering and the concurrent private placements as follows:

  •
  approximately $114.5 million to acquire the Initial Properties;

  •
  the balance, if any, for general corporate and working capital purposes, including payment of expenses associated with this offering, the acquisition of the Initial Properties and possible future acquisitions and development activities.

        Pending application of net proceeds of this offering and the concurrent private placements, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to qualify for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.

 DISTRIBUTION POLICY

        To satisfy the requirements to qualify as a REIT, and to avoid paying tax on our income, we intend to pay regular quarterly cash dividends of all or substantially all of our REIT taxable income (excluding net capital gains) to holders of our common stock. We intend to pay a pro rata dividend with respect to the period commencing on the completion of this offering and ending on June 30, 2015, based on $0.375 per share for a full quarter. On an annualized basis, this would be $1.50 per share, or an annual dividend rate of approximately 7.9%. We estimate that this initial annual dividend rate would have represented approximately 97.6% of estimated cash available for distribution, as adjusted, to holders of our common stock for the trailing 12-month period ended March 31, 2015. We do not intend to reduce the expected dividend per share if the underwriters' option to purchase additional shares is exercised, however, this could require us to borrow funds to pay dividends or to use the net proceeds from this offering to pay dividends. Our intended initial annual distribution rate has been established based on our estimate of cash available for distribution, as adjusted, for the trailing 12-month period ended March 31, 2015, which we have calculated based on adjustments to our pro forma net income for the trailing 12-month period ended March 31, 2015 (after giving effect to this offering and our acquisition of the Initial Properties). This estimate was based on our pro forma operating results and does not take into account our business and growth strategies, nor does it take into account any unanticipated expenditures we may have to make or any financings for such expenditures. In estimating our cash available for distribution, as adjusted, for the trailing 12-month period ended March 31, 2015, we have made certain assumptions as reflected in the pro forma financial statements, footnotes and the table below.

        Our estimate of cash available for distribution, as adjusted, does not include the effect of any changes in our working capital or the amount of cash to be used for investing activities for acquisition and other activities. Any such investing and/or financing activities may have a material effect on our available cash balances. Because we have made the assumptions set forth herein in estimating cash available for distribution, as adjusted, we do not intend this estimate to be a projection or forecast of our actual results of operations, EBITDA, FFO, liquidity or financial condition and have estimated cash available for distribution, as adjusted, for the sole purpose of determining our estimated initial annual distribution. Our estimate of cash available for distribution, as adjusted, should not be considered as an alternative to cash flow from operating activities (computed in accordance with GAAP) or as an indicator of our liquidity or our ability to make distributions. In addition, the methodology upon which we made the adjustments described below is not necessarily intended to be a basis for determining future distributions.

        We believe that our estimate of cash available for distribution, as adjusted, constitutes a reasonable basis for setting the initial distribution rate, as the Initial Properties have been in operation for more than a year. However, we cannot assure you that our estimate will prove accurate, and actual distributions may therefore be significantly different than the initial distribution rate. Our actual results of operations will be affected by a number of factors, including the revenue received from our properties, our property operating expenses, interest expense (to the extent we incur indebtedness), and unanticipated capital expenditures.

        We cannot assure you that our estimated distributions will be made or sustained or that our board of directors will not change our distribution policy in the future. Any future distributions will be at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including the revenue we receive from our properties, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as our board of directors deems relevant. To the extent that our cash available for distribution is less than 90% of our REIT taxable income, we may consider various means to cover any such shortfall, including borrowing under our anticipated credit facility or other loans, selling certain of our assets or using a portion of the net proceeds we receive from this offering or future offerings of equity, equity-related or debt securities or declaring taxable share dividends.

        These calculations do not assume any changes to our operations or any acquisitions or dispositions (or any transaction and pursuit costs related thereto) other than estimated recurring capital expenditures and estimated increases in general and administrative expenses, which would affect our cash flows, or changes in our outstanding common stock. We do not anticipate having any indebtedness and therefore have not considered principal payments. We cannot assure you that our actual results will be as indicated in the calculations below.

Estimated Cash Available for Distributions, as Adjusted

For the Trailing Twelve Months Ended March 31, 2015
Pro forma net income for the year ended December 31, 2014	$5,688,747
Less: Pro forma net income for the three months ended March 31, 2014	(1,422,186)
Add: Pro forma net income for the three months ended March 31, 2015	1,434,695

Pro forma net income for the trailing twelve months ended March 31, 2015	5,701,256
Depreciation and amortization	5,174,211
Amortization of debt discount	261,667
Stock based compensation expense	380,334
Less: Straight line rent	(269,415)
Less: Estimated additional general and administrative costs(1)	(850,000)
Less: Estimated tenant improvements, leasing commissions and capital expenditures(2)	(93,421)

Estimated cash available for distribution, as adjusted	$10,304,632

Estimated initial annual distribution(3)	$10,059,156

Payout ratio based on estimated cash available for distribution, as adjusted(4)	97.6%

(1)
Estimated additional general and administrative costs consist of legal and accounting (based upon estimates provided by our external legal and accounting professionals and management's previous experience in managing a public REIT), insurance, travel, rent and other costs (based on proposed arrangements and anticipated activity). We have estimated a level of general and administrative costs required to manage the Company as a public company and to operate the Initial Properties, including but not limited to salaries, board of directors fees and expenses, director's and officer's insurance, Sarbanes-Oxley Act compliance costs, and legal, audit and tax fees.

(2)
Estimated tenant improvements, leasing commissions and capital expenditures are based on the Company's due diligence review of historical levels incurred by the Initial Properties and are estimated at approximately $0.15 per square foot.

(3)
Represents the aggregate amount per share of the intended annual distribution multiplied by the shares of common stock that will be outstanding upon completion of this offering. Excludes shares of common stock that may be issued by us upon exercise of the underwriters' option to purchase additional shares.

(4)
If the underwriters' option to purchase up to an additional 937,500 shares of common stock from us is exercised in full, our initial annual distribution would increase by approximately $1,406,250 and our payout ratio would increase to 111.3% assuming no investment of the additional proceeds.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2015 (i) on an actual basis and (ii) on a pro forma basis as adjusted to give effect to (a) the sale of the shares of common stock offered hereby (after deducting underwriting discounts and offering expenses and assuming the underwriters' option to purchase additional shares of common stock is not exercised), (b) the concurrent private placements, and (c) the acquisition of the Initial Properties and the entry into the related leases.

        You should read this table in conjunction with "Use of Proceeds," "Selected Historical and Pro Forma Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	Historical	As Adjusted for this Offering and Acquisition of Initial Properties
Credit facility(3)	—	4,536,001
Stockholders' equity
Preferred stock, $0.01 par value 50,000,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value 450,000,000 shares authorized; 200,000 issued and outstanding, historical;(1) 6,573,684 issued and outstanding, (2) as adjusted	$2,000	$65,737
Additional paid-in capital	—	$110,959,559
Accumulated loss	—	(1,059,269)

Total stockholders' equity	2,000	109,966,027

Total Capitalization	$2,000	$114,502,028

(1)
Includes 200,000 shares of common stock that were previously sold to our stockholders in connection with our initial capitalization.

(2)
Represents (a) 200,000 shares of common stock that were previously sold to our stockholders in connection with our initial capitalization and (b) an aggregate of 123,684 shares of common stock to be issued to Mr. Wallace, our Chairman, Chief Executive Officer and President, and certain of our officers and director nominees in concurrent private placements closing concurrently with the completion of this offering. Excludes (a) 937,500 shares of common stock that may be issued by us upon exercise of the underwriters' option to purchase additional shares in full, (b) an aggregate of 132,420 shares of common stock to be issued under our 2014 Incentive Plan to members of our management and directors for payment of salaries in stock in lieu of cash shortly after the completion of this offering, and (c) 402,632 shares of our common stock available for future issuance under our 2014 Incentive Plan.

(3)
Represents $5,236,001 of initial draws on the line of credit less debt issuance costs of $785,000 presented as a debt discount.

 DILUTION

        Purchasers of our common stock offered by this prospectus will experience an immediate and substantial dilution of the net tangible book value of our common stock from the initial public offering price. See "Risk Factors—Risks Related to this Offering—You will experience immediate and material dilution in connection with the purchase of our common stock in this offering." The following table illustrates this per share dilution:

Initial public offering price per share of common stock	$19.00
Net tangible book value per share of common stock before this offering(1)(2)	$0.01
Increase in pro forma net tangible book value per share of common stock after this offering(3)	$15.20

Pro forma net tangible book value per share of common stock after this offering(4)	$15.21

Dilution in pro forma net tangible book value per share to new investors(5)	$3.79

(1)
Net tangible book value per share of our common stock before this offering is determined by dividing the net tangible book value based on March 31, 2015 net book value of tangible assets by the number of shares of common stock held by prior stockholders after this offering.

(2)
As of March 31, 2015, our initial stockholders owned 200,000 shares of common stock for which they paid $0.01 per share of common stock in connection with the initial capitalization of the Company.

(3)
The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the net tangible book value per share before this offering (see note (2) above) from (b) the pro forma net tangible book value per share after this offering (see note (5) below).

(4)
Based on pro forma net tangible book value of approximately $100,010,865 (calculated as pro forma stockholders' equity less intangible assets and debt discount) divided by 6,573,684 shares of common stock, assuming the size of this offering does not change.

(5)
Dilution is determined by subtracting pro forma net tangible book value per share of common stock after giving effect to this offering from the initial public offering price paid by a new investor for a share of common stock.

 SELECTED HISTORICAL AND PRO FORMA FINANCIAL AND OTHER DATA

        The following table sets forth financial information for the Company which is derived from the audited consolidated financial statements included elsewhere in this prospectus. Except for the historical information as and for the year ended December 31, 2014, the information provided below is unaudited. The pro forma information provided in the table below is presented as of and for the year ended December 31, 2014 and as of and for the three months ended March 31, 2015 giving effect to (a) the sale of the shares of common stock offered hereby (after deducting underwriting discounts and offering expenses and assuming the underwriters' option to purchase additional shares of common stock is not exercised), (b) the concurrent private placements, and (c) the acquisition of the Initial Properties and the entry into the related leases as if such transactions had occurred on January 1, 2014.

        The pro forma information is for informational purposes and does not purport to represent what the actual financial position or results of operations of the Company would have been as of or for the periods indicated had the transactions been completed as of the date indicated, nor does it purport to represent any future financial position or results of operations.

        You should read the following summary historical and pro forma financial information together with the discussion under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and related notes thereto included elsewhere in this prospectus.

	At or for the Three Months Ended March 31, 2015			At or for the Year Ended December 31, 2014
	Historical	As Adjusted for the Offering and Acquisition of Initial Properties		Historical	As Adjusted for the Offering and Acquisition of Initial Properties
Pro forma statement of income data:
Revenues:
Rental income	$—	$3,548,808		$—	$14,050,257
Costs and Expenses:
Property operating expenses	—	623,078		—	2,397,375
Interest expense	—	102,398		—	409,590
Depreciation and amortization	—	1,293,553		—	5,174,211
General and administrative expenses	—	95,084		—	380,334

Total expenses	—	2,114,113		—	8,361,510

Net income	$—	$1,434,695		$—	$5,688,747

Net income per share	$—	$0.21		$—	$0.85

Shares outstanding	200,000	6,706,104	(1)	200,000	6,706,104	(1)

Pro forma balance sheet data:
Assets:
Cash and cash equivalents	$2,000	$—
Real estate investments	—	114,502,028
Intangible assets	—	—

Total Assets	$2,000	$114,502,028

Liabilities and Stockholders' equity
Liabilities:
Credit facility	$—	$4,536,001

Total Liabilities	$—	$4,536,001

Stockholders' equity:
Preferred stock, $0.01 par value 50,000,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value 450,000,000 shares authorized; 200,000 issued and outstanding, historical; 6,573,684 issued and outstanding, as adjusted	2,000	65,737
Additional paid-in capital	—	110,959,559
Accumulated loss	—	(1,059,269)

Total stockholders' equity	2,000	109,966,027

Total liabilities and stockholders' equity	2,000	$114,502,028

Other data:
Funds from operations(2)	$—	$2,728,248		$—	$10,862,958

Funds from operations per share(2)	$—	$0.41		$—	$1.62

Net operating income(2)	$—	$2,858,376		$—	$11,383,467

(1)
Assumes the shares were issued on January 1, 2015 and, accordingly, includes an aggregate of 132,400 shares of common stock to be issued under our 2014 Equity Incentive Plan, notwithstanding that only 85,757 shares will be issued under the 2014 Equity Incentive Plan, which represents the pro rata amount based on the anticipated closing date of this offering.

(2)
FFO and NOI are non-GAAP measures. The GAAP measure that we believe to be most directly comparable to FFO and NOI is net income (loss). See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" for the definitions of FFO and NOI and a reconciliation of each measure to net income (loss).

 Significant Assumptions to Pro Forma Financial Information

        Significant assumptions used in the unaudited pro forma consolidated financial information are set forth below. You should read the following information together with the unaudited consolidated financial statements and related notes thereto included elsewhere in this prospectus.

Pro Forma Income Statement Assumptions

  •
  Rental income, as adjusted, from the Initial Properties for the year is $14,050,257 ($3,548,808 for the three months), which represents base rent, operating cost reimbursements and straight-line rent from the Initial Properties under the terms of the leases.

  •
  Property operating expenses, as adjusted, for the Initial Properties for the year is $2,397,375 ($623,078 for the three months), which represents taxes, assessments, water, sewer, excises, fees, all other governmental charges, utility charges, insurance premiums and all other charges payable with respect to the Initial Properties.

  •
  Depreciation expense, as adjusted, of real estate investments is calculated using the straight-line method and useful remaining lives of approximately 30 years. Amortization expense, as adjusted, of intangible assets is calculated based on these assets being amortized over the lease life of the in-place leases or the tenant's respective lease term, a range of 1.2 to 7.5 years and an average of 4.3 years.

  •
  General and administrative expenses, as adjusted, of $380,344 ($95,084 for the three months) consist of compensation based upon agreements and elections in effect as of the date of this prospectus, resulting in the issuance of 132,420 shares of common stock. In addition, we expect incremental costs for items such as legal, accounting, public company reporting, stockholder relations, public relations, travel, rent and other costs to increase general and administrative expenses another $700,000 to $1,000,000 based on estimates provided by our external and legal accounting professionals and management's previous experience in managing a public REIT.

  •
  Interest expense of $147,923 ($36,981 for the three months) at three-months LIBOR plus 250 basis points plus the amortization of debt discount over three years related to debt issuance cost of $261,667 ($65,417 for the three months).

Pro Forma Balance Sheet Assumptions

  •
  Issuance of 6,250,000 shares of common stock in this offering for an aggregate of $118,750,000, less aggregate underwriting discounts of $8,312,500 and an aggregate of 123,684 shares of common stock issued in the concurrent private placements for an aggregate of $2,350,000.

  •
  Cost of the Initial Properties of $114.5 million allocated between land, building and identified intangibles based on the fair value of the various assets in accordance with Accounting Standards Codification 805, Business Combinations.

  •
  Payment of an estimated $1,059,269 of costs related to the acquisition of the Initial Properties and organizing the Company (which are expensed) and payment of an estimated $1,764,200 of costs related to preparing the offering (which reduce offering proceeds) including reimbursements to AFP and its affiliates for costs incurred by AFP in connection with this offering.

  •
  Borrowing $5,321,001 on the anticipated credit facility to complete the acquisition of the Initial Properties and to pay fees associated with the anticipated credit facility less debt issuance cost of $785,000 presented as debt discount.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a newly formed company and have not yet commenced revenue generating operations. Therefore, we do not have any meaningful historical operations to discuss. The following Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those expected or implied in these forward looking statements as a result of certain factors, including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. See "Cautionary Statement Regarding Forward-Looking Statements." The following discussion and analysis should be read in conjunction with the audited combined historical financial statements and related notes thereto and the unaudited pro forma consolidated financial statements and related notes thereto, each included elsewhere in this prospectus.

        As used in this section, unless the context otherwise requires, "we," "us," "our," "the Company," "our company," and "Community Healthcare Trust" mean Community Healthcare Trust Incorporated, a Maryland corporation, and its consolidated subsidiaries, including Community Healthcare OP, LP, a Delaware limited partnership of which we are the sole general partner. Where appropriate, the following discussion includes analysis of the effects of the acquisition of the Initial Properties, certain other transactions and this offering. These effects are reflected in our unaudited pro forma consolidated financial statements and related notes thereto located elsewhere in this prospectus.

Overview

        We are a fully-integrated healthcare real estate company that was recently organized to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers in Non-Urban markets. We intend to invest in real estate that is diversified across healthcare provider, geography, facility type and industry segment. We believe that favorable demographic trends, continuing increases in healthcare spending and the continuing shift in the delivery of healthcare services to community-based outpatient facilities create attractive opportunities for us to invest in Non-Urban healthcare facilities. We intend to focus on Non-Urban healthcare facilities because we believe these properties are essential to healthcare providers in their local markets and can generate greater risk-adjusted returns than similar facilities in urban markets. In addition, we believe our management team's extensive relationships with healthcare providers and owners of healthcare facilities will provide us with the opportunity to acquire attractive Non-Urban healthcare facilities outside of the competitive bidding process. Furthermore, we believe there is significantly less competition from existing REITs and institutional buyers for these Non-Urban assets than for comparable urban assets, thereby providing growth opportunities that produce attractive risk-adjusted returns.

        We were incorporated in Maryland on March 28, 2014 and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015. We will conduct our business through a traditional UPREIT structure in which our properties are owned by our operating partnership directly or through subsidiaries. We are the sole general partner of our operating partnership and we presently own all of the OP units. In the future, we may issue OP units to third parties in connection with our property acquisitions, as consideration or otherwise. We intend to be "self-administered" and managed by our executives and staff. We do not intend to engage a separate advisor or pay an advisory fee for administrative or investment services, although we will engage legal, accounting, tax and financial advisors from time to time. We intend to declare and pay dividends to our stockholders in amounts not less than the amounts required to maintain REIT status under the Code and, in general, in amounts exceeding taxable income. Our ability to pay dividends will depend upon cash available for distribution.

The Offering and Acquisition of the Initial Properties

        We estimate that the net proceeds from this offering and the concurrent private placements will be approximately $111.0 million, or approximately $127.6 million if the underwriters' option to purchase additional shares is exercised in full (in each case after deducting the underwriting discount and commissions and estimated expenses payable by us). We intend to use the net proceeds of this offering and the concurrent private placements to acquire the Initial Properties. See "Use of Proceeds" for additional information.

        Our Initial Properties will consist of 35 properties comprised of an aggregate of approximately 623,000 net leasable square feet located in 18 states. We intend to lease the Initial Properties to healthcare providers across a range of facility types in diverse healthcare industry segments. We will receive a cash rental stream from these healthcare providers under our leases. Generally, a majority of our tenants will be responsible for the operating expenses of the Initial Properties, including real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. We believe this net lease structure helps insulate us from increases in certain property operating expenses and provides more predictable cash flow. In the future, we anticipate that we will continue to enter into net leases for most of our properties. We have structured and in the future will structure our leases to generate attractive returns on a long-term basis. The leases for the Initial Properties typically include annual rent escalators and we expect the leases we enter into in the future to include annual rent escalators. Our operating results depend significantly upon the ability of our tenants to make contractual rent payments. We believe that our Initial Properties will enable us to generate stable cash flows over time because of the diversity of our tenants.

        We anticipate that, upon completion of this offering, none of our properties will have mortgages and we will have no corporate debt outstanding. However, in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties, we intend to borrow under the revolving credit facility in the amount of any shortfall in the net proceeds. Furthermore, concurrently with or shortly after the completion of this offering, we expect to obtain the anticipated credit facility with a borrowing capacity of up to $75.0 million. We also intend to use the OP units as currency to acquire additional properties from owners seeking to defer their potential taxable gain and diversify their holdings. We believe that the expected borrowing capacity under our anticipated credit facility, combined with our ability to use OP units as acquisition currency and our ability to place mortgages on all of our properties, will provide us with significant financial flexibility to capitalize on favorable acquisition opportunities and fund future growth.

Trends Which May Influence Results of Operations

        Substantially all of our revenues are expected to be derived from (i) cash rental revenue from healthcare providers, generally received under net leases of our real property containing healthcare facilities, (ii) interest earned from the temporary investment of funds in short-term instruments, and (iii) property dispositions effected from time to time. We will incur operating and administrative expenses, which will consist principally of compensation expense for our officers and other employees, office rental and related occupancy costs and various expenses incurred in the process of acquiring properties.

        Our management intends to monitor factors and trends important to us, the healthcare industry and real estate industry in order to gauge their potential impact on our operations. We believe the following trends in the healthcare real estate market will affect the acquisition, ownership, development and management of healthcare real estate and thus may impact our future operations:

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  Growing healthcare expenditures: According to HHS, healthcare spending accounted for approximately 17.4% of GDP in 2013. National healthcare expenditures continue to rise, and are projected to grow from an estimated $2.9 trillion in 2013 to $4.3 trillion by 2020 representing an average annual rate of growth of 5.6%, reaching a projected 18.4% of GDP in 2020.

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  An aging population: Over the next 25 years the U.S. population is expected to grow by approximately 18.0% according to the U.S. Census Bureau. The rapidly growing senior citizen population in the U.S. is expected to result in substantially increased demand for healthcare services as the baby boomer generation ages and life expectancies lengthen.

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  A continuing shift towards outpatient care: We believe the continuing shift in the delivery of healthcare services to community-based outpatient facilities will increase the need for smaller, more specialized and efficient hospitals and outpatient facilities that more effectively accommodate those services.

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  Implementation of the Affordable Care Act: HHS predicts the Affordable Care Act will result in an additional 30 million Americans having health insurance by 2020, which we believe will increase the frequency of physician office visits. Accordingly, we believe the increased demand for healthcare services will result in the need for healthcare providers to invest in the expansion of medical, outpatient and smaller specialty hospital facilities. Conversely, while the ultimate impact of the Affordable Care Act remains unclear, Congress has also proposed a number of legislative initiatives in response to the Affordable Care Act, including the possible repeal of the Affordable Care Act in its entirety. Because it remains unclear whether there will be any changes made to the Affordable Care Act, we do not know the potential impact on healthcare providers or on our results of operations.

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  Favorable Non-Urban healthcare outlook: Most Non-Urban residents live in counties bordering metropolitan areas, and only a small proportion live in remote communities. Over 61.0% of Non-Urban residents live in counties adjacent to urban areas. Another 29.0% of Non-Urban residents live in counties that contain regional population centers, or micropolitan areas, that do not directly border larger urban areas. Within these Non-Urban areas, residents tend to be older and poorer than their urban counterparts. We believe the majority of the newly-insured will enter the health system through Medicaid and state health exchanges. Therefore, we believe healthcare providers will need to make significant investments in these Non-Urban areas to ensure that these newly covered populations are able to get the care they need in manner that is cost-effective and conveniently located.

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  Changes in third-party reimbursement: Payment for patient care in the United States is generally made by third-party payors, including private insurers and government insurance programs, such as Medicare and Medicaid. The businesses and results of operations of our tenants may be seriously harmed by changes in third-party reimbursement policies, which, in turn, may negatively affect our results of operation.

        For a more detailed discussion of these trends, see "Healthcare Industry and Healthcare Real Estate Overview".

Components of Our Revenues, Expenses and Cash Flow

Revenues

        Our revenues will consist primarily of the rents we collect from our tenants as stipulated in our leases. Additionally, we recognize certain non-cash revenues. These other cash and non-cash revenues are highlighted below.

        Rental revenues.    We will receive a cash rental stream from healthcare providers under our leases. Generally, a majority of our tenants will be responsible for property operating expenses of the Initial Properties, including real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. We believe this net lease structure helps insulate us from increases in certain property operating expenses and provides more predictable cash flow. In the future, we anticipate that we will continue to enter into net leases for most of our properties. Additionally, we are in frequent contact with those tenants whose leases expire in the next twenty-four months. Based on these discussions, we expect that a majority of these tenants will renew their leases, and most likely, at higher rates.

        Other revenues.    We will invest our net revenues into temporary short-term instruments which produce interest.

Expenses

        We will recognize a variety of cash and non-cash charges in our financial statements. Our expenses will consist primarily of depreciation and amortization and general and administrative costs associated with operating our business.

        Property operating expenses.    We will incur property operating expenses consisting of taxes, utility charges, water, sewer, insurance premiums, assessments, ground rents, excises, fees and other governmental charges and other costs associated with owning real estate.

        Depreciation and amortization.    We will incur depreciation and amortization expense on all of our long-lived assets. This non-cash expense is recognized under GAAP over the estimated economic useful lives of our assets.

        General and administrative.    We will incur general and administrative costs consisting of executive and employee compensation, travel and administrative costs, accounting, legal and other professional fees, director fees, stock exchange listing fees, officer and director insurance costs, franchise taxes, corporate filing fees and other costs associated with being a public reporting company.

        Impairment losses.    We will assess the carrying value of real estate investments in accordance with Accounting Standards Codification, or ASC, 360, Property, Plant, and Equipment, or ASC 360, to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Factors that are considered include a significant decrease in market value, an adverse change in the manner in which a long-lived asset is used or a deterioration in physical condition, an adverse change in legal factors or business climate, or a decline in current-period operating cash flows. In the event impairment in value occurs and a portion of the carrying amount of the real estate investments will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investments to their estimated fair value. The estimated fair value of our real estate investments is determined by using customary industry standard methods that include discounted cash flow and/or direct capitalization analysis or estimated cash proceeds received upon the anticipated disposition of the asset in comparable markets.

        Gain or loss on sale of property.    We will record any gain resulting from the sale of assets at the time of sale. We will record any losses resulting from the sale of assets at the time we enter into a definitive agreement for the sale of the asset.

Cash Flow

        Cash flows from operating activities.    Cash flows from operating activities will be derived largely from net income by adjusting our revenues for those amounts not collected in cash during the period in which the revenue is recognized and for cash collected that was billed in prior periods or will be billed in future periods. We expect to make our distributions based largely on cash provided by operations.

        Cash flows from investing activities.    Cash flows from investing activities will consist of cash that is used during a period for making new investments and capital expenditures offset by cash provided by investing activities from sales of real estate investments.

        Cash flows from financing activities.    Cash flows from financing activities will consist of cash we receive from issuances of debt and equity financings. This cash will provide the primary basis for investments in new properties. While we may invest a portion of our cash from operations into new investments, as a result of our distribution requirements to maintain our REIT status, it is likely that additional debt or equity financings will finance the majority of our investment activity. Cash used in financing activities will consist of repayment of debt and distributions paid to our stockholders.

Results of Operations

        We have had no operations from the date of our incorporation through the date of this prospectus. Our future results of operations will depend upon the acquisition of the Initial Properties and other acquisitions of properties in the future and the terms of any subsequent investments the Company may make.

Liquidity and Capital Resources

        Concurrently with or shortly after the completion of this offering, we expect to obtain the anticipated credit facility in an amount up to approximately $75.0 million. We intend to borrow funds under our anticipated credit facility to finance the acquisition of the Initial Properties in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties and to consummate additional property acquisitions as well as for general corporate purposes. As of the date of this prospectus, we have received a commitment letter from a lender for the anticipated credit facility. See "—Anticipated Credit Facility." There can be no assurance that we will enter into definitive documentation with regard to the anticipated credit facility on the terms of the commitment letter or at all. See "Our Business—Initial Properties" and "Policies with respect to Certain Activities" for additional information. See Notes 4 and 8 to Notes to Unaudited Pro Forma Consolidated Financial Statements for additional information.

        We may, under certain circumstances, borrow additional amounts in connection with the acquisition of additional properties, the renovation or expansion of our properties, or, as necessary, to meet distribution requirements for REITs under the Code. See "Policies with Respect to Certain Activities—Investment Policies" for additional information. We may raise additional capital by issuing, in public or private transactions, additional equity and debt securities of the Company, but the availability and terms of any such issuance will depend upon market and other conditions. There can be no assurance that such additional financing or capital will be available on terms acceptable to us.

        When a lease expires or in the event a tenant is unable to meet its obligations under its lease, we might become responsible for maintaining the underlying Initial Property for such lease, in such a case, we anticipate funding such expenditures with cash or, in the case of major expenditures, by borrowing sufficient funds. To the extent that unanticipated expenditures or significant borrowings are required, our FFO and liquidity may be adversely affected.

        We currently do not expect to sell any of our properties to meet our liquidity needs, although we may do so in the future.

        As of the date of this prospectus, we have no firm commitments for capital expenditures or deferred maintenance on the Initial Properties. There can be no assurance, however, that we will be able to purchase or lease additional properties without the need for capital expenditures.

        In addition to the contractual obligations discussed above, we have entered into employment agreements with each of our executive officers, which become effective upon completion of this offering. These employment agreements provide for salary, bonus and other benefits, including severance upon a termination of employment under certain circumstances. We will also enter into contracts for services at certain properties from time to time.

Anticipated Credit Facility

        We have received a commitment letter from SunTrust Robinson Humphrey, Inc., or SunTrust, with respect to the anticipated credit facility. Based on the terms of the commitment letter, we expect to enter into a three-year, $75.0 million syndicated senior revolving credit facility with SunTrust, as lead arranger, and SunTrust Bank, as lender. We expect that the anticipated credit facility will include an accordion feature that will allow us to request that the total borrowing capacity under the facility be increased up to $200.0 million, subject to certain conditions, including obtaining additional commitments from lenders. We intend to borrow funds under our anticipated credit facility to finance the acquisition of the Initial Properties in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties and to consummate additional property acquisitions as well as other general corporate purposes. We intend to repay indebtedness incurred under the anticipated credit facility from time to time out of net cash provided by operations and from the net proceeds from issuances of additional equity and debt securities, as market conditions permit. We do not expect to draw on the anticipated credit facility at the closing of this offering, but we intend to draw on the anticipated credit facility after the closing of the offering in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties.

        We expect that our material subsidiaries will guarantee the obligations under the anticipated credit facility and that certain of our properties will be used as collateral for the facility. The amount available for us to borrow from time to time under the facility will be limited according to a borrowing base valuation of certain unencumbered properties owned by subsidiaries of our operating partnership that guarantee the facility. We expect to have the option to remove properties from the pool of borrowing base properties and to add different properties, subject to our continued compliance with the financial covenants and other terms of the facility.

        Based on the terms of the commitment letter, we expect that amounts outstanding under the anticipated credit facility will bear annual interest at a floating rate that will be based, at the Company's option, on either LIBOR or a base rate plus 1.50% to 3.00% depending upon the Company's leverage ratio. In addition, we expect to be obligated to pay an annual fee equal to 0.25% of the amount of the unused portion of the facility if amounts borrowed are greater than 50% of the borrowing capacity under the facility and 0.35% of the unused portion of the facility if amounts borrowed are less than 50% of the borrowing capacity under the facility.

        We expect that our ability to borrow under the anticipated credit facility will be subject to our ongoing compliance with a number of customary affirmative and negative covenants, including limitations with respect to liens, indebtedness, distributions, mergers, consolidations, investments, restricted payments and asset sales, as well as financial covenants, including:

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  a maximum leverage ratio of 50%;

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  a minimum fixed charge coverage ratio of less than 1.75;

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  a minimum tangible net worth of less than a to-be-determined amount plus 75.0% of net proceeds from future equity capital raises; and

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  a maximum distribution/pay-out ratio of the greater of (i) 95% of FFO of the Company or (ii) the amount required for the Company to maintain its status as a REIT.

        We expect that the anticipated credit facility will include customary events of default, the occurrence of which, subject to certain cure periods, will permit the lenders to terminate commitments to lend under the facility and accelerate payment of all amounts outstanding thereunder.

Contractual Obligations

        As of the date of this prospectus, we have no contractual obligations other than the purchase and sale agreements related to the Initial Properties.

Off-Balance Sheet Arrangements

        As of the date of this prospectus, we have no off-balance sheet arrangements, except for the obligation to repay certain expenses of AFP incurred in connection with this offering, which is contingent upon the closing of this offering. See "Certain Relationships and Related Party Transactions."

Critical Accounting Policies

        Our consolidated financial statements are prepared in conformity with GAAP, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Set forth below is a summary of our accounting policies that we believe are critical to the preparation of our consolidated financial statements. The Company has not yet commenced operations; therefore, some of the significant accounting policies may or may not be relevant during the period March 28, 2014 (date of inception) through December 31, 2014 or during the three months ended March 31, 2015. The Company anticipates that these significant accounting policies will apply in the future. This summary should be read in conjunction with a more complete discussion of our accounting policies included in Note 2 to the Historical Consolidated Financial Statements included in this prospectus.

Principles of Consolidation

        Our consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, joint ventures, partnerships and variable interest entities, or VIEs, where the Company controls the operating activities. All material intercompany accounts and transactions have been eliminated.

        Management must make judgments regarding the Company's level of influence or control over an entity and whether or not the company is the primary beneficiary of a variable interest entity. Consideration of various factors include, but is not limited to, the Company's ability to direct the activities that most significantly impact the entity's governing body, the size and seniority of the Company's investment, the company's ability and the rights of other investors to participate in policy making decisions, the company's ability to replace the manager and/or liquidate the entity. Management's ability to correctly assess its influence or control over an entity when determining the primary beneficiary of a VIE affects the presentation of these entities in the Company's consolidated finance statements.

        If it is determined that the Company is the primary beneficiary of a VIE, the Company's consolidated financial statements would include the operating results of the VIE rather than the results of the variable interest in the VIE. The Company would depend on the VIE to provide timely financial information and would rely on the interest control of the VIE to provide accurate financial information. Untimely or inaccurate financial information provided to the Company or deficiencies in the VIEs internal controls over financial reporting could impact the Company's consolidated financial statements and its internal control over financial reporting.

Real Estate Investment Properties and Identified Intangible Assets

        We are required to make subjective assessments of the estimated useful lives of our real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on our net income because if we were to shorten the estimated useful lives of our investments in real estate, we would depreciate such investments over fewer years, resulting in more depreciation expense and lower net income over the revised estimated useful life. Real estate investment and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Our real estate investments are depreciated over their estimated useful lives ranging from 30 to 40 years using the straight-line method. In-place leases are amortized over the lease life of the in-place leases or the tenant's respective lease term. Generally, our tenants are responsible for the cost of maintenance and repairs pursuant to our leases.

        We periodically assess the carrying value of real estate investments and related intangible assets in accordance with ASC 360, to determine if facts and circumstances exist that would suggest that the recorded amount of an asset might be impaired or that the estimated useful life should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investment will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investment and related intangibles to their estimated fair value. The estimated fair value of our real estate investments is determined by use of a number of customary industry standard methods that include discounted cash flow modeling using appropriate discount and capitalization rates and/or estimated cash proceeds received upon the anticipated disposition of the asset in comparable markets. Estimates of future cash flows are based on a number of factors including the historical operating results, leases in place, known trends, and other market or economic factors affecting the real estate investment. The evaluation of anticipated cash flows is subjective and is based on assumptions regarding future occupancy, lease rates and capital requirements that could differ materially from actual results. If our anticipated holding periods change or estimated cash flows decline based on market conditions or other unforeseen factors, an impairment loss may be recognized. Long-lived assets to be disposed of are recorded at the lower of carrying value or fair value less costs to sell.

Rental Revenue

        We recognize rental revenue in accordance with ASC 840, Leases, or ASC 840. ASC 840 requires that rental revenue, less lease inducements, be recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue in amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due are included in other assets on the consolidated balance sheets. If we determine the collectability of straight-line rents is not reasonably assured, we limit future recognition to amounts contractually owed and, where appropriate, establish an allowance for estimated losses.

Lease Accounting

        We, as lessor, make a determination with respect to each of our leases whether they should be accounted for as operating leases or capital leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic useful life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. We believe all of our leases should be accounted for as operating leases. Payments received under operating leases are accounted for in the consolidated statements of income as rental revenue for actual cash rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheet.

        Substantially all of our leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Purchase of Investment Properties

        Upon the acquisition of real estate properties, we estimate the fair value of acquired tangible assets (consisting of land and building) and identified intangible assets and liabilities (which may consist of above- and below-market leases, in-place leases, including: (a) tenant improvement costs avoided, (b) lost rental income avoided, and (c) expenses recovered through in-place lessee reimbursements, and tenant relationships) based on the evaluation of information and estimates available at that date in accordance with the provisions of ASC 805, Business Combinations, and we allocate the purchase price based on these assessments. We make estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence, which generally represents Level 3 inputs, and includes the use of the income approach valuation method. The income approach methodology utilizes the remaining lease terms as defined in the lease agreements, market rental data, capitalization, and discount rates. Based on these estimates, we recognize the acquired assets and liabilities at their estimated fair values. Initial valuations are subject to change until the information is finalized, no later than 12 months from the acquisition date. We expense transaction costs associated with business combinations in the period incurred. In accordance with ASC 805, the fair value of tangible property assets acquired considers the value of the property as if vacant determined by comparable sales and other relevant data. The determination of fair value involves the use of significant judgment and estimation.

        We determine the value of land either based on real estate tax assessed values, internal analyses of recently acquired and existing comparable properties within our portfolio, or third party appraisals. In recognizing identified intangible assets and liabilities of an acquired property, the value of above- or below-market leases is estimated on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management's estimate of market lease rates measured over a period equal to the estimated remaining term of the leases. In the case of fixed rate market renewal options, management evaluates and compares the fixed rate renewal rates to the current market rent range, and those leases that are below that range are assumed to be extended. In case of a below-market lease, the Company also evaluates any renewal options associated with that lease to determine if the intangible should include those periods. The capitalized above-market or below-market lease intangibles are amortized as a reduction or addition to rental income over the estimated remaining term of the respective leases.

        In determining the value of in-place leases and tenant relationships, management considers current market conditions and costs to execute similar leases in arriving at an estimate of carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other property operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases, including leasing commissions, tenant improvements, and other related costs based on current market demand. The value assigned to in-place leases and tenant relationships are amortized over the estimated remaining term of the lease. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off.

Use of Estimates

        The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are made for the valuation of real estate and related intangibles, valuation of financial instruments, impairment assessments and fair value assessments with respect to purchase price allocations. Actual results could differ from those estimates.

Jumpstart Our Business Startups Act of 2012

        The JOBS Act permits us, as an "emerging growth company," to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to "opt out" of this provision and, as a result, we will be required to comply with new or revised accounting standards as required when they are adopted. The decision to opt out of the extended transition period under the JOBS Act is irrevocable.

REIT Qualification Requirements

        We will be subject to a number of operational and organizational requirements necessary to qualify and maintain our qualification as a REIT. If we fail to qualify as a REIT or fail to remain qualified as a REIT in any taxable year, our income would be subject to federal income tax at regular corporate rates and potentially increased state and local taxes, and we could incur substantial tax liabilities which could have an adverse impact upon our results of operations, liquidity and distributions to our stockholders.

Real Estate Taxes

        Pursuant to our lease agreements, our tenants are generally responsible, directly or indirectly, for the payment of real estate taxes assessed on our Initial Properties.

Non-GAAP Financial Measures

Funds from Operations

        FFO is a widely recognized measure of REIT operating performance. Although FFO is not computed in accordance with GAAP, we believe that information regarding FFO is helpful to stockholders and potential investors because it facilitates an understanding of our operating performance without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values historically have increased or decreased with market conditions, we believe that FFO provides a meaningful supplemental measure of our operating performance.

        We will calculate FFO in accordance with the April 2002 National Policy Bulletin of NAREIT, or the White Paper. The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) on sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the White Paper definition or that interpret the White Paper definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our property portfolio.

        To facilitate a clear understanding of our pro forma operating results, FFO should be examined in conjunction with net income (loss) (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this prospectus. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to stockholders.

        The following table sets forth a reconciliation of pro forma net income of the Initial Properties, the most directly comparable GAAP equivalent, to pro forma FFO for the periods indicated below:

Reconciliation of Pro forma Net Income to Pro forma Funds From Operations

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
Net Income	$1,434,695	$5,688,747
Real estate depreciation and amortization	1,293,553	5,174,211

Total Adjustments	1,293,553	5,174,211

Funds from operations	$2,728,248	$10,862,958

Funds from operations per Common Share—Basic	$0.41	$1.62

Weighted Average Common Shares Outstanding—Basic	6,706,104	6,706,104

Net Operating Income

        NOI is a non-GAAP financial measure that we define as net income (loss), computed in accordance with GAAP, before general and administrative expenses, acquisition-related expenses, depreciation and amortization expense, REIT expenses, interest expense and net change in the fair value of derivative financial instruments, and gains or losses on the sale of properties. We believe that NOI provides an accurate measure of operating performance because NOI excludes certain items that are not associated with management of the property portfolio. Additionally, our use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount.

        The following table sets forth a reconciliation of pro forma net income of the Initial Properties, the most directly comparable GAAP equivalent, to pro forma NOI for the periods indicated below:

Reconciliation of Pro forma Net Income to Pro forma NOI

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
Net Income	$1,537,093	$6,098,337
General and administrative expenses	95,084	380,334
Real estate depreciation and amortization	1,293,553	5,174,211
Straight-line lease income	(67,354)	(269,415)

Net Operating Income	$2,858,376	$11,383,467

Inflation

        We believe inflation will have a minimal impact on the operating performance of our Initial Properties. Many of our lease agreements contain provisions designed to mitigate the adverse impact of inflation. These provisions include clauses that enable us to receive payment of increased rent pursuant to escalation clauses which generally increase rental rates during the terms of the leases. These escalation clauses often provide for fixed rent increases or indexed escalations (based upon CPI or other measures). However, some of these contractual rent increases may be less than the actual rate of inflation. Generally, our lease agreements require the tenant to pay property operating expenses, including maintenance costs, real estate taxes and insurance. This requirement reduces our exposure to increases in these costs and property operating expenses resulting from inflation.

Seasonality

        We do not expect our business to be subject to material seasonal fluctuations.

Quantitative and Qualitative Disclosures about Market Risk

        Our future income, cash flows and fair values relevant to financial instruments are dependent upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. We may use certain derivative financial instruments to manage, or hedge, interest rate risks related to our borrowings. We will not use derivatives for trading or speculative purposes and only enter into contracts with major financial institutions based upon their credit rating and other factors. An interest rate swap is a contractual agreement entered into by two counterparties under which each agrees to make periodic payments to the other for an agreed period of time based on a notional amount of principal. Under the most common form of interest rate swap, known from our perspective as a floating-to-fixed interest rate swap, a series of floating, or variable, rate payments on a notional amount of principal is exchanged for a series of fixed interest rate payments on such notional amount.

        No assurance can be given that any future hedging activities by us will have the desired beneficial effect on our results of operations or financial condition.

HEALTHCARE AND HEALTHCARE REAL ESTATE OVERVIEW

        We believe the U.S. healthcare industry is poised to continue to grow due to favorable demographic trends, increasing healthcare expenditures, new and proposed government initiatives and changing patient preferences. Furthermore, we believe these factors are contributing to the increased need for healthcare providers to enhance the delivery of healthcare by, among other things, integrating real estate solutions that focus on more efficient, cost-effective and conveniently located patient care. Specifically, we believe the factors and trends discussed below are creating an attractive environment in which to invest in healthcare properties.

Increases in U.S. Healthcare Spending

        According to HHS, healthcare spending accounted for approximately 17.4% of GDP in 2013. As illustrated in the graph below, national healthcare expenditures continue to rise, and are projected to grow from an estimated $2.9 trillion in 2013 to an estimated $4.3 trillion by 2020, representing an average annual rate of growth of approximately 5.6%, reaching a projected 18.4% of GDP in 2020. The anticipated continuing increase in demand for healthcare services, together with an increasingly complex and costly regulatory environment, changes in medical technology and reductions in government reimbursements, are expected to put increased pressure on healthcare providers to find cost effective solutions for their real estate needs.

Annual U.S. Healthcare Expenditures

Source: U.S. Census Bureau, Population Projections; CMS, National Health Expenditures 1970-2021

Aging Population

        The aging of the U.S. population has a direct effect on the demand for healthcare as older people, on average, utilize healthcare services at a rate well in excess of younger people. Thus, the aging population, driven by the baby boomer generation, and advances in medical technology and services that increase life expectancy are key drivers of the growth in healthcare expenditures.

        Over the next 25 years the U.S. population is expected to grow by approximately 18.0%. The rapidly growing senior citizen population in the U.S. is expected to result in substantially increased demand for healthcare services as the baby boomer generation ages and life expectancies lengthen. The U.S. Census Bureau estimates the total number of Americans aged 65 and older is expected to increase from approximately 43 million in 2012 to approximately 74 million by 2030, with the number of citizens aged 65 and older expected to grow at approximately five times the rate of the overall population by

2030. In addition, the 65 and older age group was approximately 14.0% of the U.S. population in 2012 and is projected to grow to nearly 21.0% by 2030 as is shown in the graph below.

U.S. Aging Population

Source: Center for Medicare & Medicaid Services, U.S. Census Bureau, Population Division

Clinical Care Continues to Shift to Outpatient Facilities

        We believe the continued shift in the delivery of healthcare services to outpatient facilities will increase the need for smaller, more specialized and efficient hospitals and outpatient facilities that more effectively accommodate those services. As shown in the graph below, procedures traditionally performed in hospitals, such as certain types of surgery, are increasingly moving to outpatient facilities driven by advances in clinical science, shifting consumer preferences, limited or inefficient space in existing hospitals and lower costs in the outpatient environment. Additionally, studies by the American Hospital Association show that outpatient visits per thousand have grown approximately 58.0% from 1992 to 2012, whereas inpatient admissions per thousand have declined 10.0%. This continuing shift in delivery of healthcare services to an outpatient environment increases the need for additional outpatient facilities and smaller, more specialized and efficient hospitals.

Inpatient Admissions	Outpatient Visits

Source: American Hospital Association

        We believe that healthcare is delivered more cost effectively and with higher patient satisfaction when it is provided on an outpatient basis. We believe the recently enacted Affordable Care Act and healthcare market trends toward outpatient care will continue to push healthcare services out of larger, older, inefficient hospitals and into newer, more efficient and conveniently located outpatient facilities and smaller specialized hospitals. Increased specialization within the medical field is also driving demand for medical facilities that are purpose-built for particular specialties.

Increase in Insured Americans Through the Affordable Care Act

        The recently enacted Affordable Care Act represents a significant overhaul of many aspects of healthcare regulations and health insurance and requires every American to have health insurance or be subjected to a tax. HHS predicts the Affordable Care Act will result in an additional 30 million Americans having health insurance by 2020, which we believe will increase the frequency of physician office visits. Accordingly, we believe the increased demand for healthcare services will result in the need for healthcare providers to invest in the expansion of medical, outpatient and smaller specialty hospital facilities.

Favorable Non-Urban Healthcare Outlook

        We believe the factors discussed above will affect all markets within the healthcare space, but they will be most notable in Non-Urban areas where the growing aging population resides. Most Non-Urban residents live in counties bordering metropolitan areas, and only a small proportion live in remote communities. Over 61.0% of Non-Urban residents live in counties adjacent to urban areas. Another 29.0% of Non-Urban residents live in counties that contain regional population centers, or micropolitan areas, that do not directly border larger urban areas. Only a small portion of the population lives in geographically remote counties. Within these Non-Urban areas, residents tend to be older and poorer than their urban counterparts. We believe the majority of the newly-insured will enter the health system through Medicaid and state health exchanges. It has been estimated by United Health that, as a result of the implementation of the Affordable Care Act, an additional 8.0 million Non-Urban residents could be enrolled in Medicaid or state health exchanges by 2019. Therefore, we believe healthcare providers will need to make significant investments in these Non-Urban areas to ensure that these newly covered populations are able to get the care they need in manner that is cost-effective and conveniently located.

        In conclusion, we believe the current market for quality healthcare facilities that satisfy our investment criteria and are located in Non-Urban markets is substantial. Furthermore, we believe that continued increases in healthcare spending, a growing aging population, the implementation of the Affordable Care Act and a continued shift to outpatient facilities, will result in even greater demand by healthcare providers to invest in new, specialized real estate assets in locations that are conveniently located for patients. Additionally, we believe that there are fewer competitors for this asset class because we believe that very few, if any, public REITs are focused on acquiring Non-Urban healthcare facilities in a price range of less than $10 million.

OUR BUSINESS

        We are a fully-integrated healthcare real estate company that was recently organized as a Maryland corporation to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers in Non-Urban markets. Our strategic focus is to invest in real estate that is diversified across healthcare provider, geography, facility type and industry segment. We believe that favorable demographic trends, continuing increases in healthcare spending and the continuing shift in the delivery of healthcare services to community-based outpatient facilities create attractive opportunities for us. We intend to focus on Non-Urban healthcare facilities because we believe these properties are essential to healthcare providers in their local markets and can generate more attractive risk-adjusted returns than similar facilities in urban markets. In addition, we believe our management team's extensive relationships with healthcare providers and owners of healthcare facilities will provide us with the opportunity to acquire attractive Non-Urban healthcare facilities outside of a competitive bidding process. Furthermore, we believe there is significantly less competition from existing REITs and institutional buyers for these Non-Urban assets.

        Upon completion of this offering and the acquisition of our Initial Properties, we will own 35 properties comprised of an aggregate of approximately 623,000 leasable square feet located in 18 states. Our Initial Properties are leased by healthcare providers across a diverse range of both facility types and healthcare industry segments, including ambulatory surgery centers, behavioral facilities, dialysis clinics, medical office buildings, oncology centers, and physician clinics. As of March 31, 2015, the Initial Properties were approximately 94% leased to 69 separate tenants. We believe our staggered lease maturity schedule and active asset management will optimize the value of our portfolio by consistently achieving market rental rates in new leases when the existing leases expire.

        Substantially all of our revenues will be derived from net leases pursuant to which our tenants are generally responsible for substantially all of the property operating expenses relating to the property, including real estate taxes, utilities, property insurance, routine maintenance and repairs and property management. We believe this net lease structure helps insulate us from increases in certain property operating expenses and provides more predictable cash flow. The leases for our Initial Properties typically include rent escalation provisions designed to provide us with annual growth in our rental revenues. Tenants of our Initial Properties include many nationally recognized healthcare providers (or their affiliates), such as Adventist, HCA, Fresenius, and AmSurg. Through these property investments and corresponding operating income, we seek to generate attractive risk-adjusted returns for our stockholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and the value of our shares of common stock.

        Given that substantially all of our revenues will be derived from net leases, we plan to manage our exposure to any credit issues of our tenants by monitoring such tenants, their operations and the properties. Generally, our credit monitoring process will involve the review of key new developments, financial statement analysis, credit rating agency data, management discussions and the exchange of information with other specialists. We will conduct regular site visits of the properties to review tenant operations and to assess the general maintenance of the properties. We will monitor accounts receivable and payment history for tenants and seek to identify any credit concerns as quickly as possible. We will seek to obtain tenant financial information, including financial statements and tax returns. When such financial information is available, we will monitor the financial data of our tenants including quarterly, semi-annual or annual financial information. We also expect to have access to our tenants' management teams to discuss their performance and future expectations.

        Our management team has between 22 and 33 years of healthcare, real estate and public REIT management experience and has long-established relationships with a wide range of healthcare providers. We believe these relationships provide us a competitive advantage in sourcing growth opportunities that produce attractive risk-adjusted returns.

        During the initial terms of their respective employment agreements, all of our officers have elected to take 100% of their salary, bonus and long-term incentive compensation in the form of restricted stock, subject to an eight-year cliff-vesting period, which we believe creates a significant alignment of interest between management and our stockholders. In addition, Mr. Wallace, our Chairman, Chief Executive Officer and President, has committed to buy $2,000,000 in shares of our common stock and certain of our officers and director nominees have committed to purchase an aggregate of $350,000 in shares of our common stock in concurrent private placements, in each case at the same price offered to the public pursuant to this prospectus, which we believe further aligns our management's interests with our stockholders. Finally, we have adopted stock ownership guidelines that require our officers and directors to continuously own an amount of our common stock based upon a multiple of such officer's annual base salary or such director's annual retainer, as applicable.

        We intend to elect to be taxed and to operate in a manner to allow us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015.

Competitive Strengths

        We believe our management team's significant healthcare, real estate and public REIT management experience distinguishes us from other REITs and real estate investors, both public and private. Specifically, our company's competitive strengths include, among others:

  •
  Strong, Diversified Initial Portfolio.  Upon completion of this offering and the acquisition of the Initial Properties, we will own 35 properties that are 94% leased, located in 18 states, leased by 69 separate tenants and comprised of six different healthcare facility types. Our focus is on investing in properties where we can develop strategic alliances with financially sound healthcare providers that offer need-based healthcare services in our target markets. Our tenant base includes many nationally recognized healthcare providers (or their affiliates), such as Adventist, HCA, Fresenius and AmSurg. We have structured, and intend to maintain, our property portfolio with significant diversification with respect to healthcare provider, industry segment, facility type and geography.

  •
  Attractive and Disciplined Investment Focus.  We intend to focus on acquiring Non-Urban healthcare facilities in off-market or lightly marketed transactions at purchase prices of approximately $10 million or less. We believe there is significantly less competition from existing REITs and institutional buyers for these Non-Urban assets than for comparable urban assets, thereby increasing the potential for more attractive risk-adjusted returns. In addition, we believe that healthcare-related real estate rents and valuations are less susceptible to changes in the general economy than many other types of commercial real estate due to favorable demographic trends and the need-based rise in healthcare expenditures, even during economic downturns.

  •
  Extensive Relationships with Healthcare Providers, Intermediaries and Property Owners.  We believe that our management team has a strong reputation among, and a deep understanding of the real estate needs of, healthcare providers in our target markets. For example, AmSurg, a nationally recognized leader in the development, management and operation of outpatient surgery centers, has designated us as one of its two strategic partners to acquire real estate owned by physicians that are partners in surgery centers that AmSurg operates. We believe that this strategic relationship demonstrates our ability to meet the needs of healthcare providers by structuring transactions that are mutually advantageous to sellers, our tenants and to us. We believe this ability will lead to strategic acquisition opportunities, which will, in turn, produce attractive risk-adjusted returns. The Initial Properties were sourced through industry relationships and negotiated directly with the sellers. None of our Initial Properties were acquired pursuant to "calls for offers" or other auction style bidding situations. We believe our relationships will provide us with additional off-market or lightly marketed acquisition opportunities, thus providing us with the opportunity to continue to purchase assets outside a competitive bidding process.

  •
  Experienced Management Team.  Each of the members of our management team has between 22 and 33 years of healthcare, real estate and/or public REIT management experience. Led by Timothy G. Wallace, our Chairman, Chief Executive Officer and President, W. Page Barnes, our Executive Vice President and Chief Financial Officer and Leigh Ann Stach, our Vice President—Financial Reporting and Chief Accounting Officer, our management team has significant experience in acquiring, owning, operating and managing healthcare facilities and providing full service real estate solutions for the healthcare industry. Prior to founding our company, Mr. Wallace was a co-founder and Executive Vice President of HR. Between the initial public offering of HR in 1993 and his departure from HR in 2002, Mr. Wallace was integral in helping to grow HR to over $2 billion in assets. Mr. Barnes has held executive positions with acute care and behavioral hospital companies and directed healthcare lending for AmSouth Bank. Ms. Stach has experience in public healthcare REIT, accounting and financial reporting.

  •
  Growth Oriented Capital Structure.  We anticipate that, upon completion of this offering, none of our properties will have mortgages and we will have no corporate debt outstanding. However, in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties, we intend to borrow under the revolving credit facility in the amount of any shortfall in the net proceeds. Furthermore, concurrently with or shortly after the completion of this offering, we expect to obtain a credit facility with a borrowing capacity of up to approximately $75.0 million. We may also use OP units as currency to acquire additional properties from owners seeking to defer their potential taxable gain and diversify their holdings. We believe that the expected borrowing capacity under our anticipated credit facility, combined with our ability to use OP units as acquisition currency, will provide us with significant financial flexibility to make opportunistic investments and fund future growth.

  •
  Significant Alignment of Interests.  We have structured the compensation of our management team to closely align their interests with the interests of our stockholders. During the initial terms of their respective employment agreements, all of our officers have elected to take 100% of their salary, bonus and long-term incentive in the form of restricted stock that is subject to an eight-year cliff-vesting period. We believe that paying our management team solely with restricted stock that is subject to an eight-year cliff-vesting period effectively aligns the interests of our management team with those of our stockholders, creating significant incentives to maximize returns for our stockholders. In addition, concurrently with the completion of this offering, Mr. Wallace has committed to purchase $2,000,000 in shares of our common stock and certain of our officers and director nominees have committed to purchase $350,000 in shares of our common stock in concurrent private placements at a price per share equal to the initial public offering price, which we believe further aligns our management's interests with our stockholders. Finally, we have adopted stock ownership guidelines that require our officers and directors to continuously own an amount of our common stock based on a multiple of such officer's annual base salary or such director's annual retainer, as applicable.

Our Business Objectives and Strategies

        Our principal business objective is to provide attractive risk-adjusted returns to our stockholders through a combination of (i) sustainable and increasing rental income and cash flow that generates reliable, increasing dividends and (ii) potential long-term appreciation in the value of our properties and common stock. Our primary strategies to achieve our business objective are to invest in, own and proactively asset manage a diversified portfolio of healthcare properties, which we believe will drive reliable, increasing rental revenue and cash flow.

  Growth Strategy

        We anticipate being able to increase our current cash flow on the Initial Properties as leases mature. As of March 31, 2015, the Initial Properties were approximately 94% leased to 69 separate tenants with a weighted average remaining lease term for the portfolio of approximately 4.3 years. We believe our staggered lease maturity schedule and active asset management will optimize the value of our portfolio by consistently achieving market rental rates in new leases when the existing leases expire. Furthermore, in addition to having contractual rent escalation clauses in substantially all of our leases, our staggered lease maturity schedule increases the likelihood that we will consistently achieve market rental rates in new leases when the existing leases expire. In addition, we do not believe there is significant new supply growth or plans for the development of competitive facilities in our target markets. Thus, we believe this limited supply of competitive facilities in our target markets will increase the likelihood of significant tenant renewals.

        We intend to grow our portfolio of healthcare properties primarily through acquisitions of Non-Urban healthcare facilities that provide stable revenue growth and predictable long-term cash flows. We generally expect to focus on individual acquisition opportunities of $10 million or less in off-market or lightly marketed transactions and do not intend to participate in competitive bidding or auctions of properties. We believe that there are abundant opportunities to acquire attractive healthcare properties in our target markets. In the future, we expect to acquire properties primarily from third-party owners of existing leased buildings and directly with healthcare providers through sale-leaseback transactions. We believe there is significantly less competition for these Non-Urban assets from existing REITs and institutional buyers than for comparable assets in urban areas, thereby increasing the potential for attractive risk-adjusted returns. Furthermore, we may acquire healthcare properties on a non-cash basis in a tax efficient manner through the issuance of OP units as consideration for the transaction.

        We intend our investment portfolio to be diversified among healthcare facility type and segments such as ambulatory surgery centers, behavioral facilities, dialysis clinics, medical office buildings, oncology centers, and physician clinics, as well as being diverse both geographically and with respect to our tenant base. We seek to invest in properties where we can develop strategic alliances with financially sound healthcare providers that offer need-based healthcare services in our target markets.

        Our primary acquisition focus will be on the following types of healthcare facilities:

  •
  Ambulatory surgery centers: Ambulatory surgery centers, also known as outpatient surgery centers, are freestanding healthcare facilities where surgical procedures not requiring an overnight hospital stay are performed. Procedures commonly performed include those related to dermatology, ear, nose and throat/audiology, pain, ophthalmology, orthopedics and sports health and urology.

  •
  Behavioral facilities: Behavioral facilities are healthcare facilities that provide a range of clinical services for mental health and/or substance abuse diagnoses on an inpatient and/or outpatient basis. Behavioral health services provided may include assessment, treatment, individual medical evaluation and management (including medication management), individual and group therapy, behavioral health counseling, family therapy and psychological testing for recipients of all ages.

  •
  Dialysis clinics: Dialysis clinics are healthcare facilities that furnish diagnostic, therapeutic and rehabilitative services required for the care of end stage renal disease dialysis patients.

  •
  Medical office buildings: Medical office buildings are buildings occupied by healthcare providers and may be located near hospitals or other facilities where healthcare services are rendered or in close proximity to a population base. Medical office buildings can be leased by physicians, physician practice groups, hospitals, healthcare systems or other healthcare providers.

  •
  Oncology centers: Oncology centers are healthcare facilities where one or more of the three primary oncology disciplines are provided to ambulatory patients. These three disciplines are medical oncology (the treatment of cancer with medicine, including chemotherapy), surgical oncology (the surgical aspects of cancer treatment, including biopsy, staging and surgical resection of tumors) and radiation oncology (the treatment of cancer with therapeutic radiation).

  •
  Physician clinics: Physician clinics are freestanding healthcare facilities that are primarily devoted to the care of ambulatory patients, can be privately operated or publicly managed and funded, and typically provide primary healthcare needs of populations in local communities utilizing physicians and other healthcare providers.

        Our secondary acquisition focus will be on the following types of healthcare facilities:

  •
  Acute care hospitals: Acute care hospitals are traditional medical and surgical hospitals providing both inpatient and outpatient medical services and are owned and/or operated either by a non-profit or for-profit hospital or hospital system. These facilities may act as feeder facilities to dedicated regional medical centers.

  •
  Assisted living facilities: Assisted living facilities provide services that include minimal nursing assistance and minimal assistance for activities of daily living. Assisted living facilities typically are comprised of one and two bedroom suites equipped with private bathrooms and efficiency kitchens. Services bundled within one regular monthly fee usually include three meals per day in a central dining room, daily housekeeping, laundry, medical reminders and 24-hour availability of assistance with the activities of daily living, such as eating, dressing and bathing.

  •
  Post-acute care hospitals: Post-acute care hospitals are healthcare facilities that offer restorative, rehabilitative and custodial care for people not requiring the more extensive and complex treatment available at acute care hospitals. Ancillary and sub-acute care services that are provided may include occupational, physical, speech, respiratory and intravenous therapy, wound care, oncology treatment, brain injury care and orthopedic therapy.

  •
  Skilled nursing facilities: Skilled nursing facilities are inpatient healthcare facilities with the staff and equipment to provide long-term skilled nursing care, rehabilitation and other related health services to patients, typically elderly, who need nursing care, but do not require hospitalization.

  •
  Specialty hospitals: Specialty hospitals are hospitals that focus and specialize in providing care for certain conditions and performing certain procedures, such as cardiovascular and orthopedic surgery.

        In connection with our review and consideration of healthcare real estate investment opportunities, we generally take into account a variety of considerations, including but not limited to:

  •
  whether the property will be leased to a financially-sound healthcare tenant;

  •
  the historical performance of the market and its future prospects;

  •
  property location, with an emphasis on proximity to a population base;

  •
  demand for healthcare related services and facilities;

  •
  current and future supply of competing properties;

  •
  occupancy and rental rates in the market;

  •
  population density and growth potential;

  •
  anticipated capital expenditures;

  •
  anticipated future acquisition opportunities; and

  •
  existing and potential competition from other healthcare real estate owners and tenants.

        We currently have no intention to invest in companies that provide healthcare services structured to comply with RIDEA.

        We are not restricted from making investments and engaging in business activities that are different from the investments and business activities that we have described in this prospectus. Our management and board of directors will monitor the healthcare and real estate industries to attempt to ensure that we are providing optimal risk adjusted returns. In doing so, we will continuously review the quality and quantity of potential investments we are able to make compared to similar risk adjusted investments. Although our board of directors may change our investment strategies at anytime without the approval of our stockholders, they will only change the investment strategy or business activities if they determine such changes are in the best interests of our stockholders. In the unlikely event that management and the board of directors take such action, the Company will disclose such changes to our stockholders in our periodic reports and other filings under the Exchange Act.

  Financing Strategy

        Upon completion of this offering, none of the Initial Properties will be subject to any mortgage financing. Additionally, we expect to have no outstanding corporate-level indebtedness upon completion of this offering. However, in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties, we intend to borrow under the revolving credit facility in the amount of any shortfall in the net proceeds. In the future, we may incur fixed or floating rate indebtedness, including indebtedness secured by our properties. Concurrently with or shortly after the completion of this offering, we intend to obtain the anticipated credit facility in an amount up to approximately $75.0 million. We intend to use proceeds from the anticipated credit facility to finance the acquisition of the Initial Properties in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties and to consummate additional property acquisitions, as well as for general corporate purposes. As of the date of this prospectus, we have received a commitment letter from a lender for the anticipated credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Anticipated Credit Facility" for more detailed information concerning the terms of the commitment letter. However, there can be no assurance that we will enter into definitive documentation with regard to this facility on the terms set forth in the commitment letter or at all. Our present financing policy prohibits incurring debt (secured or unsecured) in excess of 40% of our total book capitalization.

Initial Properties

        Upon completion of this offering and the acquisition of the Initial Properties, we will own 35 properties comprised of an aggregate of approximately 623,000 net leasable square feet located in 18 states. The Initial Properties are currently leased by 69 separate tenants and are subject to leases with a weighted average remaining lease term of approximately 4.3 years as of March 31, 2015. The table below provides certain information regarding each of our Initial Properties as of March 31, 2015.

Property	Location	Facility Type(1)	Total Leasable Sq. Ft.	In-Place Occupancy	Annualized Lease Revenue($)(2)	Percentage of Total Annualized Lease Revenue(3)	Annualized Lease Revenue Per Leased Sq. Ft. ($)(4)	Principal Tenant/Affiliate of
Provena Medical Center	Bourbonnais, IL	MOB	54,000	91.60%	847,010	7.07%	17.12	Presence Health
Bayside Medical Center	Pasadena, TX	MOB	51,316	67.80%	708,612	5.91%	20.37	HCA
Cypress Medical Center	Wichita, KS	MOB	43,945	92.50%	830,974	6.94%	20.43	HCA & Kansas Medical Center
Los Alamos Professional Plaza	Alamo, TX	MOB	41,797	91.60%	534,282	4.46%	13.94	CVS & Hidalgo County
Adventist Behavioral Health	Cambridge, MD	BF	40,180	100.00%	771,283	6.44%	19.20	Adventist Healthcare
Cavalier Medical & Dialysis Center	Florence, KY	MOB	36,362	91.00%	451,281	3.77%	13.63	Paradigm Pain & Spine Consultants
Prairie Star Medical Facility II(5)	Shawnee, KS	MOB	24,840	89.50%	439,933	3.67%	19.78	Adventist Health System Sunbelt Healthcare Corporation
Prairie Star Medical Facility I	Shawnee, KS	PC	24,557	100.00%	460,444	3.84%	18.75	Adventist Health System Sunbelt Healthcare Corporation
Williams Medical Clinic*	Holly Spring, MS	PC	24,024	100.00%	462,000	3.86%	19.23	Williams Medical Clinic
Dahlonega Medical Mall	Dahlonega, GA	MOB	20,621	97.70%	336,749	2.81%	16.33	PCG Molecular
Grandview Plaza	Lancaster, PA	PC	20,000	100.00%	456,646	3.81%	22.83	Wellspan Health & Lancaster General Medical Group
Brook Park Medical Building	Brook Park, OH	MOB	18,444	100.00%	367,490	3.07%	19.92	Southwest Community Health System
Fresenius Florence Dialysis Center	Florence, KY	DC	18,283	100.00%	321,743	2.69%	17.60	Fresenius Medical Care
Fresenius Corsicana Dialysis Center	Corsicana, TX	DC	17,699	82.60%	236,329	1.97%	16.17	Fresenius Medical Care
Columbia Gastroenterology Surgery Center	Columbia, SC	ASC	16,969	94.00%	317,101	2.65%	19.88	Palmetto Health
Family Medicine East	Wichita, KS	PC	16,581	100.00%	410,838	3.43%	24.78	Family Medicine East Chartered
Fresenius Gallipolis Dialysis Center	Gallipolis, OH	DC	15,110	100.00%	137,805	1.15%	9.12	Fresenius Medical Care
UW Health Clinic—Portage	Portage, WI	PC	14,000	100.00%	290,151	2.42%	20.73	University of Wisconsin Health Clinics
Desert Endoscopy Center	Tempe, AZ	ASC	13,000	100.00%	270,367	2.26%	20.80	The Mesa AZ Endoscopy ASC
Northwest Surgery Center	Houston, TX	ASC	11,200	100.00%	466,356	3.89%	41.64	Northwest Surgery Associates
Midwest Primary Care Clinic	Cincinnati, OH	PC	11,050	100.00%	285,239	2.38%	25.81	Catholic Health Partners
St. Alphonsus Medical Group Clinic	Nampa, ID	PC	10,751	100.00%	226,196	1.89%	21.04	CHE Trinity Health
UW Health Clinic—Fort Atkinson	Fort Atkinson, WI	PC	8,500	100.00%	164,137	1.37%	19.31	University of Wisconsin Health Clinics
Liberty Dialysis	Castle Rock, CO	DC	8,450	100.00%	284,176	2.37%	33.63	Fresenius Medical Care
Virginia Orthopaedic & Spine Specialists	Portsmouth, VA	PC	8,445	100.00%	168,900	1.41%	20.00	Bon Secours Health System
Continuum Wellness Center	Gilbert, AZ	PC	8,200	100.00%	254,831	2.13%	31.08	Agility Health
Court Street Surgery Center	Circleville, OH	ASC	7,787	88.80%	187,733	1.57%	27.16	Surgery Partners
Gulf Coast Cancer Centers	Gulf Shores, AL	OC	6,398	100.00%	190,976	1.59%	29.85	Vantage Oncology
Gulf Coast Cancer Centers	Foley, AL	OC	6,146	100.00%	183,454	1.53%	29.85	Vantage Oncology
Bassin Center For Plastic Surgery*	Melbourne, FL	PC	5,228	100.00%	308,217	2.57%	58.96	Roger E. Bassin, M.D.
Fresenius Fort Valley Dialysis Center	Fort Valley, GA	DC	4,920	100.00%	113,370	0.95%	23.04	Fresenius Medical Care
DaVita Etowah Dialysis Center	Etowah, TN	DC	4,720	100.00%	65,702	0.55%	13.92	DaVita Health Partners
Gulf Coast Cancer Centers	Brewton, AL	OC	3,971	100.00%	118,532	0.99%	29.85	Vantage Oncology
Bassin Center For Plastic Surgery*	Lady Lake, FL	PC	2,894	100.00%	170,616	1.42%	58.96	Roger E. Bassin, M.D.
Bassin Center For Plastic Surgery*	Orlando, FL	PC	2,420	100.00%	142,671	1.19%	58.95	Roger E. Bassin, M.D.

Total/Average(6)			622,808	93.79%	$11,982,144	100.00%	$20.51

*
Denotes that lease will be executed upon the acquisition of the property.

(1)
As used in the table above, "OC" means oncology center, "ASC" means ambulatory surgery center, "PC" means physician clinic, "MOB" means medical office building, "DC" means dialysis clinic and "BF" means behavioral facility.

(2)
Our annualized lease revenue was calculated by multiplying (i) rental payments (defined as base rent payable by each tenant on a monthly basis under the terms of a lease that was in place as of March 31, 2015) for the month ended March 31, 2015, by (ii) 12. During 2014 and the first quarter of 2015, there were no material tenant concessions or rent abatement periods on any of the Initial Properties. For a property that will be leased pursuant to a lease executed upon our acquisition of such property, annualized lease revenue is the anticipated annual rental payments set forth in the applicable form of lease to be executed upon the acquisition of the property.

(3)
Percentage of total annualized lease revenue was calculated by dividing annualized lease revenue for the relevant Initial Property by total annualized lease revenue for the year ended March 31, 2015, expressed as a percentage.

(4)
Annualized lease revenue per leased square foot was calculated by dividing annualized lease revenue for the relevant Initial Property by the product of the total leasable square footage as of March 31, 2015 and the in-place occupancy as of March 31, 2015 .

(5)
This property is currently leased by the seller from the City of Shawnee, Kansas pursuant to a payment in lieu of tax agreement. Initially, we will take an assignment of and assume the seller's lease on this property, and we will acquire all of the bonds that were issued by the City of Shawnee, Kansas to finance the construction of this property. The lease contains an option to purchase this property for $100 along with the payment of certain expenses and the satisfaction and discharge in full of the bonds. We anticipate exercising this purchase option in early 2016 and obtaining fee simple title to the property at that time. See "Our Business—Description of Properties—Prairie Star Medical Facility II, Shawnee, Kansas" for more information.

(6)
When we provide weighted-average figures, the amount is weighted by annualized lease revenue, except where otherwise noted.

Properties Under Evaluation

        In addition to the Initial Properties, we are currently in discussions regarding a number of acquisition opportunities that we have identified through our management team's network of relationships and that we believe will enhance our growth and operating performance metrics. As of the date of this prospectus, we have identified and are in various stages of evaluating potential acquisitions of properties, all from unrelated third parties, for an aggregate purchase price of approximately $149.1 million, based upon our preliminary discussions with the sellers and our internal assessments of the value of these properties. As of the date of this prospectus, we have identified and performed an initial financial analysis of these properties to determine what we would be willing to pay for each property. However, none of the properties under evaluation by management are subject to binding purchase agreements, rights of first offer or rights of refusal and, as a result, none of the properties are deemed probable of acquisition as of the date of this prospectus. There can be no assurance that we will enter into definitive agreements with regard to any of these properties for the anticipated purchase price or at all.

Portfolio Diversification

        We intend to invest in real estate that is diversified across facility type, geography, healthcare provider and industry segment. As such, our 35 Initial Properties include 69 tenants across all of our focused facility types.

  Facility Type Diversification

        The following graphs and table set forth information relating to facility type diversification of the Initial Properties based on total leasable square feet and annualized lease revenue as of March 31, 2015.

Diversification by Property Type	Diversification by Property Type
(Leased Square Feet)	(Annualized Lease Revenue)(1)(2)

Property Type	Number of Properties	Leased Square Feet	Total Leased Square Feet (%)	Annualized Lease Revenue ($)(1)	Annualized Lease Revenue (%)(2)
Medical Office Building	8	257,655	44.1%	$4,516,331	37.7%
Physicians Clinic	13	156,650	26.8%	3,800,887	31.7%
Dialysis Clinic	6	66,100	11.3%	1,159,124	9.7%
Ambulatory Surgery Center	4	47,061	8.1%	1,241,557	10.4%
Behavioral Facility	1	40,180	6.9%	771,283	6.5%
Oncology Center	3	16,515	2.8%	492,962	4.0%

	35	584,161	100.0%	$11,982,144	100.0%

(1)
Our annualized lease revenue was calculated by multiplying (i) rental payments (defined as base rent payable by each tenant on a monthly basis under the terms of a lease that was in place as of March 31, 2015) for the month ended March 31, 2015, by (ii) 12. During 2014 and the first quarter of 2015, there were no material tenant concessions or rent abatement periods on any of the Initial Properties. For a property that will be leased pursuant to a lease to be executed upon our acquisition of such property, annualized lease revenue is the anticipated annual rental payments set forth in the applicable form of lease to be executed upon the acquisition of the property.

(2)
Percentage of total annualized lease revenue was calculated by dividing annualized lease revenue generated by all of the facilities of the applicable property type by the total annualized lease revenue generated by all of the Initial Properties for the year ended March 31, 2015, expressed as a percentage.

  Geographic Diversification

        The following graphs and table set forth information relating to geographic diversification by state of the Initial Properties based on total leased square feet and annualized lease revenue as of March 31, 2015.

Diversification by State	Diversification by State
(Leased Square Feet)	(Annualized Lease Revenue)(1)(2)

State	Number of Properties	Leased Square Feet	% of Total Leased Square Feet	Annualized Lease Revenue	% of Annualized Lease Revenue
Kansas	4	104,047	17.8%	$2,142,189	17.9%
Texas	4	98,929	16.9%	1,945,579	16.2%
Ohio	4	51,516	8.8%	978,267	8.2%
Kentucky	2	51,386	8.8%	773,024	6.5%
Illinois	1	49,466	8.5%	847,009	7.1%
Maryland	1	40,180	6.9%	771,283	6.4%
Georgia	2	25,541	4.3%	450,119	3.8%
Mississippi	1	24,024	4.1%	462,000	3.9%
Wisconsin	2	22,500	3.9%	454,288	3.8%
Arizona	2	21,200	3.6%	525,199	4.4%
Pennsylvania	1	20,000	3.4%	456,646	3.8%
Alabama	3	16,515	2.8%	492,962	4.1%
South Carolina	1	15,949	2.7%	317,101	2.6%
Idaho	1	10,751	1.8%	226,196	1.9%
Florida	3	10,542	1.8%	621,504	5.2%
Colorado	1	8,450	1.4%	284,176	2.4%
Virginia	1	8,445	1.4%	168,900	1.4%
Tennessee	1	4,720	0.8%	65,702	0.5%

	35	584,161	100.0%	$11,982,144	100.0%

(1)
Our annualized lease revenue was calculated by multiplying (i) rental payments (defined as base rent payable by the tenant on a monthly basis under the term of a lease that was in place as of March 31, 2015) for the month ended March 31, 2015, divided by (ii) 12. During 2014 and the first quarter of 2015, there were no material tenant concessions or rent abatement periods on any of the Initial Properties. For a property that is not currently subject to any lease but which will be leased pursuant to a lease executed upon our acquisition of such property, annualized lease revenue is the anticipated annual rental payments set forth in the applicable form of lease to be executed upon the acquisition of the property.

(2)
Percentage of total annualized lease revenue was calculated by dividing annualized lease revenue generated by all of the properties located in the State by the total annualized lease revenue generated by all of the Initial Properties for the year ended March 31, 2015, expressed as a percentage.

Description of Properties and Tenants

        The following is a description of each of the Initial Properties and their major healthcare tenant. The order of Initial Properties starts with the Initial Property with the largest leasable square footage and ends with the Initial Property with the smallest leasable square footage. We have determined the leasable square footage of each property by reviewing the existing leases and rent rolls, where available, and a review of tax assessor information where necessary. Unless otherwise indicated, all information is given as of March 31, 2015.

Provena Medical Center, Bourbonnais, Illinois

        Property Description:    Constructed in 1979 with a major renovation in 2009, Provena Medical Center is an approximately 54,000 square foot one-story medical office building located in Bourbonnais, Illinois. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Provena Medical Center was approximately $45,000.

        Acquisition Terms:    On February 4, 2015, we entered into an Agreement of Sale and Purchase to acquire Provena Medical Center for an aggregate purchase price of $9,000,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 91.6% of Provena Medical Center to multiple tenants. The largest tenant in Provena Medical Center is Provena Health, an affiliate of Presence Health. The annual base rent for Provena Medical Center will be approximately $847,010. There are currently five leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Bayside Medical Center, Pasadena, Texas

        Property Description:    Constructed in 1992 and redeveloped in 2000, Bayside Medical Center is an approximately 51,316 square foot one-story medical office building located in Pasadena, Texas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Bayside Medical Center was approximately $209,000.

        Acquisition Terms:    On January 12, 2015, we entered into an Agreement of Sale and Purchase to acquire Bayside Medical Center for an initial purchase price of $6,500,000 and a potential payment of up to $1,000,000 based on potential additional leasing. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 67.8% of Bayside Medical Center to multiple tenants. The largest tenant in Bayside Medical Center is STPN Manager, LLC, an affiliate of HCA. The annual base rent for Bayside Medical Center will be approximately $708,612. There are currently six leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Cypress Medical Center, Wichita, Kansas

        Property Description:    Constructed in 2006, Cypress Medical Center is an approximately 43,945 square foot one-story medical office building located in Wichita, Kansas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Cypress Medical Center was approximately $270,000.

        Acquisition Terms:    On February 6, 2015, we entered into an Agreement of Sale and Purchase to acquire Cypress Medical Center for an aggregate purchase price of $7,350,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 92.5% of Cypress Medical Center to multiple tenants. The largest tenant in Cypress Medical Center is Kansas Medical Center, L.L.C. The annual base rent for Cypress Medical Center will be approximately $830,974. There are currently four leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Los Alamos Professional Plaza, Alamo, Texas

        Property Description:    Constructed in 2007, Los Alamos Professional Plaza is an approximately 41,797 square foot two-story medical office building located in Alamo, Texas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Los Alamos Professional Plaza was approximately $94,000.

        Acquisition Terms:    On December 11, 2014, we entered into an Agreement of Sale and Purchase to acquire Los Alamos Professional Plaza for an aggregate purchase price of $5,300,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 91.6% of Los Alamos Professional Plaza to multiple tenants. The largest tenants in Los Alamos Professional Plaza are CVS Pharmacy, Inc. and Hidalgo County. The annual base rent for Los Alamos Professional Plaza will be approximately $534,282. There are currently nine leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Adventist Behavioral Health, Cambridge, Maryland

        Property Description:    Constructed in 1999, Adventist Behavioral Health is an approximately 40,180 square foot one-story behavioral health facility located in Cambridge, Maryland. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Adventist Behavioral Health was approximately $104,000.

        Acquisition Terms:    On January 2, 2015, we entered into an Agreement of Sale and Purchase to acquire Adventist Behavioral Health for an aggregate purchase price of $8,250,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Adventist Behavioral Health to a single tenant. The tenant in Adventist Behavioral Health is Adventist Healthcare, Inc. The annual base rent for Adventist Behavioral Health will be approximately $771,283. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Cavalier Medical & Dialysis Center, Florence, Kentucky

        Property Description:    Constructed in 2000, Cavalier Medical & Dialysis Center consists of two one-story medical office and dialysis clinic buildings containing in the aggregate approximately 36,362 square foot and located in Florence, Kentucky. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Cavalier Medical & Dialysis Center was approximately $19,000.

        Acquisition Terms:    On November 1, 2014, we entered into an Agreement of Sale and Purchase to acquire Cavalier Medical & Dialysis Center for an aggregate purchase price of $5,000,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 91% of Cavalier Medical & Dialysis Center to multiple tenants. The largest healthcare tenant in Cavalier Medical & Dialysis Center is Robert Klickovich, MD, LLC, an affiliate of Paradigm Pain & Spine Consultants. The annual base rent for Cavalier Medical & Dialysis Center will be approximately $451,281. There are currently nine leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Prairie Star Medical Facility II, Shawnee, Kansas

        Property Description:    Constructed in 2004, Prairie Star Medical Facility II is an approximately 24,840 square foot one-story medical office building located in Shawnee, Kansas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Prairie Star Medical Facility II was approximately $33,000.

        Acquisition Terms:    On December 15, 2014, we entered into an Agreement of Sale and Purchase to acquire Prairie Star Medical Facility II for an aggregate purchase price of $4,235,706. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 89.5% of Prairie Star Medical Facility II to multiple tenants. The largest tenant in Prairie Star Medical Facility II is Shawnee Mission Medical Center, Inc., an affiliate of Adventist Health System. The annual base rent for Prairie Star Medical Facility II will be approximately $439,933. There are currently six leases, four of which are net leases and two of which are gross leases. We will assume these leases upon closing of the acquisition of the property.

        Pursuant to a payment in lieu of tax, or PILOT, arrangement, the Prairie Star Medical Facility II is owned by the City of Shawnee, Kansas and leased to Prairie Star II, LLC pursuant to a lease agreement that has a term expiring in 2020. Prairie Star II, LLC, in turn, sublets the Prairie Star Medical Facility II to various lessees. The lease agreement between the City of Shawnee and Prairie Star II, LLC provides significant tax abatements to Prairie Star II, LLC through the end of 2015.

        The PILOT financing arrangement provided for the issuance of bonds by the City of Shawnee to finance the construction of the Prairie Star Medical Facility II. In connection with the financing of the construction of the Prairie Star Medical Facility II, the City of Shawnee issued Series A Bonds in the aggregate amount of $3,400,000 to Woodmen of the World Life Insurance Society, or Woodmen, and Series B Bonds in the aggregate amount of $1,000,000 to Prairie Star II, LLC.

        Pursuant to the terms of our purchase agreement with respect to Prairie Star Medical Facility II, we will initially take an assignment of and assume the lease agreement held by Prairie Star II, LLC, and we will acquire all of the Series A Bonds from Woodmen and all of the Series B Bonds from Prairie Star II, LLC. The lease agreement contains an option to purchase Prairie Star Medical Facility II for $100 along with the payment of certain expenses and the satisfaction and discharge in full of the bonds. We anticipate that we will exercise the option to purchase the Prairie Star Medical Facility II in early 2016 after the tax abatement period expires on December 31, 2015.

Prairie Star Medical Facility I, Shawnee, Kansas

        Property Description:    Constructed in 2002, Prairie Star Medical Facility I is an approximately 24,557 square foot one-story physician clinic located in Shawnee, Kansas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Prairie Star Medical Facility I was approximately $126,000.

        Acquisition Terms:    On December 15, 2014, we entered into an Agreement of Sale and Purchase to acquire Prairie Star Medical Facility I for an aggregate purchase price of $4,977,762. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Prairie Star Medical Facility I to a single tenant. The tenant in Prairie Star Medical Facility I is Shawnee Mission Medical Center, Inc., an affiliate of Adventist Health System. The annual base rent for Prairie Star Medical Facility I will be approximately $460,444. There are currently three leases, all of which are net leases. We will assume the leases upon closing of the acquisition of the property.

Williams Medical Clinic, Holly Springs, Mississippi

        Property Description:    Constructed in 2008, Williams Medical Clinic is an approximately 24,024 square foot one-story physician clinic located in Holly Springs, Mississippi. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Williams Medical Clinic was approximately $82,000.

        Acquisition Terms:    On August 29, 2014, we entered into an Agreement of Sale and Purchase to acquire Williams Medical Clinic for an aggregate purchase price of $4,100,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Williams Medical Clinic to a single tenant. The tenant in Williams Medical Clinic is Williams Medical Clinic. The annual base rent for Williams Medical Clinic will be approximately $462,000. The lease is a net lease. The lease will be executed as a part of the closing of the acquisition of the property.

Dahlonega Medical Mall, Dahlonega, Georgia

        Property Description:    Constructed in 2005, Dahlonega Medical Mall is an approximately 20,621 square foot two-story medical office building located in Dahlonega, Georgia. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Dahlonega Medical Mall was approximately $28,000.

        Acquisition Terms:    On November 17, 2014, we entered into an Agreement of Sale and Purchase to acquire Dahlonega Medical Mall for an aggregate purchase price of $3,450,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Dahlonega Medical Mall to multiple tenants. The largest tenant in Dahlonega Medical Mall is PCG Molecular. The annual base rent for Dahlonega Medical Mall will be approximately $336,749. There are currently five leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Grandview Plaza, Lancaster, Pennsylvania

        Property Description:    Constructed in 2006, Grandview Plaza is an approximately 20,000 square foot two-story physician clinic located in Lancaster, Pennsylvania. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Grandview Plaza was approximately $13,000 and the 2014/2015 school taxes are approximately $37,000.

        Acquisition Terms:    On November 12, 2014, we entered into an Agreement of Sale and Purchase to acquire Grandview Plaza for an aggregate purchase price of $3,100,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Grandview Plaza to multiple tenants. The largest tenants in Grandview Plaza are Physician Specialists of Northern Lancaster County Medical Group d/b/a Heart Specialists of Lancaster County, an affiliate of Wellspan Health, and Lancaster General Medical Group. The annual base rent for Grandview Plaza will be approximately $456,646. There are currently two leases, both of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Brook Park Medical Building, Brook Park, Ohio

        Property Description:    Constructed in 1999, Brook Park Medical Building is an approximately 18,444 square foot one-story medical office building located in Brook Park, Ohio. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Brook Park Medical Building was approximately $64,000.

        Acquisition Terms:    On November 26, 2014, we entered into an Agreement of Sale and Purchase to acquire Brook Park Medical Building for an aggregate purchase price of $3,650,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Brook Park Medical Building to multiple tenants. The largest tenant in Brook Park Medical Building is Southwest General Health Center, an affiliate of Southwest Community Health System. The annual base rent for Brook Park Medical Building will be approximately $367,490. There are currently five leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Florence Professional Centre, Florence, Kentucky

        Property Description:    Constructed in 1973 and renovated in 2007, Florence Professional Centre is an approximately 18,283 square foot one-story dialysis clinic located in Florence, Kentucky. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Florence Professional Centre was approximately $17,000.

        Acquisition Terms:    On November 21, 2014, we entered into an Agreement of Sale and Purchase to acquire Florence Professional Centre for an aggregate purchase price of $3,200,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Fresenius Florence Dialysis Center to multiple tenants. The largest tenant in Florence Professional Centre is Fresenius Medical Care. The annual base rent for Florence Professional Centre will be approximately $321,743. There are currently three leases, all of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Fresenius Medical Care of Corsicana, Corsicana, Texas

        Property Description:    Constructed in 1973 and renovated in 2007, Fresenius Medical Care is an approximately 17,699 square foot one-story dialysis clinic located in Corsicana, Texas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Fresenius Medical Care was approximately $23,000.

        Acquisition Terms:    On January 6, 2015, we entered into an Agreement of Sale and Purchase to acquire Fresenius Medical Care for an initial purchase price of $2,750,000, and a potential payment of up to $400,000 based on potential additional leasing. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 82.6% of Fresenius Medical Care to multiple tenants. The largest tenant in Fresenius Medical Care of Corsicana is Bio-Medical Applications of Texas, Inc., an affiliate of Fresenius Medical Care. The annual base rent for Fresenius Medical Care of Corsicana will be approximately $236,329. There are currently three leases, two of which are net leases and one of which is a gross lease. We will assume these leases upon closing of the acquisition of the property.

Columbia Gastroenterology Surgery Center, Columbia, South Carolina

        Property Description:    Constructed in 1963 with a major renovation and addition in 2002, Columbia Gastroenterology Surgery Center is an approximately 16,969 square foot one-story ambulatory surgery center located in Columbia, South Carolina. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Columbia Gastroenterology Surgery Center was approximately $41,000.

        Acquisition Terms:    On December 19, 2014, we entered into an Agreement of Sale and Purchase to acquire Columbia Gastroenterology Surgery Center for an aggregate purchase price of $2,200,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 94.0% of Columbia Gastroenterology Surgery Center to multiple tenants. The largest tenant in Columbia Gastroenterology Surgery Center is Palmetto Health. The annual base rent for Columbia Gastroenterology Surgery Center will be approximately $317,101. There are currently two leases, one of which is a net lease and one of which is a gross lease. We will assume these leases upon closing of the acquisition of the property.

Family Medicine East, Wichita, Kansas

        Property Description:    Constructed in 1982 and renovated in 2000, Family Medicine East is an approximately 16,581 square foot one-story physician clinic located in Wichita, Kansas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Family Medicine East was approximately $53,000.

        Acquisition Terms:    On December 19, 2014, we entered into an Agreement of Sale and Purchase to acquire Family Medicine East for an aggregate purchase price of $4,350,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Family Medicine East to a single tenant. The tenant in Family Medicine East is Family Medicine East, Chartered. The annual base rent for Family Medicine East will be approximately $410,838. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Fresenius Gallipolis Dialysis Center, Gallipolis, Ohio

        Property Description:    Constructed in 1971 and remodeled in 2003, Fresenius Gallipolis Dialysis Center is an approximately 15,110 square foot one-story dialysis clinic located in Gallipolis, Ohio Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Fresenius Gallipolis Dialysis Center was approximately $6,000.

        Acquisition Terms:    On November 21, 2014, we entered into an Agreement of Sale and Purchase to acquire Fresenius Gallipolis Dialysis Center for an aggregate purchase price of $1,250,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Fresenius Gallipolis Dialysis Center to multiple tenants. The largest tenant in Fresenius Gallipolis Dialysis Center is Bio-Medical Applications of Ohio, Inc., an affiliate of Fresenius Medical Care. The annual base rent for Fresenius Gallipolis Dialysis Center will be approximately $137,805. There are currently two leases, one of which is a net lease and one of which is a gross lease. We will assume these leases upon closing of the acquisition of the property.

UW Health Clinic—Portage, Portage, Wisconsin

        Property Description:    Constructed in 2003, UW Health Clinic is an approximately 14,000 square foot one-story physician clinic located in Portage, Wisconsin. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for UW Health Clinic was approximately $70,000.

        Acquisition Terms:    On November 25, 2014, we entered into an Agreement of Sale and Purchase to acquire UW Health Clinic for an aggregate purchase price of $3,000,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of UW Health Clinic to a single tenant. The tenant in UW Health Clinic is University of Wisconsin Medical Foundation, an affiliate of University of Wisconsin Health Clinics. The annual base rent for UW Health Clinic will be approximately $290,151. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Desert Endoscopy Center, Tempe, Arizona

        Property Description:    Constructed in 1992, Desert Endoscopy Center is an approximately 13,000 square foot one-story ambulatory surgery center located in Tempe, Arizona. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Desert Endoscopy Center was approximately $24,000.

        Acquisition Terms:    On January 11, 2015, we entered into an Agreement of Sale and Purchase to acquire Desert Endoscopy Center for an aggregate purchase price of $2,700,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Desert Endoscopy Center to multiple tenants. The largest tenant in Desert Endoscopy Center is The Mesa AZ Endoscopy ASC, LLC. The annual base rent for Desert Endoscopy Center will be approximately $270,367. There are currently two leases, both of which are net leases. We will assume these leases upon closing of the acquisition of the property.

Northwest Surgery Center, Houston, Texas

        Property Description:    Constructed in 1979 and redeveloped in 2004, Northwest Surgery Center is an approximately 11,200 square foot one-story ambulatory surgery center located in Houston, Texas. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Northwest Surgery Center was approximately $50,000.

        Acquisition Terms:    On October 1, 2014, we entered into an Agreement of Sale and Purchase to acquire Northwest Surgery Center for an aggregate purchase price of $4,600,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Northwest Surgery Center to a single tenant. The tenant in Northwest Surgery Center is Northwest Surgery Associates, LLP. The annual base rent for Northwest Surgery Center will be approximately $466,356. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Midwest Primary Care Clinic, Cincinnati, Ohio

        Property Description:    Constructed in 1995 with a significant addition in 2009, Midwest Primary Care Clinic is an approximately 11,050 square foot one-story physician clinic located in Cincinnati, Ohio. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Midwest Primary Care Center was approximately $40,000.

        Acquisition Terms:    On November 7, 2014, we entered into an Agreement of Sale and Purchase to acquire Midwest Primary Care Center for an aggregate purchase price of $2,400,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Midwest Primary Care Center to multiple tenants. The largest tenant in Midwest Primary Care Clinic is Mercy Medical Associates LLC, an affiliate of Catholic Health Partners. The annual base rent for Midwest Primary Care Center will be approximately $285,239. There are currently two leases, both of which are net leases. We will assume these leases upon closing of the acquisition of the property.

St. Alphonsus Medical Group Clinic, Nampa, Idaho

        Property Description:    Constructed in 1996, St. Alphonsus Medical Group Clinic is an approximately 10,751 square foot one-story physician clinic located in Nampa, Idaho. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for St. Alphonsus Medical Group Clinic was approximately $31,000.

        Acquisition Terms:    On December 31, 2014, we entered into an Agreement of Sale and Purchase to acquire St. Alphonsus Medical Group Clinic for an aggregate purchase price of $1,700,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of St. Alphonsus Medical Group Clinic to a single tenant. The tenant in St. Alphonsus Medical Group is Saint Alphonsus Regional Medical Center, an affiliate of Trinity Health. The annual base rent for St. Alphonsus Medical Group Clinic will be approximately $226,196. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

UW Fort Atkinson Health Clinic, Fort Atkinson, Wisconsin

        Property Description:    Constructed in 1996, UW Fort Atkinson Health Clinic is an approximately 8,500 square foot one-story physician clinic located in Fort Atkinson, Wisconsin. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for UW Fort Atkinson Health Clinic was approximately $29,000.

        Acquisition Terms:    On December 19, 2014, we entered into an Agreement of Sale and Purchase to acquire UW Fort Atkinson Health Clinic for an aggregate purchase price of $1,593,560. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of UW Fort Atkinson Health Clinic to a single tenant. The tenant in UW Fort Atkinson Health Clinic is University of Wisconsin Medical Foundation, Inc., an affiliate of University of Wisconsin Health Clinics. The annual base rent for UW Fort Atkinson Health Clinic will be approximately $164,137. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Liberty Dialysis, Castle Rock, Colorado

        Property Description:    Constructed in 2005, Liberty Dialysis is an approximately 8,450 square foot one-story dialysis clinic located in Castle Rock, Colorado. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Liberty Dialysis was approximately $28,000.

        Acquisition Terms:    On December 17, 2014, we entered into an Agreement of Sale and Purchase to acquire Liberty Dialysis for an aggregate purchase price of $3,050,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Liberty Dialysis to a single tenant. The tenant in Liberty Dialysis is Liberty Dialysis-Colorado Springs, L.L.C., an affiliate of Fresenius Medical Care. The annual base rent for Liberty Dialysis will be approximately $284,176. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Virginia Orthopaedic & Spine Specialists, Portsmouth, Virginia

        Property Description:    Constructed in 2002, Virginia Orthopaedic & Spine Specialists is an approximately 8,445 square foot one-story physician clinic located in Portsmouth, Virginia. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Virginia Orthopaedic & Spine Specialists was approximately $11,000.

        Acquisition Terms:    On January 22, 2015, we entered into an Agreement of Sale and Purchase to acquire Virginia Orthopaedic & Spine Specialists for an aggregate purchase price of $1,375,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Virginia Orthopaedic & Spine Specialists to a single tenant. The tenant in Virginia Orthopaedic & Spine Specialists is Maryview Hospital, an affiliate of Bon Secours Health System. The annual base rent for Virginia Orthopaedic & Spine Specialists will be approximately $168,900. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Continuum Wellness Center, Gilbert, Arizona

        Property Description:    Constructed in 2005, Continuum Wellness Center is an approximately 8,200 square foot one-story physician clinic located in Gilbert, Arizona. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Continuum Wellness Center was approximately $14,000.

        Acquisition Terms:    On December 1, 2014, we entered into an Agreement of Sale and Purchase to acquire Continuum Wellness Center for an aggregate purchase price of $1,700,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Continuum Wellness Center to multiple tenants. The largest tenant in Continuum Wellness Center is Continuum Wellness Clinic, L.L.C., an affiliate of Agility Health. The annual base rent for Continuum Wellness Center will be approximately $254,831. There are currently two leases, one of which is a net lease and one of which is a gross lease. We will assume these leases upon closing of the acquisition of the property.

Court Street Surgery Center, Circleville, Ohio

        Property Description:    Constructed in 2000, Court Street Surgery Center is an approximately 7,787 square foot one-story ambulatory surgery center located in Circleville, Ohio. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Court Street Surgery Center was approximately $30,000.

        Acquisition Terms:    On November 19, 2014, we entered into an Agreement of Sale and Purchase to acquire Court Street Surgery Center for an aggregate purchase price of $1,570,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 88.8% of Court Street Surgery Center to a single tenant. The tenant in Court Street Surgery Center is Townsend Pelias, Ltd., an affiliate of Surgery Partners. The annual base rent for Court Street Surgery Center will be approximately $187,733. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Gulf Coast Cancer Centers—Gulf Shores, Gulf Shores, Alabama

        Property Description:    Constructed in 2005, Gulf Coast Cancer Centers—Gulf Shores is an approximately 6,398 square foot one-story oncology center located in Gulf Shores, Alabama. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Gulf Coast Cancer Centers—Gulf Shores was approximately $5,000.

        Acquisition Terms:    On December 10, 2014, we entered into an Agreement of Sale and Purchase to acquire Gulf Coast Cancer Centers—Gulf Shores (together with Gulf Coast Cancer Centers—Foley and Gulf Coast Cancer Centers—Brewton described herein) for an aggregate purchase price of $4,800,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Gulf Coast Cancer Centers—Gulf Shores to a single tenant. The tenant in Gulf Coast Cancer Centers—Gulf Shores is ROSA of South Alabama, LLC, an affiliate of Vantage Oncology. The annual base rent for Gulf Coast

Cancer Centers—Gulf Shores will be approximately $190,976. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Gulf Coast Cancer Centers—Foley, Foley, Alabama

        Property Description:    Constructed in 1995, Gulf Coast Cancer Centers—Foley is an approximately 6,146 square foot one-story oncology center located in Foley, Alabama. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Gulf Coast Cancer Centers—Foley was approximately $3,000.

        Acquisition Terms:    On December 10, 2014, we entered into an Agreement of Sale and Purchase to acquire Gulf Coast Cancer Centers—Foley (together with Gulf Coast Cancer Centers—Gulf Shores and Gulf Coast Cancer Centers—Brewton described herein) for an aggregate purchase price of $4,800,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Gulf Coast Cancer Centers—Foley to a single tenant. The tenant in Gulf Coast Cancer Centers—Foley is ROSA of South Alabama, LLC, an affiliate of Vantage Oncology. The annual base rent for Gulf Coast Cancer Centers—Foley will be approximately $183,454. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Bassin Center For Plastic Surgery—Melbourne, Viera, Florida

        Property Description:    Constructed in 2008, Bassin Center For Plastic Surgery—Melbourne is an approximately 5,228 square foot physician clinic located in Viera, Florida. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Bassin Center For Plastic Surgery—Melbourne was approximately $10,000.

        Acquisition Terms:    On August 29, 2014, we entered into an Agreement of Sale and Purchase to acquire Bassin Center For Plastic Surgery—Melbourne (together with Bassin Center For Plastic Surgery—Orlando and Bassin Center For Plastic Surgery—Villages described herein) for an aggregate purchase price of $5,650,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Bassin Center For Plastic Surgery—Melbourne to a single tenant. The tenant in Bassin Center For Plastic Surgery—Melbourne is Roger E. Bassin, M.D., P.A. The annual base rent for Bassin Center For Plastic Surgery—Melbourne will be approximately $308,216. The lease is a net lease. The lease will be executed as a part of the closing of the acquisition of the property.

Fresenius Medical Care, Fort Valley, Georgia

        Property Description:    Constructed in 2003, Fresenius Medical Care is an approximately 4,920 square foot one-story dialysis clinic located in Fort Valley, Georgia. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Fresenius Medical Care was approximately $10,000.

        Acquisition Terms:    On January 7, 2015, we entered into an Agreement of Sale and Purchase to acquire Fresenius Medical Care for an aggregate purchase price of $1,100,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Fresenius Medical Care to a single tenant. The tenant in Fresenius Medical Care is Bio-Medical Applications of Georgia, Inc., d/b/a FMC Fort Valley Dialysis, an affiliate of Fresenius Medical Care. The annual base rent for Fresenius Medical Care will be approximately $113,370. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

DaVita Etowah Dialysis Center, Etowah, Tennessee

        Property Description:    Constructed in 1985 with a major renovation in 2010, DaVita Etowah Dialysis Center is an approximately 4,720 square foot one-story dialysis clinic located in Etowah, Tennessee. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for DaVita Etowah Dialysis Center was approximately $4,000.

        Acquisition Terms:    On October 6, 2014, we entered into an Agreement of Sale and Purchase to acquire DaVita Etowah Dialysis Center for an aggregate purchase price of $600,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of DaVita Etowah Dialysis Center to a single tenant. The tenant in DaVita Etowah Dialysis Center is Total Renal Care, Inc., an affiliate of DaVita Health Partners. The annual base rent for DaVita Etowah Dialysis Center will be approximately $65,702. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Gulf Coast Cancer Centers—Brewton, Brewton, Alabama

        Property Description:    Constructed in 1995, Gulf Coast Cancer Centers—Brewton is an approximately 3,971 square foot one-story oncology center located in Brewton, Alabama. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Gulf Coast Cancer Centers—Brewton was approximately $3,000.

        Acquisition Terms:    On December 10, 2014, we entered into an Agreement of Sale and Purchase to acquire Gulf Coast Cancer Centers—Brewton (together with Gulf Coast Cancer Centers—Gulf Shores and Gulf Coast Cancer Centers—Foley described herein) for an aggregate purchase price of $4,800,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Gulf Coast Cancer Centers—Brewton to a single tenant. The tenant in Gulf Coast Cancer Centers—Brewton is ROSA of South Alabama, LLC, an affiliate of Vantage Oncology. The annual base rent for Gulf Coast Cancer Centers—Brewton will be approximately $118,532. The lease is a net lease. We will assume the lease upon closing of the acquisition of the property.

Bassin Center For Plastic Surgery—Villages, Lady Lake, Florida

        Property Description:    Constructed in 2012, Bassin Center For Plastic Surgery—Villages is an approximately 2,894 square foot physician clinic located in Lady Lake, Florida. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Bassin Center For Plastic Surgery—Villages was approximately $8,000.

        Acquisition Terms:    On August 29, 2014, we entered into an Agreement of Sale and Purchase to acquire Bassin Center For Plastic Surgery—Villages (together with Bassin Center For Plastic Surgery—

Orlando and Bassin Center For Plastic Surgery—Melbourne described herein) for an aggregate purchase price of $5,650,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Bassin Center For Plastic Surgery—Villages to a single tenant. The tenant in Bassin Center For Plastic Surgery—Villages is Roger E. Bassin, M.D., P.A. The annual base rent for Bassin Center For Plastic Surgery—Villages will be approximately $170,615. The lease is a net lease. The lease will be executed as a part of the closing of the acquisition of the property.

Bassin Center For Plastic Surgery—Orlando, Orlando, Florida

        Property Description:    Constructed in 2006, Bassin Center For Plastic Surgery—Orlando is an approximately 2,420 square foot physician clinic located in Orlando, Florida. Other than recurring capital expenditures, we have no immediate plans with respect to major renovation or redevelopment of the property. For the year ended December 31, 2014, the annual real estate tax for Bassin Center For Plastic Surgery—Orlando was approximately $5,000.

        Acquisition Terms:    On August 29, 2014, we entered into an Agreement of Sale and Purchase to acquire Bassin Center For Plastic Surgery—Orlando (together with Bassin Center For Plastic Surgery—Melbourne and Bassin Center For Plastic Surgery—Villages described herein) for an aggregate purchase price of $5,650,000. The closing of the acquisition is subject to customary due diligence conditions as well as the closing of this offering.

        Lease Terms:    Upon the closing of the acquisition, we will lease 100% of Bassin Center For Plastic Surgery—Orlando to a single tenant. The tenant in Bassin Center For Plastic Surgery—Orlando is Roger E. Bassin, M.D., P.A. The annual base rent for Bassin Center For Plastic Surgery—Orlando will be approximately $142,672. The lease is a net lease. The lease will be executed as a part of the closing of the acquisition of the property.

Acquisition of Initial Properties

        The Company has signed definitive agreements to acquire ownership of all of the Initial Properties, whether such ownership will be through fee simple title or the rights to acquire fee simple title for nominal amounts. The definitive agreements for the Initial Properties generally include representations and warranties relating to such matters as title, compliance with laws, condition of the properties and other similar items. Certain of the warranties may be qualified and may not afford the Company as much protection as unqualified warranties.

        The Company intends to purchase the Initial Properties as soon as reasonably practicable after the closing of this offering. The various closings for the purchase of the Initial Properties pursuant to the definitive agreements are subject to the satisfaction of customary due diligence conditions as well as the closing of this offering. After the closings, we will hold fee simple title in all of the Initial Properties except for Prairie Star Medical Facility II. We will hold an option to purchase fee simple title in Prairie Star Medical Facility II which we expect to exercise in early 2016. See "—Description of Properties and Tenants—Prairie Star Medical Facility II, Shawnee, Kansas" for more information.

        The purchase price for each of the Initial Properties has been determined by negotiation with the sellers after taking into consideration the current and expected annualized lease revenue, current and expected leases and tenants, operating history, age and condition of the properties, and other relevant factors. In the opinion of management of the Company, the Initial Properties are well maintained, in good repair, and suitable for their intended use.

The Leases

        The leases will be entered into or assumed upon the conveyance of the Initial Properties to us. Each lease will relate to a healthcare facility, comprised generally of the land, buildings, other improvements and certain fixtures, and, in most cases, will be for a use restricted to the intended healthcare-related use and certain related uses. Generally, personal property will not be leased. We believe that, for federal tax purposes, in the event we lease personal property to a tenant, the amount of personal property leased will be substantially less than 15% of the total amount of property leased and, therefore, all rental income will be deemed to be from real property.

        Leases for the Initial Properties generally have remaining terms ranging from 4 months to 15 years with, in some cases, one or more renewal terms exercisable by the tenant. Some of the leases may be subject to earlier termination upon the occurrence of certain events, such as casualty and condemnation. Certain of the tenants will also have an option to repurchase their leased properties at specified times during the lease term.

        We will receive a cash rental stream from its tenants under the leases. Generally, a majority of the tenants will be responsible for property operating expenses of the Initial Properties, including real estate taxes, utilities, property insurance, routine maintenance and repairs, and property management. We believe this net lease structure helps insulate us from increases in certain property operating expenses and provides more predictable cash flow. In the future, we anticipate that we will continue to enter into net leases for most of our properties. A de minimis percentage of the leases for the Initial Properties will be gross leases, which means that the tenant's annualized lease revenue is intended to fulfill the tenant's obligations under the lease, and we are responsible for all additional costs incurred for the leased premises.

        Each tenant will generally be required, at its expense, to maintain our leased property in good order and repair, except for ordinary wear and tear. Certain of the leases will provide for rent reductions or abatements in certain instances of damage, destruction, partial taking or partial sale of the property. We may not be required to repair, rebuild or maintain the properties. Under certain leases, upon expiration or termination thereof, we may be required to purchase from the tenants certain structural capital improvements and replacements made by the tenants within the last five years of their lease terms.

        Certain leases will also contain provisions which generally permit the tenants, under certain circumstances, to terminate the leases and to purchase the leased property (for a price equal to the greater of the fair market value or the Minimum Repurchase Price (as defined in such leases)) or to substitute another property or properties for the leased property. These circumstances include (i) the occurrence of certain damage to or destruction of the leased properties, (ii) the good faith determination by the tenant that the leased property has become uneconomic or unsuitable for its primary intended use and (iii) the discontinued use of the leased property by the tenant in its business operations or the determination by the tenant that it will discontinue such use within a one-year period. Some tenants will also have a right of first refusal to purchase the leased property during the term of the lease and for a short period of time following the expiration of the lease on the same terms and conditions as we propose to sell the leased property to a third party.

Scheduled Lease Expirations

        The following table shows information for scheduled lease expirations as of March 31, 2015 for the Initial Properties for the periods indicated.

 Lease Expiration Schedule

		Total Leased Square Footage		Annualized Lease Revenue
Year	Number of Leases Expiring	Amount	Percent (%)	Amount ($)	Percent (%)
2015	8	19,387	3.3%	323,875	2.7%
2016	19	158,164	27.1%	3,142,238	26.2%
2017	7	46,136	7.9%	1,110,536	9.3%
2018	18	133,109	22.8%	2,649,478	22.1%
2019	16	88,723	15.2%	1,917,439	16.0%
2020	6	45,009	7.7%	788,078	6.6%
2021	1	8,500	1.5%	132,005	1.1%
2022	4	32,151	5.5%	642,390	5.4%
2023	2	11,800	2.0%	153,600	1.3%
2024	0	—	0.0%	—	0.0%
Thereafter	4	34,566	5.9%	1,083,505	9.0%
Month to Month	2	6,616	1.1%	39,000	0.3%

Totals	87	584,161	100.0%	11,982,144	100.0%

Insurance

        We expect to maintain appropriate liability and casualty insurance on the Initial Properties and our office premises. We also expect to obtain title insurance with respect to each of the Initial Properties in amounts equal to their respective purchase prices, insuring that we hold title to each of the Initial Properties free and clear of all liens and encumbrances, except those approved by us. In our opinion, the Initial Properties will be adequately covered by hazard, liability and rent insurance.

Competition

        We compete for property acquisitions with other investors, healthcare providers, other healthcare related REITs, real estate partnerships and financial institutions. The operation of all of our properties, including the Initial Properties, will be subject to competition from similar properties. Certain tenants of other properties may have greater capital resources than we do. In addition, the extent to which the Initial Properties are utilized depends upon several factors, including the number of physicians using, or referring patients to, the healthcare facilities leasing the Initial Properties, competitive systems of healthcare delivery, and the area population, size and composition. Private, federal and state payment programs and the effect of other laws and regulations may also have a significant effect on the utilization of the properties. Virtually all of the Initial Properties operate in a competitive environment and patients and referral sources, including physicians, may change their preferences for a healthcare facility from time to time.

Government Regulation

        Our healthcare tenants and their operators are subject to extensive federal, state and local government legislation and regulation. Compliance with these regulatory requirements can increase operating costs and, thereby, adversely affect the financial viability of our tenants businesses. Our tenants' failure to comply with these laws and regulations could adversely affect their ability to successfully operate our properties, which could negatively impact their ability to satisfy their contractual obligations to us. As a landlord, we intend for all of our business activities and operations to conform in all material respects with all applicable laws and regulations, including healthcare laws and regulations. Our leases will require the tenants/operators to comply with all applicable laws, including healthcare laws.

        These laws subject tenant healthcare facilities and practices to requirements related to reimbursement, licensing and certification policies, ownership of facilities, addition or expansion of facilities and services, pricing and billing for services, compliance obligations (including those governing the security, use and disclosure of confidential patient information) and fraud and abuse laws. These laws and regulations are wide-ranging and complex, may vary or overlap from jurisdiction to jurisdiction, and are subject frequently to change. Healthcare facilities may also be affected by changes in accreditation standards or in the procedures of accrediting agencies that are recognized by governments in the certification process. In addition, expansion (including the addition of new beds or services or the acquisition of medical equipment) and occasionally the discontinuation of services of healthcare facilities are generally subject to state regulatory approval through certificate of need programs. Different tenants may be more or less subject to certain types of regulation, some of which are specific to the type of facility or provider. We highlight below several of the more complex laws, however this is an overview, as the complexities of the laws impacting tenants are varied and extensive.

Physician Ownership Regulations

        Physician ownership of healthcare facilities is generally prohibited by law subject to certain exceptions. The Affordable Care Act placed strict limitations on the availability of certain exceptions to the physician ownership regulations, including previously utilized "rural provider" and "whole hospital" exceptions. These regulations are extensive and complex. Further, various rent arrangements may be subject to federal and state laws and regulations governing illegal rebates and kickbacks where co-investors are physicians or others in a position to refer patients to the facilities. The effect of these laws and regulations is generally to prohibit, through the imposition of criminal and civil penalties (including exclusion from programs such as Medicare and Medicaid), payment arrangements that are construed to include compensation for patient referrals. Additional legislative and regulatory proposals may be enacted or adopted in the future that adversely affect physicians and other healthcare providers that invest in healthcare facilities, regardless of whether there is compensation for referrals, by limiting reimbursement by the Medicare and Medicaid programs of otherwise covered services, requiring disclosures of such interests, or imposing civil monetary and criminal penalties and fines for violations of proscriptions against patient referrals to such facilities.

Fraud and Abuse Laws

        There are various federal and state laws regarding fraud and abuse by healthcare providers who receive payments from or are in a position to make referrals in connection with the Medicare and Medicaid programs. Our lease arrangements with certain tenants may also be subject to these fraud and abuse laws. We expect that the healthcare industry will continue to face increased regulations and pressure in the areas of fraud, waste and abuse, cost control, healthcare management and provision of services. These laws include, without limitation:

  •
  the federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or acceptance of remuneration, directly or indirectly, in return for referring an individual to a provider of services for which payment may be made in whole or in part under a federal healthcare program, including the Medicare or Medicaid programs. Courts have interpreted this statute broadly and held that the Anti-kickback Statute is violated if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. The Affordable Care Act provides that knowledge of the Anti-Kickback Statute or specific intent to violate the statute is not required in order to violate the Anti-Kickback Statute. Violation of the Anti-Kickback Statute is a crime, punishable by criminal fines and penalties, including imprisonment. Violations may also result in civil and administrative sanctions, including civil fines, exclusion from participation in federal and state healthcare programs, including Medicare and Medicaid, and monetary penalties in amounts treble to the underlying remuneration.

    Although it is our intention to fully comply with the Anti-Kickback Statue, as well as all other applicable state and federal laws, there can be no assurance regulatory authorities enforcing these laws will determine our financial arrangements or the financial relationships of our tenants comply with the Anti-Kickback Statute or other similar laws. Any violation of the Anti-Kickback Statue by our tenants could result in substantial fines and penalties that may affect their ability to meet the terms of their leases with us and, as a result, could have an adverse effect on our business;

  •
  the federal Stark Law prohibits a physician from making a referral to an entity furnishing "designated health services" paid by Medicare or Medicaid if the physician or a member of the physician's immediate family has a financial relationship with that entity. The Stark Law also prohibits entities that provide designated health services from billing the Medicare and Medicaid programs for any items or services that result from a prohibited referral and requires the entities to refund amounts received for items or services provided pursuant to the prohibited referral. Sanctions for violating the Stark Law include denial of payment, civil fines, and exclusion from the Medicare and Medicaid programs. Failure to refund amounts received pursuant to a prohibited referral may also constitute a false claim and result in additional penalties under the False Claims Act. There are exceptions to the self-referral prohibition for many of the customary financial arrangements between physicians and providers. Although our lease agreements will require lessees to comply with the Stark Law, we cannot offer assurance that the arrangements entered into by us or by our tenants will be found to be in compliance with the Stark Law or similar state laws. Any violation of the Stark Law or similar state laws by our tenants could result in substantial fines and penalties that may affect their ability to meet the terms of their leases with us and, as a result, could have an adverse effect on our business;

  •
  the federal False Claims Act prohibits knowingly making or presenting any false claim for payment to the federal government. The government may use the False Claims Act to prosecute Medicare and other government program fraud. The False Claims Act defines the term "knowingly" broadly and includes, submitting a claim with reckless disregard to its truth or falsity. The False Claims Act contains qui tam, or whistleblower, provisions that allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. These whistleblowers may collect a portion of the government's recovery. In some cases, whistleblowers and the federal government have taken the position, and some courts have held, that providers who allegedly have violated other statutes, such as the Anti-Kickback Statute and the Stark Law, have thereby submitted false claims under the False Claims Act. The Affordable Care Act clarifies this issue with respect to the Anti-Kickback Statute by providing that submission of claims for services or items generated in violation of the Anti-Kickback Statute is a per se violation of the False Claims Act. If a defendant is found liable under the False Claims Act, the defendant may be required to pay three times the actual damages sustained by the government, additional civil penalties, and the whistleblower's attorneys' fees. Many states have enacted similar statutes preventing the presentation of a false claim to a state government. We expect more to do so because the Social Security Act provides a financial incentive for states to enact statutes establishing state level liability. Any violation of the False Claims Act by our tenants could result in substantial fines and penalties that may affect their ability to meet the terms of their leases with us and, as a result, could have an adverse effect on our business;

  •
  the federal Civil Monetary Penalties Law authorizes the imposition of monetary penalties against an entity that engages in a number of prohibited activities. The penalties vary by the prohibited conduct, but include civil fines and treble damages for the total amount of remuneration claimed. Any violations of the Civil Monetary Penalties Law by our tenants could result in substantial fines and penalties that may affect their ability to meet the terms of their leases with us and, as a result, could have an adverse effect on our business; and

  •
  state anti-kickback, anti-inducement, anti-referral and insurance fraud laws which may be generally similar to, and potentially more expansive than, the federal laws set forth above. The scope of these state laws is broad because they can often apply regardless of the source of payment for care. Little precedent exists for their interpretation or enforcement. These statutes typically provide for criminal and civil penalties, as well as loss of facility licensure. Any violation of such laws by our tenants could result in substantial fines and penalties that may affect their ability to meet the terms of their leases with us and, as a result, could have an adverse effect on our business.

        Significant media and public attention has focused in recent years on the healthcare industry. The federal government is dedicated to funding additional federal enforcement activities related to healthcare providers and preventing fraud and abuse. Our tenants will engage in many of routine healthcare operations and other activities that could be the subject of governmental investigations or inquiries. For example, our tenants will likely have significant Medicare and Medicaid billings, numerous financial arrangements with physicians who are referral sources, and joint venture arrangements involving physician investors. In recent years, Congress has increased the level of funding for fraud and abuse enforcement activities. It is possible that governmental entities could initiate investigations or litigation in the future and that such matters could result in significant costs and penalties, as well as adverse publicity. Governmental agencies and their agents, such as the Medicare Administrative Contractors, fiscal intermediaries and carriers, as well as the HHS-OIG, CMS and state Medicaid programs, may conduct audits of our tenants' operations. Private payers may conduct similar post-payment audits, and our tenants may also perform internal audits and monitoring. Depending on the nature of the conduct found in such audits and whether the underlying conduct could be considered systemic, the resolution of these audits could have a material, adverse effect on our portfolio's financial position, results of operations and liquidity.

Affordable Care Act

        The Affordable Care Act has continued to change how healthcare services are covered, delivered and reimbursed. The Affordable Care Act includes payment reform provisions intended to drive Medicare towards more value-based purchasing which, in turn, increases accountability for healthcare providers for the quality and costs of the healthcare services they provide. While more individuals now carry healthcare coverage as a result of the Affordable Care Act, the full effects of the changes to reimbursement models for both public and commercial coverage continue to evolve. Each kind of healthcare provider tenant has a different and complex set of laws related to reimbursement and reimbursement models, which may affect the tenant's ability to collect revenues and meet the terms of their leases. Such varying reimbursement models and laws impact each kind of provider as well as the healthcare system as a whole. For example, for physicians, the Centers for Medicare and Medicaid Services sets an annual Medicare Sustainable Growth Rate and updates a related physician fee schedule to control spending by Medicare on physician services The implementation of this physician fee schedule can be suspended or adjusted by Congress, as has been done regularly in the past. In addition, for ambulatory service centers, the Affordable Care Act introduced provisions that reduce the annual inflation update for payment rates by a "productivity adjustment," which may result in a decrease in Medicare payment rates for the same procedures in a given year compared to the prior year. Other changes brought about by the Affordable Care Act could negatively impact reimbursement for any one of the kind of provider tenants as outlined below.

        The Affordable Care Act also has begun to alter reimbursement from private insurers and managed care organizations. Networks continue to readjust and all providers must ensure adequate market share in their respective areas to remain in the network created by many of the managed care organizations. Under the Affordable Care Act individuals are required to obtain coverage or pay a penalty resulting in millions of more Americans obtaining coverage, usually through the healthcare exchanges (called the Marketplace) established to provide coverage in each state. It is unclear at this time how the Marketplace coverage will impact each state and locale.

Licensure and Certificates of Need

        Healthcare providers are subject to other state and federal reporting obligations that are tied to licensure, certification and accreditation requirements. Most of our tenants will require a license or a certificate of need to operate. Failure to obtain or the loss of such license or certificate would be a material event, likely resulting in the inability of the tenant to operate in the leased space, thereby materially impacting the tenant's ability to make rent payments. State and local laws further regulate aspects of the tenants operations and ability to expand. States and local laws vary from state to state and are subject to change. It is impossible to predict the impact of a tenant's ability to continue to provide services and the costs associated with operating in compliance with licensure, accreditation and certificate of need requirements.

Additional Regulations

        In addition to the federal, state and local laws discussed above, our healthcare tenants and their operators are subject to additional extensive and complex legislative and regulatory obligations. Compliance with these regulatory requirements can increase operating costs and, thereby, adversely affect the financial viability of our tenants businesses. Furthermore, in connection with the expansion of existing operations and the entry into new markets, healthcare providers may become subject to compliance with additional regulation. Our tenants' failure to comply with these laws and regulations could adversely affect their ability to successfully operate our properties, which could negatively impact their ability to satisfy their contractual obligations to us. Some of these additional laws and regulations include but are not limited to:

  •
  requirements to maintain complex written compliance and training programs. Failure to comply with such laws may result in government investigations, whistleblower litigation, additional inspections, review of licensure and other actions which can be costly, thereby impacting on the fiscal strength of the tenant;

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  federal and state legislation and regulations regarding the privacy and security of patient information. In addition to HIPAA privacy, security and breach notification requirements, providers are responsible for compliance with state laws regarding confidentiality and data breach notification;

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  specific licensure and certification requirements for each type of entity, which may also vary by jurisdiction. These requirements may be subject to periodic revision; and

  •
  a variety of other reporting obligations, many of which include financial penalties for failure to report. For example, most providers are also obligated to report measures as a part of their "Meaningful Use" reporting and certain physicians are required to report as a part of the Physician Quality Reporting System. Failure by eligible providers and eligible hospitals to meet these measures can result in significant reductions of payments from government programs.

        Finally, our tenants are also subject to regulations and laws that are specific to each particular type of healthcare entity. The following entities on which we focus are subject to the additional regulations and laws, some of which are articulated below:

        Ambulatory surgery centers:    Ambulatory surgery centers must be certified and approved in order to enter into written agreements with the Center for Medicare and Medicaid Services. An ambulatory surgery center and another entity, such as an adjacent physician's office, are not permitted to mix functions and operations in a common space during concurrent or overlapping hours of operations. Ambulatory surgery centers must be accredited and undergo periodic inspections regarding standards of medical care, equipment and hygiene. In addition, many states require regulatory approval, including certificates of need prior to establishment of an ambulatory surgery center, offering certain services or making expenditures in excess of statutory thresholds for healthcare equipment, facilities or programs. Medicare reimburses ambulatory surgery centers in accordance with a payment system implemented by the Center for Medicare and Medicaid Services which utilizes the Outpatient Prospective Payment System, or OPPS. Medicare pays ambulatory surgery centers a single payment for covered surgical procedures. The OPPS is set by the Center for Medicare and Medicaid Services on an annual basis which results in changes to the reimbursement each year for ambulatory surgery centers. Ambulatory surgery centers must also comply with very detailed quality reporting obligations.

        Behavioral facilities:    In addition to the federal and state laws regarding the confidentiality and security of patient information, behavioral facilities are required to comply with federal and state laws regarding mental health and substance abuse, including but not limited to the federal substance abuse confidentiality regulations found at 42 CFR Part 2. The kind of regulatory obligations are generally determined by whether the behavioral facility provides inpatient services, outpatient services or both. Many states require regulatory approval, including certificates of need, before providers can establish certain types of healthcare facilities, offer certain services or make expenditures in excess of statutory thresholds for healthcare equipment, facilities or programs. Behavioral facilities, licensed and reviewed periodically by state healthcare agencies and are subject to extensive federal, state, and local regulatory and inspection requirements. Behavioral facilities must also comply with very detailed quality reporting obligations.

        Dialysis clinics:    Dialysis clinics are subject to complex federal and state requirements related to the provision of treatment for end stage renal disease. Dialysis clinics must submit an application to the Center for Medicare and Medicaid Services to furnish services to Medicare beneficiaries and must be certified by states. Additional statutory and regulatory requirements include furnishing data and information for end stage renal disease program administration and participation in network activities. Dialysis clinics are subject to periodic inspections. Dialysis clinics and their operations are also subject to complex Medicare and Medicaid payment rules and regulations in which dialysis services are generally reimbursed on a bundled payment system basis with certain case-mix adjustments. Dialysis clinics must also comply with very detailed quality reporting obligations.

        Medical office buildings:    Medical office buildings are generally not subject to separate licensure requirements, although certain services may be subject to licensure, certificate of need and other regulatory requirements. The success of a medical office building is dependent on a number of factors. Various licenses and permits are required of tenants for narcotics, laboratories, pharmacies, radioactive materials and certain equipment. Tenants are also subject to extensive federal, state and local legislative and regulatory requirements which are dependent upon the kind of providers within the building. In addition, medical and surgical services and practices may be extensively supervised by committees of doctors and may be reviewed by state and local governing boards and quality assurance personnel.

        Oncology centers:    Oncology centers and their operations are subject to extensive federal, state and local legislation and regulations and inspection requirements. Depending upon the service offerings by the oncology center (medical services, surgical services or radiation oncology) will dictate the legal requirements the tenant will need to comply with to meet its obligations. Oncology centers must also comply with very detailed quality reporting obligations.

        Physician clinics:    Every state imposes licensing requirements on individual physicians and on facilities and services operated by physicians. Many states require regulatory approval, including certificates of need, before establishing certain types of physician-directed clinics, offering certain services or making expenditures in excess of statutory thresholds for health care equipment, facilities or programs. In connection with the expansion of existing operations and the entry into new markets, physician clinics and affiliated practice groups may become subject to compliance with additional regulation.

        Long-term care facilities (including assisted living and skilled nursing facilities):    Long-term care facilities, including assisted living facilities and skilled nursing facilities, are licensed and reviewed periodically by state healthcare agencies and are subject to extensive federal, state, and local regulatory and inspection requirements. These requirements relate to, among other things, the quality of the nursing care, the qualifications of administration personnel and nursing staff, the condition of the long-term care facility and the adequacy of its equipment, and continuing compliance with laws and regulations relating to the operation of the facilities. Long term care facilities are also subject to very detailed quality reporting requirements.

        Acute care hospitals:    Acute care hospitals are licensed and subject to periodic inspections regarding standards of medical care, equipment and hygiene as a condition of licensure. Many states require regulatory approval, including certificates of need, before providers can establish certain types of healthcare facilities, offer certain services or make expenditures in excess of statutory thresholds for healthcare equipment, facilities or programs. Acute care hospitals must also comply with complex state and federal regulations, including the Emergency Medical Treatment and Labor Act, or EMTALA, which requires hospitals to stabilize all patients prior to any transfer. Failure to comply with EMTALA or any of the other regulatory obligations may result in investigations and regulatory action. Acute care hospitals are also subject to very detailed quality reporting requirements.

        Specialty hospitals and/or post-acute care hospitals:    Like acute care hospitals and long term care facilities, specialty hospitals are subject to periodic inspections regarding standards of medical care, equipment and hygiene as a condition of licensure. Many states require regulatory approval, including certificates of need, before providers can establish certain types of healthcare facilities, offer certain services or make expenditures in excess of statutory thresholds for healthcare equipment, facilities or programs. Specialty and post-acute care hospitals are also subject to very detailed quality reporting requirements.

Ground Leases

        After the closing of this offering and the acquisition of the Initial Propoerties, we will own the land on which all of our Initial Properties are located except for Prairie Star Medical Facility II. We will hold an option to purchase fee simple title in Prairie Star Medical Facility II, which we expect to exercise in early 2016. See "—Description of Properties and Tenants—Prairie Star Medical Facility II, Shawnee, Kansas" for more information. However, there are no restrictions that would prevent us from leasing the land upon which some of our future properties might be located.

Legal Proceedings

        From time to time, we may be party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings.

Implications of Being an Emerging Growth Company

        We qualify as an emerging growth company, as defined in the JOBS Act because we had less than $1 billion annual revenues for the fiscal year ended December 31, 2014. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company, among other things:

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  we are exempt from the requirement to obtain an attestation and report from our auditors on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

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  we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

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  we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

        The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies and thereby allows us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

        We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. Accordingly, the information contained in this prospectus and in other filings we make with the SEC may be different than the information you receive from other public companies in which you hold stock. We would cease to be an emerging growth company upon the earliest to occur of: the last day of the first fiscal year in which we have more than $1 billion in annual revenues; the date we qualify as a "large accelerated filer," with at least $700 million in market value of our common stock held by non-affiliates; the issuance, in any three-year period, of more than $1 billion of non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of this offering.

MANAGEMENT

Our Directors, Director Nominees and Executive Officers

        Upon completion of this offering, our board of directors will consist of five members, all but one of which will be independent within the meaning of the listing standards of the NYSE. Each of our directors will be elected by our stockholders at our annual meeting of stockholders to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. See "Material Provisions of Maryland Law and of Our Charter and Bylaws—Our Board of Directors" for additional information. The first annual meeting of our stockholders after this offering will be held in 2016. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors.

        The following table sets forth certain information concerning the persons who are our executive officers and who will become our directors upon completion of this offering:

Name	Age	Position
Timothy G. Wallace	56	Chairman, Chief Executive Officer and President
W. Page Barnes	61	Executive Vice President—Chief Financial Officer
Leigh Ann Stach	48	Vice President—Financial Reporting & Chief Accounting Officer
Alan Gardner	61	Director Nominee*
Robert Hensley	57	Director Nominee*
Alfred Lumsdaine	49	Director Nominee*
R. Lawrence Van Horn	47	Director Nominee*

*
Each of these director nominees is expected to become a director upon completion of this offering, and is expected to be an independent director under the rules of the NYSE.

        The following are biographical summaries of the experience of our directors, executive officers and certain other officers.

        Timothy G. Wallace, Chairman, Chief Executive Officer and President

        Mr. Wallace has served as our Chairman, Chief Executive Officer and President since the formation of our company in March 2014. Mr. Wallace has spent the last year forming our company, developing our strategy, recruiting our management team, negotiating the acquisition of the Initial Properties, recruiting our directors and performing other activities required to launch our company. Prior to founding our company, from 2003 to 2014, Mr. Wallace was co-founder, President and majority owner of AFP and related entities which were established in 2002 to provide financing solutions to the higher education industry for on-campus student housing facilities mostly in rural areas. From 1993 to 2002, Mr. Wallace was a co-founder and Executive Vice President of Healthcare Realty Trust (NYSE: HR). Between the initial public offering of HR in 1993 and his departure from HR in 2002, Mr. Wallace was integral in helping to grow HR from $2,000 to over $2 billion in asset value. Mr. Wallace remained as a paid consultant to HR and was subject to a non-compete until 2008. Mr. Wallace was a senior manager at Ernst & Young from 1988 to 1993. Mr. Wallace began his career in 1980 with Arthur Andersen & Co. Mr. Wallace holds a Bachelor of Science in Business Administration and Masters in Business Administration, both from Western Kentucky University. Mr. Wallace was selected to serve as Chairman because of his past public company experience, his experience in real estate, including acquiring healthcare real estate, and his role as Chief Executive Officer and President of our company.

        W. Page Barnes, Executive Vice President—Chief Financial Officer

        Mr. Barnes has served as our Executive Vice President and Chief Financial Officer since our formation in March 2014. Mr. Barnes has spent the last year negotiating with healthcare providers for properties, performing due diligence on the Initial Properties, developing relationships with banks and accounting firms and other activities required to launch a public company. He will be responsible for financing and management activities. Prior to joining our company, from 2005 to 2013, Mr. Barnes was a co-founder, Chief Financial Officer and Executive Vice President—Chief Development Officer for Haven Behavioral Healthcare where he was responsible for raising a $100 million private equity investment, negotiating four separate bank financings and the acquisition and/or development of 12 hospitals. From 1997 to 2005, Mr. Barnes served as Chief Financial Officer then Senior Vice President—Finance for Ardent Health Services and its predecessor Behavioral Healthcare Corporation. Prior to Ardent, Mr. Barnes began a banking career with AmSouth Bank in 1990 as a Commercial Real Estate Relationship Manager and ended it in 1997 as Senior Vice President and Manager of the Healthcare Banking Department. Mr. Barnes holds a Bachelor of Science in Accounting from Auburn University.

        Leigh Ann Stach, Vice President—Financial Reporting and Chief Accounting Officer

        Ms. Stach has served as our Vice President—Financial Reporting and Chief Accounting Officer since our formation. Ms. Stach will be responsible for financial reporting. Most recently, from 2005 to 2013, Ms. Stach served as Vice President—Financial Reporting at HR where she had responsibility for financial reporting and coordinating due diligence materials for debt and equity offerings. In addition, she brought EDGAR and XBRL filings in-house and provided oversight of HR's compliance function and internal audit. Prior to that, from 1997 to 2005, Ms. Stach served as Vice President—Controller at HR. From 1994 to 1997, Ms. Stach served as Assistant Controller at HR. Prior to HR, from 1991 to 1994, Ms. Stach was a senior accountant—financial reporting at Hospital Corporation of America, or HCA. She began her career with HCA in 1988 as an internal auditor. Ms. Stach holds a Bachelor of Science in Accounting from Western Kentucky University.

        Alan Gardner, Director Nominee

        Mr. Gardner is a senior relationship manager in the Healthcare Group with Wells Fargo Corporate Banking, where he has coverage responsibility for national healthcare companies with market capitalization exceeding $5 billion, generally in the pharmaceutical, medical device and healthcare services sectors. Mr. Gardner has over 26 years of corporate and investment banking experience, with 20 years covering healthcare companies. Prior to joining Wells Fargo (Wachovia) in March 2004, Mr. Gardner was head of healthcare for FleetBoston Financial from 2003 to 2004 and was a managing director for Banc of America Securities healthcare group from 1996 to 2003. During his career, Mr. Gardner has led a number of significant financing transactions for leading public healthcare companies. Mr. Gardner currently serves on the board of trustees for Omni Montesori School in Charlotte, North Carolina and as Charlotte Chapter chair for the Impact Angel Network ("IAN"). Ian is managed by RENEW, LLC, an investment advisory and management consulting firm based in Addis Ababa, Ethiopia and Washington D.C. Mr. Gardner earned a B.S. and M.S. from Virginia Polytechnic Institute and State University and an M.B.A. in finance and accounting from the University of Rochester. We have determined that Mr. Gardner should serve on our board of directors because of his commercial banking, capital markets and healthcare industry experience.

        Robert Hensley, Director Nominee

        Mr. Hensley serves as a senior advisor to the healthcare and transaction advisory services groups of Alvarez and Marsal, LLC ("A&M"). Mr. Hensley has more than 20 years of experience serving public and privately-held companies across a range of industries, including healthcare, insurance, real estate and private equity capital funds. Mr. Hensley is also the founder of a private publishing company and the principal owner of two real estate and rental property development companies. Before joining A&M in 2002, Mr. Hensley was an audit partner with Ernst & Young. Previously, he was with Arthur Andersen, where he served as an audit partner from 1990 to 2002, and was the managing partner of their Nashville office from 1997 to 2002. His significant experience include mergers and acquisitions, identification of enterprise and industry risk, and forensic investigations and disputes. Mr. Hensley serves on the Board of Directors for Capella Healthcare and Diversicare Healthcare Services, Inc. Mr. Hensley previously served as a director of Greenway Medical Technologies from 2011 to 2013, HealthSpring, Inc. from 2006 to 2012 and Comsys IT Partners, Inc. and Spheris, Inc. from 2006 to 2010. Mr. Hensley earned a B.S. in accounting and a Master's of Accountancy from the University of Tennessee and is a Certified Public Accountant. We have determined that Mr. Hensley should serve on our board of directors because of his financial accounting, healthcare industry and transactional experience.

        Alfred Lumsdaine, Director Nominee

        Mr. Lumsdaine joined Healthways, Inc. ("Healthways") in 2002 and became Chief Financial Officer in 2011. As CFO of Healthways, Mr. Lumsdaine is responsible for enterprise risk management including all financial functions, investor relations, regulatory compliance, procurement and project management. Previously, Mr. Lumsdaine served as Controller and Chief Accounting Officer of Healthways and his areas of responsibility included accounting, treasury, tax, financial reporting, internal audit and corporate systems. His years of experience have been focused in healthcare services. Prior to joining Healthways, from 2001 to 2002, he was Treasurer and Controller for Logisco, Inc., which followed senior level financial positions with Beverly Rehabilitation (a Division of Beverly Enterprises) from 1998 to 2000 and Theraphysics from 1997 to 1998. Mr. Lumsdaine directed the North America internal audit department of Willis from 1996 to 1997. Mr. Lumsdaine started his career with the Nashville office of Ernst & Young, spending over eight years, from 1988 to 1996, in the external audit practice, primarily focused on the healthcare industry. Mr. Lumsdaine has led and supported significant M&A activity and capital market transactions and his financial leadership experience spans from small fast-growing privately-held entities to larger public companies with complex accounting and financial reporting requirements. Mr. Lumsdaine earned his B.S. in Accounting and Masters of Accountancy from the University of Tennessee and is a Certified Public Accountant. We have determined that Mr. Lumsdaine should serve on our board of directors because of his public company management, healthcare industry and financial accounting experience.

        R. Lawrence Van Horn, Director Nominee

        Professor Van Horn has been an associate professor of Economics and Management and the Executive Director of Health Affairs at the Vanderbilt University Owen Graduate School of Management ("Owen") since 2006. Professor Van Horn is a leading expert and researcher on healthcare management and economics. His current research interests include nonprofit conduct, governance and objectives in healthcare markets and the measurement of healthcare outcomes and productivity. His research on healthcare organizations, managerial incentives in nonprofit hospitals and the conduct of managed care firms has appeared in leading publications. Professor Van Horn consults for national consulting firms, providers, managed care organizations, and pharmaceutical firms. Professor Van Horn also holds faculty appointments in the Vanderbilt University School of Medicine and Law School. Prior to his tenure at Owen, from 1996 to 2006, Professor Van Horn served as an associate professor of economics and management at the William E. Simon Graduate School of Business at the University of Rochester where he was responsible for their graduate programs in health administration. Professor Van Horn holds a Ph.D. from the University of Pennsylvania's Wharton School and a Master's in Business Administration, a Master's in Public Health and a B.A. from the University of Rochester. We have determined that Professor Van Horn should serve on our board of directors because of his extensive knowledge and research into healthcare industry economics and governance and his unique experience with healthcare decision makers and business executives nationwide regarding healthcare policy.

Other Key Officers

        Steve Harrison, Managing Director—Business Development

        Mr. Harrison has served as our Vice President—Business Development since our formation and is responsible for continuing and developing relationships with healthcare providers and sourcing properties for acquisition analysis. Prior to joining our Company, from 2005 to 2013, Mr. Harrison was a co-founder at DSI Renal where he participated in raising the equity and acquiring 106 dialysis clinics from Fresenius Medical Care in 2006. Prior to DSI, from 1997 to 2005, Mr. Harrison was a co-founder at National Nephrology Associates, a start up with which grew to 85 clinics and was sold to Renal Care Group in 2007. Prior to NNA, from 1990 to 1998, Mr. Harrison directed business development for REN Corp which grew from 12 to over 70 dialysis clinics and was sold to Gambro Inc. in 1995. Mr. Harrison began his business development career in healthcare with Community Dialysis Centers. Prior to CDC, Mr. Harrison was at Dow Chemical. He began his career with Johnson and Johnson. Mr. Harrison holds a Bachelor of Science from Middle Tennessee State University.

        Roland H. Hart, Vice President—Asset Management

        Mr. Hart has served as our Vice President—Asset Management since our formation and is responsible for oversight of the management of our properties and ensuring tenant satisfaction with each of our properties. Most recently, from 2009 to 2013, Mr. Hart served as a consultant to Lend Lease Dasco, a national leader in the development, financing, leasing and management of medical office buildings and outpatient facilities. Prior to Lend Lease Dasco, Mr. Hart served as Executive Vice President of Montecito Medical Investment Company, LLC, or Montecito, which acquired and developed hospital, medical office and medical specialty buildings. Mr. Hart was responsible for healthcare industry relationships and acquisitions and had oversight responsibility for property management. Prior to Montecito, from 1996 to 2005, Mr. Hart served as President of Healthcare Realty Services, Inc., the real estate services subsidiary of HR. Prior to HR, from 1982 to 1993, Mr. Hart was a co-founder with PM Realty Group, or PM, in Houston where he was responsible for growing PM's northeast portfolio to over 20 million square feet. Mr. Hart holds a Bachelor of Science in Political Science and Economics, from University of Wisconsin-Madison and is a Certified Property Manager.

        Michael Willman, Vice President—Real Estate

        Mr. Willman has served as our Vice President—Real Estate since our formation and is responsible for performing on site real estate due diligence, maintenance and property capital/reinvestment requirements. Mr. Willman brings over 25 years of hands on experience in maintaining, building and renovating institutional grade real estate projects. Most recently, from 2003 to 2014, Mr. Willman was a co-founder of AFP and related entities where he has been responsible for asset management, construction and renovation projects. Prior to AFP, from 1994 to 2003, Mr. Willman co-founded a digital media development company that provided high speed, in-house channel capabilities to real estate projects. He established a niche market for his digital media company that eventually merged with a larger operation. Prior to that, Mr. Willman served with several development firms including Nash Phillips/Copus, which at one time was the largest privately owned homebuilder in the United States and Barnes/Connally Investments. Mr. Willman holds a Bachelor of Science from the University of Houston.

Corporate Governance Profile

        We plan to structure our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure will include the following:

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  we expect our board of directors to appoint a lead independent director following completion of this offering;

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  our board of directors will not be staggered, with each of our directors subject to re-election annually;

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  of the five persons who will serve on our board of directors immediately after the completion of this offering, we expect our board of directors to determine that all of our directors, except Mr. Wallace, will satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

  •
  we intend to comply with the requirements of the NYSE listing standards, including having committees consisting solely of independent directors;

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  we anticipate all of our directors serving on our audit committee will qualify as an "audit committee financial expert" as defined by the SEC;

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  we do not have a stockholder rights plan and our board of directors has adopted a policy providing that our board may not adopt any stockholder rights plan unless the adoption of the plan has been approved by stockholders representing a majority of the votes cast on the matter by stockholders entitled to vote on the matter, except that our board of directors may adopt a stockholder rights plan without the prior approval of our stockholders if our board, in the exercise of its duties, determines that seeking prior stockholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a stockholder rights plan is adopted by our board without the prior approval of our stockholders, the stockholder rights plan will expire on the date of the first annual meeting of stockholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our common stockholders;

  •
  we have been exempted from the provisions of the business combination and control share acquisition statutes in the MGCL; and

  •
  we have opted out of the unsolicited takeover (Title 3, Subtitle 8) provisions of the MGCL (which we may not opt into without approval by the affirmative vote of a majority of our stockholders).

        Our directors will stay informed about our business by attending meetings of our board of directors and its committees and through supplemental reports and communications. Our independent directors will meet regularly in executive sessions without the presence of our corporate officers.

Board Leadership Structure

        Our board of directors is and will be chaired by our Chief Executive Officer and President, Mr. Wallace. We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that the board of directors and management act with a common purpose and provides a single, clear chain of command to execute our strategic initiatives and business plans. In addition, our board of directors believes that a combined Chief Executive Officer/Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a Chairman with such knowledge of our Company and the healthcare real estate market (as is the case with our Chief Executive Officer).

  Lead Independent Director

        To strengthen the role of our independent directors and encourage independent leadership, we expect our board of directors to establish the position of lead independent director shortly after the completion of this offering. The responsibilities of the lead independent director are expected to include, among others:

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  serving as liaison between (i) management, (ii) our other independent directors and (iii) interested third parties and the board of directors;

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  presiding at executive sessions of the independent directors;

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  serving as the focal point of communication to the board of directors regarding management plans and initiatives;

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  ensuring that the role between the board of directors' oversight and management operations is respected;

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  providing the medium for informal dialogue with and between independent directors, allowing for free and open communication within that group; and

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  serving as the communication conduit for third parties who wish to communicate with our board of directors.

        We expect that our lead independent director will be selected on an annual basis by a majority of the independent directors then serving on our board of directors. We expect that Mr. Gardner will serve as our lead director.

Role of the Board in Risk Oversight

        One of the key functions of our board of directors will be informed oversight of our risk management process. Our board of directors will administer this oversight function directly, with support from its three standing committees—the audit committee, the compensation committee and the nominating and governance committee—each of which will be established prior to the commencement of this offering and which will address risks specific to their respective areas of oversight. In particular, our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also will monitor compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee will assess and monitor whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and governance committee will monitor the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.

Board Committees and Independence

        The NYSE requires a majority of our board of directors to consist of independent directions. A director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a material relationship with the company that would interfere with the exercise of independent judgment. In addition, in order for a member of the compensation committee or the audit committee to be considered independent, such committee member may not, other than in his or her capacity as a member of the board of directors or any board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from us; or (2) be an affiliated person of us. Other than Mr. Wallace, all of our directors will be considered independent under the NYSE listing standards.

Board Committees

        Upon completion of this offering, our board of directors will establish three standing committees: an audit committee a compensation committee and a nominating and governance committee. The principal functions of each committee are described below. We intend to comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of these committees will be comprised exclusively of independent directors. Additionally, our board of directors may from time to time establish certain other committees to facilitate the management of our Company.

Audit Committee

        Upon completion of this offering, our audit committee will consist of Messrs. Hensley, Lumsdaine and Gardner, all of whom will be independent directors, with Mr. Hensley serving as chairman. We expect that all members of our audit committee will qualify as "audit committee financial experts" as that term is defined by the applicable SEC regulations and NYSE corporate governance listing standards. We expect that our board of directors will determine that each of the audit committee members is "financially literate" as that term is defined by the NYSE corporate governance listing standards. We have adopted an audit committee charter, which details the principal functions of the audit committee, including oversight related to:

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  our accounting and financial reporting processes;

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  the integrity of our consolidated financial statements and financial reporting process;

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  our systems of disclosure controls and procedures and internal control over financial reporting;

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  our compliance with financial, legal and regulatory requirements;

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  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

  •
  the performance of our internal audit function; and

  •
  our overall risk profile.

        The audit committee will also be responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered compensation, nominating and governance accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

        Upon completion of this offering, our compensation committee will consist of Messrs. Lumsdaine, Gardner and Van Horn, all of whom will be independent directors, with Mr. Lumsdaine serving as chairman. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

  •
  reviewing and recommending to our board of directors on an annual basis the corporate goals and objectives relevant to our chief executive officer's compensation, evaluating our chief executive officer's performance in light of such goals and objectives and determining and approving the remuneration of our chief executive officer based on such evaluation;

  •
  reviewing and recommending to our board of directors the compensation, if any, of all of our other officers;

  •
  evaluating our executive compensation policies and plans;

  •
  implementing and administering our incentive compensation equity-based remuneration plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  administering our incentive plans;

  •
  reviewing and recommending to our board of directors policies with respect to incentive compensation and equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  evaluating and overseeing risks associated with compensation policies and practices;

  •
  reviewing and recommending to our board of directors the terms of any employment agreements, severance arrangements change in control protections and any other compensatory arrangements for our executive officers and other members of senior management; reviewing the adequacy of its charter on an annual basis;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Nominating and Governance Committee

        Upon completion of this offering, our nominating and governance committee will consist of Messrs. Van Horn, Hensley and Gardner, all of whom will be independent directors, with Mr. Van Horn serving as chairman. We have adopted a nominating and governance committee charter, which details the principal functions of the nominating and governance committee, including:

  •
  identifying, evaluating and recommending to the full board of directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;

  •
  developing and recommending to the board of directors corporate governance guidelines and implementing and monitoring such guidelines;

  •
  reviewing and making recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

  •
  evaluating and recommending to the board of directors nominees for each committee of the board of directors;

  •
  annually facilitating the assessment of the board of directors' performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards;

  •
  considering nominations by stockholders of candidates for election to our board of directors;

  •
  considering and assessing the independence of members of our board of directors;

  •
  developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board of directors any changes to such principles;

  •
  periodically reviewing our policy statements;

  •
  reviewing, at least annually, the adequacy of the compensation committee's;

  •
  overseeing the board of directors' evaluation of management; and

  •
  identifying and recommending nominees for directors, in connection with which the compensation, nominating and corporate governance committee may consider diversity of relevant experience, expertise and background.

Executive Committee

        In addition to our three standing committees, we may establish an executive committee. The function of the executive committee is to review and approve our (a) capital structure and financing activities, and (b) investments in healthcare properties. The Company anticipates that each member of the executive committee, except Mr. Wallace, will be "independent" under NYSE rules.

        Our executive committee is expected to operate pursuant to a written charter. Unless otherwise determined by the board of directors, the executive committee is expected to share in the responsibility for consulting with management on, and approving on behalf of the board of directors, all strategies, plans, policies and actions relating to (i) our capital structure; (ii) equity and debt financings, including public and private securities offerings; and (iii) credit facilities and loan, hedging and other financing transactions subject to investment parameters established by our board of directors, from time to time.

Code of Business Conduct and Ethics

        We have a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

  •
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

  •
  compliance with laws, rules and regulations;

  •
  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

  •
  accountability for adherence to the code of business conduct and ethics.

        Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

Executive Officer, Director and Other Officer Compensation

2015 Compensation of Executive Officers

        Prior to the completion of this offering, we have not paid any compensation to any of our executive officers, and compensation will not be paid until the effective time of each executive officer's employment agreement, which will be upon the completion of this offering. See "—Employment Agreements." The table below sets forth the compensation expected to be paid in fiscal year 2015 to our executive officers in order to provide some understanding of their expected compensation levels. During the initial three-year term of their respective employment agreements, all of our executive officers have agreed to take 100% of their salary, bonus and long-term incentive compensation in the form of restricted stock. Provided that the executive officers comply with the terms of the Alignment of

Interest Program described below, the election to receive stock compensation will cause the executive officers to be eligible to receive additional stock awards based upon a multiple described below. All shares of restricted stock issued in lieu of cash compensation and any shares of restricted stock issued under the Alignment of Interest Program will be subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. See "—Alignment of Interest Program".

Name and Principal Position	Year	Cash Compensation(1)	Stock Compensation(2)		Bonus(3)	Stock Awards		All Other Compensation	Total
Timothy G. Wallace—Chairman, Chief Executive Officer and President	2015	$—	$300,000	(4)	$—	$300,000	(5)	$—	$600,000
W. Page Barnes—Executive Vice President—Chief Financial Officer	2015	$—	150,000	(6)	—	150,000	(7)	—	300,000
Leigh Ann Stach—Vice President—Financial Reporting and Chief Accounting Officer	2015	$—	125,000	(8)	—	125,000	(9)	—	250,000

(1)
All of our executive officers have agreed to take shares of restricted stock in lieu of any cash compensation for the fiscal year ending December 31, 2015.

(2)
These amounts represent the annualized base salary of each officer set forth in the table pursuant to their employment agreements, 100% of which will be paid in shares of our restricted common stock in lieu of cash. All of the shares of our restricted common stock issued in lieu of cash compensation are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.

(3)
Bonus amounts, if any, payable to each officer set forth in the table will be determined in the future by the compensation committee of our board of directors at their sole discretion. However, each officer set forth in the table has elected to take 100% of their bonus compensation awarded in 2015, if any, in shares of our restricted common stock. All of the shares of our restricted common stock issued in lieu of cash compensation are subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment.

(4)
Mr. Wallace's annual base salary is $300,000, and his base salary payable for 2015 will be pro-rated for the period between the date of the completion of this offering and December 31, 2015. Mr. Wallace will receive his entire 2015 base salary compensation in shares of our restricted common stock, which are subject to an eight-year cliff vesting schedule.

(5)
Because Mr. Wallace elected to take 100% of his base salary compensation for 2015 in shares of restricted common stock with an eight-year restricted period, Mr. Wallace will be awarded additional shares of our restricted common stock equal to one times his salary for 2015 pursuant to our Alignment of Interest Program.

(6)
Mr. Barnes' annual base salary is $150,000, and his base salary will be pro-rated for the period between the date of the completion of this offering and December 31, 2015. Mr. Barnes will receive his entire 2015 base salary compensation in shares of our restricted common stock, all of which are subject to an eight-year cliff vesting schedule.

(7)
Because Mr. Barnes elected to take 100% of his base salary compensation for 2015 in shares of restricted common stock with an eight-year restricted period, Mr. Barnes will be awarded additional shares of our restricted common stock equal to one times his salary for 2015 pursuant to our Alignment of Interest Program.

(8)
Ms. Stach's annual base salary is $125,000, and her base salary will be pro-rated for the period between the date of the completion of this offering and December 31, 2015. Ms. Stach will receive her entire 2015 base salary compensation in shares of our restricted common stock, all of which are subject to an eight-year cliff vesting schedule.

(9)
Because Ms. Stach elected to take 100% of her base salary compensation for 2015 in shares of restricted common stock with an eight-year restricted period, Ms. Stach will be awarded additional shares of our restricted common stock equal to one times her salary for 2015 pursuant to our Alignment of Interest Program.

2015 Compensation of Our Other Officers

        The Company has also entered into employment agreements with our other officers, each of which are expected to become effective upon the completion of this offering. The employment agreements have an initial term that expires on December 31, 2015, with automatic one-year renewals on December 31 of each year, unless the officer or we provide notice of non-renewal to the other party. During the initial terms of their respective employment agreements, all of our officers have agreed to take 100% of their salary, bonus and long-term incentive in the form of restricted stock, which is subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest, subject to continued employment. See "—Employment Agreements".

Comprehensive Compensation Policy

        We believe that the compensation of our officers and directors should align their interests with those of the stockholders in a way that encourages prudent decision-making, links compensation to our overall performance, provides a competitive level of total compensation necessary to attract and retain talented and experienced officers and motivates the officers and directors to contribute to our success. All of our officers are eligible to receive performance-based compensation under the 2014 Incentive Plan.

        We intend to use restricted stock grants as the primary means of delivering long-term compensation to our officers. Shares of restricted stock are shares of our common stock that are forfeitable until the lapse of the applicable restrictions. We believe that restricted stock grants with long vesting periods align the interests of officers and stockholders and provide strong incentives to our officers to achieve long-term growth in our business, grow the value of our common stock and maintain or increase our dividends. The officers personally benefit from these efforts through their restricted stock awards, which receive dividends at the same rate as unrestricted common stock and increase in value as the value of our common stock increases. As such, the Company's officers essentially have to earn this equity compensation twice: the first time through their efforts to meet the initial performance criteria necessary for a grant of restricted stock to be made; and the second time by continued service through the at-risk vesting period. Because substantially all of our officers' compensation during the initial terms of their respective employment agreements will be tied to the value of our common stock, if we have superior long-term operating performance, our officers, through their equity compensation, will eventually receive above market compensation from dividends and capital appreciation in our common stock. Conversely, if we do not perform as well as our competitors and the value of our common stock declines, our officers' compensation will ultimately prove to be below market over the long term.

        Our compensation committee will determine the restrictions for each award granted pursuant to the 2014 Incentive Plan and the purchase price in the case of restricted stock, if any. Restrictions on the restricted stock may include time-based restrictions, the achievement of specific performance goals or the occurrence of a specific event. Vesting of restricted stock will generally be subject to cliff vesting periods ranging from three to eight years and will be conditioned upon the participant's continued employment among other restrictions that may apply. If the performance goals are not achieved or the time-based restrictions do not lapse within the time period provided in the award agreement, the participant will forfeit his or her restricted stock. The Company prohibits the hedging of Company securities by its officers and directors. None of the officers or directors has entered into any hedging arrangements with respect to the Company's securities. In addition, restricted stock may not be sold, assigned, pledged or otherwise transferred.

  2014 Incentive Plan

        We have adopted the 2014 Incentive Plan under which awards may be made in the form of restricted stock or cash. The purposes of the 2014 Incentive Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term Company goals and to more closely align the participants' interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. It is anticipated that our executive officers, officers, employees, consultants and non-employee directors will be eligible to participate in the 2014 Incentive Plan. The number of shares of our common stock available for issuance under the 2014 Incentive Plan is equal to seven percent (7%) of the total number of shares of common stock outstanding immediately following this offering (including any shares of common stock sold by us pursuant to the concurrent private placements and the exercise of the underwriters' option to purchase additional shares of this offering). Assuming full subscription, the sale of an aggregate of 123,684 shares of common stock in the concurrent private placements, and the exercise in full of such option to purchase additional shares by our underwriters, the number of our shares of common stock available for issuance under the 2014 Incentive Plan will be 525,782. Other than restricted shares reserved for issuance to our officers or directors pursuant to 2015 elections under our Alignment of Interest Program, no additional shares of restricted stock will be issued to officers or directors upon completion of this offering. See "—2015 Compensation of our Executive Officers", "—2015 Compensation of Our Other Officers", and "—Alignment of Interest Program". Thus, assuming that we sell all of our common stock offered in connection with this offering (and assuming the underwriters' option to purchase additional shares of common stock is exercised in full) and including an aggregate of 123,684 shares of common stock sold in the concurrent private placements and 200,000 shares of common stock issued in connection with the formation of the Company, an aggregate of 525,782 shares of our common stock will be reserved for issuance under the 2014 Incentive Plan (including an aggregate of 85,757 shares of our restricted stock to be granted to our officers shortly after completion of this offering in lieu of cash compensation and an aggregate of 440,025 shares available for future issuance).

        The 2014 Incentive Plan will be administered by our compensation committee, which will interpret the 2014 Incentive Plan and have broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the number of cash or shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards. However, during a calendar year, no participant may receive awards intended to comply with the performance-based compensation requirements of Section 162(m) of the Code, which exceed 75,000 shares of common stock.

        Unless the 2014 Incentive Plan is earlier terminated by our board of directors, the 2014 Incentive Plan will automatically terminate on the date which is ten years following the effective date of the 2014 Incentive Plan. Awards granted before the termination of the 2014 Incentive Plan may extend beyond that date in accordance with their terms. Our board of directors is permitted to amend the 2014 Incentive Plan or the terms and conditions of outstanding awards, but no such action may adversely affect the rights of any participant with respect to outstanding awards without the consent of our stockholders. Our board of directors must approve any increase in the number of shares issuable under the 2014 Incentive Plan. Stockholder approval of any such amendment will be obtained if required to comply with applicable law or the rules of the NYSE.

        The two distinct programs applicable to officers under the 2014 Incentive Plan are the Alignment of Interest Program and the Officer Incentive Program. In addition, we believe it is in the best interests of our stockholders to encourage all officers to increase their equity position in the Company to promote share ownership and further align employee and stockholder interests and have therefore adopted stock ownership guidelines with respect to officers and directors.

  Alignment of Interest Program

        The Company's Alignment of Interest Program under the 2014 Incentive Plan is designed to provide the Company's officers with an incentive to remain with the Company and to incentivize long-term growth and profitability. Pursuant to the Alignment of Interest Program, officers may elect to acquire restricted stock in lieu of up to 100% of any compensation otherwise payable in cash under their employment agreements. The officer must elect his or her participation level and the applicable vesting period for the upcoming year no later than December 31 of the then-current year. For elections made by our officers prior to the date of the completion of this offering, the number of shares of restricted stock to be acquired will be determined as of the date of the completion of this offering by dividing the total of the officer's elected reduced salary for the remainder of such year by the initial public offering price per share. For all elections made by our officers after the date of the completion of this offering, the number of shares of restricted stock to be acquired will be determined as of January 15 of the year following the election or, if such date is not a trading day, on the trading day immediately before January 15 by dividing the total of the officer's elected reduced salary cash bonus or other compensation by the volume weighted average price of the common stock for the 10 trading days immediately preceding the determination date. Payments of restricted stock in lieu of compensation otherwise payable in cash will be made thereafter. Additionally, to the extent an officer elects to receive stock compensation in lieu of cash compensation, the officer is entitled to receive an additional award of restricted stock pursuant to the Alignment of Interest Program, subject to a three-, five- or eight-year cliff vesting schedule, depending on the officer's election. Each officer who makes this election will be awarded the additional stock award at no additional cost to the officer, according to the following multiple-based formula:

Duration of Restriction Period	Restriction Multiple
3 years	0.3x
5 years	0.5x
8 years	1.0x

        The restriction period subjects the shares obtained by the cash deferral and the restriction multiple to the risk of forfeiture in the event an officer voluntarily terminates employment or is terminated for cause from employment with the Company, as those terms are described below. Accordingly, if an officer voluntarily leaves or is terminated for cause, that officer would lose all such shares that had not yet vested. By way of example, if an officer elects to receive stock compensation in lieu of cash compensation that is equivalent in value to 1,000 shares of common stock and the officer elected an eight-year restriction period for such stock compensation, the officer would receive the 1,000 shares of restricted common stock in lieu of the officer's cash compensation plus an award of 1,000 shares of restricted common stock for electing to subject their stock compensation to an eight-year restriction period, resulting in a total receipt of 2,000 shares of restricted common stock, all of which would be subject to an eight-year cliff vesting schedule whereby no shares vest until the eighth anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. Subject to the risk of forfeiture and transfer restrictions, officers have all rights of stockholders with respect to the restricted shares, including the right to vote and receive dividends or other distributions on such shares.

  Officer Incentive Program

        We have an Officer Incentive Program under the 2014 Incentive Plan pursuant to which our officers may earn incentive awards in the form of cash and/or restricted stock. Any awards under the Officer Incentive Program and its interpretation and operation will be subject to the discretion of the compensation committee. The intent of the Officer Incentive Program is to provide cash and/or restricted stock awards based on individual and Company performance. It is anticipated that the compensation committee will judge the Company's performance against targeted metrics set in advance by the compensation committee. Restricted stock awards are anticipated to be based on the Company's relative total stockholder return performance over one-year and three-year periods, measured against a peer group of companies used for comparison. All of our officers are eligible to participate in the Officer Incentive Program.

        We anticipate that the compensation committee will select our peer group against which to measure our one-year and three-year total stockholder return based upon provisions of the Officer Incentive Program. The compensation committee will select the peer group each year by selecting the most closely comparable companies with respect to competition for management talent and appropriate pay levels. The Officer Incentive Program provides that all publicly traded equity REITs are sorted by market capitalization, with externally managed REITs and REITs with less than two years as a publicly traded company. A selected number of companies with market capitalizations immediately larger and immediately smaller than the Company will be selected as the peer group. The compensation committee will determine the peer group for 2015 at its first regularly scheduled meeting following the completion of this offering. In the future, the compensation committee may engage a compensation consultant to determine the appropriate peer group.

        Pursuant to the Alignment of Interest Program, officers may elect to convert any cash compensation awarded under the Officer Incentive Program into shares of restricted common stock. In the event that an officer elects to receive shares of restricted common stock rather than cash compensation, the officer will be entitled to receive additional shares of restricted common stock pursuant to the Alignment of Interest Program, subject to a three-, five- or eight-year cliff vesting schedule, depending on the officer's election. Each officer who makes this election will be awarded the additional restricted common stock award at no additional cost to the officer, according to the multiple-based formula set forth above under "—Alignment of Interest Program."

  Stock Ownership Guidelines

        We believe that it is in the best interests of our stockholders to encourage all officers and directors to increase their equity position in the Company to promote share ownership and further align stockholder interests with officers and directors. Accordingly, as set forth in the table below, we have adopted stock ownership guidelines applicable to our officers and directors requiring each to hold common stock with a fair market value equal to a multiple of each officer's then current base salary or each non-employee director's then current annual retainer, as applicable:

Position	Common Stock Ownership Multiple
Chief Executive Officer	5x Current Base Salary
Executive Vice President	3x Current Base Salary
Vice President	1x Current Base Salary
Non-Employee Director	3x Annual Retainer

        The guidelines provide that all owned stock, both restricted and unrestricted, count toward the ownership guidelines. Officers and directors who are subject to these guidelines have five years from the date that they first become subject to the guidelines to comply with its terms. It is anticipated that all of the Company's officers will meet the stock ownership guidelines upon completion of this offering.

  Change in Control

        Our compensation committee may, in order to maintain a participant's rights in the event of any change in control of our Company, (1) make any adjustments to an outstanding award to reflect such change in control or (2) cause the acquiring or surviving entity to assume or substitute rights with respect to an outstanding award. Furthermore, the compensation committee may cancel any outstanding awards (whether or not vested and whether or not any performance goals or any performance period is met) as of the date of the change in control in exchange for a payment in cash, shares of the corporation resulting from the change in control or no payment at all, depending upon the value of such award. Our compensation committee may include further provisions in any award agreement as it may deem desirable regarding a change in control, including, but not limited to, providing for accelerated vesting or payment of an award upon a change in control.

401(k) Plan

        We expect to implement in the future and maintain a 401(k) plan for our eligible employees, including our named executive officers. We expect, in the future, to make matching contributions and/or profit sharing contributions to the 401(k) plan. The 2014 Incentive Plan provides that an employee's deferrals under our 401(k) plan are 100% vested and non-forfeitable when such deferrals are paid into the 2014 Incentive Plan.

2015 Compensation of Directors

  Employee Directors

        Our directors who are employees receive no additional compensation for their services as directors.

  Non-Employee Directors

        Annual compensation of non-employee directors will be a combination of cash and restricted stock at levels set by the compensation committee, based upon periodic peer reviews prepared by us.

  Cash Compensation

        Each non-employee director receives an annual retainer, with chairpersons of our board committees and the lead director receiving additional annual retainers. The initial annual cash retainer for service on our board of directors is $25,000, but will be adjusted by the compensation committee based on an evaluation of director compensation at peer companies. Additionally, the chairpersons of the audit committee, the compensation committee and the nominating and corporate governance committee will receive additional annual retainers of $10,000, $7,500 and $7,500, respectively, and the lead independent director will receive an additional annual retainer of $10,000.

        Each non-employee director may elect to take all or a portion of their retainer(s) and other cash compensation in the form of restricted stock. The director must elect his or her participation level and restriction period for the coming year by December 31 of the current year. The number of restricted shares granted each year will be determined on the same basis as for officers, with the number of shares granted determined on the basis of a multiple of the compensation deferred and the length of the restriction period selected by the director. Each director who makes this election will be awarded additional shares, at no additional cost to the director, according to the following multiples:

Duration of Restriction Period	Restriction Multiple
1 year	0.2x
2 years	0.4x
3 years	0.6x

        The restriction period subjects the shares obtained by the cash deferral and the restriction multiple to the risk of forfeiture in the event a director voluntarily resigns or is removed by the stockholders for any reason during the year for which the director received compensation. During the restricted period, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Accordingly, for example, if a non-employee director elects to receive stock compensation in lieu of cash compensation for the year 2016 that is equivalent in value to 1,000 shares of common stock and the director elected a three-year restriction period for such stock compensation, the non-employee director would receive the 1,000 shares of restricted common stock in lieu of the director's cash compensation plus an award of 600 shares of restricted common stock for electing to subject his or her stock compensation to a three-year restriction period, resulting in a total receipt of 1,600 shares of restricted common stock, all of which would be subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. All of the shares granted in 2016 would be forfeited, however, if such non-employee director voluntarily resigns or is removed by the stockholders for any reason during 2016. Subject to the risk of forfeiture and transfer restrictions, non-employee directors have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.

  Stock Awards

        In addition, we will award non-employee directors an annual grant of shares of restricted stock. Our goal is to have a minimum of 60 to 75% of the aggregate total compensation for our non-employee directors paid in the form of restricted stock having a restriction period of up to three years. Directors will not be entitled to receive a restriction multiple for this award.

        Each non-employee director will receive an annual equity award of restricted stock with an aggregate value of $50,000 at the conclusion of each annual stockholders' meeting, which shares are subject to a three-year cliff vesting schedule whereby no shares vest until the third anniversary of the date of grant, at which time 100% of the shares of restricted stock will vest. During the restricted period, the restricted shares may not be sold, assigned, pledged or otherwise transferred. Additionally, such non-employee director would forfeit such equity award if the non-employee director voluntarily resigns or is removed for any reason during the year for which the non-employee director is receiving compensation. Subject to the risk of forfeiture and transfer restrictions, directors have all rights as stockholders with respect to restricted shares, including the right to vote and receive dividends or other distributions on such shares.

  Summary

        We will compensate each non-employee director as follows:

  •
  Immediately after this offering, each non-employee director will receive an initial grant of restricted stock with a market value on the date of grant of $25,000;

  •
  An annual retainer of $25,000 (the chairpersons of the audit committee, the compensation committee and the corporate governance committee will receive additional annual retainers of $10,000, $7,500 and $7,500, respectively, and the lead independent director will receive an additional annual retainer of $10,000);

  •
  If a director elects to take restricted stock in lieu of cash they will receive awards equal to 20% to 60% additional shares of restricted stock depending on the restriction period; and

  •
  An annual grant of restricted stock with a market value of $50,000 on the grant date, which is the date of the annual meeting of our stockholders.

Employment Agreements

        We have entered into employment agreements with each executive officer that will take effect upon the completion of this offering. The initial term of each employment agreement is through December 31, 2017, and the term of each respective employment agreement will automatically renew for successive one-year terms. Our employment agreements with Mr. Wallace, Mr. Barnes and Ms. Stach provide for an annual base salary of $300,000, $150,000 and $125,000, respectively. Each agreement is subject to annual increases as the compensation committee may approve and other benefits generally available to other employees and our other officers, and each will be eligible for an annual bonus for each calendar year during his or her respective employment based on a combination of his or her respective continued employment with the Company and the achievement of certain performance goals established by our board of directors.

        If employment is terminated for any reason other than for cause, change-in-control, death or disability the officer is entitled to receive all accrued salary, bonus compensation, if any, to the extent earned, whether or not vested without regard to such termination (other than defined contribution plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the officer is a participant to the full extent of the officer's rights under such plans, full vesting of all awards granted to the officer under the 2014 Incentive Plan, accrued vacation pay and any appropriate business expenses incurred by the officer in connection with his or her duties hereunder, all to the date of termination. In addition, the officer will receive as severance compensation his or her base salary (at the rate payable at the time of such termination), for a period of 36 months, with respect to Mr. Wallace, and 12 months, with respect to Mr. Barnes and Ms. Stach, from the date of such termination; provided, however, that if the officer is employed by a new employer during such period, the severance compensation payable to the officer during such period will be reduced by the amount of compensation that the officer is receiving from the new employer. However, the officer is under no obligation to mitigate the amount owed the officer by seeking other employment or otherwise. In addition to the severance payment, the officer will be paid an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the officer's base salary times 0.67, with respect to Mr. Wallace, and 0.33, with respect to Mr. Barnes or Ms. Stach. The officer will be entitled to accelerated vesting of any accrued benefit under each deferred compensation plan. If an officer is terminated for disability, the terminated officer will receive the benefits described above, all to the date of termination, with the exception of medical and dental benefits, if any, which shall continue at the Company's expense through the then current one-year term of the employment agreement. If an officer's employment terminates due to death, the terminated officer's estate will receive the benefits described above.

        The severance payment in the event of a change in control will consist of: (1) three times the terminated officer's annual base salary (at the rate payable at the time of such termination), and (2) an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the terminated officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the terminated officer's base salary times 0.67, with respect to Mr. Wallace, and 0.33 with respect to Mr. Barnes and Ms. Stach. Such severance compensation shall be paid in a lump sum promptly after the date of such termination, and in no event later than two and a half months after the end of the year in which such termination occurs. If the payments due to the change-in-control result in an excise tax to the terminated officer, under Section 4999 of the Code, all change-in-control payments to the terminated officer may be limited to an amount that is less than 300% of his or her average annual compensation. This limit would not apply in the event that the terminated officer's net after-tax benefits are greater after considering the effect of the excise tax.

        Each employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for 12 months following a termination upon a change in control so long as the payments to which the terminated officer is entitled to as a result of his or her termination upon a change of control are made on a timely basis.

        The Company has also entered into employment agreements with our other officers. These agreements will take effect upon the completion of this offering, and the initial term is through

December 31, 2015, which is automatically extended on December 31 of each year for an additional year. If employment is terminated for any reason other than for cause, change-in-control, death or disability the officer is entitled to receive all accrued salary, bonus compensation, if any, to the extent earned, whether or not vested without regard to such termination (other than defined contribution plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the officer is a participant to the full extent of the officer's rights under such plans, full vesting of all awards granted to the officer under the 2014 Incentive Plan, accrued vacation pay and any appropriate business expenses incurred by the officer in connection with his or her duties hereunder, all to the date of termination. In addition, the officer will receive as severance compensation his or her base salary (at the rate payable at the time of such termination), for a period of 12 months from the date of such termination; provided, however, that if the officer is employed by a new employer during such period, the severance compensation payable to the officer during such period will be reduced by the amount of compensation that the officer is receiving from the new employer. However, the officer is under no obligation to mitigate the amount owed to the officer by seeking other employment or otherwise. In addition to the severance payment, the officer will be paid an amount equal to the greater of: (i) two times the average annual cash bonus, if any, earned by the officer in the two years immediately preceding the date of termination, without regard to any elective income deferral or conversion of such bonus into stock or any other non-cash consideration; and (ii) two times the product of the officer's base salary times 0.33. The officer will be entitled to accelerated vesting of any accrued benefit under each deferred compensation plan.

Limitation of Liability and Indemnification of Directors and Officers

        We have entered into indemnification agreements with our officers that will obligate us to indemnify them to the maximum extent permitted by Maryland law, including any additional indemnification permitted under Section 2-418(g) of the MGCL. We intend to enter into substantially similar indemnification agreements with each of our directors upon their appointment. The form of indemnification agreement provides that, if a director or officer is a party or is threatened to be made a party to any actual, threatened or completed action or proceeding by reason of such director's or officer's status as our director, officer or employee, we must indemnify such director or officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, including but not limited to all reasonable and out-of-pocket attorneys' fees and costs, unless it has been established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  with respect to any criminal action or proceeding, the director or officer had reasonable cause to believe that his or her conduct was unlawful;

provided, however, that we will (1) have no obligation to indemnify such director or officer for a proceeding by or in the right of our company, for expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, if it has been adjudged in a final adjudication of the proceeding not subject to further appeal, that such director or officer is liable to us with respect to such proceeding, (2) have no obligation to indemnify such director or officer if such director or officer is adjudged, in a final adjudication of the proceeding not subject to final appeal, to be liable on the basis that a personal benefit was improperly received in any proceeding charging improper personal benefit to such director or officer, or (3) have no obligation to indemnify or advance expenses of such director or officer for a proceeding brought by such director or officer against our company, except for a proceeding brought to enforce indemnification under the indemnification agreement or as otherwise provided by our bylaws, our charter, a resolution of our board of directors or an agreement approved by our board of directors.

        Upon application by one of our directors or officers to a court of appropriate jurisdiction, the court may order indemnification of such director or officer if:

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  the court determines that such director or officer is entitled to indemnification under Section 2-418(d)(1) of the MGCL, in which case the director or officer shall be entitled to recover from us the expenses of securing such indemnification; or

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  the court determines that such director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in Section 2-418(b) of the MGCL or has been adjudged liable for receipt of an "improper personal benefit" under Section 2-418(c) of the MGCL; provided, however, that our indemnification obligations to such director or officer will be limited to the expenses actually and reasonably incurred by him or her, or on his or her behalf, including but not limited to all reasonable and out-of-pocket attorneys' fees and costs, in connection with any proceeding by us or in our right or in which such director or officer shall have been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL.

        Notwithstanding, and without limiting, any other provisions of the indemnification agreements, if a director or officer is a party or is threatened to be made a party to any proceeding by reason of such director's or officer's status as our director, officer or employee, and such director or officer is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, we must indemnify such director or officer for all expenses actually and reasonably incurred by him or her, or on his or her behalf, including but not limited to all reasonable and out-of-pocket attorneys' fees and costs, in connection with each successfully resolved claim, issue or matter on a reasonable and proportionate basis, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.

        We must pay all indemnifiable expenses in advance of the final disposition of any proceeding if the director or officer furnishes us with a written affirmation of the director's or officer's good faith belief that the standard of conduct necessary for indemnification by us has been met and a written undertaking to reimburse us if a court of competent jurisdiction determines that the director or officer is not entitled to indemnification.

        Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director's or officer's ultimate entitlement to indemnification, to:

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  any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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  any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Concurrent Private Placements

        Concurrently with the completion of this offering, Timothy G. Wallace, our Chairman, Chief Executive Officer and President, and certain of our officers and director nominees will close the concurrent private placements at a price per share equal to the initial public offering price. These concurrent private placements are expected to close on the same day as this offering and is contingent upon completion of the offering. This offering is not contingent upon the closing of the concurrent private placements.

Reimbursement of Pre-Closing Transaction Costs

        AFP, in which Timothy G. Wallace, our Chairman, Chief Executive Officer and President owns 99% of the interests, anticipates advancing or incurring organizational, legal, accounting and other similar expenses in connection with this offering and the acquisition of the Initial Properties. We will reimburse AFP or pay third parties for these expenses estimated to aggregate approximately $2.8 million upon completion of this offering and the acquisition of the Initial Properties.

Employment Agreements

        We have entered into employment agreements with each of our executive officers that will take effect upon completion of this offering. These agreements provide for base salary, bonus and other benefits. See "Management—Executive Officer, Director and Other Officer Compensation—Employment Agreements" for additional information.

Indemnification of Officers and Directors

        Our charter and bylaws provide for certain indemnification rights for our directors and officers. We have entered into an indemnification agreement with each of our officers and will enter into an indemnification agreement with each of our directors, providing for procedures for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, or in other capacities, to the maximum extent permitted by Maryland law. See "Material Provisions of Maryland Law and Our Charter and Bylaws—Indemnification and Limitation of Directors' and Officers' Liability" for additional information.

 POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

        The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investments in Real Estate

        We will conduct substantially all of our investment activities through 100% owned subsidiaries. Our investment objectives are to (i) generate current cash flow, (ii) provide the opportunity for additional returns through rent provisions in our leases, (iii) provide the opportunity to realize capital growth resulting from appreciation, if any, in the residual values of any properties acquired, and (iv) preserve and protect capital. Additionally, we will seek to selectively expand and upgrade both our current properties and any newly-acquired properties. Our business will be focused primarily on healthcare properties and activities directly related thereto. We have not established a specific policy regarding the relative priority of the investment objectives. For a discussion of our properties and our business and other strategic objectives, see "Our Business—Initial Properties."

        We expect to pursue our investment objectives through the ownership of properties. We do not currently intend to make investments in other entities, including joint venture entities with operating partners, structured to comply with RIDEA. We currently intend to focus on healthcare properties that are strategically aligned with healthcare providers in those areas in which we operate and select new markets when opportunities are available that meet our investment criteria. We anticipate that future investment activity will be focused primarily in the United States but will not be limited to any geographic area. We intend to engage in such future investment activities in a manner that is consistent with requirements applicable to REITs for federal income tax purposes. Provided that we comply with these requirements, however, there are no limitations on the percentage of our assets that may be invested in any one real estate asset.

        We may, but do not currently intend to, enter into joint ventures if we determine that doing so would be the most effective means of allocating capital. Equity investments may be subject to existing mortgage financing and other indebtedness or such financing or indebtedness may be incurred in connection with acquiring investments. Any such financing or indebtedness will have priority over our equity interest in such property. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Investments in Real Estate Mortgages

        We may invest in mortgages and other real estate interests consistent with the rules applicable to REITs. We have no current intention, however, of investing in loans secured by properties other than in connection with the acquisition of mortgage loans (or loans that may be secured by an interest in an entity that owns the underlying property) through which we expect to achieve equity ownership in the near term of the underlying healthcare properties. Given our current intentions and objectives, our approach to investing in a mortgage loan would be similar to the approach we would undertake when seeking to directly purchase the underlying healthcare property or other property interest, all as described in more detail above. Consequently, we will be opportunistic in our evaluation of mortgages and we may invest in either first mortgages or junior mortgages. There is no assurance that we would be successful in acquiring the underlying real property interest with respect to any mortgage we purchase. Investments in real estate mortgages generally are subject to the risk that one or more borrowers may default and that the collateral securing mortgages may not be sufficient to enable us to recover our full investment.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

        Subject to the percentage of ownership limitations and the income and asset tests necessary for REIT qualification, we may in the future invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers where such investment would be consistent with our investment objectives. We may invest in the debt or equity securities of such entities, including for the purpose of exercising control over such entities. We have no current intention, however, of investing in such securities.

Investments in Other Securities

        Other than as described above, we have no current intent to invest in any additional securities such as bonds, preferred shares or common stock. However, with respect to the acquisition of the Prairie Star Medical Facility II, we will initially acquire all of the Series A Bonds and Series B Bonds that were issued by the City of Shawnee, Kansas to finance the construction of the property. See "Our Business—Description of Properties and Tenants—Prairie Star Medical Facility II, Shawnee, Kansas" for more information.

Investment Limitations and Priorities

        We may be limited in the amount or percentage of our assets that may be invested in any one entity, property or geographic area by our investment, financing and other policies or regulations.

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  Investment Types:  Our investments shall be in developed, or to be developed, healthcare facilities and healthcare related facilities, including without limitation: acute care hospitals, rehabilitation hospitals, physician clinics, ambulatory surgery centers, clinical laboratories, ancillary hospital facilities, long-term care facilities, medical centers, comprehensive ambulatory care centers and office buildings predominantly occupied by healthcare related companies, but may also consider opportunities in other kinds of income producing real property (each investment and prospective investment shall be referred to herein individually as a "Property" and collectively as "Properties").

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  Operator Diversification:  In general, no Property, when aggregated with all other Properties operated by, managed by or related to the same or affiliated operator(s) or manager(s), shall represent in excess of twenty percent (20%) of all of our Properties. On a short term basis, based upon the level of proposed transactions, our management may decide to invest in a property or properties that will temporarily exceed this level. However, in no event will this amount exceed thirty percent (30%).

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  Geographic Area:  Nationwide, with Metropolitan Statistical Area or Primary Metropolitan Statistical Area (MSA/PMSA), as each case may be, level limitations as outlined below. In general, no Property when aggregated with all other properties in the same MSA or PMSA, as each case may be, operated by, managed by or related to the same or affiliated operator(s) or manager(s) shall represent in excess of the percentage indicated in the table below of all of the Company's properties. On a short term basis, based upon the level of proposed transactions, our management may decide to invest in a Property or Properties that will temporarily exceed this level. However, in no event will the amounts listed be exceeded by more than ten percent (10%) of the amount listed.

MSA/PMSA Population	Total	Single Provider
< 500.000	7.5%	7.5%
500.001 - 1.000.000	12.5%	10.0%
1,000,001 - 2,000,000	20.0%	15.0%
> 2,000,001	25.0%	20.0%

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  Property Diversification:  Our present policy is not to have any single property or other investment account for more than fifteen percent (15%) of either our assets or annualized rental revenue. On a short term basis, based upon the level of proposed transactions, our management may decide to invest in a property that will temporarily exceed this level. However, in no event will this amount exceed twenty percent (20%).

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  Minimum Return:  The projected percentage return on the capital invested by us for the acquisition or financing of any single Property shall not be less than two hundred and fifty (250) basis points above the yield on Ten Year Treasury Securities on the day the commitment to fund is made, or the Minimum Return; provided, however, that we may invest in a Property having a return of less than the Minimum Return if, when aggregated with all the Properties by the same or affiliated operator or manager, the aggregate return on such Properties equal or exceeds the Minimum Return.

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  Tenant Mix:  The tenant mix may vary from single tenant to multi-tenant depending upon project type and nature of investment.

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  Master Lease Term:  The term of any master lease or similar obligation, if any, generally, shall be for a period of not less than five (5) years from lease inception.

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  Purchase Options:  The purchase price from us generally shall not be less than our undepreciated equity of in the Property and generally shall not be exercisable for a period of not less than three (3) years from closing of an acquisition.

We have not established a specific policy regarding the relative priority of these investment objectives. We will limit our investment in such securities so that we will not fall within the definition of an "investment company" under the 1940 Act.

Dispositions

        Our policy is to acquire assets primarily for generation of current income and long-term value appreciation. While our goal is to hold assets on a long-term basis, we will regularly evaluate our healthcare property portfolio to determine whether to sell a property if such property no longer fits our strategic objectives and the sale of such property would be in the best interest of our stockholders. We may sell a property if such property has significantly appreciated in value or if we determine that the funds realizable from such a sale may be reinvested in such a manner as to enhance the achievement of our investment objectives. We anticipate that the value of the properties that we intend to acquire will appreciate over the term of our ownership. In the event that we sell or otherwise dispose of any of our properties, such proceeds will be factored into our overall liquidity and sources and uses of funds.

Stock Ownership Guidelines for Executive Officers and Directors

        We believe that it is in the best interests of our stockholders to encourage all executive officers and directors to increase their equity position in the Company to promote share ownership and further align employee and stockholder interests. We have adopted stock ownership guidelines applicable to our executive officers and directors. Under these guidelines, the Chief Executive Officer should hold common stock with a fair market value equal to five times his or her current base salary as of April 1 of each year. All executive vice presidents should hold common stock with a fair market value equal to three times their current base salary as of April 1 of each year. All vice presidents should hold common stock with a fair market value equal to one time their current base salary as of April 1 of each year. Each non-employee director should hold common stock with a fair market value equal to three times such director's then current annual retainer. The guidelines provide that all owned stock, both restricted and unrestricted, count toward the ownership guidelines. Executive officers and directors who are subject to these guidelines have five years from the date that they first become subject to the guidelines to comply with its terms.

Financings and Leverage Policy

        The primary objective of our financing strategy is to maintain financial flexibility with a prudent capital structure using retained cash flows, long-term debt and the issuance of common and perpetual preferred shares to finance our growth. We will seek to manage our balance sheet by maintaining prudent financial ratios and leverage levels. We also plan to have staggered debt maturities that are aligned to our expected average lease term, positioning us to re-price parts of our capital structure as our rental rates change with market conditions.

        Concurrently with or shortly following the completion of this offering, we expect to obtain the anticipated credit facility in an amount up to approximately $75.0 million. We intend to borrow funds under our anticipated credit facility to finance the acquisition of the Initial Properties in the event that the total net proceeds of this offering (inclusive of additional net proceeds, if any, from the sale of additional shares pursuant to the underwriter's option to purchase additional shares) are insufficient to purchase all of the Initial Properties and to consummate additional property acquisitions, as well as for general corporate purposes. As of the date of this prospectus, we have received a commitment letter from a lender for the anticipated credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Anticipated Credit Facility" for more detailed information concerning the terms of the commitment letter. However, there can be no assurance that we will enter into definitive documentation with regard to the anticipated credit facility on the terms of the commitment letter or at all.

        In seeking to finalize such a facility, we will consider factors that we deem relevant, including, but not limited to, interest rate pricing, recurring fees, flexibility of funding, security required, maturity, restrictions on prepayment and refinancing and restrictions impacting our daily operations. The anticipated credit facility remains subject to receipt of final commitment letters, lenders' credit committee approval, customary lender due diligence, completion of this offering with minimum net proceeds in an amount to be determined, definitive closing documentation satisfactory to the lender, absence of any material litigation or other proceedings as well as borrower and guarantor compliance with customary covenants described above.

        Our current policy is to limit our indebtedness to no more than 40% of our total book capitalization. However, our charter and bylaws do not limit the amount or percentage of indebtedness that we may incur nor do they restrict the form of our indebtedness (including recourse or non-recourse debt, cross collateralized debt, etc.). Furthermore, our board of directors may from time to time modify our debt policy in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general market conditions for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors.

        To the extent that our board of directors determines to obtain additional capital, we may, without stockholder approval, issue debt or equity securities, retain earnings (subject to the REIT distribution requirements for federal income tax purposes) or pursue a combination of these methods.

Lending Policies

        We have not made any loans to third parties, although we do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of properties where the provision of that financing will increase the value to be received by us for the property sold. We also may make loans to joint ventures in which we participate. However, we have no current intent to engage in significant lending activities. Any loan we make will be consistent with maintaining our status as a REIT.

Conflict of Interest Policies

Overview.

        Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates. Our directors and officers have duties to our company under applicable Maryland law in connection with their management of our company. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Policies Applicable to All Directors and Officers.

        Our charter and bylaws do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction that we have an interest in or from conducting, for their own account, business activities of the type we conduct. We intend, however, to adopt policies that are designed to eliminate or minimize potential conflicts of interest, including a policy for the review, approval or ratification of any related party transactions. This policy will provide that the audit committee of our board of directors will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party before approving such transaction.

Code of Business Conduct and Ethics.

        We have a code of business conduct and ethics that applies to our officers, directors and employees. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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  accountability for adherence to the code of business conduct and ethics.

        Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law or NYSE regulations.

Interested Director and Officer Transactions

        Pursuant to Maryland law, a contract or other transaction between a Maryland corporation and a director or between a Maryland corporation and any other corporation, firm or other entity in which any of its directors is a director or has a material financial interest is not void or voidable solely on the grounds of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof, provided that:

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  the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of the board, and the board or such committee authorizes, approves or ratifies the transaction or contract by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

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  the fact of the common directorship or interest is disclosed or known to the stockholders entitled to vote thereon, and the transaction or contract is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

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  the transaction or contract is fair and reasonable to us at the time it is authorized, ratified or approved.

        Our bylaws contain a provision making these provisions applicable to any contract or other transaction between us and any of our directors or between us and any other trust, corporation, firm or other entity in which any of our directors is a director or director or has a material financial interest.

        Where appropriate, in the judgment of our disinterested directors, our board of directors may obtain a fairness opinion or engage independent counsel to represent the interests of non-affiliated security holders, although our board of directors will have no obligation to do so.

Policies With Respect To Other Activities

        We will have authority to offer shares of common stock, shares of preferred stock or options to purchase shares in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Except in connection with the initial capitalization of our company and this offering, we have not issued common stock or any other securities in exchange for property or any other purpose, and our board of directors has no present intention of causing us to repurchase any common stock. Our board of directors has the authority, without further stockholder approval, to amend our charter to increase or decrease the number of authorized common or preferred shares and authorize us to issue additional common or preferred shares, in one or more classes or series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See "Description of Capital Stock" for additional information. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless our board of directors determines that it is no longer in our best interest to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an investment company under the 1940 Act.

Reporting Policies

        We intend to make available to our stockholders annual reports, including our audited financial statements. After this offering, we will become subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

 STRUCTURE AND FORMATION OF OUR COMPANY

Overview

  Our Company

        We are a fully-integrated healthcare real estate company that was recently organized as a Maryland corporation to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers in Non-Urban markets. We will conduct our business through an UPREIT structure in which our properties are owned by our operating partnership, directly or through subsidiaries, as described below under "Description of our Operating Partnership and our Partnership Agreement." We are the sole general partner of our operating partnership and, upon completion of this offering, we will own 100% of the OP units. Our board of directors will oversee our business and affairs.

        Upon completion of this offering, we will issue 6,373,684 shares of common stock (7,311,184 shares of common stock if the underwriters exercise their option to purchase additional shares in full), including an aggregate of 123,684 shares to be issued in the concurrent private placements, and, as soon as practicable thereafter and subject to customary closing conditions, we will acquire the Initial Properties. These transactions are described in more detail under the caption "Our Business—Initial Properties" in this prospectus.

  Our Operating Partnership

        Our operating partnership was formed as a Delaware limited partnership on February 12, 2015 and will commence operations upon the completion of this offering and the acquisition of the Initial Properties. Following the completion of this offering, substantially all of our assets will be held by, and our operations will be conducted through, our operating partnership. We will contribute the net proceeds from this offering to our operating partnership in exchange for OP units. Our interest in our operating partnership will generally entitle us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership, which is currently 100%. As the sole general partner of our operating partnership, we generally will have the exclusive power under the partnership agreement to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described in "Description of our Operating Partnership and our Partnership Agreement". In the future, we may issue OP units from time to time in connection with property acquisitions, as compensation or otherwise.

  Our Services Company

        As part of our formation transactions, we have formed Community Healthcare Trust Services, Inc., which we refer to as the services company, a Tennessee corporation that will be wholly owned by our operating partnership. We will elect that our services company be treated as a taxable REIT subsidiary for federal income tax purposes. A taxable REIT subsidiary generally may provide non-customary and other services to our tenants and engage in activities that we may not engage in directly without adversely affecting our qualification as a REIT. See "U.S. Federal Income Tax Considerations—Requirements for Qualification—Taxable REIT Subsidiaries." We expect that our services company will employ substantially all of our employees. We may form additional taxable REIT subsidiaries in the future, and our operating partnership may contribute some or all of its interests in certain wholly owned subsidiaries or their assets to our services company. Any income earned by our taxable REIT subsidiaries will not be included in our taxable income for purposes of the 75% or 95% gross income tests, except to the extent such income is distributed to us as a dividend, in which case such dividend income will qualify under the 95%, but not the 75%, gross income test. See "U.S. Federal Income Tax Considerations—Gross Income Tests." Because a taxable REIT subsidiary is subject to federal income tax and state and local income tax (where applicable) as a corporation, the income earned by our taxable REIT subsidiaries generally will be subject to an additional level of tax as compared to the income earned by our other subsidiaries.

The Offering and Acquisition of the Initial Properties

        Upon completion of this offering, we will issue 6,373,684 shares of common stock (7,311,184 shares of common stock if the underwriters exercise their option to purchase additional shares in full), including an aggregate of 123,684 shares to be issued in the concurrent private placements, and, as soon as practicable thereafter and subject to customary closing conditions, we will acquire the Initial Properties. These transactions are described in more detail under the caption "Our Business—Initial Properties" in this prospectus.

Benefits of the Offering to Related Parties

        In connection with this offering, our affiliates will receive benefits described below. All amounts are based on the initial offering price per share on the front cover of this prospectus.

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  We have entered into employment agreements with each of our executive officers which become effective the first day after the completion of the offering. The material terms of the agreements with our officers are described under "Management—Executive Officer, Director and Other Officer Compensation—Employment Agreements" and "Management—Executive Officer, Director and Other Officer Compensation—2015 Compensation of Executive Officers."

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  We will reimburse AFP, in which Timothy G. Wallace, our Chairman, Chief Executive Officer and President, owns 99% of the interests, for organizational, legal, accounting and other similar expenses incurred in connection with this offering and the acquisition of the Initial Properties paid by AFP. AFP will receive no compensation for providing such services or funding such costs.

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  We have entered into indemnification agreements with our officers and will enter into indemnification agreements with our directors, providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors.

  •
  We have adopted our 2014 Incentive Plan, under which we may grant equity incentive awards to our directors, officers, employees and consultants. Upon completion of this offering, we will issue shares of restricted stock to our officers and independent directors. See "Management—Executive Officer, Director and Other Officer Compensation—2014 Incentive Plan" for additional information.

Our Structure

        Immediately following completion of this offering and the acquisition of the Initial Properties we will own directly or indirectly 100% of all subsidiaries, including our operating partnership.

Determination of Consideration Payable for Our Initial Properties

        All of the Initial Properties are being acquired pursuant to contracts that were negotiated based on arm's length third party negotiations with the sellers. We did not obtain new third-party appraisals on any of the properties although we did receive previously ordered appraisals on many of the properties. However, there can be no assurance that the negotiated value of the Initial Properties, individually or in total, does not exceed the fair market value of such asset or assets.

Determination of Offering Price

        Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock in this offering will be negotiated between the representatives of the underwriters and us. In determining the initial public offering price of our common stock, the representatives of the underwriters will consider, among other things, the history and prospects for the industry in which we compete, the ability of our management, our business potential and earnings prospects, our estimated net income, our estimated FFO, our estimated NOI, our estimated cash available for distribution as adjusted, our anticipated dividend yield, our growth prospects, the prevailing securities markets at the time of this offering, the recent market prices of, and the demand for, publicly traded shares of companies considered by us and the underwriters to be comparable to us and the current state of the commercial real estate industry and the economy as a whole. The initial public offering price does not necessarily bear any relationship to the book value of the Initial Properties, our financial condition or any other established criteria of value and may not be indicative of the market price for our common stock after this offering.

PRINCIPAL STOCKHOLDERS

        The following table presents certain information regarding the beneficial ownership of our common stock as of March 31, 2015 by (i) the only persons known by us to own beneficially more than 5% of our common stock; (ii) each of our directors and named executive officers; and (iii) all of our executive officers and directors as a group. Each person named in the table has sole voting and investment power with respect to all of the common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

        The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of the completion of this offering or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

        Unless otherwise indicated, the business address of all the individuals and entities is c/o Community Healthcare Trust Incorporated, 354 Cool Springs Blvd., Suite 106, Franklin, Tennessee 37067. No shares beneficially owned by any director or executive officer have been pledged as security for a loan.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned Immediately Before the Offering (#)		Percentage of All Shares Before the Offering (%)(1)	Number of Common Shares Beneficially Owned Immediately After the Offering (#)(2)	Percentage of All Shares After the Offering (%)(2)
5% Stockholders
Athena Funding Partners, LLC	120,000	(3)(4)	60.00%	120,000	1.8%
Named Executive Officers and Directors
Timothy G. Wallace	120,000	(5)	60.00%	225,263	3.4%
W. Page Barnes	25,000	(6)	12.50%	30,263	*
Leigh Ann Stach	7,500	(6)	3.75%	7,500	*
Alan Gardner	—		*	—	*
Robert Hensley	—		*	5,263	*
Alfred Lumsdaine	—		*	5,263	*
R. Lawrence Van Horn	—		*	—	*
All directors and executive officers as a group (7 persons)	152,500		76.25%	273,552	4.2%

*
Represents less than 1% of the outstanding shares of common stock.
(1)
Based on 200,000 shares of common stock outstanding on March 31, 2015.
(2)
Assumes an aggregate of 6,573,684 shares of common stock are outstanding immediately after the offering, which does not reflect (i) shares of common stock reserved for issuance upon exercise of the underwriters' option to purchase 937,500 additional shares and (ii) shares of common stock to be issued pursuant to the 2014 Incentive Plan because the amount of shares to be issued thereunder in connection with this offering are not currently ascertainable.
(3)
Mr. Wallace owns 99% of the interests of AFP, and these shares are deemed to be beneficially owned by him.
(4)
AFP has entered into a lock-up agreement with the Company pursuant to which AFP has agreed not to sell its shares of common stock until five years following the closing of this offering.
(5)
Includes 120,000 shares of common stock owned by AFP, of which Mr. Wallace is deemed to be the beneficial owner.
(6)
The shares held by each of Mr. Barnes and Ms. Stach are subject to a repurchase option held by the Company upon the voluntary or involuntary termination of employment with the Company of such person, or the Repurchase Option, at a repurchase price equal to the original purchase price per share. One-third of the total shares will be released from the Repurchase Option on January 1, 2016, and an additional one-third of the total shares will be released from the Repurchase Option on January 1, 2017. The remaining one-third of the total shares will be released from the Repurchase Option on January 1, 2018. The shares held by each of Mr. Barnes and Ms. Stach are also subject to a right of first refusal granted to the Company, which terminates five years following the completion of this offering.

 DESCRIPTION OF CAPITAL STOCK

        The following is a summary of the material terms of our shares of capital stock and certain terms of our charter and bylaws. The following summary is not complete and is subject to and qualified in its entirety by reference to the MGCL and to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is part. See "Where You Can Find More Information."

General

        Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, or common stock, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, or preferred stock. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors and without any action by our common stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of our stock. Upon completion of this offering, 6,706,104 shares of our common stock will be issued and outstanding (7,643,604 shares if the underwriters' option to purchase additional shares is exercised in full), including an aggregate of 123,684 shares to be issued in the concurrent private placements, and no shares of preferred stock will be issued and outstanding.

        Under Maryland law, stockholders generally are not personally liable for our debts or obligations solely as a result of their status as stockholders.

Common Stock

        All of the shares of our common stock offered in this offering will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of our company.

        Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors.

        Holders of shares of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any securities of our company. Our charter provides that our common stockholders generally have no appraisal rights unless our board of directors determines prospectively that appraisal rights will apply to one or more transactions in which holders of our common stock would otherwise be entitled to exercise appraisal rights. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of our common stock will have equal dividend, liquidation and other rights.

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of any of these matters by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on such matters, except that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors is required to remove a director (and such removal must be for cause) and the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend such provisions. Maryland law also permits a Maryland corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to an entity if all of the equity interests of the entity are owned, directly or indirectly, by the corporation. Because our operating assets may be held by our subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

        Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, to establish the designation and number of shares of each class or series and to set, subject to the provisions of our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series.

Preferred Stock

        Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares into one or more classes or series of preferred stock. Prior to issuance of shares of each new class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. As a result, our board of directors could authorize the issuance of shares of preferred stock that have priority over shares of our common stock with respect to dividends or other distributions or rights upon liquidation, exclusive or class voting rights or with other terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. As of the date hereof, no shares of preferred stock are outstanding and we have no present plans to issue any preferred stock.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

        We believe that the power of our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional authorized shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any class or series of preferred stock we may issue in the future or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that our common stockholders otherwise believe to be in their best interests. See "Material Provisions of Maryland Law and of Our Charter and Bylaws—Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws" for additional information.

Restrictions on Ownership and Transfer

        In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

        Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an "ownership limit" and collectively as the "ownership limits." A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a "prohibited owner."

        The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital or common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of such stock and thereby violate the applicable ownership limit.

        Our board of directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the ownership limits if doing so would not result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our board of directors determines that:

  •
  such exemption will not cause any individual to actually or beneficially own more than 9.8% in value of the outstanding shares of all classes and series of our stock; and

  •
  subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

        As a condition of the exception, our board of directors may require an opinion of counsel or ruling of the United States Internal Revenue Service, in either case in form and substance satisfactory to our board of directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and representations and undertakings from the person seeking the exemption or excepted holder limit in order to make the determinations above. Our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.

        Our board of directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person's actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of shares of our stock or beneficial or constructive ownership of our stock will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock, could cause us to be "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or could otherwise cause us to fail to qualify as a REIT.

        Our charter further prohibits:

  •
  any person from actually, beneficially or constructively owning shares of our stock that could result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any such gross income requirements imposed on REITs); and

  •
  any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply until the completion of this offering and will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.

        Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, or could result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

        Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the last reported sale price on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

        If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to our discovery that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.

        The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee's sole discretion:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

  •
  recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

        If our board of directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors or such committee may take such action as it deems advisable in its sole and absolute discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

        Every owner of 5% or more (or such lower percentage as required by the Code or the income tax regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person's actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

        Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.

        These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Shares Exchange Listing

        Our shares of common stock have been approved for listing on the NYSE under the symbol "CHCT."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is part. See "Where You Can Find More Information."

Our Board of Directors

        Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors but may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 11. Upon completion of this offering, we expect to have five directors.

        Our charter also provides that we elect, at such time as we become eligible (which we expect will be upon completion of this offering), to be subject to certain elective provisions of the MGCL pursuant to which, except as may be provided by our board of directors in setting the terms of any class or series of stock, any vacancy may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director so elected will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

        Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. Directors are elected by a plurality of the votes cast.

Removal of Directors

        Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as:

  •
  any person (other than the corporation or any of its subsidiaries) who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation's outstanding voting stock after the date on which the company had 100 or more beneficial owners of its stock; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a board of directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.

        After such five-year period, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These supermajority approval requirements do not apply if, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation's board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has, by resolution, elected to opt out of the business combination provisions of the MGCL and will not be permitted to opt in in the future without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.

Control Share Acquisitions

        The MGCL provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. "Control shares" are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. Our board of directors may not amend or eliminate this provision at any time in the future without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

  •
  a classified board consisting of three classes;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

  •
  a majority stockholder vote requirement for the calling of a special meeting of stockholders.

        We have opted in our charter not to be subject to any provision of Subtitle 8 of Title 3 of the MGCL unless approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. However, through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our board of directors, our president, our chief executive officer or our board of directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders.

Stockholder Rights Plan

        We do not have a stockholder rights plan and our board of directors has adopted a policy providing that our board may not adopt any stockholder rights plan unless the adoption of the plan has been approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote on the matter, except that our board of directors may adopt a stockholder rights plan without the prior approval of our stockholders if our board, in the exercise of its duties, determines that seeking prior stockholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a stockholder rights plan is adopted by our board without the prior approval of our stockholders, the stockholder rights plan will expire on the date of the first annual meeting of stockholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our stockholders.

Amendments to Our Charter and Bylaws

        Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on such matter. The provisions of our charter relating to the removal of directors or the vote required to amend such provisions may be amended only if such amendment is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Exclusive Forum

        Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

Meetings of Stockholders

        Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our board of directors. Special meetings of stockholders may be called by the chairman of our board of directors, our chief executive officer, our president and our board of directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that:

  •
  with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

  •
  pursuant to our notice of the meeting;

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  by or at the direction of our board of directors; or

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  by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

  •
  with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

  •
  by or at the direction of our board of directors; or

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  provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

        The restrictions on ownership and transfer of our stock, the provisions of our charter regarding the removal of directors, the exclusive power of our board of directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our board of directors or stockholders, as applicable, were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors' and Officers' Liability

        Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contain a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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  was committed in bad faith; or

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  was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director's or officer's ultimate entitlement to indemnification, upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking by the director or officer or on the director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

        Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director's or officer's ultimate entitlement to indemnification, to:

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  any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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  any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

        Our charter and bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

        We have entered into indemnification agreements with each of our officers and intend to enter into indemnification agreements with each director as described in "Management—Limitation of Liability and Indemnification of Directors and Officers."

Restrictions on Ownership and Transfer

        Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the outstanding shares of our capital stock. For a more detailed description of this and other restrictions on ownership and transfer of our stock, see "Description of Capital Stock—Restrictions on Ownership and Transfer."

REIT Qualification

        Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT.

DESCRIPTION OF OUR OPERATING PARTNERSHIP AND OUR PARTNERSHIP AGREEMENT

        We have summarized the material terms and provisions of the Agreement of Limited Partnership of Community Healthcare OP, LP, which we refer to as the "partnership agreement." This summary is not complete. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." For purposes of this section, references to "we," "our, "us" and "our company" refer to Community Healthcare Trust Incorporated.

General

        Our operating partnership, was formed on February 12, 2015 to acquire, own and operate our assets. We are structured as an UPREIT in which substantially all of our assets will be owned in our operating partnership, of which we are the sole general partner, and its subsidiary entities. For purposes of satisfying the asset and income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income. We will conduct substantially all of our business through our operating partnership and its subsidiaries.

        Upon completion of this offering and our formation transactions, we will own, directly or through a subsidiary, 100% of the OP units in our operating partnership. Except as otherwise expressly provided in the partnership agreement, we, as the sole general partner, have the exclusive power to manage and conduct the business of our operating partnership. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, as general partner, have full power and authority to do all things we deem necessary or desirable to conduct the business of our operating partnership, as described below. The limited partners have no power to remove us as general partner.

Capital Contributions

        We will transfer the net proceeds of this offering to our operating partnership as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds and our operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with this offering. We will receive a number of OP units equal to the number of common shares issued to investors. If our operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue OP units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our stockholders.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for classification as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

        The operating partnership will distribute cash to its partners at such times and in such amounts as are determined by us in our sole and absolute discretion in accordance with the partners' relative percentage interests.

        Unless we otherwise specifically agree in the partnership agreement or in an agreement entered into at the time a new class or series is created, no OP unit will be entitled to a distribution in preference to any other OP unit. A partner will not in any event receive a distribution of available cash with respect to an OP unit for a quarter or shorter period if the partner is entitled to receive a distribution out of that same available cash with respect to a share of our company for which that OP unit has been exchanged or redeemed.

        Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to the partners in accordance with their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.

Allocations of Profit and Loss

        Profit and loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership. Except as otherwise provided in the partnership agreement, an allocation of a share of profit or loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing profit or loss. Except as otherwise provided in the partnership agreement, profit and loss are allocated to the general partner and the other holders of the OP units in accordance with their respective percentage interests in the partnership. All allocations are subject to compliance with the provisions of Sections 704(b and 704(c) of the Code and Treasury regulations promulgated thereunder. See "Material U.S. Federal Income Tax Considerations."

Transfers

        We, as general partner, generally may not transfer any of our general partnership interest in our operating partnership or voluntarily withdraw as the general partner of our operating partnership, except in connection with a merger, consolidation or other combination with or into another person, a sale of all or substantially all of our assets or any reclassification, recapitalization or change of our outstanding shares.

        With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our prior written consent, which consent may be withheld in our sole and absolute discretion. We also have the right to prohibit transfers by limited partners under certain circumstances if it would have certain adverse tax consequences to us or our operating partnership.

        Except with our consent to the admission of the transferee as a limited partner, no transferee shall have any rights by virtue of the transfer other than the rights of an assignee, and will not be entitled to vote OP units in any matter presented to the limited partners for a vote. We, as general partner, will have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by us in our sole and absolute discretion.

Mergers and Sales of Assets

        We may not engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets in a transaction that results in a change in control of our company unless:

  •
  we receive the consent of limited partners holding more than 50% of the partnership interests of the limited partners (other than those held by our company or our subsidiaries);

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  as a result of such transaction, all limited partners (other than our company or our subsidiaries) will receive, or have the right to receive, for each OP unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property paid in the transaction to a holder of one of our common shares, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding common shares, each holder of OP units (other than those held by our company or our subsidiaries) shall be given the option to exchange its OP units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer common shares received upon exercise of the redemption right immediately prior to the expiration of the offer; or

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  we are the surviving entity in the transaction and either (A) our stockholders do not receive cash, securities or other property in the transaction or (B) all limited partners (other than our company or our subsidiaries) receive for each OP unit an amount of cash, securities or other property equal or substantially equivalent in value to the product of the conversion factor and the greatest amount of cash, securities or other property received in its transaction by a holder of one of our common shares.

        We also may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity, other than OP units held by us, are contributed, directly or indirectly, to the partnership as a capital contribution in exchange for OP units with a fair market value equal to the value of the assets so contributed as determined by the survivor in good faith and (ii) the survivor expressly agrees to assume all of our obligations under the partnership agreement, including our obligations as the general partner, and the partnership agreement shall be amended after any such merger or consolidation so as to arrive at a new method of calculating the amounts payable upon exercise of the redemption right that approximates the existing method for such calculation as closely as reasonably possible.

        As the general partner, we may also (i) transfer all or any portion of our general partnership interest to (A) a wholly owned subsidiary or (B) a parent company, and following such transfer may withdraw as the general partner, and (ii) engage in a transaction required by law or by the rules of any national securities exchange on which our common shares is listed.

        We, without the consent of the limited partners, may (i) merge or consolidate our operating partnership with or into any other domestic or foreign partnership, limited partnership, limited liability company or corporation or (ii) sell all or substantially all of the assets of our operating partnership in a transaction pursuant to which the limited partners (other than us or any of our subsidiaries) receive consideration as set forth above.

Redemption Right

        As a general rule, limited partners will have the right to cause our operating partnership to redeem their OP units at any time beginning one year following the date of the issuance of the OP units held by any such limited partner.

        Unless we elect to assume and perform our operating partnership's obligation with respect to the unit redemption right, as described below, a limited partner exercising a unit redemption right will receive cash from our operating partnership in an amount equal to the market value of our common shares for which the OP units would have been redeemed if we had assumed and satisfied our operating partnership's obligation by paying the redemption amount in our common shares, as described below. The market value of our common shares for this purpose (assuming a market then exists) will be equal to the average of the closing trading price of our common shares on the NYSE for the 10 trading days before the day on which we received the redemption notice.

        We have the right to elect to acquire the OP units being redeemed directly from a limited partner in exchange for either cash in the amount specified above or a number of our common shares equal to the number of OP units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of our common shares. As general partner, we will have the sole discretion to elect whether the redemption right will be satisfied by us in cash or our common shares. No redemption or exchange can occur if delivery of common shares by us would be prohibited either under the provisions of our declaration of trust or under applicable federal or state securities laws, in each case regardless of whether we would in fact elect to assume and satisfy the unit redemption right with shares.

Issuance of Additional Partnership Interests

        We, as general partner, are authorized to cause our operating partnership to issue additional OP units or other partnership interests to its partners, including us and our affiliates, or other persons. These OP units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including OP units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to the limitations described below.

        No OP unit or interest may be issued to us as general partner or limited partner unless:

  •
  our operating partnership issues OP units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights such that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the OP units or other partnership interests issued to us, and we contribute to our operating partnership the proceeds from the issuance of the shares or other equity interests received by us; or

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  our operating partnership issues the additional OP units or other partnership interests to all partners holding OP units or other partnership interests in the same class in proportion to their respective percentage interests in that class.

Indemnification and Limitation of Liability

        The partnership agreement expressly limits our liability by providing that neither we, as the general partner of our operating partnership, nor any of our trustees or officers, will be liable or accountable in damages to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such trustee or officer, acted in good faith. In addition, our operating partnership is required to indemnify us, and our officers, trustees, employees, agents and designees to the fullest extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnified party actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

Amendment of Partnership Agreement

        As general partner, we will have the power, without the consent of the limited partners, to amend the partnership agreement in any respect, provided that the approval of limited partners holding more than 50% of the partnership interests held by limited partners (other than those held by us or our subsidiaries) to make the following amendments:

  •
  any amendment that would affect the operation the redemption rights in a manner that adversely affects the limited partners;

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  any amendment that would adversely affect the rights of limited partners to receive distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP units pursuant to the partnership agreement;

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  any amendment that would alter our operating partnership's allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP units pursuant to the partnership agreement; or

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  any amendment that would impose on the limited partners any obligation to make additional capital contributions to our operating partnership.

Term

        Our operating partnership will continue until dissolved pursuant to the partnership agreement or as otherwise provided by law.

Tax Matters

        Pursuant to the partnership agreement, the we are the tax matters partner of our operating partnership. Accordingly, we have authority to make tax elections under the Code on behalf of our operating partnership, and to take such other actions as permitted under the partnership agreement.

Fiduciary Responsibilities

        Our directors and officers have duties to our company and our stockholders under applicable Maryland law in connection with their management of our company. At the same time, we, as sole general partner, have fiduciary duties to our operating partnership and to its limited partners under Delaware law in connection with the management of our operating partnership. Our duties as sole general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to our company and our stockholders. The partnership agreement provides that in the event of a conflict between the interests of our stockholders on the one hand and the limited partners of the operating partnership on the other hand, as general partner we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided that, so long as we own a controlling interest in the operating partnership, any such conflict that we, in our sole and absolute discretion, determine cannot be resolved in a manner not adverse to our stockholders or the limited partners shall be resolved in favor of our stockholders and we shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the limited partners in connection with such decisions.

 SHARES ELIGIBLE FOR FUTURE SALE

General

        Upon completion of this offering, we will have outstanding 6,573,684 shares of common stock (7,511,184 shares if the underwriters' option to purchase additional shares is exercised in full).

        Of these shares, the 6,250,000 shares sold in this offering (937,500 shares if the underwriters' option to purchase additional shares is exercised in full) will be freely transferable without restriction or further registration under the Securities Act, subject to the restrictions on ownership and transfer of our shares set forth in our charter, except for any shares purchased in this offering by our "affiliates," as that term is defined by Rule 144 under the Securities Act. The 200,000 shares of common stock issued to our initial stockholders and the 123,684 shares of common stock issued in the concurrent private placements will be "restricted shares" as defined in Rule 144. The 85,757 shares of common stock to be issued to our officers and directors will be subject to restrictions as outlined in our 2014 Incentive Plan.

        Prior to this offering, there has been no public market for our common stock. Trading of our common stock on the NYSE is expected to commence immediately following the completion of this offering. No assurance can be given as to (1) the likelihood that an active market for our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock. See "Risk Factors—Risks Related to this Offering" for additional information.

        For a description of certain restrictions on transfers of our common stock held by certain of our stockholders, see "Description of Capital Stock—Restrictions on Ownership and Transfer."

Rule 144

        After giving effect to this offering, 323,684 shares of our outstanding shares of common stock will be "restricted" and "controlled" securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

        In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned shares considered to be restricted securities under Rule 144 for at least six months would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned shares considered to be restricted securities under Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

        An affiliate of ours who has beneficially owned shares of our common stock for at least six months would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

  •
  1.0% of the shares of our common stock then outstanding, which will equal approximately 67,061 shares immediately after this offering (76,436 shares if the underwriters exercise their option to purchase additional shares in full); or

  •
  the average weekly trading volume of our common stock on the NYSE during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Incentive Plan

        The 2014 Incentive Plan provides for the grant of equity incentive awards to our directors, officers, employees and consultants. An aggregate of up to seven percent (7%) of the total number of shares of common stock outstanding immediately following the offering (including any shares of common stock sold by us pursuant to the concurrent private placements and the exercise of the underwriters' option to purchase additional shares of this offering) (approximately 525,782 after the offering and the concurrent private placements if the underwriters exercise in full their option to purchase additional shares of common stock) are authorized for issuance under awards granted pursuant to the 2014 Incentive Plan. Grants may be made to our directors and officers will be subject to multi-year vesting requirements.

Lock-up Agreements

        In addition to the limits placed on the sale of our common stock by operation of Rule 144 and other provisions of the Securities Act, our officers and director nominees have agreed with the underwriters of this offering, subject to certain exceptions, not to sell or otherwise transfer or encumber, or enter into any transaction that transfers, in whole or in part, directly or indirectly, any common stock or securities convertible into, exchangeable for or exercisable for common stock owned by them at the completion of this offering or thereafter acquired by them for a period of 180 days after the date of this prospectus, without the prior written consent of the representatives of the underwriters.

        However, in addition to certain other exceptions, each of our director nominees and officers may transfer or dispose of his or her shares during the lock-up period in the case of gifts or for estate planning purposes that each transferee agrees to a similar lock-up agreement for the remainder of the lock-up period, the transfer does not involve a disposition for value, no report is required to be filed by the transferor under the Exchange Act as a result of the transfer and the transferor does not voluntarily effect any public filing or report regarding such transfer. See "Underwriting—No Sales of Similar Securities" for additional information.

        Separately, AFP has entered into a lock-up agreement with the Company pursuant to which AFP has agreed not to sell its shares of common stock until five years following the closing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

        The following discussion summarizes the current material U.S. federal income tax considerations associated with an investment in shares of our common stock. As used in this section, unless the context otherwise requires, the terms "we" and "our" refer solely to Community Healthcare Trust Incorporated and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes. The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under "—Taxation of Tax-Exempt Stockholders"), financial institutions, broker-dealers persons subject to alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under "—Taxation of Non-U.S. Stockholders") and other persons subject to special tax rules. Moreover, this summary assumes that you will hold our common stock as a "capital asset" for U.S. federal income tax purposes, which generally means property held for investment.

        This summary does not constitute tax advice and is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock, the ownership and sale of such shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.

Opinion of Counsel

        Baker Donelson has acted as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the U.S. federal income tax considerations that are material to our stockholders. It is also the opinion of Baker Donelson that, commencing with our taxable year ending December 31, 2015, we are and have been organized in conformity with the requirements for qualification and taxation as a REIT pursuant to Sections 856 through 859 of the Code, and that our proposed method of operation will enable us to meet the qualifications and requirements for taxation as a REIT under the Code for such year and thereafter. The opinion of Baker Donelson is based on various assumptions and on our factual representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations. Moreover, our qualification for taxation as a REIT depends on our ability to meet, on a continuing basis, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Baker Donelson. Accordingly, we cannot assure you that the actual results of our operations for any one taxable year will satisfy these requirements. See "Risk Factors—Risks Related to Our Qualification and Operation as a REIT" for additional information. The statements made in this section of the prospectus and in the opinion of Baker Donelson are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the United States Internal Revenue Service, or IRS, and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in Baker Donelson's opinion.

Moreover, an opinion of counsel is not binding on the IRS, and we cannot assure you that the IRS will not successfully challenge our future status as a REIT.

Taxation of our Company

        We were organized on March 28, 2014 as a Maryland corporation. We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2015. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

        Assuming we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on that portion of the ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. The benefit of that tax treatment is that it avoids the "double taxation," or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation.

        However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal tax in the following circumstances:

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  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

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  under some circumstances, we will be subject to alternative minimum tax;

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  if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), that net income will be subject to a 100% tax;

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  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

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  if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

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  if we have built-in gain assets at the time of the effectiveness of our REIT election and make an election to be taxed immediately or recognize gain on the disposition of such asset during the ten-year period following the effectiveness of our REIT election or if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

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  if we receive income that was not determined on an arm's-length basis from one of our TRSs, we will be subject to a 100% tax on the amount of our non-arm's-length income;

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  if we fail to satisfy the asset test (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

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  if we fail to satisfy one or more requirements for REIT qualification, other than the 95% and 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a $50,000 penalty for each failure; and

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  if we fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $25,000 or a $50,000 penalty for each failure.

        The earnings of our lower-tier entities that are treated as C corporations, including any TRS we may form in the future, will be subject to U.S. federal corporate income tax.

        In addition, notwithstanding our qualification as a REIT, we may also have to pay certain taxes, including payroll taxes and state and local income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

        In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organization Requirements

        In order to qualify for taxation as a REIT under the Code, we are required to:

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  be a taxable domestic corporation but for Sections 856 through 859 of the Code;

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  be managed by one or more trustees or directors;

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  have transferable shares;

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  not be a financial institution or an insurance company;

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  have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

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  not be closely held;

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  elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

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  use a calendar year for U.S. federal income tax purposes and comply with the recordkeeping requirements of the U.S. federal income tax laws;

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  distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

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  meet certain other tests, described below, regarding the nature of our income and assets.

        As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT with the IRS in the first year in which we qualify for REIT status. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. We do not currently meet the requirement of having more than 100 stockholders, and we are closely-held. However the 100 stockholders and not closely-held requirements do not apply until the first taxable year after the taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements so that our REIT election may be effective for the 2015 taxable year.

        In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in "Description of Capital Stock—Restrictions on Ownership and Transfer." These provisions permit us to refuse to recognize certain transfers of shares that may violate these share ownership requirements. However, we can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as unrelated business taxable income as defined in Section 512(a) of the Code if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See "—Taxation of Tax-Exempt Stockholders" below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

        In the case of a REIT that is a partner in an entity treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income for purposes of the applicable REIT qualification tests. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a TRS under the Code, the REIT will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

        We intend to control any partnerships and limited liability companies we may invest in, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

Taxable REIT Subsidiaries

        A TRS is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a TRS. Additionally, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities is automatically treated as a TRS without an election. The separate existence of a TRS, unlike a "qualified REIT subsidiary" as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a TRS in determining the parent's compliance with the REIT qualification requirements, a TRS may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries. Certain restrictions imposed on TRSs are intended to ensure that such entities and their parent REITs will be subject to appropriate levels of U.S. federal income taxation.

        A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS is not considered to operate or manage a "qualified healthcare property" or "qualified lodging facility" solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

        Rent that we receive from a TRS will qualify as "rents from real property" under two scenarios. Under the first scenario, rent we receive from a TRS will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under "—Gross Income Tests—Rents from Real Property." If we lease space to a TRS in the future, we will seek to comply with these requirements. Under the second scenario, rents that we receive from a TRS will qualify as "rents from real property" if the TRS leases a property from us that is a "qualified healthcare property" and such property is operated on behalf of the TRS by a person who qualifies as an "independent contractor" and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified healthcare properties" for any person unrelated to us and the TRS (an "eligible independent contractor"). A "qualified healthcare property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our Initial Properties generally will not be treated as "qualified healthcare properties." Accordingly, we do not currently intend to lease our properties to a TRS. However, to the extent we acquire or own "qualified healthcare properties" in the future, we may lease such properties to a TRS.

Gross Income Tests

        We must satisfy two gross income tests annually to maintain our qualification as a REIT:

        First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

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  rents from real property;

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  interest on debt secured by mortgages on real property, or on interests in real property;

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  dividends or other distributions on, and gain from the sale of, shares in other REITs;

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  gain from the sale of real estate assets, other than property held primarily for sale to customers in the ordinary course of business;

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  income derived from the operation, and gain from the sale of, certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such property ("foreclosure property"); and

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  income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

        Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these.

        The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes. For example, cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from "hedging transactions," as defined in "—Hedging Transactions," that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See "—Gross Income Tests—Foreign Currency Gain" below.

        The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property

        Rent that we receive, or are deemed to receive, from real property that we own and lease to tenants will qualify as "rents from real property," which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:

  •
  First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales and the percentages are fixed at the time the leases are entered into, are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits and conform with normal business practice.

  •
  Second, neither we nor a direct or indirect owner of 10% or more in value of our shares may own, actually or constructively, 10% or more of a tenant, referred to as a "related party tenant," from whom we receive rent, other than a TRS under certain circumstances. We have represented to counsel that we will not rent any facility to a related party tenant.

        There are two exceptions to the related-party tenant rule described in the preceding paragraph for TRSs. Under the first exception, rent that we receive from a TRS will qualify as "rents from real property" as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The "substantially comparable" requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a "controlled TRS") will not be treated as "rents from real property." If in the future we receive rent from a TRS, we will seek to comply with this exception.

        Under the second exception, a TRS is permitted to lease healthcare properties from the related REIT as long as it does not directly or indirectly operate or manage any healthcare facilities or provide rights to any brand name under which any healthcare facility is operated. Rent that we receive from a TRS will qualify as "rents from real property" as long as the "qualified healthcare property" is operated on behalf of the TRS by an "independent contractor" who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating "qualified healthcare properties" for any person unrelated to us and the TRS (an "eligible independent contractor"). A "qualified healthcare property" includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as "qualified healthcare properties." Accordingly, we do not currently intend to lease properties to a TRS. However, to the extent we acquire or own "qualified healthcare properties" in the future, we may lease such properties to a TRS.

  •
  Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. If the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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  Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an "independent contractor" who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an "independent contractor," but instead may provide services directly to our tenants, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not considered to be provided for the tenants' convenience. In addition, we may provide a minimal amount of "noncustomary" services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

        If a portion of the rent that we receive from a property does not qualify as "rents from real property" because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as "rents from real property" because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property in excess of the one percent threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as "rents from real property."

        We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as "rents from real property" for purposes of the 75% and 95% gross income tests.

        In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as "rents from real property." To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as "rents from real property." However, to the extent that late charges do not qualify as "rents from real property," they instead will be treated as interest that qualifies for the 95% gross income test.

Interest

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

  •
  an amount that is based on a fixed percentage or percentages of receipts or sales; and

  •
  an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying "rents from real property" if received directly by a REIT.

        If a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property's value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

        Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a "significant modification" since its origination or acquisition by the REIT, then as of the date of that "significant modification"), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

Dividends

        Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions

        A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% and 95% gross income tests. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transactions income.

        We will attempt to comply with the terms of the safe-harbor provisions . However, we cannot assure you that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold "primarily for sale to customers in the ordinary course of a trade or business." The prohibited transactions tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Fee Income

        Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by any TRS we form, such as fees for providing asset management and construction management services to third parties, will be excluded from the gross income tests.

Foreclosure Property

        We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

  •
  that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

  •
  for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

  •
  for which the REIT makes a proper election to treat the property as foreclosure property.

        Foreclosure property also includes certain "qualified healthcare properties" (as defined above under "—Rents from Real Property") acquired by a REIT as a result of the termination or expiration of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).

        A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the

Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

  •
  on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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  on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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  which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions

        From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from "hedging transactions" will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the indemnification requirements discussed below. A "hedging transaction" means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets or (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain

        Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. "Real estate foreign exchange gain" will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain "qualified business units" of a REIT. "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests

        If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:

  •
  our failure to meet those tests is due to reasonable cause and not to willful neglect; and

  •
  following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

        We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in "—Taxation of Our Company," even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

        To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

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  cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

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  government securities;

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  interests in real property, including leaseholds and options to acquire real property and leaseholds;

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  interests in mortgage loans secured by real property;

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  shares in other REITs; and

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  investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term, or the 75% asset test.

        Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer's securities may not exceed 5% of the value of our total assets, or the 5% asset test.

        Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer's outstanding securities or more than 10% of the value of any one issuer's outstanding securities, or the 10% vote test and 10% value test, respectively.

        Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

        Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

        For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term "securities" does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term

"securities," however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term "securities" does not include:

  •
  "Straight debt" securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors. "Straight debt" securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-"straight debt" securities that have an aggregate value of more than 1% of the issuer's outstanding securities. However, "straight debt" securities include debt subject to the following contingencies:

  •
  a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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  a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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  Any loan to an individual or an estate;

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  Any "section 467 rental agreement," other than an agreement with a related party tenant;

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  Any obligation to pay "rents from real property";

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  Certain securities issued by governmental entities;

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  Any security issued by a REIT;

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  Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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  Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership's gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in "—Gross Income Tests."

        For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

        We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

  •
  we satisfied the asset tests at the end of the preceding calendar quarter; and

  •
  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

        If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of a taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.

        We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

        Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

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  the sum of:

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  90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain or loss, and

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  90% of our after-tax net income, if any, from foreclosure property, minus

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  the sum of certain items of non-cash income.

        We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        We will pay U.S. federal income tax on any taxable income, including net capital gain that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

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  85% of our REIT ordinary income for such year,

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  95% of our REIT capital gain income for such year, and

  •
  any undistributed taxable income from prior periods.

        We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

        We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our "REIT taxable income." Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for U.S. federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of common or preferred stock, if possible, pay taxable dividends of our shares or debt securities.

        We may be able to satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued. In such a circumstance we might request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure does not apply to 2015 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have no current intention to make a taxable dividend payable in our shares.

        In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

        Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

        We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding shares, and we must maintain a list of those persons failing or refusing to comply with such request as part of our records. We intend to comply with these requirements.

Failure to Qualify

        If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax at regular corporate income tax rates on our taxable income determined without reduction for amounts distributed to stockholders. In addition, we may be required to pay penalties and interest with respect to such tax. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary dividend income. Subject to certain limitations under the U.S. federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of up to 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether we would qualify for such statutory relief in all circumstances.

Taxation of Taxable U.S. Stockholders

        As used herein, the term "U.S. stockholder" means a holder of our common stock that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

        As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

        A corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the preferential tax rate for "qualified dividend income." The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 39.6%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (See—"Taxation of Our Company" above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are

(1) attributable to dividends received by us from non REIT corporations, such as any TRS we may form, or (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend.

        Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% net investment income tax on dividends received from us. U.S. stockholders are urged to consult their own tax advisors regarding the implications of the net investment income tax resulting from an investment in our shares.

        A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See "—Taxation of Taxable U.S. Stockholders—Capital Gains and Losses" for additional information. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

        We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid. We currently do not intend to retain any capital gains.

        A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder's common stock. Instead, the distribution will reduce the U.S. stockholder's adjusted basis in such shares. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder's adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

        U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses," such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

        In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis. A stockholder's adjusted tax basis generally will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. A U.S. stockholder generally must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

        If we redeem shares held by a U.S. stockholder, such U.S. stockholder will be treated as having sold the redeemed shares if (1) all of the U.S. stockholder's shares are redeemed (after taking into consideration certain ownership attribution rules) or (2) such redemption is either (i) "not essentially equivalent" to a dividend or (ii)"substantially disproportionate." If a redemption is not treated as a sale of the redeemed shares, it will be treated as a distribution made with respect to such shares. U.S. stockholders are urged to consult their own tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses

        A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income and short-term capital gains currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "Section 1250 property," or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

        Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% net investment income tax on gain from the sale of shares of our common stock. U.S. stockholders are urged to consult their own tax advisors regarding the implications of the net investment income tax resulting from an investment in our shares.

        With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates currently at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Stockholders

        This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the "debt-financed property" rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

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  the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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  we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

  •
  either:

  •
  one pension trust owns more than 25% of the value of our shares; or

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  a group of pension trusts, each of which holds more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Stockholders

        This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. The term "non-U.S. stockholder" means a holder of shares of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of shares of our common stock, including any reporting requirements.

  Distributions

        A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a "United States real property interest," or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs.

However, if a distribution is treated as effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

  •
  a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

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  the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

  •
  the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

        A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. stockholder in its shares of our common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. stockholder in its shares of our common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

        Under FIRPTA (discussed below), we may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

        For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes interests in real property located in the United States or the Virgin Islands and shares in corporations at least 50% by value of whose real property interests and assets used or held for use in a trade or business consist of USRPI. Under FIRPTA, subject to the exception discussed below for distributions on a class of shares that is regularly traded on an established securities market to a less-than-5% holder of such shares, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 35% of any distribution to a non-U.S. stockholder owning more than 5% of the relevant class of shares that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.

        Although not free from doubt, amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis. We currently do not intend to retain any capital gains.

Dispositions

        A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of shares of common stock as long as, at all times during a specified testing period, non-United States persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that this test will be met. Even if we meet this test, pursuant to new "wash sale" rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our common stock within certain prescribed periods. In addition, a non-U.S. stockholder that owned, actually or constructively, 5% or less of the outstanding common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common stock if the stock is "regularly traded" on an established securities market. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals.

        A non-U.S. stockholder generally will incur tax on gain from the sale of common stock not subject to FIRPTA if:

  •
  the gain is effectively connected with the conduct of the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain; or

  •
  the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the non-U.S. stockholder will incur a 30% tax on capital gains.

Information Reporting Requirements and Withholding

        We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the stockholder:

  •
  is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

        A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

        Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder's U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Tax Aspects of Our Investments in Partnerships

        The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our operating partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a "Partnership" and, collectively, the "Partnerships"). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Disregarded Entities

        An unincorporated entity with one owner will be classified as an entity disregarded from such owner for U.S. federal income tax purposes if it does not elect to be taxed as a corporation for U.S. federal income tax purposes and otherwise is treated as a disregarded entity under the Treasury Regulations relating to entity classification, or check-the-box regulations. For U.S. federal income tax purposes, the assets, income and loss of an entity disregarded from its owner are treated as the direct assets, income and loss of the owner. Initially, and until the admission of additional partners, if any, we expect our operating partnership to be classified as an entity disregarded from us for U.S. federal income tax purposes.

Classification as Partnerships

        An unincorporated entity with at least two owners will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

  •
  does not elect to be taxed as a corporation for U.S. federal income tax purposes and otherwise is treated as a partnership under the check-the-box regulations; and

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  is not a "publicly-traded partnership" taxable as a corporation for U.S. federal income tax purposes.

        We do not intend to make an election to treat any Partnership as a corporation for U.S. federal income tax purposes.

        In addition, we intend to structure our investments in any Partnership to avoid the treatment of such Partnership as a publicly traded partnership taxable as a corporation. A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner's interest in the entity is attributable to the entity's direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership's gross income for such year consists of certain passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception. We intend that each Partnership in which we own an interest either will qualify for the private placement exception or will qualify for the 90% passive income exception.

        Although, we intend that each Partnership will be classified either as a disregarded entity (in the case of a Partnership with one owner) or as a partnership for U.S. federal income tax purposes, we have not requested, and do not intend to request, a ruling from the IRS that any Partnership will be classified as either a partnership or disregarded entity for U.S. federal income tax purposes. If any material Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT. See "—Requirements for Qualification—Gross Income Tests" and "—Requirements for Qualification—Asset Tests." In addition, any change in a Partnership's status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See "—Requirements for Qualification—Distribution Requirements." Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for U.S. federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership's taxable income.

Partners, Not the Partnerships, Subject to Tax

        A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership's income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations

        Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership's allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations with respect to Contributed Properties

        Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss ("built-in gain" or "built-in loss") is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

        The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of a partnership we own an interest in (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We do not know what method a partnership we own an interest in will use to account for book-tax differences.

Basis in Partnership Interest

        Our adjusted tax basis in any Partnership interest we own generally will be:

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  the amount of cash and the basis of any other property we contribute to the Partnership;

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  increased by our allocable share of the Partnership's income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

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  reduced, but not below zero, by our allocable share of the Partnership's loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the Partnership.

        Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to Partnerships

        The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. A Partnership in which we are a partner generally will depreciate property for U.S. federal income tax purposes under the modified accelerated cost recovery system of depreciation, or MACRS. Under MACRS, each partnership generally will depreciate furnishings over a seven year recovery period and equipment over a five year recovery period using a 200% declining balance method and a half-year convention. If, however, the partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Under MACRS, the partnership generally will depreciate buildings and improvements over a 39 year recovery period using a straight line method and a mid-month convention. A partnership's initial basis in properties acquired in exchange for units of a partnership should be the same as the transferor's basis in such properties on the date of acquisition by the partnership. Although the law is not entirely clear, a partnership generally will depreciate such property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. A Partnership's tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the partnership, except to the extent that any Partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership's Property

        Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners of the Partnership who contributed such properties or who were partners at the time of such revaluation to the extent of their built-in gain or built-in loss on those properties for federal income tax purposes. The partners' built-in gain or built-in loss on such contributed properties will equal the difference between the partners' proportionate share of the book value of those properties and the partners' tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the "book-tax difference." See "—Income Taxation of the Partnerships and their Partners—Tax Allocations With Respect to Partnership Properties." Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

        Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See "—Gross Income Tests" for additional information. We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership's trade or business.

Other Tax Consequences

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.

State and Local Taxes

        We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

Foreign Accounts

        The Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that is treated as having an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until July 1, 2014 with respect to dividends on our common stock, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our common stock.

        If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the acquisition, the holding, disposition or transfer of our common stock by the following, or Plans: (i) pension, profit sharing, retirement or other employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (ii) Keogh plans, individual retirement accounts and annuities and other arrangements that are subject to Section 4975 of the Code, (iii) plans and other arrangements that are subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, collectively referred to as ERISA Similar Laws, including, without limitation, governmental plans, non-electing church plans, and foreign plans, and (iv) entities or accounts whose underlying assets include or are deemed to include "plan assets" of any such plans, accounts or arrangements.

        This summary describes certain issues under ERISA and Section 4975 of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the statements contained herein incorrect or incomplete. Moreover, no attempt is made in this summary to describe issues that may arise under federal, state or local laws that are not preempted by ERISA or the Code. In addition, this summary does not discuss the laws of any country other than the United States.

        A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment of a portion of that Plan's assets in the common stock. Accordingly, the fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1) (D) of ERISA and (iii) whether the investment is prudent under ERISA, among other considerations. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of Plans subject to ERISA or the Code and persons who have certain specified relationships to such Plans (such persons being "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering an investment in our common stock also should consider whether the acquisition, holding, disposition or transfer of the shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption under ERISA or issued by the Department of Labor, or the DOL. Similar restrictions may apply to governmental, non-electing church, and foreign plans which are not subject to ERISA or Section 4975 of the Code. Thus, those considering investing in the shares on behalf of these Plans should consider whether the acquisition, holding, disposition or transfer of the shares might violate any similar restrictions under ERISA Similar Laws.

        The DOL has issued final regulations, or DOL Regulations, as to what constitutes assets of an employee benefit plan under ERISA and Section 4975 of the Code. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which interest is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is "freely transferable" and part of a class of securities that is "widely held" and either registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, (provided the securities are registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the public offering occurred). The shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

        The DOL Regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control. We expect our common stock to be "widely held" upon completion of this offering.

        The DOL Regulations provide that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain factors ordinarily will not, alone or in combination, affect the finding that the securities are "freely transferable." We believe that the restrictions imposed under our charter on the transfer of our shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of the common stock to be "freely transferable." The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

        Assuming that the common stock will be "widely held" and "freely transferable," it is expected that at the time of the initial public offering: (i) our common stock will be publicly offered securities for purposes of the DOL Regulations and (ii) that our assets will not be deemed to be "plan assets" of any Plan that invests in our common stock.

        Each holder of our common stock will be deemed to have represented and agreed that its acquisition, holding, disposition or transfer of those common stock (or any interest therein) does not and will not constitute or result in a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or ERISA Similar Laws.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Any fiduciary of a Plan considering the acquisition, holding, disposition or transfer of our common stock should consult with its legal advisors regarding the consequences of such action. The sale of our common stock to a Plan is in no respect a representation by us or our affiliates, or the underwriters or their respective affiliates, that such an investment meets all of the relevant legal requirements with respect to investments by Plans, or that such an investment is appropriate for Plans generally or any particular Plan.

 UNDERWRITING

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Sandler O'Neill & Partners, L.P., Evercore Group L.L.C. and SunTrust Robinson Humphrey, Inc. are acting as representatives, have severally agreed to purchase, and we have agreed to sell them, severally, the number of shares of common stock indicated below.

Underwriter	Number of shares
Sandler O'Neill & Partners, L.P.	1,562,500
Evercore Group L.L.C.	1,562,500
SunTrust Robinson Humphrey, Inc.	1,562,500
Janney Montgomery Scott LLC	625,000
Oppenheimer & Co. Inc.	625,000
BB&T Capital Markets, a division of BB&T Securities, LLC	312,500

Total	6,250,000

        The underwriters and the representatives are collectively referred to as the "underwriters." The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters' over-allotment option described below.

        The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus and part to certain dealers. After the initial offering of the shares of common stock, the offering price, and other selling terms may from time to time be varied by the representatives.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 937,500 additional shares of common stock at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter's name in the preceding table bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.

        The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the common stock. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional      shares of common stock.

	Per Share	Without Option	With Option
Public offering price	$19.00	$118,750,000	$136,562,500
Underwriting discounts and commissions	$1.33	$8,312,500	$9,559,375

Proceeds, before expenses	$17.67	$110,437,500	$127,003,125

        The estimated offering expenses payable by us, exclusive of underwriting discounts and commissions, are approximately $1,764,200. In addition to the underwriting discounts and commissions,

we will reimburse the underwriters for their out-of-pocket expenses incurred in connection with their engagement as underwriters, including, without limitation, all marketing, syndication and travel expenses and legal fees and expenses up to a maximum aggregate amount of $200,000.

        We intend to apply to list our common stock on the NYSE under the trading symbol "CHCT."

        We, each of our directors and executive officers, and the existing holders of approximately 100% of the shares of our common stock outstanding prior to this offering, have agreed that, without the prior written consent of the representatives of the underwriters, they will not, during the period ending 180 days after the date of this prospectus:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock,

  •
  file any registration statement with the SEC relating to the offering of any shares of common stock, or any securities convertible into or exercisable or exchangeable for shares of common stock; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the shares of common stock, whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

        In order to facilitate the offering of the shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the over-allotment option. The underwriters may also sell shares in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock. These activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. Affiliates of SunTrust Robinson Humphrey, Inc. have provided to us a commitment letter, pursuant to which we expect them to act as lender and lead arranger under the anticipated credit facility.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Pricing of the Offering

        Prior to this offering, there has been no public market for the shares of common stock. The price was determined by negotiations between us and the representatives. Among the factors considered in determining the price were our future prospects and those of its industry in general, the company's revenues, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, price-sales ratios, market prices of securities, and certain financial and operating information of companies engaged in activities similar to our activities.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Baker Donelson. The statements under the caption "Material U.S. Federal Income Tax Considerations" as they relate to federal income tax matters have been reviewed by Baker Donelson and Baker Donelson has opined as to certain income tax matters relating to an investment in our shares. Certain legal matters will be passed upon for the underwriters by Morrison & Foerster LLP. Baker Donelson will pass upon the validity of the common stock sold in this offering and certain other matters of Maryland law.

EXPERTS

        The financial statements of Community Healthcare Trust Incorporated as of December 31, 2014 and for the period then ended included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Adventist Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The combined historical statement of revenues and certain direct operating expenses of the Prairie Star Properties for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Brook Park Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Family Medicine East Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the UW Portage Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The combined historical statement of revenues and certain direct operating expenses of the GCOC Properties for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Columbia Gastroenterology Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Liberty Dialysis Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of Bayside Medical Center for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Cypress Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statements of revenues and certain direct operating expenses of the Provena Property for the six months ended December 31, 2014 and the three months ended March 31, 2015 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

        The historical statement of revenues and certain direct operating expenses of the Grandview Property for the year ended December 31, 2014 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting.

 WHERE YOU CAN FIND MORE INFORMATION

        We maintain a web site at www.communityhealthcaretrust.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

        We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and our common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website, www.sec.gov.

        As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act, and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC's public reference facilities and the web site of the SEC referred to above.

INDEX TO FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2015	F-4
Unaudited Pro Forma Consolidated Statement of Income for the Year ended December 31, 2014	F-5
Unaudited Pro Forma Consolidated Statement of Income for the Three Months ended March 31, 2015	F-6
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-7
Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-11
Consolidated Balance Sheets	F-12
Consolidated Statements of Stockholders' Equity	F-13
Consolidated Statements of Cash Flows	F-14
Notes to Consolidated Financial Statements	F-15
Adventist Property
Independent Auditor's Report	F-22
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-23
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-24
Prairie Star Properties
Independent Auditor's Report	F-26
Combined Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-27
Notes to Combined Historical Statements of Revenues and Certain Direct Operating Expenses	F-28
Brook Park Property
Independent Auditor's Report	F-30
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-31
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-32
Family Medicine East Property
Independent Auditor's Report	F-34
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-35
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-36
UW Portage Property
Independent Auditor's Report	F-38
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-39
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-40

GCOC Properties
Independent Auditor's Report	F-42
Combined Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-43
Notes to Combined Historical Statements of Revenues and Certain Direct Operating Expenses	F-44
Columbia Gastroenterology Property
Independent Auditor's Report	F-46
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-47
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-48
Liberty Dialysis Property
Independent Auditor's Report	F-50
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-51
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-52
Bayside Medical Center
Independent Auditor's Report	F-54
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-55
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-56
Cypress Property
Independent Auditor's Report	F-58
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-59
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-60
Provena Property
Independent Auditor's Report	F-62
Historical Statements of Revenues and Certain Direct Operating Expenses for the Three Months ended March 31, 2015 and the Six Months ended December 31, 2014	F-63
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-64
Grandview Property
Independent Auditor's Report	F-67
Historical Statements of Revenues and Certain Operating Expenses for the Three Months ended March 31, 2015 (unaudited) and the Year ended December 31, 2014	F-68
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses	F-69

Community Healthcare Trust Incorporated

Pro Forma Consolidated Financial Statements
(Unaudited)

        Community Healthcare Trust Incorporated (the "Company," "we," "our" or "us") is a Maryland corporation that was formed on March 28, 2014. The following pro forma financial statements are based on our historical audited balance sheet, included elsewhere in the prospectus, adjusted to give effect to the offering and the application of the net proceeds therefrom.

        The pro forma balance sheet as of March 31, 2015 gives effect to the offering and the transfer of the Initial Properties as if they had occurred (based on the definitive agreements) and as if the respective leases had been in effect, on March 31, 2015. The pro forma statements of income for the year ended December 31, 2014 and for the three months ended March 31, 2015 gives effect to the offering and the transfer of the Initial Properties as if they had occurred (based on the definitive agreements) and as if the respective leases had been in effect on January 1, 2014. The Initial Properties are being acquired from unrelated third parties.

        We have based the unaudited pro forma adjustments on available information and assumptions that we believe are reasonable. The following unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of what our actual financial position would have been as of March 31, 2015 assuming the offering and the related acquisitions had all been completed on March 31, 2015, and what actual results of operations would have been for the year ended December 31, 2014 and for the three months ended March 31, 2015 assuming the offering and the related acquisitions were completed on January 1, 2014, are not indicative of future results of operations or financial condition and should not be viewed as indicative of future results of operations or financial condition. Differences would result from, among other things, delays in the acquisition of the Initial Properties.

        The pro forma statements should be read in conjunction with (i) the historical audited balance sheet of the Company and related notes thereto, and other financial information pertaining to the Company, including "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this prospectus and (ii) the "Risk Factors," and "Cautionary Statement Regarding Forward-Looking Statements" sections in this prospectus.

Community Healthcare Trust Incorporated

Pro Forma Consolidated Balance Sheet

March 31, 2015

(Unaudited)

	Historical	Adjustments Related to the Offering		Adjustments Related to the Historic Operation of the Initial Properties	Adjustments Related to the Business Combination of the Initial Properties		As Adjusted for the Offering and Acquisition of Initial Properties
Assets:
Cash and cash equivalents	$2,000	$112,787,496	(1)	—	$(109,966,027)	(2)	$—
		(1,764,200)	(3)	—	(1,059,269)	(3)
Real estate investments
Buildings	—	—		—	94,091,925	(2)	94,091,925
In place lease intangibles	—	—		—	9,170,162	(2)	9,170,162
Land	—	—		—	11,239,941	(2)	11,239,941

Total real estate investments	—	—		—	114,502,028		114,502,028
Intangible assets	—	—		—	—		—

Total Assets	$2,000	$111,023,296		$—	$3,476,732		$114,502,028

Liabilities and Stockholders equity
Liabilities:
Credit facility	$—	$—		$—	$4,536,001	(4)	$4,536,001

Total Liabilities	$—	$—		$—	$4,536,001	(4)	$4,536,001

Stockholders equity:
Preferred stock, $.01 par value 50,000,000 shares authorized; none outstanding	—	—		—	—		—
Common stock, $.01 par value 450,000,000 shares authorized; 200,000 issued and outstanding; 6,573,684 issued and outstanding, as adjusted	2,000	63,737	(1)	—	—		65,737
Additional paid-in capital	—	112,723,759	(1)	—	—		110,959,559
		(1,764,200)	(3)	—	—
Accumulated Loss	—	—		—	(1,059,269)	(3)	(1,059,269)

Total stockholders equity	2,000	111,023,296		—	(1,059,269)		109,966,027

Total liabilities and stockholders equity	$2,000	$111,023,296		$—	$3,476,732		$114,502,028

See notes to pro forma consolidated financial statements.

Community Healthcare Trust Incorporated

Pro Forma Consolidated Statement Of Income

For the Year Ended December 31, 2014

(Unaudited)

	Historical	Adjustments Related to the Offering		Adjustments Related to the Historic Operation of the Initial Properties		Adjustments Related to the Business Combination of Initial Properties		As Adjusted for the Offering and Acquisition of Initial Properties
Revenues:
Rental Income	$—	$—		$11,102,849	(5)	$1,083,503	(5)	$12,186,352
Operating expense recoveries	—	—		1,863,905	(5)	—		1,863,905

	—	—		12,966,754		1,083,503		14,050,257
Costs and Expenses:
Property operating expenses	—	—		$2,397,375	(6)			$2,397,375
Interest expense	—	—		—		409,590	(10)	409,590
Depreciation and amortization	—	—		—		5,174,211	(7)	5,174,211
General and administrative expenses	—	—		—		380,334	(8)	380,334

Total expenses	—	—		2,397,375		5,964,135		8,361,510

Net income	$—	$—		$10,569,379		$(4,880,632)		$5,688,747

Net income per share	$—	$—				$—		$0.85

Shares outstanding	200,000	6,373,684	(9)			132,420	(8)	6,706,104

See notes to pro forma consolidated financial statements.

Community Healthcare Trust Incorporated

Pro Forma Consolidated Statement Of Income

For the Three Months Ended March 31, 2015

(Unaudited)

	Historical	Adjustments Related to the Offering		Adjustments Related to the Historic Operation of the Initial Properties		Adjustments Related to the Business Combination of the Initial Properties		As Adjusted for the Offering and Acquisition of Initial Properties
Revenues:
Rental income	$—	$—		$2,806,178	(5)	$270,876	(5)	$3,077,054
Operating expense recoveries	—	—		471,754	(5)	—		471,754

	—	—		3,277,932		270,876		3,548,808
Costs and Expenses:
Property operating expenses	—	—		623,078	(6)	—		623,078
Interest expense	—	—		—		$102,398	(10)	$102,398
Depreciation and amortization	—	—		—		1,293,553	(7)	1,293,553
General and administrative expenses	—	—		—		95,084	(8)	95,084

Total expenses	—	—		623,078		1,491,035		2,114,113

Net income	$—	$—		$2,654,854		$(1,220,159)		$1,434,695

Net income per share	$—	$—				$—		$0.21

Shares outstanding	200,000	6,373,684	(9)			132,420	(8)	6,706,104

See notes to pro forma consolidated financial statements.

Community Healthcare Trust Incorporated

Notes to Unaudited Pro Forma Consolidated Financial Statements

Adjustments to the Pro Forma Consolidated Balance Sheet

        The adjustments to the pro forma consolidated balance sheet for the period ended March 31, 2015 are as follows:

  (1)
  Issuance of 6,250,000 shares of common stock for an aggregate of $118,750,000, less aggregate underwriting discounts of $8,312,500 and an aggregate of 123,684 shares of common stock issued in concurrent private placements for an aggregate of $2,350,000.

  (2)
  Represents cost of the Initial Properties, including the assumption of the capital lease on Prairie Star Medical Facility II discussed on page 91 of this prospectus, of $114.5 million allocated between land, building and identified intangibles, based on the following criteria and analysis. Upon the acquisition of real estate properties, we estimate the fair value of acquired tangible assets (consisting of land and building) and identified intangible assets and liabilities (consisting of above- and below-market leases, in-place leases and tenant relationships) based on the evaluation of information and estimates available at that date in accordance with the provisions of Accounting Standards Codification ("ASC") 805, Business Combinations, and we allocate the purchase price based on these assessments.

    We make estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence, which generally represents Level 3 inputs, and includes the use of income approach valuation method. The income approach methodology utilizes the remaining lease terms as defined in the lease agreements, market rental data, capitalization and discount rates. Based on these estimates, we recognize the acquired assets and liabilities at their estimated fair values. We expense transaction costs associated with business combinations in the period incurred. In accordance with ASC 805, the fair value of tangible property assets acquired considers the value of the property as if vacant determined by comparable sales and other relevant data. The determination of fair value involves the use of significant judgment and estimation.

    We determine the value of land either based on real estate tax assessed values in relation to the total value of the asset, internal analyses of recently acquired and existing comparable properties within our portfolio or third party appraisals. In recognizing identified intangible assets and liabilities of an acquired property, the value of above- or below-market leases is estimated based on the present value (using an interest rate which reflects the risk associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management's estimates of market lease rates measured over a period equal to the estimated remaining term of the lease. In the case of a fixed market renewal options, management will evaluate and compare the fixed rate renewal rates to the current market rent range and those leases that are below that range will assume to be extended. Based upon the analysis to date, due to the nature of the assets and leases, the terms of leases in place have not differed materially in market for the Initial Properties. Above-market leases will be recorded in intangible assets and below-market leases will be recorded in other liabilities on the consolidated balance sheet.

    In determining the value of in-place leases, management considers current market conditions and costs to execute similar leases in arriving at an estimate of the carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other property operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases,

Community Healthcare Trust Incorporated

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

    including leasing commissions, tenant improvements, and other related costs based on current market demand. The values assigned to in-place lease intangibles are recorded as a component of real estate investments and are amortized over the estimated remaining term of the lease which is a range of 1.2 to 7.5 years and an average of 4.3 years for the portfolio. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off.

  (3)
  Payment to Athena Funding Partners, LLC and its affiliates or third parties of transaction costs related to Initial Property acquisitions ($1,059,269, of which approximately $50,000 to $100,000 are estimated and yet to be incurred), which are expensed, and preparing the offering ($1,764,200, of which approximately $80,000 to $150,000 are estimated and yet to be incurred), which reduce offering proceeds. These expenses are based upon (i) actual invoices for services rendered for the costs of the acquisition of the Initial Properties and the offering to date and (ii) estimates of expected costs to complete the acquisition of the Initial Properties and the offering.

  (4)
  The Company expects to obtain the anticipated credit facility in an amount up to approximately $75,000,000. If the Company is successful in obtaining the anticipated credit facility, the Company will utilize it to help acquire the Initial Properties and purchase additional properties and for other general corporate purposes. In order to complete the purchase of the Initial Properties, the Company expects to draw $5,321,000 assuming the underwriters' option to purchase is not exercised. Included in the $5,321,000 draw are fees of $785,000 incurred to issue the debt, which are presented as a debt discount in the pro formas. If the underwriters' option to purchase additional shares is exercised, the Company would not incur any debt to acquire the Initial Properties. The impact on the pro formas assuming the exercise of this option would increase cash and cash equivalents by $12,029,624, and eliminate debt and debt discount, and would result in Total Shareholders' Equity of $126,531,652 as of March 31, 2015. As of the date of this prospectus, we have received a commitment letter from a lender for the anticipated credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Anticipated Credit Facility" for more detailed information concerning the terms of the commitment letter. However, there can be no assurance that we will enter into definitive documentation with regard to the anticipated credit facility on the terms of the commitment letter or at all.

Adjustments to the Pro Forma Consolidated Statement of Income

        The adjustments to the pro forma consolidated statement of income for the year ended December 31, 2014 and for the three months ended March 31, 2015 are as follows:

  (5)
  Rental income from the Initial Properties for the year is $14,050,257 ($3,548,808 for the three months) which represents base rent, operating cost reimbursements and straight-line rent from the Initial Properties under the terms of the leases. Rental income for the year includes pro forma adjustments of $1,083,503 ($270,876 for the three months) related to new leases where the sellers and the tenants negotiated the terms of the related lease agreements and each of the purchase and sale agreements related to these properties and expressly conditioned the closings of these acquisitions upon entry into, and the effectiveness of, the related lease agreements on the terms agreed to by the parties as reflected herein.

  (6)
  Property operating expenses for the Initial Properties for the year is $2,397,375 ($623,078 for the three months) which represents taxes, assessments, water, sewer, excises, fees, all other

Community Healthcare Trust Incorporated

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

    governmental charges, utility charges, insurance premiums and all other charges payable with respect to the Initial Properties.

  (7)
  Depreciation of real estate investments is calculated using the straight-line method and weighted average useful remaining lives of approximately 30 years. Amortization of intangible assets is calculated based on these assets being amortized over the lease life of the in-place leases or the tenant's respective lease term which is a range of 1.2 to 7.5 years and an average of 4.5 years for the portfolio.

  (8)
  General and administrative expenses of $380,344 ($95,084 for the three months) consist of compensation based upon agreements and elections in effect as of the date of this prospectus, resulting in the issuance of 132,420 shares of common stock. In addition, we expect incremental costs for items such as legal, accounting, public company reporting, stockholder relations, public relations, travel, rent and other costs to increase general and administrative expenses another $700,000 to $1,000,000 based on estimates provided by our external and legal accounting professionals and management's previous experience in managing a public REIT.

  (9)
  Reflects the issuance of 6,250,000 shares of common stock in connection with this Offering and an aggregate of 123,684 shares of common stock issued in concurrent private placements.

  (10)
  Interest expense of $409,590 ($102,398 for the three months ended March 31, 2015) consist of initial borrowings of $5,321,000 based on three-month LIBOR plus 250 basis points. Also included in interest expense is amortization of debt issuance cost over a three-year term of $261,667 for the year ended December 31, 2014 or $65,417 for the three months ended March 31, 2015.

  (11)
  If the underwriters exercise the option to purchase additional shares, the Company would not incur any debt, or related debt issuance cost, in connection with the acquisition of the Initial Properties, but the full exercise of the underwriters option to purchase additional shares is not necessary to purchase all of the Initial Properties. Assuming the full exercise of the underwriters' option to purchase additional shares, the resulting pro forma net income would be $6,098,335 or $0.80 per share for the year ended December 31, 2014, and net income of $1,537,093 or $0.20 per share for the three months ended March 31, 2015. Total shares outstanding would be 7,643,604.

Other Data Funds From Operations

  (12)
  Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although FFO is not computed in accordance with GAAP, we believe that information regarding FFO is helpful to stockholders and potential investors because it facilitates an understanding of the operating performance of our Initial Properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Because real estate values have historically increased or decreased with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We calculate FFO in accordance with the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts, or NAREIT, which we refer to as the "White Paper." The White Paper defines FFO as net income (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding gains (or losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related

Community Healthcare Trust Incorporated

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

    depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the White Paper definition or that interpret the White Paper definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating result, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this prospectus. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to stockholders.

Pro Forma Funds From Operation

	Three Months Ended March 31, 2015	Year Ended December 31, 2014
	As Adjusted for the Offering and Acquisition of Initial Properties	As Adjusted for the Offering and Acquisition of Initial Properties
Pro forma funds from operations:
Net income	$1,434,695	$5,688,747
Depreciation and amortization	1,293,553	5,174,211

Funds From operations	$2,728,248	$10,862,958

Funds from operations per share	$0.41	$1.62

Shares outstanding	6,706,104	6,706,104

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying consolidated balance sheet of Community Healthcare Trust Incorporated as of December 31, 2014 and the related consolidated statements of stockholders' equity and cash flows for the period from March 28, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Community Healthcare Trust Incorporated at December 31, 2014, and the results of its cash flows for the period from March 28, 2014 (inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Nashville, Tennessee
February 13, 2015

COMMUNITY HEALTHCARE TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Cash	$2,000	$2,000

Total Assets	$2,000	$2,000

Liabilities and Stockholders' Equity
Stockholders' equity
Preferred stock, $0.01 par value, no shares issued or outstanding	$—	$—
Common stock, $0.01 par value, 200,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014	2,000	2,000

Total Stockholders' equity	2,000	2,000

Total Liabilities and Stockholders' Equity	$2,000	$2,000

See accompanying notes to the consolidated financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred Shares		Common Shares
					Total Stockholders' Equity
	Shares	Amount	Shares	Amount
Balance at March 28, 2014 (date of inception)	—	$—	—	$—	$—
Issuance of common stock	—	—	200,000	2,000	2,000

Balance at December 31, 2014	—	—	200,000	2,000	2,000

Issuance of common stock	—	—	—	—	—
Balance at March 31, 2015 (unaudited)	—	$—	200,000	$2,000	$2,000

See accompanying notes to the consolidated financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31, 2015	For the Period March 28, 2014 (date of inception) through December 31, 2014
	(unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	$—	$2,000

Net cash provided by financing activities	—	2,000

Net increase in cash	—	2,000
Cash, beginning of period	2,000	—

Cash, end of period	$2,000	$2,000

See accompanying notes to the consolidated financial statements.

Community Healthcare Trust Incorporated

Notes to Consolidated Financial Statements

Note 1—Organization and Nature of Business

        Community Healthcare Trust Incorporated (the "Company", "we", "our") was organized in the state of Maryland on March 28, 2014. The Company will be a fully-integrated healthcare real estate company and it intends to acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers in Non-Urban markets. The Company will conduct business through an UPREIT structure in which our properties will be owned by our operating partnership, either directly or through subsidiaries. We are the sole general partner of our operating partnership and, upon completion of the offering, will own 100% of the OP units. The Company has had no operations since its formation.

        The Company is authorized to issue up to 450,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, $0.01 par value. On March 31, 2014, we issued in the aggregate 200,000 shares of common stock to Athena Funding Partners, LLC ("AFP"), an affiliate of Timothy G. Wallace, as well as Page Barnes, Leigh Ann Stach, Steve Harrison, Roland Hart, William Davis, Michael Willman, Deborah Clarke and James Short, our officers, in connection with the initial capitalization of our company for an aggregate purchase price of $2,000. The issuance of such shares was effected in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933. With the exception of the shares issued to Athena Funding Partners, LLC, the shares issued to the officers are subject to a repurchase option pursuant to which the Company may repurchase the shares for $0.01 each upon the voluntary or involuntary termination of employment with the Company of such person (the "Repurchase Option"); one-third (1/3) of the total shares will be released from the Repurchase Option on January 1, 2016, and an additional one-third (1/3) of the total shares will be released from the Repurchase Option on January 1, 2017, and the remaining one-third (1/3) of the total shares will be released from the Repurchase Option on January 1, 2018. Additionally, with the exception of the shares issued to Athena Funding Partners, LLC, the shares issued to the officers are subject to a right of first refusal granted to the Company which terminates five (5) years following the offering.

        The Company intends to elect to be taxed as a real estate investment Company ("REIT") for federal income tax purposes commencing with the taxable year ending on December 31, 2015. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% annual REIT taxable income to its stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles).

        As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company's net income and net cash available for distribution to stockholders. However, the Company intends to organize and operate in such a manner as to qualify for treatment as a REIT. Even if the Company qualifies for taxation as a REIT, the Company may be subject to state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

Community Healthcare Trust Incorporated

Notes to Consolidated Financial Statements (Continued)

Note 2—Formation of the Company and Offering Transaction

        Upon completion of this Offering and the acquisition of the 35 properties in non-urban markets that the Company has entered into written agreements to acquire with the net proceeds of the initial public offering (our "Initial Properties"), we will own 35 properties comprised of an aggregate of approximately 623,000 net leasable square feet located in 18 states. The Company's operations will commence upon completion of the Offering and the acquisition of the Initial Properties.

Note 3—Summary of Significant Accounting Policies

        As the Company has not yet commenced operations, some of the significant accounting policies may or may not be relevant during the period March 28, 2014 (date of inception) through December 31, 2014 or during the three months ended March 31, 2015, but the Company anticipates that these significant accounting policies will apply in the future.

Principles of Consolidation

        Our consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries, and any joint ventures, partnerships and variable interest entities, or VIEs, where the Company controls the operating activities. All material intercompany accounts and transactions have been eliminated.

        Management must make judgments regarding the Company's level of influence or control over an entity and whether or not the Company is the primary beneficiary of a variable interest entity. Consideration of various factors include, but is not limited to, the Company's ability to direct the activities that most significantly impact the entity's governing body, the size and seniority of the Company's investment, the Company's ability and the rights of other investors to participate in policy making decisions, the Company's ability to replace the manager and/or liquidate the entity. Management's ability to correctly assess its influence or control over an entity when determining the primary beneficiary of a VIE affects the presentation of these entities in the Company's consolidated financial statements.

        If it is determined that the Company is the primary beneficiary of a VIE, the Company's consolidated financial statements would include the operating results of the VIE rather than the results of the variable interest in the VIE. The Company would depend on the VIE to provide timely financial information and would rely on the interest control of the VIE to provide accurate financial information. Untimely or inaccurate financial information provided to the Company or deficiencies in the VIEs internal controls over financial reporting could impact the Company's consolidated financial statements and its internal control over financial reporting.

Cash and Cash Equivalents

        Cash and cash equivalents includes short-term investments with original maturities of three months or less when purchased.

Organization and Offering Costs

        Costs related to the Company's organization, this offering and the acquisition of the Initial Properties have been incurred by AFP. AFP is substantially owned and controlled by Timothy G. Wallace, the Company's Chairman, Chief Executive Officer and President. We entered into a formation

Community Healthcare Trust Incorporated

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

services agreement with AFP, on April 1, 2014, pursuant to which we have agreed to reimburse the actual costs incurred by AFP only upon the successful completion of the initial public offering. These costs relate to the activities prior to the offering undertaken by AFP on our behalf, including our organization, negotiating the Initial Property acquisitions, performing due diligence related to the Initial Properties, performing corporate work in contemplation of the offering, preparing this prospectus and closing the acquisitions of the Initial Properties. These costs may include legal fees, accounting fees, certain costs related to performing property due diligence, certain property related costs, travel, overhead, office supplies and office rent. As of March 31, 2015 and December 31, 2014, AFP had incurred approximately $1,400,000 and $300,000, respectively, in costs subject to reimbursement by us. Upon successful completion of the Offering, AFP will be reimbursed for its expenses but will receive no compensation for providing such services and funding such costs.

        Organization costs incurred by the Company will be expensed. Offering costs incurred will be recorded to stockholders' equity as a reduction to additional paid-in capital. Transaction costs incurred by the Company will be expensed. The Company has not recorded any organization, offering or transaction costs incurred as reimbursements to AFP are not required unless and until the successful completion of this offering has occurred.

Real Estate Investment Properties and Identified Intangible Assets

        We are required to make subjective assessments of the estimated useful lives of our real estate investments for purposes of determining the amount of depreciation to record on an annual basis. These assessments have a direct impact on our net income because if we were to shorten the estimated useful lives of our investments in real estate, we would depreciate such investments over fewer years, resulting in more depreciation expense and lower net income over the revised estimated useful life. Real estate investment and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Our real estate investments are depreciated over their estimated useful lives ranging from 30 to 40 years using the straight-line method. In-place leases are amortized over the lease life of the in-place leases or the tenant's respective lease term. Generally, our tenants are responsible for the cost of maintenance and repairs pursuant to our leases.

        We periodically assess the carrying value of real estate investments and related intangible assets in accordance with Accounting Standards Codification ("ASC") 360, to determine if facts and circumstances exist that would suggest that the recorded amount of an asset might be impaired or that the estimated useful life should be modified. In the event impairment in value occurs and a portion of the carrying amount of the real estate investment will not be recovered in part or in whole, a provision will be recorded to reduce the carrying basis of the real estate investment and related intangibles to their estimated fair value. The estimated fair value of our real estate investments is determined by use of a number of customary industry standard methods that include discounted cash flow modeling using appropriate discount and capitalization rates and/or estimated cash proceeds received upon the anticipated disposition of the asset in comparable markets. Estimates of future cash flows are based on a number of factors including the historical operating results, leases in place, known trends, and other market or economic factors affecting the real estate investment. The evaluation of anticipated cash flows is subjective and is based on assumptions regarding future occupancy, lease rates and capital requirements that could differ materially from actual results. If our anticipated holding periods change or estimated cash flows decline based on market conditions or other unforeseen factors, an impairment

Community Healthcare Trust Incorporated

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

loss may be recognized. Long-lived assets to be disposed of are recorded at the lower of carrying value or fair value less costs to sell.

Rental Revenue

        We recognize rental revenue in accordance with ASC 840, Leases. ASC 840 requires that rental revenue, less lease inducements, be recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Recognizing rental revenue on a straight-line basis for leases may result in recognizing revenue in amounts more or less than amounts currently due from tenants. Amounts recognized in excess of amounts currently due are included in other assets on the consolidated balance sheets. If we determine the collectability of straight-line rents is not reasonably assured, we limit future recognition to amounts contractually owed and, where appropriate, establish an allowance for estimated losses.

Lease Accounting

        We, as lessor, make a determination with respect to each of our leases whether they should be accounted for as operating leases or capital leases. The classification criteria is based on estimates regarding the fair value of the leased facilities, minimum lease payments, effective cost of funds, the economic useful life of the facilities, the existence of a bargain purchase option, and certain other terms in the lease agreements. We believe all of our leases should be accounted for as operating leases. Payments received under operating leases are accounted for in the consolidated statement of income as rental revenue for actual cash rent collected plus or minus a straight-line adjustment for estimated minimum lease escalators. Assets subject to operating leases are reported as real estate investments in the consolidated balance sheet.

        Substantially all of our leases contain fixed or formula-based rent escalators. To the extent that the escalator increases are tied to a fixed index or rate, lease payments are accounted for on a straight-line basis over the life of the lease.

Purchase of Investment Properties

        Upon the acquisition of real estate properties, we estimate the fair value of acquired tangible assets (consisting of land and building) and identified intangible assets and liabilities (which may consist of above- and below-market leases, in-place leases, including: (a) tenant improvement costs avoided, (b) lost rental income avoided, and (c) expenses recovered through in-place lessee reimbursements, and tenant relationships) based on the evaluation of information and estimates available at that date in accordance with the provisions of ASC 805, Business Combinations, and we allocate the purchase price based on these assessments. We make estimates of the fair value of the tangible and intangible assets and acquired liabilities using information obtained from multiple sources as a result of pre-acquisition due diligence, which generally represents Level 3 inputs, and includes the use of the income approach valuation method. The income approach methodology utilizes the remaining lease terms as defined in the lease agreements, market rental data, capitalization, and discount rates. Based on these estimates, we recognize the acquired assets and liabilities at their estimated fair values. Initial valuations are subject to change until the information is finalized, no later than 12 months from the acquisition date. We expense transaction costs associated with business combinations in the period incurred. In accordance with ASC 805, the fair value of tangible property assets acquired considers the value of the

Community Healthcare Trust Incorporated

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

property as if vacant determined by comparable sales and other relevant data. The determination of fair value involves the use of significant judgment and estimation.

        We determine the value of land either based on real estate tax assessed values, internal analyses of recently acquired and existing comparable properties within our portfolio, or third party appraisals. In recognizing identified intangible assets and liabilities of an acquired property, the value of above- or below-market leases is estimated on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between contractual amounts to be received pursuant to the leases and management's estimate of market lease rates measured over a period equal to the estimated remaining term of the leases. In the case of fixed rate market renewal options, management evaluates and compares the fixed rate renewal rates to the current market rent range, and those leases that are below that range are assumed to be extended. In case of a below-market lease, the Company also evaluates any renewal options associated with that lease to determine if the intangible should include those periods. The capitalized above-market or below-market lease intangibles are amortized as a reduction or addition to rental income over the estimated remaining term of the respective leases.

        In determining the value of in-place leases and tenant relationships, management considers current market conditions and costs to execute similar leases in arriving at an estimate of carrying costs during the expected lease-up period from vacant to existing occupancy. In estimating carrying costs, management includes real estate taxes, insurance, other property operating expenses, estimates of lost rental revenue during the expected lease-up periods, and costs to execute similar leases, including leasing commissions, tenant improvements, and other related costs based on current market demand. The value assigned to in-place leases and tenant relationships are amortized over the estimated remaining term of the lease. If a lease terminates prior to its scheduled expiration, all unamortized costs related to that lease are written off.

Use of Estimates

        The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates are made for the valuation of real estate and related intangibles, valuation of financial instruments, impairment assessments and fair value assessments with respect to purchase price allocations. Actual results could differ from those estimates.

Stock-Based Compensation

        We have adopted the 2014 Incentive Plan. The purposes of the 2014 Incentive Plan are to attract and retain qualified persons upon whom, in large measure, our sustained progress, growth and profitability depend, to motivate the participants to achieve long-term company goals and to more closely align the participants' interests with those of our other stockholders by providing them with a proprietary interest in our growth and performance. The two distinct programs under the 2014 Incentive Plan are the Alignment of Interest Program and the Officer Incentive Program. It is anticipated that our executive officers, officers, employees, consultants and non-employee directors will be eligible to participate in the 2014 Incentive Plan. The 2014 Incentive Plan reserves seven percent

Community Healthcare Trust Incorporated

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies (Continued)

(7%) of the total number of shares of common stock outstanding immediately following the offering (including any shares of common stock sold by us pursuant to the concurrent private placements and the exercise of the underwriters' option to purchase additional shares of this offering) outstanding common stock for issuance as awards. The 2014 Incentive Plan will be administered by our compensation committee, which will interpret the 2014 Incentive Plan and have broad discretion to select the eligible persons to whom awards will be granted, as well as the type, size and terms and conditions of each award, including the number of shares subject to awards and the expiration date of, and the vesting schedule or other restrictions (including, without limitation, restrictive covenants) applicable to, awards.

Jumpstart Our Business Startups Act of 2012

        The JOBS Act permits us, as an "emerging growth company," to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to "opt out" of this provision and, as a result, we will be required to comply with new or revised accounting standards as required when they are adopted. The decision to opt out of the extended transition period under the JOBS Act is irrevocable.

Note 4—Initial Public Offering

        The Company intends to offer for sale shares of its common stock, par value of $0.01 per share, pursuant to this registration statement on Form S-11 filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933.

Adventist Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the Adventist HealthCare Behavioral Health & Wellness Services Eastern Shore Facility (the "Adventist Property") to be acquired pursuant to the purchase agreement dated January 2, 2015, between Community Healthcare Trust Incorporated and The Baptist Family, LLC ("TBF") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Adventist Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Adventist Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 2, 2015

Adventist Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues	$169,186	$676,745
Certain direct operating expenses	—	—

Revenues in excess of certain direct operating expenses	$169,186	$676,745

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Adventist Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The Adventist HealthCare Behavioral Health & Wellness Services Eastern Shore Facility (the "Adventist Property") to be acquired from The Baptist Family, LLC ("TBF") is located in Cambridge, Maryland.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Adventist Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Adventist Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Adventist Property is utilized as a juvenile rehabilitation and treatment center and is occupied under a lease agreement with Adventist Behavioral Health System, an affiliate of Adventist HealthCare Inc., that expires in 2016. The lease is accounted for as an operating lease. The lease includes provisions for base rent and provisions under which the tenant pays for real estate taxes. Base rent is recognized over the life of the lease agreement on a straight-line basis. Revenues on the Historical Statements include a reduction of revenue related to straight-line rent of approximately $23,634 and $80,046, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. The lease contains three five-year renewal options at rates in accordance with the lease agreement upon renewal.

        Future minimum lease payments due under the non-cancelable operating lease at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$585,925
2016	595,253

Total	$1,181,178

        The lease requires the tenant to pay for real estate taxes, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Adventist Property. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Prairie Star Properties

Combined Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Combined Historical Statement of Revenues and Certain Direct Operating Expenses of two medical office buildings (the "Prairie Star Properties") to be acquired pursuant to the purchase agreements dated December 15, 2014, between Community Healthcare Trust Incorporated and Prairie Star, LLC and Prairie Star II, LLC (collectively, "Prairie Star") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Prairie Star Properties for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Prairie Star Properties' revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 2, 2015

Prairie Star Properties

Combined Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues;
Rental income	$221,924	$845,658
Operating expense recoveries	121,244	475,500

	343,168	1,321,158
Certain direct operating expenses:
Real estate taxes	41,610	151,356
Utilities	34,892	135,365
Janitorial contract	13,015	64,559
Landscape contract	6,839	30,945
Maintenance and repairs	4,650	26,709
Snow removal contract	11,050	25,975
Other	9,938	41,721

	121,994	476,630

Revenues in excess of certain direct operating expenses	$221,174	$844,528

See accompanying notes to combined historical statements of revenues and certain direct operating expenses.

Prairie Star Properties

Notes to Combined Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The portfolio of two medical office buildings (collectively the "Prairie Star Properties") to be acquired from Prairie Star, LLC and Prairie Star II, LLC (collectively, "Prairie Star") are located in Shawnee, Kansas.

(2) Basis of Presentation

        The accompanying Combined Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Prairie Star Properties' revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Prairie Star Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Prairie Star Properties contain oncology clinic space occupied under lease agreements with various healthcare providers that expire through 2020. All leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreements on a straight-line basis. Revenues on the Historical Statements include a reduction of revenue related to straight-line rent of approximately $2,785 and $10,933, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. One lease has a five year renewal option at an increased rate.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$651,181
2016	868,012
2017	869,554
2018	433,191
2019	345,998
2020 and thereafter	191,559

Total	$3,359,495

        Leases generally require reimbursement of the tenant's proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Prairie Star Properties. Certain direct operating expenses include real estate taxes, utilities, janitorial, landscaping, maintenance and repairs, snow removal and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Brook Park Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the medical office building (the "Brook Park Property") to be acquired pursuant to the purchase agreement dated November 26, 2014, between Community Healthcare Trust Incorporated and Sunrise Investments, LLC ("Sunrise") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Brook Park Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Brook Park Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 2, 2015

Brook Park Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues:
Rental income	$91,872	$368,741
Operating expense recoveries	61,240	236,549

	153,112	605,290
Certain direct operating expenses:
Real estate taxes	18,999	75,995
Utilities	16,016	54,058
Environmental services	8,293	44,321
Maintenance and repairs	11,666	41,586
Landscaping	5,589	14,294
Other	677	6,295

	61,240	236,549

Revenues in excess of certain direct operating expenses	$91,872	$368,741

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Brook Park Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The medical office building (the "Brook Park Property") to be acquired from Sunrise Investments, LLC ("Sunrise") is located in Brook Park, Ohio.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Brook Park Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Brook Park Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Brook Park Property contains oncology clinic space occupied under lease agreements with various healthcare providers that expire through 2019. All leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreements on a straight-line basis. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Each lease has either a one five-year renewal option or two three-year renewal options at market rates upon renewal.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$275,618
2016	367,490
2017	22,218
2018	22,218
2019	18,516

Total	$706,060

        Leases generally require reimbursement of the tenant's proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Brook Park Property. Certain direct operating expenses include real estate taxes, utilities, environmental services, repairs and maintenance, landscaping and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Family Medicine East Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the building utilized as physician clinic and research space (the "Family Medicine East Property") to be acquired pursuant to the purchase agreement dated December 29, 2014, between Community Healthcare Trust Incorporated and Kessler/Wichita LLC ("KW") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Family Medicine East Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Family Medicine East Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 2, 2015

Family Medicine East Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues	$102,709	$410,838
Certain direct operating expenses	—	—

Revenues in excess of certain direct operating expenses	$102,709	$410,838

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Family Medicine East Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The property utilized as physician clinic and research space (the "Family Medicine East Property") to be acquired from Kessler/Wichita LLC ("KW") is located in Wichita, Kansas.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Family Medicine East Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Family Medicine East Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Family Medicine East Property is utilized as physician clinic and research space and is occupied under a lease agreement with Family Medicine East, Chartered and Heartland Research Associates, LLC that expires in 2022. The lease is accounted for as an operating lease. The lease includes provisions for base rent and provisions under which the tenant pays for real estate taxes. Base rent is recognized over the life of the lease agreement on a straight-line basis. The lease contains four five-year renewal options upon which the base rent at each option renewal will increase annually in accordance with the lease agreement.

        Future minimum lease payments due under the non-cancelable operating lease at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$308,128
2016	410,838
2017	410,838
2018	410,838
2019	410,838
2020 and thereafter	1,027,093

Total	$2,978,573

        The lease requires the tenant to pay for real estate taxes, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Family Medicine East Property. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

UW Portage Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the physician clinic (the "UW Portage Property") to be acquired pursuant to the purchase agreement dated November 25, 2014, between Community Healthcare Trust Incorporated and Robin Portage, LLC ("RP") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the UW Portage Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the UW Portage Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 2, 2015

UW Portage Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended Dec. 31, 2014
	(unaudited)
Revenues	$72,518	$290,074
Certain direct operating expenses	—	1,540

Revenues in excess of certain direct operating expenses	$72,518	$288,534

See accompanying notes to historical statements of revenues and certain direct operating expenses.

UW Portage Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The physician clinic (the "UW Portage Property") to be acquired from Robin Portage, LLC ("RP") is located in Portage, Wisconsin.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the UW Portage Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the UW Portage Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The UW Portage Property is utilized as a physician clinic and is occupied under a lease agreement with an affiliate of the University of Wisconsin Health Clinics that expires in 2018. The lease is accounted for as an operating lease. The lease includes provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreement on a straight-line basis. Revenues on the Historical Statements include straight-line rent of approximately $929 and $6,541, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to the tenant pursuant to the lease agreement. The lease contains two three-year renewal options at rates in accordance with the lease agreement upon renewal.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$217,614
2016	294,987
2017	300,887
2018	37,734

Total	$851,222

        The lease requires reimbursement of real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the UW Portage Property. Certain direct operating expenses include repairs and maintenance expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

GCOC Properties

Combined Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Combined Historical Statement of Revenues and Certain Direct Operating Expenses of three oncology clinic buildings (the "Gulf Coast Oncology Centers Properties" or "GCOC Properties") to be acquired pursuant to the purchase agreements dated December 10, 2014, between Community Healthcare Trust Incorporated and Gulf Shores Oncology Center, LLC, Escambia Oncology Center, LLC and South Baldwin Oncology Center, LLC (collectively, "GCOC") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the GCOC Properties for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the GCOC Properties' revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 2, 2015

GCOC Properties

Combined Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Rental income	$118,334	$474,587
Certain direct operating expenses	1,220	3,522

Revenues in excess of certain direct operating expenses	$117,114	$471,065

See accompanying notes to combined historical statements of revenues and certain direct operating expenses.

GCOC Properties

Notes to Combined Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The portfolio of three oncology clinic buildings (the "Gulf Coast Oncology Centers Properties" or "GCOC Properties") to be acquired from Gulf Shores Oncology Center, LLC, Escambia Oncology Center, LLC and South Baldwin Oncology Center, LLC (collectively, "GCOC") are located in Baldwin and Escambia Counties in Alabama.

(2) Basis of Presentation

        The accompanying Combined Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the GCOC Properties' revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the GCOC Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The GCOC Properties contain oncology clinic space occupied under lease agreements with ROSA of South Alabama, LLC that expire in 2018. All leases are accounted for as operating leases. The leases include provisions for base rent and provisions which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreements on a straight-line basis. Revenues on the Historical Statements include a reduction of revenue related to straight-line rent of approximately $4,909 and $5,270, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$369,730
2016	507,836
2017	523,030
2018	538,724

Total	$1,939,320

        The leases require reimbursement of real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the GCOC Properties. Certain direct operating expenses include repairs and maintenance expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Columbia Gastroenterology Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the ambulatory surgery center (the "Columbia Gastroenterology Property") to be acquired pursuant to the purchase agreement dated December 19, 2014, between Community Healthcare Trust Incorporated and Columbia Gastroenterology Building Associates, LLC ("Columbia") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Columbia Gastroenterology Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Columbia Gastroenterology Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 4, 2015

Columbia Gastroenterology Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months Ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues:
Rental income	$78,137	$311,797
Operating expense recoveries	7,980	50,420

	86,117	362,217
Certain direct operating expenses:
Real estate taxes	10,201	40,805
Utilities	13,753	65,064
Maintenance and repairs	2,960	10,232
Landscaping	840	6,680
Other	1,151	8,019

	28,905	130,800

Revenues in excess of certain direct operating expenses	$57,212	$231,417

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Columbia Gastroenterology Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The medical office building (the "Columbia Gastroenterology Property") to be acquired from Columbia Gastroenterology Building Associates, LLC ("Columbia") is located in Columbia, South Carolina.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Columbia Gastroenterology Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Columbia Gastroenterology Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Columbia Gastroenterology Property is an ambulatory surgery center and is occupied under lease agreements with two healthcare providers that expire through March 2018. The leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreements on a straight-line basis. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Each lease has renewal options at market rates upon renewal.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$234,410
2016	312,546
2017	167,887
2018	29,917

Total	$744,760

        The leases generally require reimbursement of the tenant's proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Columbia Gastroenterology Property. Certain direct operating expenses include real estate taxes, utilities, maintenance and repairs, landscaping and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Liberty Dialysis Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the dialysis center (the "Liberty Dialysis Property") to be acquired pursuant to the purchase agreement dated December 17, 2014, between Community Healthcare Trust Incorporated and Integra Castle Rock LLC ("ICR") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Liberty Dialysis Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Liberty Dialysis Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 4, 2015

Liberty Dialysis Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months Ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues:
Rental income	$71,043	$281,018
Operating expense recoveries	10,728	45,096

	81,771	326,114
Certain direct operating expenses:
Real estate taxes	6,978	27,912
Other	3,750	17,184

	10,728	45,096

Revenues in excess of certain direct operating expenses	$71,043	$281,018

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Liberty Dialysis Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The dialysis center (the "Liberty Dialysis Property") to be acquired from Integra Castle Rock LLC ("ICR") is located in Castle Rock, Colorado.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Liberty Dialysis Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Liberty Dialysis Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Liberty Dialysis Property is utilized as a dialysis center and is occupied under a lease agreement with Liberty Dialysis, LLC, an affiliate of Fresenius Medical Care, which expires in 2019. The lease is accounted for as an operating lease. The lease includes provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreement on a straight-line basis. Revenues on the Historical Statements include a reduction of revenue related to straight-line rent of approximately $788 and $398, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreement. The lease contains two five-year renewal options at rental rates that approximate market value upon renewal.

        Future minimum lease payments due under the non-cancelable operating lease at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$218,817
2016	298,560
2017	307,512
2018	316,740
2019	106,616

Total	$1,248,245

        The lease requires reimbursement of real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Liberty Dialysis Property. Certain direct operating expenses include real estate taxes, insurance, and repairs and maintenance expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Bayside Medical Center

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the medical office building (the "Bayside Medical Center") to be acquired pursuant to the purchase agreement dated January 12, 2015, between Community Healthcare Trust Incorporated and CIR-Pasadena Acquisition Partners, LTD ("CIR-Pasadena") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Bayside Medical Center for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Bayside Medical Center's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 11, 2015

Bayside Medical Center

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months Ended March 31, 2015 (unaudited) and

the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues:
Rental income	$173,261	$805,040
Operating expense recoveries	72,125	321,635

	245,386	1,126,675
Certain direct operating expenses:
Real estate taxes	53,526	214,103
Janitorial	10,575	52,473
Utilities	11,486	42,553
Insurance	8,058	33,585
Maintenance and repairs	8,472	32,739
Landscaping	3,349	14,540
Other	1,567	9,902

	97,033	399,895

Revenues in excess of certain direct operating expenses	$148,353	$726,780

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Bayside Medical Center

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The medical office building (the "Bayside Medical Center") to be acquired from CIR-Pasadena Acquisition Partners, LTD ("CIR-Pasadena") is located in Pasadena, Texas.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Bayside Medical Center's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Bayside Medical Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Bayside Medical Center is a medical office building and is occupied under various lease agreements with various healthcare providers that expire through 2019. The leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreements on a straight-line basis. Revenues on the Historical Statements include a reduction of revenue related to straight-line rent of approximately $4,709 and $18,105, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases have various renewal options.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$533,910
2016	707,255
2017	403,513
2018	268,090
2019	61,372

Total	$1,974,140

        The leases generally require reimbursement of the tenant's proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Bayside Medical Center. Certain direct operating expenses include real estate taxes, janitorial utilities, insurance, maintenance and repairs, landscaping and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Cypress Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the medical office building (the "Cypress Property") to be acquired pursuant to the purchase agreement dated February 6, 2015, between Community Healthcare Trust Incorporated and Medical Associates of Cypress, LLC ("Cypress") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Cypress Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Cypress Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
February 13, 2015

Cypress Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues:
Rental income	$206,504	$825,108
Operating expense recoveries	93,648	341,946

	300,152	1,167,054
Certain direct operating expenses:
Real estate taxes	67,383	269,534
Utilities	37,129	132,368
Janitorial	16,084	44,663
Maintenance and repairs	6,751	27,537
Insurance	2,459	9,834

	129,806	483,936

Revenues in excess of certain direct operating expenses	$170,346	$683,118

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Cypress Property
Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1)   Business

        The medical office building (the "Cypress Property") to be acquired from Medical Associates of Cypress, LLC ("Cypress") is located in Wichita, Kansas.

(2)   Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Cypress Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Cypress Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3)   Revenues

        The Cypress Property is utilized as a medical office building and is occupied under various lease agreements which expire through 2018. The leases are accounted for as operating leases. The leases includes provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreement on a straight-line basis. Revenues on the Historical Statements include a reduction of revenue related to straight-line rent of approximately $1,860 and $7,439, respectively, for the three months ended March 31, 2015 and the year ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreement. The leases contains various renewal options at increased rental rates.

        Future minimum lease payments due under the non-cancelable operating lease at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$623,231
2016	452,427
2017	148,908
2018	139,701

Total	$1,364,267

        The lease requires reimbursement of real estate taxes and other operating expenses, which are excluded from the amounts above.

(4)   Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Cypress Property. Certain direct operating expenses include real estate taxes, utilities, janitorial, maintenance and repairs, and insurance expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Provena Medical Center

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months Ended March 31, 2015 and
the Six Months ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statements of Revenues and Certain Direct Operating Expenses of the medical office building (the "Provena Medical Center") to be acquired pursuant to the purchase agreement dated February 4, 2015, between Community Healthcare Trust Incorporated and Homestar Bank & Financial Services, as trustee under the provisions of a trust agreement dated June 27, 2013, and known as Trust No. 1639 ("Homestar") and the related notes ("Historical Statements") for the three months ended March 31, 2015 and the six months ended December 31, 2014.

Management's Responsibility for the Historical Statements

Management is responsible for the preparation and fair presentation of the Historical Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statements that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these Historical Statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statements referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Provena Medical Center for the three months ended March 31, 2015 and the six months ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statements were prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and are not intended to be a complete presentation of the Provena Medical Center's revenues and expenses. Our opinion is not modified with respect to this matter.

/S/ BDO USA, LLP

Nashville, Tennessee
April 24, 2015

Provena Medical Center

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 and

the Six Months ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Six Months Ended December 31, 2014
Revenues:
Rental income	$221,258	$442,803
Operating expense recoveries	22,569	44,250

	243,827	487,053
Certain direct operating expenses:
Real estate taxes	11,315	22,629
Maintenance and repairs	—	8,556
Insurance	4,697	8,273
Utilities	3,157	6,450
Snow removal	5,470	—
Other	—	2,400

	24,639	48,308

Revenues in excess of certain direct operating expenses	$219,188	$438,745

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Provena Medical Center

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The medical office building (the "Provena Medical Center") to be acquired from Homestar Bank & Financial Services ("Homestar"), as trustee under the provisions of a trust agreement dated June 27, 2013, and known as Trust No. 1639, is located in Bourbonnais, Illinois.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of Provena Medical Center's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Provena Medical Center to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        The Historical Statements have been presented for only the three months ended March 31, 2015 and the six months ended December 31, 2014 as certain historical financial information (e.g. bank deposits, canceled checks and invoices for expenses) necessary to complete an audit for a full twelve-month period ended December 31, 2014, are not available. Homestar acquired the property on or about July 1, 2014 from the Federal Deposit Insurance Corporation ("FDIC"). The FDIC has denied access to required historical financial information prior to Homestar's acquisition.

(3) Revenues

        The Provena Medical Center is a medical office building and is occupied under various lease agreements with healthcare providers that expire through 2020. The leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant either pays directly, or reimburses the lessor, for common area maintenance and other operating costs, real estate taxes, and insurance. Base rent is recognized over the life of the lease agreements on a straight-line basis. Revenues on the Historical Statements include straight-line rent of approximately $29,393 and $12,491, respectively, for the three months ended March 31, 2015 and the six months ended December 31, 2014. Revenue related to reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases have renewal options at market rates upon renewal.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$633,421
2016	840,116
2017	842,281
2018	862,068
2019	751,147
2020	502,447

Total	$4,431,480

        Leases generally require reimbursement of the tenant's proportional share of common area maintenance, real estate taxes and other operating expenses, which are excluded from the amounts above.

Provena Medical Center

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses (Continued)

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Provena Medical Center. Certain direct operating expenses include real estate taxes, maintenance and repairs, insurance, utilities, snow removal and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

Grandview Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

Independent Auditor's Report

Board of Directors and Stockholders
Community Healthcare Trust Incorporated
Franklin, Tennessee

We have audited the accompanying Historical Statement of Revenues and Certain Direct Operating Expenses of the physician clinic (the "Grandview Property") to be acquired pursuant to the purchase agreement dated November 12, 2014, between Community Healthcare Trust Incorporated and Eight Hundred Two New Holland Avenue, LLC ("802 New Holland") and the related notes ("Historical Statement") for the year ended December 31, 2014.

Management's Responsibility for the Historical Statement

Management is responsible for the preparation and fair presentation of the Historical Statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Statement that is free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on this Historical Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Statement. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the Historical Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the Historical Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Statement referred to above presents fairly, in all material respects, the revenues and certain direct operating expenses, as described in Note 2, of the Grandview Property for the year ended December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying Historical Statement was prepared for the purpose of complying with rules and regulations of the Securities and Exchange Commission as described in Note 2, and is not intended to be a complete presentation of the Grandview Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ BDO USA, LLP

Nashville, Tennessee
March 9, 2015

Grandview Property

Historical Statements of Revenues and Certain Direct Operating Expenses

For the Three Months Ended March 31, 2015 (unaudited) and
the Year ended December 31, 2014

	For the Three Months Ended March 31, 2015	For the Year Ended December 31, 2014
	(unaudited)
Revenues:
Rental income	$114,162	$452,555
Operating expense recoveries	4,924	34,672

	119,086	487,227
Certain direct operating expenses:
Real estate taxes	12,627	50,509
Grounds maintenance	999	7,049
Utilities	1,723	5,878
Snow removal	6,828	5,350
Other	3,765	14,394

	25,942	83,180

Revenues in excess of certain direct operating expenses	$93,144	$404,047

See accompanying notes to historical statements of revenues and certain direct operating expenses.

Grandview Property

Notes to Historical Statements of Revenues and Certain Direct Operating Expenses

(1) Business

        The physician clinic (the "Grandview Property"), to be acquired from Eight Hundred Two New Holland Avenue, LLC ("802 New Holland"), is located in Lancaster, Pennsylvania.

(2) Basis of Presentation

        The accompanying Historical Statements of Revenues and Certain Direct Operating Expenses ("Historical Statements") have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and are not intended to be a complete presentation of the Grandview Property's revenues and expenses. The Historical Statements have been prepared on the accrual basis of accounting and required management of the Grandview Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

(3) Revenues

        The Grandview Property is utilized as a physician clinic and is occupied under lease agreements with two healthcare providers that expire through 2016. The leases are accounted for as operating leases. The leases include provisions for base rent and provisions under which the tenant pays for certain operating expenses. Base rent is recognized over the life of the lease agreements on a straight-line basis. The leases contain renewal options at rates in accordance with the lease agreement upon renewal.

        Future minimum lease payments due under the non-cancelable operating leases at March 31, 2015 were as follows:

Year ending December 31,
2015 (nine months ending December 31, 2015)	$342,485
2016	282,052

Total	$624,537

        The leases require the tenants to pay for certain operating expenses, which are excluded from the amounts above.

(4) Certain Direct Operating Expenses

        Certain direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Grandview Property. Certain direct operating expenses include real estate taxes, grounds maintenance, utilities, snow removal, and other expenses which are charged to operations as incurred. Costs such as depreciation, amortization, and professional fees are excluded from the Historical Statements. Also, costs paid directly by the tenant are excluded from the Historical Statements.

        Until June 14, 2015 (25 days after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

6,250,000 Shares

COMMUNITY HEALTHCARE TRUST
INCORPORATED

Common Stock

PROSPECTUS

Sandler O'Neill + Partners, L.P.

Evercore ISI

SunTrust Robinson Humphrey

Janney Montgomery Scott

Oppenheimer & Co.

BB&T Capital Markets

May 20, 2015